    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 10, 1999


                                                      REGISTRATION NO. 333-64459
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                       POST-EFFECTIVE AMENDMENT NO. 2 TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       LEAP WIRELESS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE                           4812                          33-0811062
    (STATE OR JURISDICTION        (PRIMARY STANDARD INDUSTRIAL           (I.R.S. EMPLOYER
      OF INCORPORATION OR          CLASSIFICATION CODE NUMBER)        IDENTIFICATION NUMBER)
          ORGANIZATION)

                           10307 PACIFIC CENTER COURT
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 882-6000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                HARVEY P. WHITE
                            CHIEF EXECUTIVE OFFICER
                       LEAP WIRELESS INTERNATIONAL, INC.
                           10307 PACIFIC CENTER COURT
                          SAN DIEGO, CALIFORNIA 92121
                                 (858) 882-6000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:
                                 SCOTT N. WOLFE
                                 DAVID A. HAHN
                                LATHAM & WATKINS
                            701 B STREET, SUITE 2100
                            SAN DIEGO, CA 92101-8193
                                 (619) 236-1234

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
     From time to time after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, check the following box: [X]

     If this Form is filed to register additional securities for an offering under Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed under Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed under Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                 SUBJECT TO COMPLETION -- DATED AUGUST 10, 1999


PROSPECTUS

                                2,271,060 SHARES

                       LEAP WIRELESS INTERNATIONAL, INC.

                                  COMMON STOCK

     Leap Wireless International, Inc., formerly a wholly-owned subsidiary of QUALCOMM Incorporated, manages, supports, operates and participates in wireless telecommunications businesses and ventures which utilize code division multiple access digital transmission technology.

     This prospectus relates to the issuance of up to 2,271,060 shares of our common stock. We will issue these shares upon conversion of the Trust Convertible Preferred Securities of QUALCOMM Financial Trust I. The registration of these shares of our common stock does not necessarily mean that all of these shares will be issued.


     Our common stock is listed for trading on the Nasdaq National Market under the symbol LWIN. On August 9, 1999, the last reported sale price of our common stock was $17.00.


                           -------------------------

     INVESTING IN SHARES OF OUR COMMON STOCK INVOLVES VARIOUS RISKS. IN CONSIDERING WHETHER TO CONVERT YOUR TRUST CONVERTIBLE PREFERRED SECURITIES INTO SHARES OF OUR COMMON STOCK, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

                           -------------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAVE THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS IS ACCURATE AND COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

               The date of this prospectus is              , 1999

                               PROSPECTUS SUMMARY

     This summary only highlights the more detailed information appearing elsewhere in this prospectus. This summary is not complete and may not contain all the information you should consider before investing in our common stock. You should read this entire prospectus carefully before deciding whether to convert your securities. The terms "we," "our" "us," and "Leap Wireless" refer to Leap Wireless International, Inc. and its subsidiaries unless the context suggests otherwise.

                                 LEAP WIRELESS


     Leap Wireless manages, supports, operates and participates in wireless telecommunications businesses and ventures in the United States, Mexico, Russia and Chile which utilize code division multiple access (CDMA) digital transmission technology. These systems are at an early stage of development. Leap Wireless' operating companies in the United States and Chile began operations in late 1998. Leap Wireless' operating company in Mexico launched commercial operations in Tijuana in February 1999. Leap Wireless' joint venture, Metrosvyaz, launched service in its first system in a Russian market in April 1999. Leap Wireless continues to pursue opportunities involving additional wireless telecommunications systems in other targeted United States and international markets offering high growth potential.



     Leap Wireless was formed in June 1998 as a subsidiary of QUALCOMM Incorporated, a provider of CDMA-based digital wireless communications equipment, technologies and services. On September 23, 1998, QUALCOMM distributed all of the common stock of Leap Wireless to QUALCOMM's stockholders as a taxable dividend.


     Leap Wireless uses telecommunications systems based on CDMA technology, an integrated software and hardware system invented by QUALCOMM. CDMA technology transmits digital telecommunications signals in a wireless network. Leap Wireless believes that CDMA offers a number of advantages over analog and other digital technologies, including:

     - increased call capacity;

     - higher quality voice and data transmission;

     - fewer dropped calls;

     - enhanced privacy;

     - lower power requirements; and

     - lower system costs.

     Wireless telecommunications companies have developed and are developing CDMA systems in approximately 36 countries with over 29 million commercial subscribers worldwide.

     Leap Wireless will likely require significant future capital to help meet the funding requirements of its wireless telecommunications businesses and ventures and for Leap Wireless' general working capital needs. Leap Wireless expects to finance its capital needs through early 2000 through borrowing under its credit agreement with QUALCOMM. Leap Wireless must obtain additional sources of financing to fund its activities after early 2000. Because of its capital requirements, Leap Wireless expects to maintain high levels of debt in the near future.

     The location of Leap Wireless' executive offices is 10307 Pacific Center Court, San Diego, CA 92121. Its telephone number is (858) 882-6000.

                                  RISK FACTORS

     Your ownership of our common stock involves a high degree of investment risk. You should carefully consider the risk factors discussed in the "Risk Factors" section of this prospectus in evaluating the ownership of our common stock.

                RELATIONSHIP BETWEEN LEAP WIRELESS AND QUALCOMM

     Leap Wireless and QUALCOMM entered into various agreements and relationships in September 1998 in connection with QUALCOMM's transfer of most of its interests in wireless telecommunications operating companies to Leap Wireless. In May 1999, QUALCOMM sold its network infrastructure division to Telefonaktiebolaget LM Ericsson (pbl), a telecommunications equipment manufacturer known as Ericsson, and transferred a portion of its rights and obligations under these agreements to Ericsson. QUALCOMM's and Ericsson's relationships with Leap Wireless and its operating companies will give QUALCOMM and Ericsson significant influence over Leap Wireless and may create positions of conflict with Leap Wireless.

     Separation and Distribution Agreement. Immediately prior to QUALCOMM's distribution of Leap Wireless common stock, Leap Wireless and QUALCOMM entered into a Separation and Distribution Agreement. The Separation and Distribution Agreement governed the principal transactions required to effect the separation of the companies and the distribution of Leap Wireless common stock to QUALCOMM's stockholders.

     To separate the companies, QUALCOMM transferred most of its wireless telecommunications operating company businesses and ventures to Leap Wireless. QUALCOMM also contributed to Leap Wireless $10 million in cash and QUALCOMM's right to receive payment of approximately $113 million of debt. In connection with these transfers, Leap Wireless issued QUALCOMM a warrant to purchase 5,500,000 shares of Leap Wireless common stock. In March 1999, in exchange for consideration valued at $5.4 million, QUALCOMM agreed to amend the warrant to reduce the number of shares which may be purchased upon exercise to 4,500,000. This warrant is currently exercisable and remains exercisable until September 2008. Leap Wireless also granted options to purchase Leap Wireless common stock to holders of options to purchase shares of QUALCOMM common stock.

     In addition, Leap Wireless assumed some liabilities of QUALCOMM, including
(1) obligations to lend approximately $75 million to Leap Wireless' operating companies; (2) rights and obligations to participate in the management of Leap Wireless' operating companies; and (3) liabilities regarding Leap Wireless' employees in the amount of approximately $2 million.


     The Separation and Distribution Agreement originally provided that, until January 2004, Leap Wireless will deploy only systems based on QUALCOMM's CDMA technology. Leap Wireless also agreed that, until January 2004, Leap Wireless will invest only in companies using systems based on this technology. In July 1999, the Federal Communications Commission issued an opinion and order that had the effect of granting Leap Wireless status as a designated entity qualified to hold C-Block and F-Block PCS spectrum licenses. To satisfy one of several conditions to the order, Leap Wireless and QUALCOMM amended the Separation and Distribution Agreement to eliminate these CDMA technology restrictions with respect to Leap Wireless' U.S. operations.



     Credit Agreement. Before QUALCOMM's distribution of Leap Wireless common stock to QUALCOMM's stockholders, Leap Wireless entered into a credit agreement with QUALCOMM. The credit agreement consists of two sub-facilities. Leap Wireless may borrow up to $35.2 million under the working capital sub-facility. Leap Wireless may only use the proceeds from the working capital sub-facility to meet its normal working capital and operating expenses. Leap Wireless may borrow up to $229.8 million under the investment capital sub-facility. Leap Wireless may only use the proceeds from the investment capital sub-facility to make specified portfolio investments. Leap Wireless must comply with customary operating covenants under the credit agreement and must maintain a specified debt to capitalization ratio. In addition, as one of the conditions to the FCC's recognition of Leap Wireless as a designated entity qualified to hold C-Block and F-Block licenses of PCS spectrum, Leap Wireless must take steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations.


     Master Agreement Regarding Equipment Acquisition. The Master Agreement Regarding Equipment Acquisition between Leap Wireless and QUALCOMM obligates Leap Wireless and the companies in which it invests to purchase CDMA infrastructure and subscriber equipment from QUALCOMM under specific terms and conditions. In connection with the sale of its network infrastructure division, QUALCOMM transferred its rights under the Master Agreement Regarding Equipment Acquisition with respect to infrastructure equipment to Ericsson. Under the Master Agreement Regarding Equipment Acquisition, Leap Wireless has agreed that as long as QUALCOMM or Ericsson, as applicable, offers equipment on competitive terms and conditions, determined under specific bidding criteria and procedures contained in the agreement, then:

     - For five years, Leap Wireless will purchase at least 50% of its requirements for infrastructure equipment from Ericsson and 50% of its requirements for subscriber equipment from QUALCOMM.

     - For each initial investment made by Leap Wireless before October 2002 in a U.S. wireless telecommunications entity, Leap Wireless will require that U.S. entity to enter into an equipment requirements agreement with QUALCOMM and Ericsson. The equipment requirements agreement will obligate the U.S. entity to purchase at least 50% of its requirements for infrastructure equipment from Ericsson and 50% of its requirements for subscriber equipment from QUALCOMM, in each case for five years.

     - For each investment by Leap Wireless in a U.S. operator of wireless telecommunications made after October 2002, Leap Wireless will attempt to require the U.S. operator to provide Ericsson and QUALCOMM with an opportunity to bid on its requirements for infrastructure equipment and subscriber equipment, respectively.

     Until the earlier of (1) October 2002 and (2) the date Leap Wireless receives a total of $60 million of financing from parties other than QUALCOMM, Leap Wireless must also cause each unaffiliated, foreign entity in which Leap Wireless invests to enter into an equipment requirements agreement with QUALCOMM and Ericsson. These equipment requirements agreements will require the foreign operators to purchase at least 50% of their requirements for infrastructure equipment from Ericsson and 50% of their requirements for subscriber equipment from QUALCOMM, in each case for five years. If Leap Wireless invests in a foreign operator of wireless telecommunications after October 2002, Leap Wireless must attempt to cause the foreign operator to provide Ericsson and

QUALCOMM with an opportunity to bid on the foreign operator's infrastructure equipment and subscriber equipment, respectively.

     The obligations of Leap Wireless and the companies in which it invests regarding equipment purchases under the Master Agreement Regarding Equipment Acquisition expire in September 2007.

     Conversion Agreement. Under the Conversion Agreement between Leap Wireless and QUALCOMM, Leap Wireless has agreed to issue up to 2,271,060 shares of Leap Wireless common stock upon the conversion of the Trust Convertible Preferred Securities of QUALCOMM Financial Trust I, a wholly-owned statutory business trust of QUALCOMM. After conversion of the Trust Convertible Preferred Securities, QUALCOMM will have some of its debt reduced, but Leap Wireless will receive no additional benefit or other consideration.

                                  THE OFFERING

COMMON STOCK OFFERED BY
  LEAP WIRELESS..............   2,271,060 shares

USE OF PROCEEDS..............   Leap Wireless agreed to issue common stock upon
                                the conversion of the Trust Convertible
                                Preferred Securities in consideration for the transfer of wireless telecommunications operating company businesses and joint venture interests from QUALCOMM to Leap Wireless. Leap
                                Wireless will receive no additional
                                consideration or forgiveness of debt upon conversion of the Trust Convertible Preferred
                                Securities and the issuance of common stock offered by this prospectus.

NASDAQ NATIONAL MARKET
  SYMBOL.....................   LWIN

          SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following tables contain summary historical consolidated statement of operations data and consolidated balance sheet data and corresponding pro forma data for Leap Wireless, a development stage company. The historical consolidated financial data for the nine months ended May 31, 1999 and 1998 and fiscal years ended August 31, 1998, 1997 and 1996 were derived from the unaudited Consolidated Financial Statements and the audited Consolidated Financial Statements of Leap Wireless, respectively, as restated, which are included elsewhere in this prospectus. The historical statements of operations give effect to the distribution of Leap Wireless common stock as if it had occurred as of September 1, 1995.

     The pro forma financial data are derived from the pro forma statements of operations that give effect to Leap Wireless' acquisition of the 50% share of Chilesat Telefonia Personal S.A. that it did not already own on April 19, 1999 and the acquisition of an indirect investment in the Transworld Companies on August 4, 1998. The pro forma financial data are based upon available information and assumptions that management believes are reasonable. The pro forma statements of operations give effect to the acquisition of Chilesat and the indirect investment in the Transworld Companies as if they had occurred as of September 1, 1997. The pro forma financial data are provided for illustrative purposes only and do not purport to represent what Leap Wireless' results of operations or financial condition actually would have been had the acquisition of Chilesat or the indirect investment in the Transworld Companies in fact occurred on such date or to project Leap Wireless' results of operations or financial condition for any future period or date.

     These tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited Consolidated Financial Statements, the audited Consolidated Financial Statements and the Pro Forma Financial Statements included elsewhere in this prospectus.

     SUMMARY CONSOLIDATED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                          PRO FORMA
                                               NINE MONTHS ENDED                                         NINE MONTHS   PRO FORMA
                                                    MAY 31,                YEAR ENDED AUGUST 31,            ENDED      YEAR ENDED
                                             ---------------------   ---------------------------------     MAY 31,     AUGUST 31,
                                               1999      1998(1)      1998(1)      1997(1)      1996        1999          1998
                                             --------   ----------   ----------   ----------   -------   -----------   ----------
                                                        (RESTATED)   (RESTATED)   (RESTATED)
STATEMENT OF OPERATIONS DATA(2):
Operating Revenue..........................  $     --    $     --     $     --     $    --     $    --    $   3,670     $     --
                                             --------    --------     --------     -------     -------    ---------     --------
Cost of operating revenues.................        --          --           --          --          --       (1,903)          --
Selling, general and administrative
  expenses.................................   (14,357)     (5,577)     (23,888)     (1,361)       (396)     (24,923)     (28,268)
Depreciation and amortization..............      (408)         --           --          --          --      (10,431)          --
                                             --------    --------     --------     -------     -------    ---------     --------
    Total operating expenses...............   (14,765)     (5,577)     (23,888)     (1,361)       (396)     (37,257)     (28,268)
                                             --------    --------     --------     -------     -------    ---------     --------
Net operating loss.........................   (14,765)     (5,577)     (23,888)     (1,361)       (396)     (33,587)     (28,268)
Equity in net loss of unconsolidated
  wireless operating companies.............   (78,917)    (11,132)     (23,688)     (3,793)         --      (65,064)     (25,666)
Interest income............................     7,901          --          843          --          --        5,227        2,525
Interest expense...........................    (4,238)         --           --          --          --      (11,732)      (5,365)
Foreign currency transaction loss and other
  expense..................................        --          --           --          --          --       (4,471)      (4,026)
                                             --------    --------     --------     -------     -------    ---------     --------
Net loss...................................  $(90,019)   $(16,709)    $(46,733)    $(5,154)    $  (396)   $(109,627)    $(60,800)
                                             ========    ========     ========     =======     =======    =========     ========
Basic and diluted net loss per common
  share(3).................................  $  (5.06)   $  (0.95)    $  (2.65)    $ (0.29)    $ (0.02)   $   (6.16)    $  (3.45)
                                             ========    ========     ========     =======     =======    =========     ========
Shares used in computing basic and diluted
  net loss per common share(3).............    17,794      17,648       17,648      17,648      17,648       17,794       17,648
                                             ========    ========     ========     =======     =======    =========     ========
BALANCE SHEET DATA(2):
Cash(at end of period).....................  $ 23,527                 $     --     $    --
Working capital (deficit)..................   (29,105)                 (14,789)       (279)
Total assets...............................   366,104                  157,752      42,267
Stockholders' equity.......................   143,937                  142,963      41,988

-------------------------
(1) These amounts have been restated to adopt the equity method of accounting retroactively to the initial date of Leap Wireless' investment in Chase Telecommunications Holdings, Inc.

(2) As of May 31, 1999, Leap Wireless' consolidated historical financial data reflects the consolidation of Chilesat. For the nine months ended May 31, 1999 and 1998, and the fiscal years ended August 31, 1998 and 1997, Leap Wireless' consolidated historical financial data reflect

    Leap Wireless' share of net losses under the equity method of accounting from its initial 50% investment in Chilesat, which was acquired in fiscal 1997. The pro forma statement of operations data for the periods ended May 31, 1999 and August 31, 1998 reflect the 100% consolidation of Chilesat and Leap Wireless' share of net losses under the equity method of accounting for the acquisition of an indirect investment in the Transworld Companies as if the acquisition of the remaining 50% share of Chilesat and the acquisition of the indirect investment in the Transworld Companies had occurred as of September 1, 1997.

(3) The basic and diluted net loss per common share for the nine months ended May 31, 1999 was calculated by dividing the net loss by the weighted average number of common shares outstanding of 17,794,358. Leap Wireless was a wholly-owned subsidiary of QUALCOMM prior to September 23, 1998. The basic and diluted net loss per common share was calculated by dividing the net loss for the nine months ended May 31, 1998 and the fiscal years ended August 31, 1998, 1997 and 1996 by the 17,647,685 shares of Leap Wireless common stock issued in the distribution to QUALCOMM's stockholders on September 23, 1998.

                                  RISK FACTORS

LEAP WIRELESS HAS A LIMITED OPERATING HISTORY ON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS

     Leap Wireless has a limited operating history. Leap Wireless has only operated as an independent company since September 1998. Because Leap Wireless and each of its operating companies are at an early stage of development, Leap Wireless faces risks generally associated with establishing a new business enterprise. When considering our prospects, you must also consider the risks, expenses and difficulties encountered by companies in their early stage of development. These risks include possible disruptions and inefficiencies associated with rapid growth and workplace expansion, and the difficulties associated with raising money to finance new enterprises. You must also consider the risks we will face as a company in new and rapidly evolving wireless telecommunications markets experiencing rapid growth.

LEAP WIRELESS MAY FAIL TO ACHIEVE PROFITABILITY

     Leap Wireless' ability to generate revenues depends on a number of factors, including the future operations and profitability of its operating companies. Leap Wireless' operating companies will probably incur substantial losses for the foreseeable future. Leap Wireless' businesses operate in a highly competitive industry. We cannot assure you that any of Leap Wireless' operating companies will obtain sufficient financing to build-out their wireless systems as planned or to meet their payment obligations. If these companies fail to build-out their systems, fail to meet their payment obligations or fail to become profitable, those failures could negatively affect the value of Leap Wireless' business and its common stock in the public market. The time required for Leap Wireless to reach or sustain profitability is highly uncertain.

LEAP WIRELESS MAY FAIL TO RAISE ADDITIONAL CAPITAL NEEDED FOR FUNDING OPERATING COMPANIES AND FOR GENERAL WORKING CAPITAL NEEDS

     Leap Wireless will likely require significant future capital, both to help meet the funding requirements of its existing operating companies and additional companies in which it may invest in the future, as well as for general working capital needs. The size of these capital requirements will depend on a number of factors, including:

     - the specific capital needs of Leap Wireless' operating companies;

     - the additional capital needed to acquire or maintain other businesses or to pursue other telecommunications opportunities;

     - competing technological and market developments; and

     - changes in existing and future relationships.

     The capital markets in the United States and worldwide have recently been volatile and uncertain. We cannot assure you that these markets will improve or that Leap Wireless can access these markets or raise additional capital on favorable terms or at all. If Leap Wireless fails to satisfy these capital requirements, that failure could have a negative effect on Leap Wireless' business and the value of the Leap Wireless common stock in the public market. For example, if Leap Wireless is unable to access the capital markets, Leap Wireless may have to restrict its activities or sell its interests in one or more operating companies earlier than planned or at a significant loss.

     Leap Wireless' operating companies also have substantial capital requirements. These operating companies have business plans which call for substantial additional financing to build out and operate their planned networks. Although our operating companies may successfully reduce their capital requirements by slowing the deployment of new equipment or by decreasing the scope of their planned networks, these businesses will likely require substantial new financing in 2000. At this time, however, these companies face capital markets constraints because of uncertain worldwide economic conditions, and development stage companies in emerging markets find it difficult to raise additional capital. As a result, we cannot assure you that our operating companies will obtain the additional financing they require. Further, if any operating company fails to gain required new financing, that failure could have a negative effect on the specific operating company and Leap Wireless.

HIGH LEVELS OF DEBT COULD ADVERSELY AFFECT LEAP WIRELESS' BUSINESS AND FINANCIAL CONDITION


     Leap Wireless expects to obtain much of its required short-term financing through borrowings under its credit agreement with QUALCOMM. The credit agreement bears a variable interest rate, exposing Leap Wireless to interest rate risk. Leap Wireless expects that it will have borrowed substantially all of the funds available to it under the credit agreement by early 2000. As one of the conditions to the FCC's recognition of Leap Wireless as a designated entity qualified to hold C-Block and F-Block licenses of PCS spectrum, however, Leap Wireless must take steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations. Leap Wireless cannot assure you that additional sources of debt financing will be available to Leap Wireless to finance its operations after the credit agreement has been fully drawn or to comply with the condition imposed by the FCC regarding Leap Wireless' debt to QUALCOMM.



     The terms of the credit agreement may significantly limit Leap Wireless' ability to obtain additional debt financing. If Leap Wireless cannot borrow additional funds for working capital purposes, it may be required to sell additional stock, sell all or part of its interests in one or more of its operating companies, or reduce or cease some of its operations. If Leap Wireless cannot borrow additional funds for investment capital purposes, it may be unable to make additional investments in its existing operating companies and ventures, and it may be prevented from investing in new wireless telephone opportunities. If Leap Wireless raises additional funds through the sale of stock, Leap Wireless' existing stockholders would experience a reduction in their percentage ownership interest in Leap Wireless. If Leap Wireless raises additional financing by selling Leap Wireless' stock in its operating companies, Leap Wireless will experience a reduction in its percentage ownership in these operating companies. In addition, if Leap Wireless sells a portion of its stock in its operating companies, it may give up a substantial portion of its existing control or influence over these operating companies. If Leap Wireless fails to obtain adequate additional financing, that failure would have a negative effect on Leap Wireless' business and financial condition. If Leap Wireless does not reduce its debt obligations to QUALCOMM to 50% or less of its total debt obligations by January 2001, Leap Wireless would have failed to fulfill a condition to the FCC's recognition of Leap Wireless as a designated entity entitled to hold C-Block and F-Block licenses. Leap Wireless' failure to maintain its status as a designated entity would likely have a material adverse effect on Leap Wireless' financial condition and its business prospects in the United States.

     As a result of its capital requirements Leap Wireless expects to maintain high levels of debt during fiscal 1999 and beyond. Leap Wireless' high leverage could have important consequences, including:

     - impairing Leap Wireless' ability to obtain additional financing in the future;

     - dedicating a substantial portion of Leap Wireless' future cash flows from operations to the payment of its debt, thus reducing the funds available for operations and investments;

     - hindering Leap Wireless' ability to adjust rapidly to changing market conditions;

     - leaving Leap Wireless vulnerable in the event of a downturn in general economic conditions or in its business; or

     - reducing the value of stockholders' investment in Leap Wireless, since holders of Leap Wireless' debt have priority regarding the assets of Leap Wireless in the event of a liquidation.

     We cannot assure you that Leap Wireless will have sufficient future cash flows to meet Leap Wireless' debt payments or that Leap Wireless will successfully refinance any of its debt at maturity.

     Leap Wireless' operating companies have used various sources of financing. Although each of them has received funding from the sale of stock, many have or expect to have high levels of debt. Leap Wireless' operating companies may not meet their debt covenants, depending on their future performance. Prevailing economic conditions and financial factors beyond their control may affect the future performance of Leap Wireless' operating companies. Leap Wireless' operating companies' level of debt and cash flows may limit their ability to obtain future financings. In addition, Leap Wireless' operating companies will receive funds through equipment financing arrangements from vendors. These equipment financings will depend on meeting planned levels of performance. If any Leap Wireless operating company fails to meet performance requirements, its equipment financing may be restricted or cancelled.

LEAP WIRELESS HAS A HISTORY OF LOSSES AND ANTICIPATES FUTURE LOSSES

     Leap Wireless experienced net losses of approximately $90 million for the first nine months of fiscal 1999 and approximately $46.7 million in fiscal 1998, $5.2 million in fiscal 1997 and $396,000 in fiscal 1996. According to generally accepted accounting principles, Leap Wireless must recognize a share of its operating companies' losses. These losses are likely to be significant. Leap Wireless' operating companies are in the early stages of developing and deploying their telecommunications systems, which require significant expenditures. In addition, Leap Wireless' and its operating companies' expected levels of debt will lead to significant interest expense and principal repayment obligations. Leap Wireless expects to incur substantial additional losses in the foreseeable future. We cannot assure you that Leap Wireless or any of its operating companies will generate profits in the short term or at all. If Leap Wireless or any of its operating companies fails to achieve profitability, that failure could have a negative effect on the market value of the Leap Wireless common stock.

INTERNATIONAL RISKS COULD ADVERSELY AFFECT LEAP WIRELESS' BUSINESS

     Leap Wireless faces many risks from its international activities. Leap Wireless' operating companies largely depend on the economies in which they operate. These

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

economies are in various stages of development or structural reform. Some of these markets are subject to rapid fluctuations in currency exchange rates, consumer prices, inflation, employment levels and gross domestic product. Leap Wireless and its operating companies are subject to currency, economic and political risks, which could impact their business and financial condition. In particular, many of the equipment purchase and services agreements of Leap Wireless' operating companies require payment in U.S. Dollars. In contrast, most of Leap Wireless' operating companies expected income stream is in the local currency. If the exchange rate between the U.S. Dollar and the local currency changes, it could have a negative effect on Leap Wireless and its operating companies.

     In addition, foreign law and courts govern many of the agreements of Leap Wireless' operating companies. Other parties may breach or may make it difficult to enforce these agreements. Further, public awareness of the risks associated with international operations may increase the volatility of the market price of our common stock. Recent stock market fluctuations attributed to developments in Russia, Latin America, Asia and other emerging markets evidence this potential volatility. The risks and volatility associated with Leap Wireless' markets may negatively impact the ability of Leap Wireless and its operating companies to raise capital.

     Leap Wireless will also face country-specific risks. The country-specific risks which Leap Wireless faces include:

Risks Associated With Doing Business in Russia

     The Russian economy recently has experienced severe volatility in both financial and currency markets despite the monetary support and financing provided by the IMF. The Russian government recently devalued the ruble, which lacks convertibility into other currencies. The Russian government has experienced extreme political volatility and has defaulted on many of its obligations. News reports have indicated that a number of Russian banks have become insolvent. The pace of political reform has slowed and the recent dismissal of a number of government leaders by the Russian President has contributed to political instability. This political instability could exacerbate Russia's existing economic difficulties. Economic and political instability could have a negative effect on the value of Leap Wireless' businesses and prospects in Russia. Because the regulatory framework and authorities in Russia are relatively new, Leap Wireless operating companies face uncertainty in complying with these regulations. Currently, all of the CDMA licenses that have been granted in Russia are restricted to fixed wireless communication. These restrictions are consistent with Leap Wireless' current strategy in Russia, which is to provide fixed wireless services to homes and businesses. The Leap Wireless operating companies in Russia cannot offer mobile wireless service unless their existing CDMA licenses are modified. Leap Wireless' Russian operating companies face increasing competition from other telecommunications carriers. We cannot assure you that Leap Wireless' Russian operating companies will compete successfully.

Risks Associated With Doing Business in Chile

     The Leap Wireless operating company in Chile depends largely on the economy of that country. Fluctuations in the price of natural resources historically affect the economy of Chile. The economic crisis that began in Asia and spread to Eastern Europe and Brazil has negatively impacted some commodity prices, which could negatively impact Leap Wireless' prospects in Chile. Although Chilean prices and its currency generally have been stable, this stability has required continued intervention by the Chilean government. In addition, although Leap Wireless' Chilean operating company is the only vendor of CDMA technology in Chile, Leap Wireless' existing competitors in Chile currently maintain cellular or PCS network systems based on alternative technology. Also, the Chilean telecommunications market historically has been very price competitive. The existing competitors in Chile have greater financial resources and established operations providing them with ample resources to compete with Leap Wireless on prices. We cannot assure you that Leap Wireless' Chilean operating company will compete successfully.

Risks Associated With Doing Business in Mexico

     Mexico continues to experience a high rate of inflation, and the country's currency and financial markets continue to experience volatility. The impact on the Mexican economy of the economic crisis which began in Asia and then spread to Eastern Europe and Brazil has affected the ability of Mexican companies to access the capital markets. We cannot assure you that the ability of Mexican companies to access the capital markets will improve or that it will not deteriorate further in the future. The economy of Mexico historically also has close ties to fluctuations in the price of oil and petroleum products. Fluctuations in the prices of these products and continuing political tensions in Mexico could negatively impact Leap Wireless' prospects in Mexico. Additionally, a number of large telecommunications companies, including Bell Atlantic, AT&T, MCI and SBC, continue to actively engage in developing telecommunications services in Mexico. Many of these competitors have substantially greater resources than Leap Wireless. We cannot assure you that Leap Wireless' Mexican operating company will be able to raise the debt or equity it needs to continue building its network beyond 1999 or that it will be able to compete successfully.


LEAP WIRELESS' OPERATING COMPANIES ARE HEAVILY DEPENDENT ON QUALCOMM AND
ERICSSON


     QUALCOMM and Leap Wireless' operating companies have entered into significant infrastructure and subscriber equipment supply agreements. QUALCOMM agreed to provide substantial vendor financing in connection with the sale of this equipment. QUALCOMM recently transferred to Ericsson its right to sell infrastructure equipment to the Leap Wireless operating companies. Leap Wireless' operating companies ability to construct and operate their wireless networks and their business systems may depend on the performance of QUALCOMM and Ericsson under these agreements. Neither Leap Wireless nor any of its operating companies exercises control over QUALCOMM or Ericsson. We cannot assure you that QUALCOMM and Ericsson will fulfill their obligations under these agreements. If QUALCOMM or Ericsson fails to fully perform under these agreements, that failure could have a negative effect on Leap Wireless and its operating companies.


     Leap Wireless is a party to several agreements with QUALCOMM and Ericsson. For instance, Leap Wireless will initially be dependent on the credit agreement with QUALCOMM to meet its needs for capital. In addition, under the terms of the Master Agreement Regarding Equipment Acquisition, Leap Wireless must purchase CDMA infrastructure products from Ericsson and CDMA subscriber products from QUALCOMM. Several of Leap Wireless' operating companies have experienced reliability problems with respect to their network infrastructure equipment in their initial year of operation. Leap Wireless and its operating companies are working with Ericsson to address these problems. If the network infrastructure equipment that Leap Wireless' operating companies have purchased ultimately fails to perform as expected, that failure could have a material adverse effect on Leap Wireless and its operating companies.


     Leap Wireless' relationships with QUALCOMM and Ericsson may restrict its ability to invest in other joint ventures. These agreements may also allow QUALCOMM and Ericsson to exert influence over Leap Wireless. We cannot assure you that Leap Wireless will not experience disputes or other difficulties with QUALCOMM or Ericsson regarding their performance under these agreements.

LEAP WIRELESS' FAILURE TO MAINTAIN ITS EXISTING LICENSES AND OBTAIN NEW LICENSES COULD AFFECT ITS COMPETITIVE POSITION

     Leap Wireless' operating companies must maintain their existing telecommunications licenses to continue offering wireless telecommunications services. In addition, Leap Wireless' long-term growth prospects may depend upon obtaining new licenses in the future or otherwise investing and participating in companies that obtain new licenses. Changes in regulations or an operating company's failure to comply with the terms of a license could result in a loss of the license or impede its renewal. For example, an operating company could fail to construct or operate a wireless network as required by the license. If a Leap Wireless operating company loses a license, that loss would likely have a material adverse effect on the operating company and on Leap Wireless. Leap Wireless believes that intense competition will surround the acquisition of new telecommunications licenses. If Leap Wireless fails to obtain new licenses, or cannot otherwise participate in companies that obtain new licenses, Leap Wireless' ability to expand its operations may be limited.


     Leap Wireless' business plan anticipates that it will purchase licenses to C-Block and F-Block PCS spectrum in the United States. Leap Wireless expects to use these licenses in connection with its domestic strategy of offering consumers a wireless service plan that offers them unlimited local calls for a low, flat monthly rate. Although C-Block and F-Block licenses are generally more available and are less expensive to obtain than licenses in other spectrum blocks, licensees are eligible to hold licenses for C-Block and F-Block spectrum only if they qualify as designated entities under Federal Communications Commission rules.



     In July 1999, the FCC issued an opinion and order that had the effect of granting Leap Wireless status as a designated entity and that approved Leap Wireless' applications for the purchase of four F-Block PCS spectrum licenses and the acquisition of 36 C-Block PCS spectrum licenses, subject to the fulfillment of certain conditions. The conditions imposed by the FCC include:



     (1) amending the Separation and Distribution Agreement with QUALCOMM to eliminate the provisions that require Leap Wireless' U.S. operations to use only cdmaOne technology and to refrain from supporting GSM, TDMA or other digital technologies in competition with cdmaOne (cdmaOne is a wireless telecommunications standard based on QUALCOMM's CDMA technology);



     (2) amending the Separation and Distribution Agreement with QUALCOMM to eliminate the provisions that require Leap Wireless' U.S. operations to invest only in companies that use cdmaOne technology;



     (3) amending the Master Agreement Regarding Equipment Acquisition to eliminate QUALCOMM's rights to receive notification of the bids of other equipment vendors prior to submitting its own bid and to reduce its bid to assure it is selected to supply equipment to Leap Wireless' U.S. operations;



     (4) ensuring that, during the designated entity holding period for C-Block and F-Block PCS spectrum licenses, individuals who are or were previously officers or directors of QUALCOMM do not comprise a majority of Leap Wireless' Board of Directors or a majority of its officers;



     (5) the consummation of a patent litigation settlement between QUALCOMM and Ericsson, including Ericsson's acquisition of QUALCOMM's infrastructure division;



     (6) taking steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations; and



     (7) amending the Agreement Regarding Share Ownership with QUALCOMM to clarify that QUALCOMM's ownership limitations in that agreement are of the same duration as those in QUALCOMM's warrant to purchase 4,500,000 shares of Leap Wireless common stock and the implementation by QUALCOMM of a compliance program to ensure that it does not exceed its limitations on the ownership of Leap Wireless stock.



     Various parties, including the U.S. Small Business Administration, previously challenged Leap Wireless recent qualification to hold C-Block and F-Block PCS licenses, and such parties may appeal the FCC's recent approval of Leap Wireless' acquisition of C-Block and F-Block licenses. Leap Wireless cannot assure you that it will prevail in connection with any such appeal or that it will continue to maintain its status as a designated entity qualified to hold C-Block or F-Block PCS spectrum licenses.



     Leap Wireless and QUALCOMM have signed amendments to the Separation and Distribution Agreement, the Master Agreement Regarding Equipment Acquisition and the Agreement Regarding Share Ownership to satisfy several of the conditions described above. If Leap Wireless fails to meet the remaining conditions imposed by the FCC or otherwise fails to maintain its qualification to own C-Block and F-Block licenses, that failure would likely have a material adverse effect on Leap Wireless' financial condition and business prospects in the United States.


LEAP WIRELESS MAY EXPERIENCE DIFFICULTIES IN CONSTRUCTING AND OPERATING ITS TELECOMMUNICATION NETWORKS

     Leap Wireless and its operating companies will need to construct new telecommunications networks and expand existing networks. Leap Wireless and its operating companies may experience cost overruns on construction projects and delays not within their control or the control of their subcontractors. We cannot assure you that Leap Wireless and its operating companies can complete construction projects for the amount budgeted or on a timely basis. If we fail to satisfactorily complete construction projects, those failures could jeopardize subscriber contracts, franchises or licenses. These construction risks could have a negative effect on Leap Wireless and its operating companies.

     Even if Leap Wireless and its operating companies complete construction in a timely and cost effective manner, we will also face challenges in managing and operating our telecommunication systems. These challenges include managing and operating the sales, advertising, customer support, billing, and collection functions of the business. If Leap Wireless or any of its operating companies fails to successfully implement any of these functions, that failure could undermine customer satisfaction, increase churn and reduce revenues. These factors could have a negative effect on Leap Wireless and its operating companies.

LEAP WIRELESS' BUSINESS MAY BE ADVERSELY AFFECTED BY ITS PARTICIPATION IN JOINT VENTURES

     Leap Wireless participates in joint venture companies that hold wireless telephone licenses or interests in companies that hold wireless telephone licenses. Many of Leap Wireless' partners in these joint venture companies have little experience in managing wireless telephone operating companies. Leap Wireless' ability to withdraw funds and to manage these joint ventures may be dependent on receiving consent from these other participants. Additionally, some of the partners in these joint ventures have invested relatively small amounts of their own funds in the joint ventures. Leap Wireless does not control each of the joint ventures in which it participates. If Leap Wireless and its joint venture partners disagree regarding the operations of these joint ventures, those disagreements could have a negative effect on Leap Wireless. Additionally, if any of Leap Wireless' joint venture partners do not meet their funding or other obligations, that failure could also negatively affect Leap Wireless. In that case, Leap Wireless may be forced to make additional investments in these companies.

A DETERMINATION THAT LEAP WIRELESS IS AN INVESTMENT COMPANY COULD ADVERSELY AFFECT ITS BUSINESS

     Because a large portion of Leap Wireless' assets consist of investments in entities in which Leap Wireless does not own an interest greater than 50%, Leap Wireless could be subject to the registration requirements of the Investment Company Act of 1940. The Investment Company Act of 1940 requires registration of companies that engage primarily in the business of investing in stock. Because Leap Wireless' operating companies have business operations and Leap Wireless intends to actively participate in the management of its operating companies, Leap Wireless does not believe it is primarily engaged in the business of investing in stock. Leap Wireless intends to monitor and adjust its interests in its operating companies to the extent practical to avoid subjecting itself to the Investment Company Act of 1940. In addition, to clarify Leap Wireless' status under the Investment Company Act of 1940, in September 1998 Leap Wireless filed a request for an exemptive order from the SEC declaring Leap Wireless to be primarily engaged in a business other than investing in stock. The SEC has not yet ruled on our application. We cannot assure you that the requested exemptive order will be granted. If we must register as an investment company under the Investment Company Act of 1940, compliance with these regulations will negatively impact our business.

LEAP WIRELESS FACES SIGNIFICANT COMPETITION

     Participants in the wireless telecommunications industry in the United States and throughout the world face increasing competition. We cannot assure you that Leap Wireless or its operating companies will compete successfully. We cannot assure you that our competitors will not develop new technologies and products that are more commercially effective than ours. In addition, many of Leap Wireless' prospective competitors have greater resources than Leap Wireless.

     Although the deployment of advanced telecommunications services is in its early stages in many developing countries, Leap Wireless believes competition is increasing as businesses and foreign governments realize the market potential of telecommunications services. Many of Leap Wireless' operating companies currently face competition from existing wireless telecommunications providers. In addition, a number of large telecommunications companies are implementing programs to deploy telecommunications services in both developing and developed countries. In many cases, Leap Wireless also competes against the landline carriers, including government-owned telephone companies. In addition, Leap Wireless' operating companies may face competition with technologies and services introduced in the future. Although Leap Wireless' operating companies intend to use relatively new technologies, newer technologies may make our technologies obsolete. Leap Wireless also expects the price that its operating companies charge for their products and services in some regions will decline over the next few years as competition increases in their markets.

     The U.S. wireless industry is very competitive. A few of Leap Wireless' competitors operate wireless telecommunications networks covering most of the United States. In the United States, Leap Wireless will compete directly with other wireless providers in each of its markets, many of whom entered the market before Leap Wireless. Competitors' earlier entry and broader presence in the U.S. telecommunications market may have a negative effect on our ability to successfully implement our strategy. Some competitors will likely market other services, including cable television access, landline telephone service and Internet access. Also, the available spectrum in an area may be divided into two or more licenses, each of which cover the same area but has less capacity than the original license. If the additional licenses are transferred to new entrants in the service area, competition may increase. Leap Wireless also believes that the two incumbent cellular providers who operate in each of Leap Wireless' planned United States markets will be upgrading their networks in the future. Leap Wireless further expects to compete with other telecommunications technologies, including paging, enhanced specialized mobile radio and global satellite networks.

     QUALCOMM and Ericsson may choose to pursue new CDMA-based wireless telecommunications businesses that would also be attractive projects for Leap Wireless. Although QUALCOMM and Ericsson may refer any of these projects to Leap Wireless, they have no obligations to do so. It is possible that QUALCOMM and Ericsson will pursue wireless telecommunications opportunities in the future that compete directly with Leap Wireless or its operating companies. This type of competition could result in conflicts of interest between Leap Wireless and QUALCOMM or Ericsson, negatively affecting the relationships between the companies.

LEAP WIRELESS MAY FAIL TO KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGY

     The telecommunications industry experiences rapid changes in technology that could lead to new products and services competing with those offered by Leap Wireless' operating companies. New products and services could lower the cost of competing products and services to the point where Leap Wireless' products and services would not be competitive. Leap Wireless cannot predict the effect of technological changes on its businesses. Also, Leap Wireless' operating companies could experience technical difficulties in their commercial deployment. The emergence of a competing technology superior to CDMA systems could have a negative effect on Leap Wireless' business and financial condition.

LEAP WIRELESS' FAILURE TO COMPLY WITH GOVERNMENT REGULATION COULD DISRUPT ITS BUSINESS

     Foreign governmental authorities regulate the operation of wireless telecommunications systems and the use of licenses in the foreign countries in which Leap Wireless' operating companies operate. In some cases, the regulatory authorities also operate the competitors of Leap Wireless' operating companies. Changes in the current regulatory environment of these markets could have a negative effect on Leap Wireless. In addition, the regulatory frameworks in some of these countries are relatively new and the interpretation of regulations is uncertain. This uncertainty may create legal risks for Leap Wireless' operating companies. Also, changes in the regulatory frameworks may limit the ability to add subscribers to developing systems. If an operating company fails to comply with governmental regulations, that failure could result in the loss of licenses, penalties and fines, which could have a negative effect on Leap Wireless and its businesses.

     State regulatory agencies, the FCC, the United States Congress and the courts regulate the operation of wireless telecommunications systems and the use of licenses in the United States. Both Leap Wireless and its U.S. operating companies must comply with the requirements for conducting wireless operations in the United States. The Telecommunications Act of 1996 requires the telecommunications industry to promote competitive development of new service offerings to expand the availability of telecommunications services. We cannot assure you that the FCC, Congress, the courts or state agencies having jurisdiction over Leap Wireless' operating companies will not take actions that would negatively affect Leap Wireless' business and financial condition. We cannot assure you that Leap Wireless' U.S. operating companies can maintain their licenses.

THE LOSS OF KEY PERSONNEL COULD HARM LEAP WIRELESS' BUSINESS

     Leap Wireless believes its success depends on the contributions of a number of its key personnel. Our key personnel include Harvey P. White, Chairman of the Board and Chief Executive Officer; Susan G. Swenson, President; Thomas J. Bernard, Vice Chairman and President-International Business Division; and James
E. Hoffmann, Senior Vice President and General Counsel. If we lost the services of our key personnel, that loss could materially harm Leap Wireless. Leap Wireless does not maintain "key person" life insurance on any employee.

ISSUANCE OF SHARES RESERVED FOR FUTURE ISSUANCE WILL REDUCE YOUR PERCENTAGE OWNERSHIP INTEREST IN LEAP WIRELESS

     On July 1, 1999, a total of 18,221,595 shares of Leap Wireless common stock were outstanding. The holders of Leap Wireless' outstanding common stock may have their percentage ownership interest in Leap Wireless reduced because of the number of shares of Leap Wireless common stock reserved for issuance in the future. Altogether, Leap Wireless has reserved for issuance 14,814,485 shares of Leap Wireless common stock as of July 1, 1999, consisting of the following:

     - 4,500,000 shares for issuance upon exercise of the warrant issued to QUALCOMM;

     - 3,259,006 shares for issuance to its employees, officers, directors and consultants under Leap Wireless equity incentive plans;

     - 4,784,906 shares for issuance upon exercise of options to purchase Leap Wireless common stock granted in connection with the spin-off of Leap Wireless; and

     - 2,270,573 shares for issuance upon conversion of outstanding Trust Convertible Preferred Securities.

     Although Leap Wireless does not expect to issue all of the reserved shares described above, the current holders of shares of Leap Wireless' outstanding common stock would hold 55% of the outstanding common stock upon the issuance of all of these shares.

THERE HAS BEEN A LIMITED PRIOR MARKET FOR LEAP WIRELESS COMMON STOCK

     Leap Wireless common stock began trading on September 23, 1998. We cannot assure you that an active trading market will be maintained over the long-term. As a "start-up" company with substantial interests in emerging markets, the price for shares of Leap Wireless common stock may be highly volatile. The price of Leap Wireless common stock will depend on a number of factors, including:

     - business performance;

     - industry dynamics;

     - news announcements;

     - international factors; and

     - changes in general market conditions.

LEAP WIRELESS HAS IMPLEMENTED ANTI-TAKEOVER PROVISIONS THAT COULD PREVENT AN ACQUISITION OF LEAP WIRELESS THAT IS BENEFICIAL TO ITS STOCKHOLDERS

     Leap Wireless' charter and bylaws could make it more difficult for a third party to acquire Leap Wireless, even if doing so would be beneficial to our stockholders. Leap Wireless' charter and bylaw provisions could diminish the opportunities for a stockholder to participate in tender offers. The charter and bylaws may also restrain volatility in the market price of the Leap Wireless common stock resulting from takeover attempts. In addition, the Board of Directors may issue preferred stock that could have the effect of delaying or preventing a change in control of Leap Wireless. The issuance of preferred stock could also negatively affect the voting power of the holders of Leap Wireless common stock. The provisions of the charter and bylaws may have the effect of discouraging or preventing an acquisition of Leap Wireless or a sale of its businesses.

     The preferred stock purchase rights attached to each share of Leap Wireless common stock could discourage, delay or prevent an acquisition of Leap Wireless at a premium price. The purpose of the preferred stock purchase rights is to assure that all of Leap Wireless' stockholders receive fair and equal treatment in the event of any proposed takeover of Leap Wireless. The preferred stock purchase rights also guard against a party using abusive tactics to gain control of Leap Wireless without paying all stockholders a control premium. The preferred stock purchase rights will cause substantial dilution to a person or group acquiring 15% or more of Leap Wireless' stock if the acquisition is not approved by the Board of Directors, although the rights should not interfere with any merger approved by the Board of Directors.

YEAR 2000 PROBLEMS COULD DISRUPT LEAP WIRELESS' BUSINESS

     The Year 2000 issue arises from the fact that most computer software programs use two digits rather than four to represent a specific year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations, including a temporary inability to process transactions, send invoices or engage in normal business activities.

     Leap Wireless and its operating companies have recently begun their respective businesses and have designed and built their wireless telephone networks and support systems with the Year 2000 issue in mind. The recent acquisition of network equipment and software does not guarantee, however, that this equipment and software will be Year 2000 compliant.

     Leap Wireless and each of its operating companies are conducting an inventory to identify systems that may be subject to Year 2000 problems and that are critical to its business and operations. At the same time, each of the operating companies has been working with its primary telecommunications systems vendors to confirm that the vendor's products are Year 2000 ready and, if not, to agree with such vendor on a remediation and test program to be implemented prior to the Year 2000.

     Although Leap Wireless expects that its operating companies' critical network infrastructure systems will be Year 2000 compliant, the Leap Wireless operating companies may experience difficulties with systems maintained by third parties. For example, other telecommunications systems that interconnect with the Leap Wireless operating companies' systems (such as landline, long-distance and power systems) could malfunction and disrupt their ability to provide wireless service. Leap Wireless' operating companies are not currently aware of evidence that a failure is likely to occur in their service areas. However, Leap Wireless and its operating companies continues to evaluate the risk associated with third party interfaces and Year 2000 issues.

     Leap Wireless continues to actively work with its operating companies to evaluate risk and the development of any required remediation plans. To date, Leap Wireless has not incurred any material costs in support of the Year 2000 issue. Leap Wireless estimates that it will spend $500,000 or less in fiscal year 1999 to review and correct any non-compliance as well as to support the Leap Wireless operating companies and support material third party relationships. Leap Wireless has not yet developed contingency plans to handle Year 2000 failures.

     We cannot assure you that Leap Wireless and its operating companies will be able to identify all Year 2000 problems in their systems and third party systems in advance of the occurrence of those problems. In addition, we may not be able to remedy any problems that may occur on a timely basis. A material Year 2000 problem could result in an interruption in, or a failure of, some normal business activities, including the provision of wireless service by the Leap Wireless operating companies. This type of problem could materially and adversely affect the business and operations of Leap Wireless and its operating companies.

                           FORWARD-LOOKING STATEMENTS

     This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions about Leap Wireless, including, among other things:

     - general economic and business conditions, both nationally and in our international markets;

     - our expectations and estimates concerning future financial performance, financing plans and the impact of competition;

     - anticipated trends in our business;

     - existing and future regulations affecting our business;

     - our acquisition opportunities; and

     - other risk factors described in the section entitled "Risk Factors" in this prospectus.

     In addition, we intend that the words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect," and similar expressions in this prospectus, as they relate to Leap Wireless, our business or our management, identify forward-looking statements.

     We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

                RELATIONSHIP BETWEEN LEAP WIRELESS AND QUALCOMM
                             AFTER THE DISTRIBUTION

     To transfer the business of Leap Wireless from QUALCOMM to Leap Wireless, QUALCOMM and Leap Wireless entered into various agreements, including a credit agreement and an agreement requiring Leap Wireless and its operating companies to purchase network infrastructure equipment and subscriber equipment from QUALCOMM under specified conditions. In May 1999, QUALCOMM sold its network infrastructure division to Ericsson. In connection with that sale, QUALCOMM transferred to Ericsson its rights to sell network infrastructure equipment to Leap Wireless and its operating companies.

     QUALCOMM's and Ericsson's relationships as equipment vendors to Leap Wireless and its operating companies, and QUALCOMM's relationship as a lender to Leap Wireless and its operating companies, give QUALCOMM and Ericsson significant influence over Leap Wireless. These relationships also may create conflicts of interest with Leap Wireless.

SEPARATION AND DISTRIBUTION AGREEMENT

     Immediately before the distribution of Leap Wireless common stock to QUALCOMM's stockholders, QUALCOMM and Leap Wireless entered into the

Separation and Distribution Agreement. The Separation and Distribution Agreement governed the principal transactions required to effect the separation of the companies and the distribution, and other agreements governing the relationship between the parties.

     To effect the separation of the companies, QUALCOMM transferred some of its businesses and ventures to Leap Wireless. QUALCOMM also contributed to Leap Wireless the following:

     - $10 million in cash;

     - QUALCOMM's right to receive payment of approximately $113 million of debt from the operating companies;

     - QUALCOMM's rights under specific agreements relating to the business and ventures of Leap Wireless; and

     - other assets.

     QUALCOMM's performance as an equipment vendor is not a condition to payment to Leap Wireless under the notes and other debt transferred. Leap Wireless did not receive any intellectual property in connection with the separation of the companies, and QUALCOMM retained all rights not expressly transferred regarding any and all agreements with Leap Wireless' operating companies.

     In connection with the transfer of assets and rights by QUALCOMM, Leap Wireless issued a warrant to QUALCOMM to purchase 5,500,000 shares of Leap Wireless common stock. In March 1999, in exchange for consideration valued at $5.4 million, QUALCOMM agreed to amend the warrant to reduce the number of shares which may be acquired upon exercise of the warrant to 4,500,000. In the Separation and Distribution Agreement, Leap Wireless also assumed some liabilities of QUALCOMM, including: (1) funding obligations to Leap Wireless' operating companies totaling approximately $75 million; (2) QUALCOMM's rights and obligations to manage Leap Wireless' operating companies; and (3) $2 million of accrued liabilities regarding Leap Wireless' employees.

     The Separation and Distribution Agreement also provides for (1) releases of claims of each party against the other; (2) the allocation of potential liabilities; and (3) indemnification rights between the parties.


     Leap Wireless agreed in the Separation and Distribution Agreement that, until January 1, 2004, it will deploy only systems using cdmaOne. CdmaOne is the original standard for fixed or mobile wireless telecommunications systems based on or derived from QUALCOMM's CDMA technology and successor standards that QUALCOMM has adopted. The Telecommunications Industry Association and other recognized international standards bodies have adopted cdmaOne as an industry standard. Leap Wireless also agreed that, until January 1, 2004, it would invest only in companies using cdmaOne systems. In July 1999, the Federal Communications Commission issued an opinion and order that had the effect of granting Leap Wireless status as a designated entity qualified to hold C-Block and F-Block PCS spectrum licenses. To satisfy one of several conditions to the order, Leap Wireless and QUALCOMM amended the Separation and Distribution Agreement to eliminate these CDMA technology restrictions with respect to Leap Wireless' U.S. operations.


     Under the Separation and Distribution Agreement, Leap Wireless also granted QUALCOMM a non-exclusive, royalty-free license to any patent rights developed by Leap Wireless or its affiliates. In addition, under the Separation and Distribution Agreement, Leap Wireless granted QUALCOMM a right of first refusal for a period of three years with respect to proposed transfers by Leap Wireless of its investments and joint venture interests. Leap Wireless further agreed to take an active role in the management of companies in which it holds stock or joint venture interests. The parties also generally agreed that, for a period of three years following the spin-off of Leap Wireless, neither party would solicit or hire employees of the other.

     Under the Separation and Distribution Agreement, the parties agreed that if specific events occur by March 2000, QUALCOMM would transfer its ownership interest in Telesystems of Ukraine to Leap Wireless. As a result of continued difficulties between QUALCOMM and the other partners in Telesystems of Ukraine, Leap Wireless believes that it is unlikely that QUALCOMM's interest in Telesystems of Ukraine will be transferred to Leap Wireless.

CREDIT AGREEMENT


     Immediately before the distribution of Leap Wireless common stock to QUALCOMM's stockholders, Leap Wireless entered into a credit agreement with QUALCOMM. The credit agreement consists of two sub-facilities. Leap Wireless may use the working capital sub-facility to borrow up to $35.2 million from QUALCOMM. Leap Wireless may only use the proceeds from the working capital sub-facility to meet its normal working capital and operating expenses. These normal expenses include salaries and overhead, but exclude strategic investments, substantial acquisitions of capital equipment and the acquisition of telecommunications licenses. The investment capital sub-facility enables Leap Wireless to borrow up to $229.8 million from QUALCOMM. Leap Wireless may only use the proceeds from the investment capital sub-facility to make identified portfolio investments. In addition, as one of the conditions to the FCC's recognition of Leap Wireless as a designated entity qualified to hold C-Block and F-Block licenses of PCS spectrum, Leap Wireless must take steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations.


     Amounts borrowed under the credit agreement are due and payable in September 2006, unless the maturity of the loans is accelerated pursuant to the provisions of the credit agreement. The credit agreement required a 2% origination fee. QUALCOMM has a security interest in substantially all of the assets of Leap Wireless for so long as any amounts are outstanding under the credit agreement. Amounts borrowed under the credit agreement bear interest at a variable rate equal to LIBOR plus 5.25% per annum. Interest is payable quarterly beginning September 30, 2001. Before this time, accrued interest is added to the principal amount outstanding. If QUALCOMM assigns more than 10% of the total funding commitments to other lenders, Leap Wireless must pay a commitment fee to the lenders on unused balances under the credit agreement.

     The credit agreement contains operating covenants, including restrictions on the ability of Leap Wireless to incur debt, merge, consolidate or transfer substantially all of its assets, create, incur or permit the existence of liens or pay dividends. Under the credit agreement, Leap Wireless agreed that it will not permit the quotient obtained by dividing its total debt by total capitalization to exceed the following level during the indicated period:

                           PERIOD                             LEVEL
                           ------                             -----
Through February 23, 2002...................................   70%
After February 23, 2002.....................................   50%

     The terms total debt and total capitalization are each defined in the credit agreement.

     Leap Wireless was in compliance with the financial covenant as of May 31, 1999. In addition, the credit agreement limits Leap Wireless' use of borrowed funds, restricts Leap Wireless' joint venture and stock ownership, and imposes other restrictions on the operation of Leap Wireless' business. Further, if we sell some of our assets, we must prepay the credit agreement with a percentage of the proceeds.

MASTER AGREEMENT REGARDING EQUIPMENT ACQUISITION

     The Master Agreement Regarding Equipment Acquisition contains the obligations of Leap Wireless regarding the purchase and sale of terrestrial-based cdmaOne infrastructure and subscriber equipment. As a result of QUALCOMM's sale of its network infrastructure division to Ericsson, Leap Wireless owes some purchase obligations to Ericsson with respect to network equipment and to QUALCOMM with respect to subscriber equipment. Under the Master Agreement Regarding Equipment Acquisition, Leap Wireless agreed that:

     - For five years, it will purchase at least 50% of its requirements for infrastructure equipment from Ericsson and 50% of its requirements for subscriber equipment from QUALCOMM.

     - For each initial investment by Leap Wireless made before October 2002 in a wireless telecommunication entity operating in the United States, Leap Wireless will require the U.S. operator to enter into an equipment requirements agreement with QUALCOMM and Ericsson. The equipment requirements agreement will require the U.S. operator to purchase at least 50% of its requirements for infrastructure equipment from Ericsson and 50% of its requirements for subscriber equipment from QUALCOMM, in each case for a five year period.

     - For each investment by Leap Wireless in a U.S. operator of wireless telecommunications made after October 2002, Leap Wireless will attempt to require the U.S. operator to provide Ericsson and QUALCOMM with an opportunity to bid on its requirements for infrastructure equipment and subscriber equipment, respectively. Leap Wireless also will encourage the U.S. operator to acquire equipment from Ericsson and QUALCOMM.

Leap Wireless must comply with these requirements only if Ericsson's bid for the infrastructure equipment and related services or QUALCOMM's bid for subscriber equipment is 110% or less than the lowest competing bid that Leap Wireless would accept. Once Ericsson obtains contracts from Leap Wireless and its domestic operating companies for infrastructure equipment and related services in an aggregate amount of $250 million, Leap Wireless and its operating companies must purchase equipment and services from Ericsson only if its bid for equipment and services is equal to or less than the lowest competing bid that Leap Wireless or its operating company would accept. In the same manner, once QUALCOMM has received contracts from Leap Wireless and its operating companies for at least $250 million of subscriber equipment, Leap Wireless and its operating companies must purchase subscriber equipment from QUALCOMM only if its bid is equal to or less than the lowest competing bid Leap Wireless or its operating company would accept.

     Until the earlier of (1) October 2002 and (2) the date on which Leap Wireless receives an aggregate of $60 million of financing from parties other than QUALCOMM, Leap Wireless will require each unaffiliated wireless telecommunication entity operating outside the United States in which it invests to enter into an equipment requirements agreement with QUALCOMM and Ericsson. The equipment requirements agreement will provide that the foreign operator of wireless telecommunications will purchase at least 50% of its requirements for infrastructure equipment from Ericsson and 50% of its requirements for subscriber equipment from QUALCOMM, in each case for a five year period. If Leap Wireless makes this type of investment after the date described above, Leap Wireless will seek to provide QUALCOMM and Ericsson with an opportunity to bid on the foreign operator's infrastructure and subscriber equipment. Leap Wireless will also encourage the foreign operator to acquire its equipment from QUALCOMM and Ericsson. The obligations of all the foreign operators will depend on QUALCOMM and Ericsson providing competitive prices.

     All the obligations of Leap Wireless and its operating companies regarding equipment purchases under the Master Agreement Regarding Equipment Acquisition will expire in September 2007.


     Ericsson's right to supply infrastructure equipment and QUALCOMM's right to supply subscriber equipment is a right of first refusal of Ericsson and QUALCOMM, respectively. However, the FCC conditioned its July 1999 recognition of Leap Wireless as a designated entity qualified to hold C-Block and F-Block PCS spectrum licenses on several matters, including Leap Wireless and QUALCOMM amending the Master Agreement Regarding Equipment Acquisition to eliminate QUALCOMM's rights to receive notification of bids submitted by other equipment vendors prior to submitting its own bid and to reduce its bid to assure it is selected to supply equipment to Leap Wireless' U.S. operations. Leap Wireless and QUALCOMM have signed an amendment to the Master Agreement Regarding Equipment Acquisition to satisfy this condition. If Leap Wireless or one of its operating companies attempts to acquire equipment on a "bundled" basis, then Ericsson and QUALCOMM are entitled, in some cases, to respond separately to each portion of the proposed bundled acquisition. If Leap Wireless does not attempt to acquire the equipment on a competitive basis from multiple vendors, but instead decides to negotiate exclusively with Ericsson or QUALCOMM, then Ericsson or QUALCOMM, as applicable, will offer and sell the equipment to Leap Wireless on a "most favored pricing" basis.


INTERIM SERVICES AGREEMENT

     Leap Wireless and QUALCOMM entered into the Interim Services Agreement immediately before the distribution of Leap Wireless common stock. The Interim Services Agreement governs the temporary provision by QUALCOMM to Leap Wireless of data processing, telecommunications and other services. Leap Wireless has agreed to pay QUALCOMM the hourly rate of the QUALCOMM employees providing these services, plus associated overhead and expenses. Leap Wireless does not expect these interim services to extend beyond September 1999.

EMPLOYEE BENEFITS AGREEMENT

     The Employee Benefits Agreement between QUALCOMM and Leap Wireless governs the employee benefit obligations of Leap Wireless for employees assigned to Leap Wireless. Under the Employee Benefits Agreement, Leap Wireless assumed and agreed to pay all liabilities relating to former employees of QUALCOMM employed by Leap Wireless. The Employee Benefits Agreement also required Leap Wireless to adopt a 401(k) plan similar to QUALCOMM's plan. In addition, Leap Wireless granted options to purchase shares of Leap Wireless common stock to holders of options to purchase shares of QUALCOMM common stock.

TAX AGREEMENT

     The Tax Agreement between QUALCOMM and Leap Wireless generally requires QUALCOMM to pay all federal, state, local and foreign taxes relating to the businesses conducted by QUALCOMM or its subsidiaries for any taxable period, excluding: (1) taxes relating to Leap Wireless and its U.S. subsidiaries after the distribution of Leap Wireless; (2) taxes relating to Leap Wireless' non-U.S. subsidiaries or any predecessor or successor for all periods before and after the distribution of Leap Wireless (other than regarding restructuring transactions incident to the distribution of Leap Wireless common stock); and
(3) taxes arising out of actions taken by, or in respect of, Leap Wireless or any of its subsidiaries that cause negative tax consequences to QUALCOMM, Leap Wireless or their respective subsidiaries regarding the distribution of Leap Wireless common stock or the related transactions.

     The Tax Agreement further provides for cooperation regarding tax matters, the exchange of information and retention of records that may affect the tax liability of either party.

CONVERSION AGREEMENT

     Under the Conversion Agreement, Leap Wireless agreed to issue the Leap Wireless common stock offered by this prospectus to holders of the Trust Convertible Preferred Securities upon the conversion of their securities. Leap Wireless also agreed to reserve and keep available Leap Wireless common stock for issuance and delivery upon that conversion. Leap Wireless must also file and keep effective this registration statement covering the shares of Leap Wireless common stock issuable upon conversion of the Trust Convertible Preferred Securities. Upon conversion of the Trust Convertible Preferred Securities, QUALCOMM will receive benefit in the form of forgiveness of debt, but Leap Wireless will receive no additional benefit or other consideration.

                QUALCOMM TRUST CONVERTIBLE PREFERRED SECURITIES

     In February 1997, QUALCOMM Financial Trust I completed a private placement of $660 million of Trust Convertible Preferred Securities. The sole assets of QUALCOMM Financial Trust I are QUALCOMM 5 3/4% Convertible Subordinated Debentures due February 24, 2012. The holders of Trust Convertible Preferred Securities receive required periodic payments from QUALCOMM Financial Trust I. The payments by QUALCOMM to QUALCOMM Financial Trust I under the payment terms of the Convertible Subordinated Debentures permit QUALCOMM Financial Trust I to fulfill its payment obligations regarding the Trust Convertible Preferred Securities. The terms of a guaranty may obligate QUALCOMM to make payments to the holders of the Trust Convertible Preferred Securities if QUALCOMM Financial Trust I fails to make them. Distributions on the Trust Convertible Preferred Securities are payable until their mandatory redemption on February 24, 2012, at a redemption price of $50 per preferred security.

     Before the distribution of Leap Wireless' common stock to QUALCOMM's stockholders, the Trust Convertible Preferred Securities were convertible only into QUALCOMM common stock, at the rate of 1.3764 shares of QUALCOMM common stock for each Trust Convertible Preferred Security (equivalent to a conversion price of $36.3266 per share of common stock). As a result of and after the distribution of Leap Wireless common stock, each Trust Convertible Preferred Security is convertible into both QUALCOMM common stock at the rate of 1.3764 shares and Leap Wireless common stock at the rate of 0.17205 shares, for each Trust Convertible Preferred Security. Leap Wireless agreed to issue common stock upon the future conversion of the Trust Convertible Preferred Securities in consideration for the contribution to Leap Wireless of its operating companies, joint venture interests and other assets.

     The conversion rates and conversion prices of QUALCOMM shares provided in this section of the prospectus have been adjusted to give effect to QUALCOMM's two-for-one stock split of its common stock in April 1999.

                                USE OF PROCEEDS

     The shares of Leap Wireless common stock offered by this prospectus will be issued to holders of Trust Convertible Preferred Securities upon the future conversion of the Trust Convertible Preferred Securities. Leap Wireless will receive no additional consideration or forgiveness of debt upon conversion of the Trust Convertible Preferred Securities and the issuance of common stock. Upon the conversion of the Trust Convertible Preferred Securities, QUALCOMM will receive benefit in the form of forgiveness of debt. See also "Relationship Between Leap Wireless and QUALCOMM After the Distribution -- Conversion Agreement."

                              PLAN OF DISTRIBUTION

     The shares of Leap Wireless common stock offered by this prospectus will be issued from time to time by Leap Wireless to holders of Trust Convertible Preferred Securities upon exercise of the holders' conversion rights. Under the Conversion Agreement, QUALCOMM agreed to pay all expenses of Leap Wireless, including professional fees, incurred in connection with the registration of common stock offered by this prospectus and the additional expenses that will be incurred from time to time to maintain the registration statement. Leap Wireless also expects to incur administrative expenses in connection with the issuance of common stock upon the conversion of the Trust Convertible Preferred Securities.

                          PRICE RANGE OF COMMON STOCK

     The Leap Wireless common stock is listed for trading on the Nasdaq National Market System under the symbol LWIN. Since September 24, 1998, our common stock has been quoted on the Nasdaq National Market. The following table provides the high and low sales price for our common stock during the periods indicated.


                                                              HIGH          LOW
                                                              ----          ----
1999
  1st Quarter ended November 30, 1998 (from September 24,
     1998)..................................................  $  9          $  2 11/16
  2nd Quarter ended February 28, 1999.......................     7 7/8         4 3/4
  3rd Quarter ended May 31, 1999............................    25 1/2         5 7/8
  4th Quarter ended August 31, 1999 (through August 9,
     1999)..................................................    21 3/4        16

     The number of stockholders of record as of July 1, 1999 was approximately 2,030. On August 9, 1999, the last reported sale price of our common stock as reported by the Nasdaq National Market System was $17.00 per share.


                                DIVIDEND POLICY

     As of the date of this prospectus, Leap Wireless has never declared or paid any cash dividends on shares of its common stock. The terms of the credit agreement prohibit Leap Wireless from declaring or paying cash dividends. For a more detailed discussion see "Relationship Between Leap Wireless and QUALCOMM After the Distribution -- Credit Agreement." Leap Wireless currently intends to retain its earnings for future growth and does not anticipate paying any cash dividends in the foreseeable future.

                                 CAPITALIZATION

     The following table sets forth, as of May 31, 1999, the capitalization of Leap Wireless:

                                                                  AS OF
                                                               MAY 31, 1999
                                                              --------------
                                                              (IN THOUSANDS)
Long-term debt(1)...........................................    $ 152,306
                                                                ---------
Stockholders' equity:
  Common stock(2)...........................................            2
  Additional paid-in capital(3).............................      288,953
  Deficit accumulated during the development stage..........     (142,302)
  Cumulative translation adjustment.........................       (2,716)
                                                                ---------
     Total stockholders' equity.............................      143,937
                                                                ---------
     Total capitalization...................................    $ 296,243
                                                                =========

-------------------------
(1) QUALCOMM provided Leap Wireless with a credit agreement providing $35.2 million for working capital and $229.8 million for investment capital purposes. The facility generally bears interest at a variable rate equal to LIBOR plus 5.25% per annum. Interest will be payable quarterly beginning September 30, 2001 and, prior to that time, accrued interest is added to the principal amount outstanding.

(2) In connection with the distribution of Leap Wireless common stock to QUALCOMM's stockholders, one share of Leap Wireless' common stock was issued for every four shares of QUALCOMM common stock outstanding on the record date for the distribution, September 11, 1998. See Note 1 of the audited Consolidated Financial Statements.

(3) Includes the contribution of net assets by QUALCOMM to Leap Wireless on September 23, 1998.

                                    DILUTION

     As of May 31, 1999, the net tangible book value of Leap Wireless' common stock was $77.3 million or $4.27 per share of common stock. Net tangible book value per share represents Leap Wireless' total tangible assets less total liabilities, divided by 18,098,984, which is the number of shares of common stock outstanding as of May 31, 1999. Dilution per share represents the difference between the net tangible book value per share before the issuance of our common stock upon the conversion of the Trust Convertible Preferred Securities and the net tangible book value per share after the issuance of our common stock upon the conversion of the Trust Convertible Preferred Securities. Upon conversion of the Trust Convertible Preferred Securities, QUALCOMM will receive benefit in the form of forgiveness of debt, but Leap Wireless will receive no benefit or additional consideration. As a result, after giving effect to the issuance by Leap Wireless of 2,271,060 shares offered by this prospectus, Leap Wireless' net tangible book value as of May 31, 1999, would have remained at $77.3 million in the aggregate but would have decreased to $3.80 per share of common stock. This represents an immediate decrease in such net tangible book value of $0.47 per share to existing stockholders. Holders of Trust Convertible Preferred Securities will receive
0.17205 shares of Leap Wireless' common stock per preferred security upon conversion, the value of which will depend upon the market price of Leap Wireless' common stock on the date of conversion. On August 9, 1999, the closing price of the Leap Wireless common stock was $17.00 per share.


SUBSTANTIAL FUTURE DILUTION FROM LEAP WIRELESS SHARE RESERVES

     The computations in the previous paragraph assume no exercise of Leap Wireless stock options or warrants outstanding. The holders of Leap Wireless common stock will be subject to potential substantial dilution due to the significant number of shares of common stock of Leap Wireless currently reserved for issuance. As of July 1, 1999, in addition to the 2,270,573 shares of common stock reserved for issuance upon the conversion of outstanding Trust Convertible Preferred Securities, there were 12,543,912 shares of common stock of Leap Wireless reserved for issuance consisting of the following:

     - 4,500,000 shares reserved for issuance upon exercise of the warrant issued to QUALCOMM.

     - 3,259,006 shares reserved for issuance to Leap Wireless' employees, officers, directors and consultants under Leap Wireless' equity incentive plans.

     - 4,784,906 shares reserved for issuance upon exercise of options to purchase Leap Wireless common stock granted in connection with the spin-off of Leap Wireless (including options issued to Leap Wireless employees who were former employees of QUALCOMM and held options for QUALCOMM common stock on the date of the spin-off).

     To the extent we issue shares upon exercise of options, warrants or rights that are presently outstanding or granted in the future, or reserved for future issuance under our stock plans, there will be further dilution to new investors.

                        SELECTED CONSOLIDATED HISTORICAL
                     AND UNAUDITED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

     The following selected historical consolidated statements of operations data and consolidated balance sheet data and corresponding pro forma data of Leap Wireless should be read in conjunction with the historical consolidated financial statements and notes thereto included elsewhere in this prospectus. The historical consolidated financial data for the nine months ended May 31, 1999 and 1998 and fiscal years ended August 31, 1998, 1997 and 1996 were derived from the unaudited Consolidated Financial Statements and the audited Consolidated Financial Statements of Leap Wireless, respectively, as restated, which are included elsewhere in this prospectus. The historical statements of operations give effect to the distribution of Leap Wireless common stock as if it had occurred as of September 1, 1995.

     The pro forma financial data are derived from the pro forma statements of operations that give effect to Leap Wireless' acquisition of the 50% share of Chilesat that it did not already own on April 19, 1999 and the acquisition of an indirect investment in the Transworld Companies on August 4, 1998. The pro forma financial data are based upon available information and assumptions that management believes are reasonable. The pro forma statements of operations give effect to the acquisition of Chilesat and the indirect investment in the Transworld Companies as if they had occurred as of September 1, 1997. The pro forma financial data are provided for illustrative purposes only and do not purport to represent what Leap Wireless' results of operations or financial condition actually would have been had the acquisition of Chilesat or the indirect investment in the Transworld Companies in fact occurred on such date or to project Leap Wireless' results of operations or financial condition for any future period or date.

     These tables should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," the unaudited Consolidated Financial Statements, the audited Consolidated Financial Statements and the Pro Forma Financial Statements included elsewhere in this prospectus.

    SELECTED CONSOLIDATED HISTORICAL AND UNAUDITED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                    PRO FORMA
                                          NINE MONTHS ENDED                YEAR ENDED              NINE MONTHS   PRO FORMA
                                               MAY 31,                     AUGUST 31,                 ENDED      YEAR ENDED
                                        ---------------------   --------------------------------     MAY 31,     AUGUST 31,
                                          1999      1998(1)      1998(1)      1997(1)      1996       1999          1998
                                        --------   ----------   ----------   ----------   ------   -----------   ----------
                                                   (RESTATED)   (RESTATED)   (RESTATED)
STATEMENT OF OPERATIONS DATA(2):
Operating Revenue.....................  $     --    $     --     $     --     $    --     $   --    $   3,670     $     --
                                        --------    --------     --------     -------     ------    ---------     --------
Cost of operating revenues............        --          --           --          --         --       (1,903)          --
Selling, general and administrative
  expenses............................   (14,357)     (5,577)     (23,888)     (1,361)      (396)     (24,923)     (28,268)
Depreciation and amortization.........      (408)         --           --          --         --      (10,431)          --
                                        --------    --------     --------     -------     ------    ---------     --------
    Total operating expenses..........   (14,765)     (5,577)     (23,888)     (1,361)      (396)     (37,257)     (28,268)
                                        --------    --------     --------     -------     ------    ---------     --------
Net operating loss....................   (14,765)     (5,577)     (23,888)     (1,361)      (396)     (33,587)     (28,268)
Equity in net loss of unconsolidated
  wireless operating companies........   (78,917)    (11,132)     (23,688)     (3,793)        --      (65,064)     (25,666)
Interest income.......................     7,901          --          843          --         --        5,227        2,525
Interest expense......................    (4,238)         --           --          --         --      (11,732)      (5,367)
Foreign currency transaction loss and
  other expense.......................        --          --           --          --         --       (4,471)      (4,026)
                                        --------    --------     --------     -------     ------    ---------     --------
Net loss..............................  $(90,019)   $(16,709)    $(46,733)    $(5,154)    $ (396)   $(109,627)    $(60,800)
                                        ========    ========     ========     =======     ======    =========     ========
Basic and diluted net loss per common
  share(3)............................  $  (5.06)   $  (0.95)    $  (2.65)    $ (0.29)    $(0.02)   $   (6.16)    $  (3.45)
                                        ========    ========     ========     =======     ======    =========     ========
Shares used in computing basic and
  diluted net loss per common
  share(3)............................    17,794      17,648       17,648      17,648     17,648       17,794       17,648
                                        ========    ========     ========     =======     ======    =========     ========
BALANCE SHEET DATA(2):
Cash (at end of period)...............  $ 23,527                 $     --     $    --
Working capital (deficit).............   (29,105)                 (14,789)       (279)
Total assets..........................   366,104                  157,752      42,267
Stockholders' equity..................   143,937                  142,963      41,988

-------------------------
(1) These amounts have been restated to adopt the equity method of accounting retroactively to the initial date of Leap Wireless' investment in Chase Telecommunications Holdings, Inc.

(2) As of May 31, 1999, Leap Wireless' consolidated historical financial data reflects the consolidation of Chilesat. For the nine months ended May 31, 1999 and 1998, and the fiscal years ended August 31, 1998 and 1997, Leap Wireless' consolidated historical financial data reflect Leap Wireless' share of net losses under the equity method of accounting from its initial 50% investment in Chilesat, which was acquired in fiscal 1997. The pro forma statement of operations data for the periods ended May 31, 1999 and August 31, 1998 reflect the 100% consolidation of Chilesat and Leap Wireless' share of net losses under the equity method of accounting for the acquisition of an indirect investment in the Transworld Companies as if the acquisition of the remaining 50% share of Chilesat and the acquisition of an indirect investment in the Transworld Companies had occurred as of September 1, 1997.

(3) The basic and diluted net loss per common share for the nine months ended May 31, 1999 was calculated by dividing the net loss by the weighted average number of common shares outstanding of 17,794,358. Leap Wireless had no shares of common stock outstanding prior to September 23, 1998. The basic and diluted net loss per common share was calculated by dividing the net loss for the nine months ended May 31, 1998 and the fiscal years ended August 31, 1998, 1997 and 1996 by the 17,647,685 shares of Leap Wireless common stock issued in the distribution to QUALCOMM's stockholders on September 23, 1998.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion contains forward-looking statements that involve risks and uncertainties. For a discussion of these risks and uncertainties, see "Risk Factors" and "Forward-Looking Statements."

PRESENTATION

     Management's Discussion and Analysis of Financial Condition and Results of Operations reviews the financial position, results of operations, cash flows and changes in stockholders' equity of the business that was transferred to Leap Wireless on September 23, 1998, as if Leap Wireless were a separate entity for all periods discussed. In the second quarter of fiscal 1999, to accommodate the different fiscal periods of Leap Wireless and its foreign operating companies, Leap Wireless extended the lag for recognition of its share of net earnings or losses of its foreign operating companies from one month to two months. The effect of this change on previously reported amounts was not significant.

     In March 1999, Leap Wireless' concept for a flat-rate local area service targeted at the mass consumer market was launched under an agreement that requires the management of a subsidiary of Chase Telecommunications Holdings, Inc. to control the business until Leap Wireless' proposed acquisition of substantially all of the assets of Chase Telecommunications Holdings receives all necessary governmental approvals and is completed. As a result of this launch and the satisfaction of specific contingencies to the parties' obligations under the asset purchase agreement between Leap Wireless and Chase Telecommunications Holdings, Leap Wireless adopted the equity method of accounting for its investment in Chase Telecommunications Holdings in the third quarter of fiscal 1999. Accordingly, all prior periods presented in these financial statements have been adjusted retroactively in accordance with generally accepted accounting principles to give effect to the equity method of accounting for Chase Telecommunications Holdings. Leap Wireless recorded equity losses from this investment of $16.9 million and $3.7 million during the nine months ended May 31, 1999 and 1998, respectively. Equity losses from this investment totaled $33 million during the period from September 1, 1995 (inception) to May 31, 1999.

OVERVIEW AND SIGNIFICANT DEVELOPMENTS


     Leap Wireless is a wireless communications carrier that owns, operates and participates in CDMA telecommunications networks in domestic and international markets with strong growth potential. Through its operating companies, Leap Wireless has launched all digital wireless networks in Chile, Mexico, Russia and the United States. A Leap Wireless subsidiary also owns wireless telecommunications licenses in Australia. In August 1999, Leap Wireless agreed to sell this subsidiary for approximately $16.3 million. Leap Wireless expects to complete the sale in the near future. Upon completion of Leap Wireless' pending U.S. asset acquisitions and the sale of its Australian subsidiary, Leap Wireless will have interests in existing and planned telecommunications systems covering 170 million potential customers, of which its equity share will be approximately 66 million potential customers. Leap Wireless also was the high bidder for 36 C-Block licenses in mid-sized markets covering an aggregate of
11.2 million additional potential customers in the federal government's recently completed re-auction of broadband PCS spectrum. To complete its pending U.S. asset acquisitions and its acquisition of the licenses for which it


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


was high bidder in the recent spectrum re-auction, Leap Wireless must qualify as a designated entity entitled to hold C-Block and F-Block licenses under FCC rules and the FCC must approve the transfer of the applicable spectrum licenses. In July 1999, the FCC issued an opinion and order that had the effect of granting Leap Wireless status as a designated entity and that approved Leap Wireless' acquisition of F-Block spectrum licenses from AirGate Wireless, L.L.C. and C-Block licenses in connection with the government's recent spectrum re-auction. The approval is subject to several specified conditions and is also subject to appeal. For a description of these conditions and a possible appeal, see "Risk Factors -- Leap Wireless' Failure to Maintain its Existing Licenses and Obtain New Licenses Could Affect its Competitive Position." Leap Wireless has not yet filed an application with the FCC for the acquisition of Chase Telecommunications' C-Block licenses.


     Domestic and international telecommunications markets are expanding rapidly as countries seek to increase their number of telephone lines as a percentage of their population, known as teledensity, and to increase competition among carriers. Increased demand, decreased government regulation, and new spectrum auctions have created opportunities for new providers to capture market share. Leap Wireless believes that wireless is the cheapest and fastest way to increase teledensity in regions not yet connected by copper telephone lines, and that it possesses the expertise to oversee and manage the entry of new wireless operating companies into these competitive markets.

     Leap Wireless' domestic strategy is to offer consumers a wireless service plan that provides them with unlimited local calls for a low, flat monthly rate. Aimed at the mass consumer market, the service is marketed under the name "Cricket"(SM) and is identified as "the around town phone"(SM) and "comfortable wireless."(SM) Leap Wireless' international strategy includes identifying and investing in growth markets with local partners who provide familiarity with the market and an ability to facilitate deployment. For each of its ventures in which it holds a significant position, Leap Wireless is actively involved in the management of the networks, combining its expertise in international markets with its wireless technical expertise in CDMA. Leap Wireless is committed to bringing the benefits of reliable, cost-effective and high-quality voice and data services to its operating companies' customers.

     Leap Wireless and its operating companies are in the early stages of development and face risks inherent in establishing a new business enterprise. Leap Wireless' results of operations must be considered in light of the risks, expenses and difficulties encountered by companies at this stage of development, particularly companies involved in new and rapidly evolving international markets and companies experiencing rapid growth.

     Start-up wireless telecommunications companies typically require substantial capital expenditures for the construction of their networks, license fees and license acquisition costs. These costs are generally capitalized. In addition, these companies typically incur significant marketing and other expenses as they begin commercial operations. Accordingly, as Leap Wireless' operating companies continue to build-out their networks, expand their operations, and amortize their capitalized costs, their net operating losses and Leap Wireless' proportionate share of the losses will grow.

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

RESULTS OF OPERATIONS

NINE MONTHS ENDED MAY 31, 1999 COMPARED TO NINE MONTHS ENDED MAY 31, 1998

     Leap Wireless' consolidated net loss during the nine month period ended May 31, 1999 was $90.0 million compared to a net loss of $16.7 million in the corresponding period of the prior fiscal year. The increase was primarily the result of substantial start-up costs associated with Leap Wireless' foreign operating companies and a $16.9 million impairment loss recorded by Orrengrove Investments Limited as described below.

     Equity in net loss of unconsolidated wireless operating companies during the nine month period ended May 31, 1999 was $78.9 million compared to $11.1 million in the corresponding period of the prior fiscal year. The significant increase in Leap Wireless' share in the net loss of its unconsolidated wireless operating companies relates primarily to increased network development by these companies and the significant expenditures they made in preparing to launch their network services. The impairment loss recorded by Orrengrove in the third quarter of fiscal 1999 also increased Leap Wireless' share in the net loss of its unconsolidated wireless operating companies by $16.9 million.

     In April 1999, the Transworld Companies, partially owned subsidiaries of Orrengrove, learned that third party satellite equipment they used to provide commercial long distance service in the Russian Federation had failed. Leap Wireless does not expect that this satellite equipment can be repaired. The Transworld Companies have begun using fiber lines to provide long distance service as a short-term alternative to the satellite transmission option they previously used. The Transworld Companies are exploring long-term alternative transmission sources for their long distance services. As a result of these events, Orrengrove and its subsidiaries wrote-off their satellite related assets and reduced to fair value their license to carry long-distance traffic in Russia. The value of the license was impaired because of the loss of the satellite facilities and because of the current financial conditions in Russia.

     General and administrative expenses were $14.8 million for the nine month period ended May 31, 1999 compared to $5.6 million in the corresponding period of the prior fiscal year. The increase resulted primarily from increased staffing and business development activity related to Leap Wireless' creation of a wireless operating business in the United States. Leap Wireless expects that general and administrative expenses will continue to increase and that the amounts presented are not representative of general and administrative expenses it will incur in future periods due to the expected consolidation of Chilesat Telefonia Personal in the fourth quarter of fiscal 1999 and the pending acquisition and consolidation of Chase Telecommunications, Inc. Leap Wireless also expects that it will continue to add managerial personnel as it expands its involvement in wireless projects in the United States and various other parts of the world.

     Interest income for the nine month period ended May 31, 1999 was $7.9 million, primarily from Leap Wireless' loans to its operating companies. Interest expense was $4.2 million for the nine month period ended May 31, 1999 due to borrowings from banks and under Leap Wireless' credit agreement with QUALCOMM. There was no interest income or expense during the corresponding period of the prior fiscal year.

     In the second quarter of fiscal 1999, Leap Wireless' operating company in Mexico, Pegaso, launched commercial operations in Tijuana, the first of four cities in which it expects to begin offering wireless service in 1999. In addition, Pegaso and Sprint PCS signed a roaming agreement during the second quarter of fiscal 1999 that will enable Pegaso's customers to use Sprint PCS's nationwide wireless network in the United States.

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

Under the agreement, Sprint PCS customers will also be able to roam on Pegaso's network in Mexico.

     In March 1999, Leap Wireless' concept of providing flat-rate local area service targeted at the mass consumer market was launched in Chattanooga, Tennessee. The service, marketed under the name "Cricket"(SM) and identified as the "around town phone"(SM) and "comfortable wireless,"(SM) was introduced using Chase Telecommunications' existing infrastructure. Cricket(SM) provides customers with a simple and affordable wireless communication option by allowing them to make unlimited local calls for a flat rate. The expansion of Cricket(SM) service to Nashville, Tennessee is currently underway. The service was launched under an agreement that requires the management of Chase Telecommunications to control the business until Leap Wireless' proposed acquisition of Chase Telecommunications receives all necessary governmental approvals and is completed.

     On February 1, 1999, Chase Telecommunications had approximately 4,900 subscribers who were offered the option of converting to the Cricket(SM) service. Approximately one-half chose to convert. Approximately 8,700 subscribers used the Cricket(SM) service provided by Chase Telecommunications as of May 31, 1999.

     Metrosvyaz Ltd., a Leap Wireless operating company, develops joint ventures with local Russian telecommunications operators for the formation, development, financing and operation of wireless telephone services in the Russian Federation. Petrosvyaz, a Metrosvyaz joint venture, launched commercial service in St. Petersburg in April 1999. Metrosvyaz expects to launch commercial operations in several additional Russian cities through additional joint ventures in the following months.

     As of May 31, 1999, Chilesat had approximately 30,600 subscribers, Chase Telecommunications had approximately 8,700 subscribers, Pegaso had approximately 2,800 subscribers and Metrosvyaz had approximately 270 subscribers.

     In May 1999, QUALCOMM sold its CDMA wireless infrastructure division to Telefonaktiebolaget LM Ericsson (pbl), also known as Ericsson. As a result, Ericsson and its subsidiaries are likely to become primary suppliers of network infrastructure equipment to Leap Wireless and its operating companies. In connection with the sale, Ericsson assumed most of QUALCOMM's obligations to Leap Wireless and its operating companies under existing infrastructure supply agreements.


     Several of Leap Wireless operating companies have experienced reliability problems with respect to their network infrastructure equipment in their initial year of operation. Leap Wireless and its operating companies are working with Ericsson to address these problems.


FISCAL YEAR ENDED AUGUST 31, 1998 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 1997

     Equity in net losses of Leap Wireless' operating companies for fiscal 1998 was $23.7 million, which represents Leap Wireless' share of the net losses of the operating companies in which it holds an ownership interest accounted for under the equity method of accounting. These losses consisted of costs incurred before service launch during the network build-out and testing phases, such as salary and related benefits, overhead expenses, professional and consulting fees, and interest on long-term debt. Through August 31, 1998, there was no depreciation of network equipment and no amortization of licenses as service had not been launched commercially. For fiscal 1997, equity in net losses of Leap Wireless' operating companies amounted to $3.8 million, primarily reflecting interest on the financing of wireless telecommunications licenses and initial working capital and the fact that Leap Wireless' operating companies in which Leap Wireless invested had only recently begun network planning and build-out activities. The increase in equity in net losses of Leap Wireless' operating companies from fiscal 1997 to 1998 reflected greater network planning and build out activities in the latter period.

     General and administrative expenses were $23.9 million for fiscal 1998, compared to $1.4 million for fiscal 1997. The increase was due principally to increases in business development activities relating to projects to create Leap Wireless' operating companies in Mexico and Russia and a $1.7 million provision for bad debts against a receivable from a potential business acquisition, described in greater detail below. These development activities resulted in significantly higher professional and consulting expenses and an increase in QUALCOMM corporate overhead allocated to Leap Wireless. Leap Wireless expects that general and administrative expenses will continue to increase as a result of on-going development efforts on current and new projects. Also, general and administrative expenses will likely continue to increase from the hiring of personnel as a result of Leap Wireless becoming a stand-alone entity.

     During November 1997, QUALCOMMTel Isle of Man entered into a letter of intent to purchase a controlling interest in a Russian telephone company for approximately $10 million, subject to adjustment and pending due diligence procedures. In connection with the potential acquisition, during November and December of 1997 QUALCOMMTel Isle of Man provided $1.7 million in interest-bearing loans under an exclusivity clause to meet the interim working capital needs of the potential acquiree. After negotiations failed to result in an acquisition agreement and, due to substantial doubt on the ability of the potential acquiree to repay these loans, Leap Wireless provided a $1.7 million bad debt allowance against the receivable.

     No provision for income taxes was recognized for fiscal 1998 and 1997, as a result of the net losses incurred.

FISCAL YEAR ENDED AUGUST 31, 1997 COMPARED TO FISCAL YEAR ENDED AUGUST 31, 1996

     Equity in net losses of Leap Wireless' operating companies for fiscal 1997 was $3.8 million, which represents Leap Wireless' share of the net losses of its operating companies in which it holds an ownership interest accounted for under the equity method of accounting. The net losses represent interest expense, net of the entities' financing of license acquisitions and initial working capital, in additional to costs incurred before service launch during the network build-out and testing phases. These costs included salary and related benefits, overhead expenses and professional and consulting fees. Through August 31, 1997, there was no depreciation of network equipment and no amortization of licenses as service had not been launched commercially. Through August 31, 1996, Leap Wireless did not have any operating company interests, and, accordingly, there was no equity in earnings of investees during the year then ended.

     General and administrative expenses were $1.4 million for fiscal 1997, compared to $0.4 million for fiscal 1996. This increase was due principally to increases in business development activity relating to projects to create a wireless operating company in Chile. The development activity resulted in higher professional and consulting fees. Additionally, Leap Wireless incurred higher incremental labor and travel expenses to develop its operating companies.

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

     No provision for income taxes was recognized for the years ended August 31, 1997 and 1996, as a result of the net losses incurred.

LIQUIDITY AND CAPITAL RESOURCES

GENERAL


     Leap Wireless expects to have significant future capital requirements over the next several years in relation to corporate operations and the financing of current development projects and additional new projects. Leap Wireless' sources of liquidity are $23.5 million of cash and cash equivalents, as of May 31, 1999, and a $265 million credit agreement with QUALCOMM which contains a $35.2 million sub-facility to fund working capital and operating expenses of Leap Wireless and a $229.8 million sub-facility to fund specified portfolio investments by Leap Wireless. As of May 31, 1999, Leap Wireless had $174.5 million available to it under this credit agreement, with $26.7 million of this amount available under the working capital sub-facility and $147.8 million available under the investment sub-facility. Leap Wireless expects to meet its cash requirements for existing operations and for further investments in its development projects through early 2000 from available cash balances and borrowings under its credit agreement. As a condition to the FCC's recognition of Leap Wireless as a designated entity qualified to hold C-Block and F-Block licenses of PCS spectrum, however, Leap Wireless must take steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations.



     Leap Wireless is seeking additional debt or equity to fund its activities in the year 2000 and beyond. Leap Wireless cannot assure you that additional financing will be available or, if available, that it will be offered to Leap Wireless on acceptable terms. In addition, Leap Wireless cannot assure you that it will be able to reduce its debt to QUALCOMM to 50% or less of its outstanding debt obligations by January 2001. If Leap Wireless does not obtain additional working capital or financing by early 2000, management plans to reduce future capital needs by reducing or discontinuing the funding of uncommitted investments. In addition, to the extent necessary, management will consider other strategic modifications to its operational plans, including reducing corporate activities and possibly selling all or portions of its interests in one or more of Leap Wireless' operating companies.


OPERATING ACTIVITIES

     In the first nine months of fiscal 1999, Leap Wireless used $23.8 million in cash for operating activities, compared to $2.7 million for the corresponding period of the prior fiscal year.

     Leap Wireless expects that cash used in operating activities will increase further as Leap Wireless continues to expand its project development efforts on existing and new project opportunities. In addition, Leap Wireless expects that cash used in operating activities will increase substantially in the future as a result of Leap Wireless' acquisition and consolidation of Chilesat, its pending acquisition of Chase Telecommunications and other Leap Wireless activities related to its domestic strategy of providing a flat rate wireless local area telephone service.

INVESTING ACTIVITIES

     Cash used in investing activities was $138.3 million in the first nine months of fiscal 1999, compared to $26.9 million in the same period of fiscal 1998. Significant investments

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in the first nine months of fiscal 1999 consisted of a $60.7 million capital contribution to Pegaso which was made before Leap Wireless began to operate as an independent company, loans and advances of $46.9 million to Leap Wireless' operating companies and $28 million for Leap Wireless' acquisition of the remaining 50% of the shares of Chilesat. Leap Wireless and its wholly-owned subsidiaries expect to continue making significant investments and loans to the Leap Wireless operating companies and to continue investing in capital assets, including wireless telecommunications licenses and network equipment. Investment activity in the corresponding period in fiscal 1998 consisted of loans and start-up expenses advanced to Leap Wireless' operating companies, primarily in Mexico and Chile.

     Cash used in investing activities was $140.7 million for fiscal 1998 compared to $46.0 million for fiscal 1997. The 1998 activity results primarily from $133.9 million of investments and loans to Leap Wireless' business ventures, and the purchase of additional spectrum in Australia. Investment activity in the corresponding period for fiscal 1997 represented Leap Wireless' $42 million investment in preferred stock of Chilesat and the $4.0 million purchase of Series B Common Stock in Chase Telecommunications.


     In March 1999, Leap Wireless submitted a $20 million deposit for bidding in the federal government re-auction of C, D, E and F-Block broadband PCS spectrum. Leap Wireless was the winning bidder for 36 licenses of C-Block spectrum with an aggregate bid of $18.7 million, or $1.66 per potential customer, referred to as a POP. The licenses cover 36 mid-sized markets with an aggregate of 11.2 million potential customers. In July 1999, the FCC approved Leap Wireless' purchase of these licenses subject to specified conditions. For a description of these conditions, see "Risk Factors -- Leap Wireless' Failure to Maintain its Existing Licenses and Obtain New Licenses Could Affect its Competitive Position." Upon completion of the bidding in May 1999, the FCC returned $16.3 million of the deposit to Leap Wireless. The $3.7 million retained by the FCC represents a 20% deposit on the $18.7 million winning bid price.


     In April 1999, Leap Wireless announced that it had increased its ownership interest in Chilesat Telefonia Personal from 50% to 100%. Leap Wireless' Chilean subsidiary purchased the remaining 50% of Chilesat from Telex-Chile, a Chilean telecommunications company, and an affiliate of Telex-Chile, for $28 million and a $22 million interest-free note payable in three years. Leap Wireless is currently working to re-energize Chilesat by strengthening its management team and resuming consumer acquisition and marketing efforts that were temporarily suspended during the acquisition.


     Leap Wireless's pending acquisition of F-Block spectrum licenses in North and South Carolina from AirGate Wireless, L.L.C., its pending acquisition of Chase Telecommunications and the C-Block licenses under which Chase Telecommunications operates, and its pending purchase of the 36 C-Block licenses it won in the federal government's recent spectrum re-auction all require Leap Wireless to qualify as a designated entity under FCC rules and are subject to Federal Communications Commission approval. In July 1999, the FCC issued an opinion and order that had the effect of granting Leap Wireless status as a designated entity qualified to hold C-Block and F-Block PCS spectrum licenses and that approved Leap Wireless' acquisition of F-Block spectrum licenses from AirGate Wireless, L.L.C. and C-Block licenses in connection with the government's recent spectrum re-auction. The approval is subject to several specified conditions and is also subject to appeal. For a description of these conditions and a possible appeal, see "Risk Factors -- Leap Wireless' Failure to Maintain its Existing Licenses and Obtain New Licenses Could

Affect its Competitive Position." Leap Wireless has not yet filed an application with the FCC for the acquisition of Chase Telecommunications' C-Block licenses.



     In August 1999, Leap Wireless agreed to sell all of the shares of its wholly-owned subsidiary, OzPhone Pty Limited, for approximately $16.3 million. Leap Wireless expects to complete the sale in the near future.


FINANCING ACTIVITIES

     Cash provided by financing activities during the first nine months of fiscal 1999 was $185.6 million, representing $95.3 million of funding from QUALCOMM for Leap Wireless operations and investing activities prior to the distribution of Leap Wireless common stock to QUALCOMM's stockholders and $88.9 million of net borrowings. Cash provided by financing activities during the first nine months of fiscal 1998 was $29.6 million, representing QUALCOMM's funding of Leap Wireless operations and investing activities in this period.

     Cash provided by financing activities during fiscal 1998 and 1997 amounted to $159.1 million and $47.2 million, respectively, consisting of QUALCOMM's funding of the operating and investing cash used by Leap Wireless and a short term bank loan in fiscal 1998 to a consolidated subsidiary in connection with the Chilean venture.

     In the first quarter of fiscal 1999, Leap Wireless loaned $17.5 million to Pegaso Comunicaciones y Servicios, S.A. de C.V., a Mexican company 96%-owned by Mr. Alejandro Burillo Azcarraga, a member of Leap Wireless' Board of Directors. The purpose of the loan was to facilitate investment by Pegaso Comunicaciones y Servicios, S.A. de C.V. in Pegaso, the joint venture in which Leap Wireless has an interest, and to ensure that the investors in Pegaso made all capital contributions to Pegaso that were required for the acquisition of Mexican telecommunications licenses in September 1998. The loan accrued interest at a rate of 13% per annum, was guaranteed by Mr. Burillo, and was secured by a pledge of all of the shares of Pegaso Comunicaciones y Servicios, S.A. de C.V. and Mr. Burillo's interest in an unrelated joint venture with QUALCOMM. As scheduled, the first principal installment of $7.5 million, plus accrued interest, was repaid in the first quarter of fiscal 1999, and the second and final principal installment of $10 million, plus accrued interest, was repaid in the second quarter of fiscal 1999.


     In March 1999, QUALCOMM agreed to reduce the number of shares exercisable under its warrant for Leap Wireless common stock from 5,500,000 to 4,500,000 shares. Leap Wireless valued the buy-back of the warrant shares at $5.4 million, which included $3.0 million in cash and $2.4 million related to a handset purchase commitment. Leap Wireless borrowed $3.0 million under its credit agreement to satisfy the cash obligation.


QUALCOMM CREDIT AGREEMENT


     Before the distribution of Leap Wireless common stock by QUALCOMM, Leap Wireless entered into the credit agreement with QUALCOMM. The credit agreement consists of two sub-facilities. The working capital sub-facility enables Leap Wireless to borrow up to $35.2 million. Leap Wireless may only use the proceeds from the working capital sub-facility to meet normal working capital and operating expenses. The investment capital sub-facility enables Leap Wireless to borrow up to $229.8 million. Leap Wireless may only use the proceeds from the investment capital sub-facility to make identified portfolio investments. In addition, as one of the conditions to the FCC's recognition of Leap Wireless as a designated entity qualified to hold C-Block and F-Block licenses of

PCS spectrum, Leap Wireless must take steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations.


     The credit agreement requires Leap Wireless to comply with customary operating covenants, including a total debt to total capitalization ratio. Leap Wireless was in compliance with the financial covenant as of May 31, 1999.

     In addition, the credit agreement permits uses of funds only for specified purposes consistent with approved business plans, restricts the nature and breadth of Leap Wireless' investments and imposes other restrictions peculiar to Leap Wireless' business. The restrictions imposed by QUALCOMM related to the credit agreement could have a significant negative effect on Leap Wireless.

     Leap Wireless expects to have significant long-term future capital requirements beyond fiscal 1999 relating (1) to funding commitments to its operating companies and other operating companies in which Leap Wireless may acquire joint venture or equity interests and (2) to general working capital needs and other cash requirements. The magnitude of these long-term capital requirements will depend on a number of factors, including the specific capital needs of Leap Wireless' operating companies, additional capital needed to acquire or maintain other joint venture or equity interests or to pursue other telecommunications opportunities, competing technological and market developments and changes in existing and future relationships. Leap Wireless intends to address its long-term liquidity needs through access to private or public equity or high yield debt markets. However, we cannot assure you that Leap Wireless will be successful in its efforts to raise the capital required to fund operations on a long-term basis. Failure to satisfy these capital requirements would have a significant negative effect on Leap Wireless' business, results of operations, liquidity and financial position.

LIQUIDITY AND SUBSTANTIAL LEVERAGE OF LEAP WIRELESS' OPERATING COMPANIES

     Leap Wireless generally expects that its operating companies will be financed initially with equity contributions and loans from Leap Wireless and its partners. Leap Wireless also expects that its operating companies will seek stand-alone third party financing after their initial stages of development. In some cases, Leap Wireless and its partners may provide additional equity or loans to operating companies after their initial contributions.

     Although each of Leap Wireless' operating companies has obtained substantial equity contributions, they generally are or may become highly leveraged, which is typical for start-up wireless telecommunications companies. The ability of these companies to obtain future financings and to meet debt covenants in connection with the financings will be dependent upon their future performance, including the generation of revenue and cash flow, and upon prevailing economic conditions which are beyond their control. In addition, Leap Wireless expects that some of its operating companies will be substantially funded through equipment financing arrangements from vendors. These equipment financings will be dependent upon meeting planned levels of performance. If the operating companies fail to meet these performance requirements, the related equipment financings could be materially restricted or terminated.

     Leap Wireless' credit agreement provides it with sufficient liquidity to contribute the approximately $45.9 million of financing it is contractually bound to provide to its operating companies as of May 31, 1999. The companies have business plans, however, which call for substantial additional financing to build-out and operate their planned networks. These operating companies are generally seeking new equity and debt from existing investors, equipment vendors and third parties, and Leap Wireless has been assisting them in their efforts. At this time, however, capital markets have been constrained because of uncertain worldwide economic conditions, and development stage companies in emerging markets find it difficult to raise additional capital. As a result, Leap Wireless cannot assure you that its operating companies will be able to obtain the required additional financing. Further, if an operating company fails to gain required new financing, that failure could have a material adverse effect on that company and, as a result, a material adverse effect on Leap Wireless.

     In March 1999, Leap Wireless entered into a substitute loan agreement to provide $72.5 million of working capital to Metrosvyaz. As previously contemplated, the amount available to Metrosvyaz under its credit agreement with QUALCOMM was simultaneously reduced by $72.5 million to $102.5 million, making a combined total of $175 million available to Metrosvyaz from QUALCOMM and Leap Wireless. Leap Wireless intends to fund its loan to Metrosvyaz, which is subordinated to QUALCOMM's loan to Metrosvyaz, through borrowings under Leap Wireless' $265 million credit agreement with QUALCOMM. Metrosvyaz owed Leap Wireless $27.4 million under the substitute loan agreement as of May 31, 1999.

     In response to restricted capital markets and economic difficulties in Russia, Metrosvyaz reduced the capacity of the networks it planned to construct or procure in 1999. Petrosvyaz, a Metrosvyaz joint venture, launched commercial service in St. Petersburg in April 1999. Metrosvyaz expects to launch commercial operations in several additional Russian cities through additional joint ventures in 1999. Leap Wireless expects that the $175 million available to Metrosvyaz under its current QUALCOMM credit facility and Leap Wireless credit facility will provide Metrosvyaz with sufficient liquidity to fund its deployment and operations through the end of 1999.

     In May 1999, Pegaso entered into a $100 million loan agreement. Leap Wireless has agreed to pay 33% of Pegaso's obligations under this agreement in the event of Pegaso's default. Leap Wireless expects that the $100 million facility and approximately $50 million of equity which is committed to be contributed to Pegaso within the next several months will be sufficient to finance Pegaso's capital and operating requirements through the end of 1999.

     During the third quarter of fiscal 1999, Leap Wireless loaned Chilesat $7.0 million. At May 31, 1999, working capital loans to Chilesat totaled approximately $23 million. Leap Wireless estimates that, as of May 31, 1999, Chilesat needed approximately $109 million of additional working capital, infrastructure and handset financing to fund its activities and to expand its networks and businesses as currently contemplated through the end of 1999. As of May 31, 1999, Leap Wireless had approximately $23 million available to loan to Chilesat under its credit agreement with QUALCOMM, and Chilesat had approximately $8 million of additional handset funding committed from QUALCOMM. In addition, Leap Wireless is currently in late stage discussions to obtain additional vendor financing for Chilesat, and Chilesat will seek additional equity and debt financing to satisfy the balance of its desired financing through 1999. If Chilesat does not obtain all of the funds it requires to operate and expand as currently anticipated through the end of 1999, Chilesat will restrict or postpone its expansion until additional funds are available. The preceding estimates of Chilesat's financing needs assume that Chilesat will not be required to make debt repayments to QUALCOMM throughout the remainder of 1999. Chilesat is currently in discussions with QUALCOMM to restructure the terms of a deferred payment agreement with QUALCOMM and is currently delinquent in payments of $10.9 million.

     Leap Wireless and Chase Telecommunications are among the parties to a credit agreement under which Leap Wireless has agreed to provide, at its discretion, working capital to Chase Telecommunications. The parties have agreed in principle to increase the maximum principal amount that may be drawn under the facility to $45 million. At May 31, 1999, principal borrowings under the working capital facility totaled approximately $26.8 million.

CURRENCY FLUCTUATION RISKS

     Leap Wireless reports its financial statements in U.S. Dollars. Leap Wireless' principal operating companies function in different currency jurisdictions and all report in local currencies. Consequently, fluctuations in currency exchange rates between the U.S. Dollar and the applicable local currency will affect Leap Wireless' results of operations as well as the value of its ownership interests in its operating companies or start-up projects.

     Leap Wireless' operating companies face certain risks from fluctuations in foreign currency and interest rates, which could impact each company's respective results of operations and financial condition. Because many of the operating companies' contracts with equipment suppliers are denominated in U.S. Dollars, a significant change in the value of the U.S. Dollar against the national currency of any operating company could result in the increase of the relative cost of the contracts. Such a change also could restrict an operating company from fulfilling its contractual obligations. As a result, any devaluation in the local currency relative to the currencies in which these liabilities are payable could have a significant negative effect on Leap Wireless. In some developing countries, including Mexico and Russia, significant devaluations relative to the U.S. Dollar have occurred and may occur again in the future. In these circumstances, Leap Wireless may experience economic loss regarding its ownership interests and fluctuations in its results of operations solely as a result of exchange rate fluctuations.

     Leap Wireless seeks to reduce its foreign exchange exposure arising from transactions by matching, where possible, assets and liabilities. We cannot assure you that Leap Wireless will successfully match its assets and liabilities or otherwise reduce its foreign exchange exposure. In some cases, the operating companies may borrow in U.S. Dollars rather than in local currencies because the U.S. Dollar borrowings are the only funding source available to them at the time. In these circumstances, Leap Wireless has decided, in conjunction with its partners, to accept the inherent currency risk principally because of the relatively high cost of buying or the inability to buy forward cover in currencies of the countries in which the operating companies conduct business.

HEDGING ACTIVITIES

     Leap Wireless does not have a policy to systematically hedge against foreign currency exchange rate and interest rate risks. From time to time, however, Leap Wireless may enter into such a hedging arrangement to the extent deemed beneficial. In March 1999, Leap Wireless entered into an interest rate cap agreement which effectively caps a portion of Leap Wireless' variable rate interest obligations at a fixed rate.

INFLATION

     Inflation has had and may continue to have negative effects on the economies and securities markets of emerging market countries and could have negative effects on the operating companies and start-up projects in those countries, including their ability to obtain financing. Russia, Chile and Mexico, for example, have periodically experienced relatively high rates of inflation. The operating companies, where permitted, and subject to competitive pressures, intend to increase their tariffs to account for the effects of inflation. However, in those jurisdictions where tariff rates are regulated or specified in the license, the operating companies may not successfully mitigate the impact of inflation on their operations.

     While system equipment costs may increase over time as a result of inflation, Leap Wireless expects that the cost of subscriber equipment will decrease over time, although there can be no assurance that this will be the case. General operating expenses such as salaries, employee benefits and lease costs are, however, subject to normal inflationary or deflationary pressures.

YEAR 2000 ISSUE

     The Year 2000 issue arises from the fact that most computer software programs have been written using two digits rather than four to represent a specific year. Any computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculation causing disruptions of operations including a temporary inability to process transactions, send invoices or engage in similar normal business activities.

     Leap Wireless and its operating companies have recently begun their respective businesses and have designed and built their wireless telephone networks and support systems with the Year 2000 issue in mind. The recent acquisition of network equipment and software does not guarantee, however, that such equipment and software will be Year 2000 compliant.

     Leap Wireless and each of its operating companies are conducting an inventory to identify its systems that may be subject to Year 2000 problems and that are critical to its business and operations. At the same time, each of Leap Wireless' operating companies has been working with its primary telecommunications systems vendors to confirm that the vendor's products are Year 2000 ready and, if not, to agree with such vendor on a remediation and test program to be implemented prior to the Year 2000.

     Although Leap Wireless expects that its operating companies' critical network infrastructure systems will be Year 2000 compliant, Leap Wireless' operating companies may experience difficulties with systems maintained by third parties. For example, other telecommunications systems that interconnect with the operating companies' systems (such as landline, long-distance and power systems) could malfunction and disrupt their ability to provide wireless service. Leap Wireless' operating companies are not currently aware of evidence that a failure is likely to occur in their service areas. However, Leap Wireless' operating companies continue to evaluate the risk associated with third party interfaces and Year 2000 issues.

     Leap Wireless continues to actively work with its operating companies to evaluate risk and the development of any required remediation plans. To date, Leap Wireless has not incurred any material costs in support of the Year 2000 issue. Leap Wireless estimates that it will spend $500,000 or less in fiscal year 1999 to review and correct any non-compliance as well as to support the Leap Wireless operating companies and support material third party relationships. Leap Wireless has not yet developed contingency plans to handle Year 2000 failures.

     We cannot assure you that Leap Wireless and its operating companies will be able to identify all Year 2000 problems in their systems and third party systems in advance of the occurrence of those problems. In addition, we may not be able to remedy any problems that may occur on a timely basis. A material Year 2000 problem could result in an interruption in, or a failure of, certain normal business activities, including the provision of wireless service by the Leap Wireless operating companies. Such a problem could materially and adversely affect the business and operations of Leap Wireless and its operating companies.

FUTURE ACCOUNTING REQUIREMENTS

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which Leap Wireless must adopt for fiscal year-end 1999. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Under FAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. Leap Wireless has not determined the impact of the adoption of this new accounting standard on its financial statement disclosures.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("FAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which Leap Wireless must adopt for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. Leap Wireless has not determined the impact of the adoption of this new accounting standard on its consolidated financial position or results of operations.

                                    BUSINESS

INTRODUCTION


     Leap Wireless manages, supports, operates and participates in CDMA-based wireless telecommunications businesses and ventures in the United States, Mexico, Russia and Chile. In addition, Leap Wireless is pursuing opportunities to construct, manage, support, operate and participate in additional wireless telecommunications systems in other targeted United States and international markets offering high growth potential.


     Leap Wireless was formed in June 1998 as a subsidiary of QUALCOMM, a provider of CDMA-based digital wireless communications equipment, technologies and services. On September 23, 1998, QUALCOMM distributed all of the outstanding shares of Leap Wireless common stock to QUALCOMM's stockholders as a taxable dividend. In May 1999, QUALCOMM sold substantially all of the assets of its CDMA infrastructure division to Ericsson.

     QUALCOMM and Ericsson are major suppliers of CDMA subscriber and infrastructure equipment, respectively, for Leap Wireless' wireless telecommunications businesses. Leap Wireless expects that QUALCOMM and Ericsson will continue to be major suppliers for future wireless telecommunications businesses in which Leap Wireless participates.


     Leap Wireless owns joint venture interests or stock in the following telecommunication companies: Pegaso Telecomunicaciones S.A. de C.V. (Mexico), Metrosvyaz Limited (Russia), Orrengrove Investments Limited (Russia), Chilesat Telefonia Personal, S.A. (Chile), Chase Telecommunications, Inc. (U.S.) and OzPhone Pty. Ltd. (Australia). QUALCOMM transferred its interests in these companies to Leap Wireless. In addition, Leap Wireless has secured and is pursuing additional telecommunications opportunities in domestic and international markets. In April 1999, Leap Wireless purchased the 50% interest in Chilesat that it did not already own. Subject to FCC approval, Leap Wireless also agreed to acquire four F-Block PCS licenses in North and South Carolina and 100% of the stock of Chase Telecommunications and related C-Block licenses covering virtually all of Tennessee. In addition, Leap Wireless was the high bidder, also subject to FCC approval, for 36 C-Block PCS licenses covering approximately 11.2 million potential customers in mid-sized markets throughout the U.S. in the recent government reauction of PCS spectrum. In July 1999, the FCC issued an opinion and order that had the effect of granting Leap Wireless status as a designated entity qualified to hold C-Block and F-Block PCS spectrum licenses and that approved Leap Wireless' acquisition of F-Block spectrum licenses from AirGate Wireless, L.L.C. and C-Block licenses in connection with the government's recent spectrum re-auction. The approval is subject to several specified conditions and is also subject to appeal. For a description of these conditions and a possible appeal, see "Risk Factors -- Leap Wireless' Failure to Maintain its Existing Licenses and Obtain New Licenses Could Affect its Competitive Position." Leap Wireless has not yet filed an application with the FCC for the acquisition of Chase Telecommunications' C-Block licenses. Various parties, including the U.S. Small Business Administration, previously challenged Leap Wireless' qualification to hold C-Block and F-Block PCS licenses, and such parties may appeal the FCC's opinion and order approving the transfer of several C-Block and F-Block PCS spectrum licenses to Leap Wireless. Leap Wireless cannot assure you that its pending acquisitions will be consummated.


     CDMA forms the technological basis for Leap Wireless' wireless telecommunications systems. CDMA is an integrated software and hardware system invented by

QUALCOMM which digitally transmits telecommunications signals in a wireless network. Wireless telecommunication companies have deployed CDMA systems in approximately 36 countries with over 29 million commercial subscribers worldwide. Leap Wireless believes that CDMA offers a number of advantages over analog and other digital technologies. These advantages include:

     - increased call capacity;

     - higher quality voice and data transmission;

     - fewer dropped calls;

     - enhanced privacy;

     - lower power requirements; and

     - lower system costs.

     Leap Wireless' senior management has many years of experience in the wireless telecommunications industry. A number of Leap Wireless' senior management members were previously members of QUALCOMM's senior management and joined Leap Wireless from QUALCOMM in connection with the formation of Leap Wireless. Leap Wireless senior management includes (1) Harvey P. White, a co-founder of QUALCOMM and formerly President and later Vice Chairman of the Board of QUALCOMM, who is Leap Wireless' Chief Executive Officer and Chairman of the Board; (2) Susan G. Swenson, formerly President and Chief Executive Offer of Cellular One, a joint venture between AirTouch and AT&T Wireless, who is Leap Wireless' President; (3) Thomas J. Bernard, formerly Senior Vice President of QUALCOMM, who is Leap Wireless' Vice Chairman and President -- International Business Division; and (4) James E. Hoffmann, formerly Vice President, Legal Counsel of QUALCOMM, who is Leap Wireless' Senior Vice President and General Counsel.

     Leap Wireless participates in its wireless telecommunications businesses primarily through joint ventures and strategic alliances with other parties. Leap Wireless provides the business in which it participates with:

     - substantial management and operational support;

     - assistance in selecting contractors and negotiating contracts;

     - support in designing and developing marketing plans, distribution systems, billing systems and customer support plans; and

     - system launch and roll-out planning.

     Leap Wireless provides these services using its own employees as well as through consultants with substantial experience in the telecommunications industry. Leap Wireless intends to continue to focus on providing this management and operational support in its future wireless telecommunications business opportunities.

     Leap Wireless has only operated as an independent company since September 1998 and it, and each of its wireless telecommunications businesses and ventures, are at an early stage of development. Leap Wireless expects to incur substantial losses for the foreseeable future. Leap Wireless has generated net losses since inception, and must recognize a share of the losses of its operating companies as a result of Leap Wireless' ownership interests in these businesses and ventures. Leap Wireless' ability to generate revenues will depend on a number of factors, including the future operations and profitability of Leap Wireless' wireless telecommunications businesses and ventures.

     Leap Wireless will require significant capital in the future to help meet the funding requirements of its existing wireless telecommunications businesses and ventures and any additional companies in which it invests, as well as for general working capital needs. Leap Wireless expects to obtain much of its required near-term financing through borrowings under its credit agreement with QUALCOMM. As one of the conditions to the FCC's recognition of Leap Wireless as a designated entity qualified to hold C-Block and F-Block licenses of PCS spectrum, however, Leap Wireless must take steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations. Leap Wireless cannot assure you that additional sources of debt financing will be available to Leap Wireless to finance its operations after the credit agreement has been fully drawn or to comply with the condition imposed by the FCC regarding Leap Wireless' debt to QUALCOMM. As a result of its capital requirements, including borrowings under the credit agreement, Leap Wireless expects to maintain high levels of debt.


     Leap Wireless believes that recent changes in the telecommunications industry have resulted in a growing opportunity to manage, operate and invest in wireless systems around the world. While older wireless systems had spurred the growth of cellular networks, the invention of terrestrial wireless CDMA not only improved cellular systems but also effectively supported fixed wireless with growth in capacity, improvements in voice quality, and lower equipment and maintenance costs. While wireless telecommunications has historically been viewed primarily as a second phone for the affluent, Leap Wireless believes it will increasingly become the logical and preferred system for use as a first phone.

     As new carriers and spectrum opportunities arose for the deployment of CDMA systems, wireless operators and others approached QUALCOMM to join new carriers in operating joint ventures in the United States and abroad. QUALCOMM agreed to participate in several of these business opportunities. Prior to QUALCOMM's distribution of Leap Wireless' common stock, QUALCOMM transferred its interests in the Leap Wireless operating companies to Leap Wireless. Leap Wireless believes that it has an advantage in being already established in the business of managing, supporting and investing in CDMA wireless networks that are being built out or are in the planning stages of build out. Leap Wireless anticipates that there will be additional opportunities where new licensees or licensees seeking to expand their business will seek help from Leap Wireless for operational support, management and capital.

     Leap Wireless intends to continue its strategy of entering into joint ventures to access new markets and opportunities. Leap Wireless expects that it will selectively focus on a limited number of high-growth opportunities, taking into account its management and capital resources. Leap Wireless plans to focus its operations on areas where the potential to provide value added services, and thereby launch successful wireless ventures, is higher. Leap Wireless will strive to expand its expertise through the experience gained on its current and future ventures to become a sought after and more valuable participant in future joint ventures.

     Leap Wireless believes that it will not hold a majority ownership in many of the joint ventures in which it elects to participate due to a variety of reasons, ranging from foreign governmental policies to Leap Wireless' investment limitations and the desire to bring many parties with diverse experiences into a joint venture. Generally, Leap Wireless plans to have a significant initial ownership and to be active in the management of all the systems in which it has an equity interest. Over time, however, Leap Wireless expects that its percentage ownership interests will face reduction as part of the dilution that will occur as the operating companies raise additional capital to expand or build-out the systems. From time to time, Leap Wireless may also sell ownership interests as part of a strategy of returning value to its stockholders from the increase in value of the systems in which it participates. These sales will likely provide funds for future participation in new projects thereby providing for growth in Leap Wireless.


     Leap Wireless and its operating companies hold licenses to provide wireless telecommunications services to an aggregate of approximately 170 million potential subscribers as of May 31, 1999, assuming completion of Leap Wireless' pending acquisition of licenses in North and South Carolina and its pending sale of its Australian subsidiary. Leap Wireless was also the high bidder for 36 C-Block spectrum licenses in mid-sized markets covering approximately 11 million potential customers in the federal government's recent re-auction of broadband PCS spectrum.



     Leap Wireless' operating company in Mexico, Pegaso, holds licenses to provide nationwide services throughout Mexico and began providing wireless telecommunications services in Tijuana in February 1999. Chase Telecommunications, a corporation that Leap Wireless agreed to acquire subject to FCC approval, began offering wireless service in Chattanooga, Tennessee in September 1998. Leap Wireless' domestic wireless concept, "Cricket,"(SM) was launched using Chase Telecommunications' existing infrastructure in March 1999. In Russia, Leap Wireless' subsidiary QUALCOMM Telecommunications Ltd. and an affiliate of Itar Tass, the official news agency of the Russian Federation, have formed a joint venture in which they hold equal shares. The joint venture, Metrosvyaz Ltd., is in the process of entering into other joint ventures with local telecommunications operators to finance, build and operate wireless systems in Russia. One of these joint ventures began offering service in St. Petersburg in April 1999. A separate Leap Wireless subsidiary, also named QUALCOMM Telecommunications Limited, is a joint venture participant in Orrengrove Investments Limited, which is seeking to build a long distance network in Russia through its subsidiaries. These subsidiaries began to offer limited long distance service between Moscow and Perm in December 1998. Leap Wireless participates in the Chilean telecommunications market through its 100% investment in Chilesat Telefonia Personal, which holds a nationwide Chilean PCS license. Chilesat began operations in September 1998. In Australia, a wholly-owned subsidiary of Leap Wireless owns a license to operate wireless telecommunications in 13 regions covering approximately 6.4 million potential customers, known as POPs. In August 1999, Leap Wireless agreed to sell all of the shares of this subsidiary, OzPhone Pty Limited, for approximately $16.3 million. Leap Wireless expects to complete the sale in the near future. In addition, QUALCOMM and Leap Wireless have agreed that QUALCOMM will transfer its 49% ownership interest in Telesystems of Ukraine to Leap Wireless if specific events occur before April 2000. As a result of continued difficulties between QUALCOMM and Telesystems of Ukraine, we do not believe that these conditions will be satisfied by April 2000 or that the transfer will occur.

     The following table summarizes Leap Wireless' current joint ventures and other interests and provides certain information relating thereto:


                                                                                                           ACTUAL/
                                            EQUITY     LICENSED    EQUITY       TOTAL         EQUITY       EXPECTED
         INVESTMENT            LOCATION    INTEREST      POPS       POPS     SUBSCRIBERS    SUBSCRIBERS     LAUNCH
         ----------           ----------   --------    --------    ------    -----------    -----------    --------
                                                                  (IN MILLIONS)
Pegaso Telecomunicaciones,
  S.A. de C.V.(1)...........  Mexico          33%(2)     99.0       32.7(2)     2,800             924       Feb 99
Chase Telecommunications      Tennessee,
  Holdings Inc.(3)..........  U.S.A.         7.2%         6.3        6.3(4)     8,700           8,700(4)    Sep 98
Chilesat Telefonia Personal,
  S.A.(5)...................  Chile          100%        14.9       14.9       30,600          30,600       Sep 98
QUALCOMMTel/Metrosvyaz......  Russia          --(6)      46.5(7)      --(7)       270(8)           47(8)    Apr 99
QUALCOMMTel/Orrengrove (Long
  distance venture).........  Russia          --(9)        --(9)      --(9)       N/A             N/A       Dec 98
OzPhone.....................  Australia      100%(10)     6.4        6.4(10)      N/A             N/A           --


-------------------------
 (1) Leap Wireless' holdings are through a wholly-owned subsidiary, Leap PCS Mexico, Inc., which in turn owns 33% of Pegaso Telecomunicaciones, S.A. de C.V. Pegaso Telecomunicaciones, S.A. de C.V. owns three companies, one of which owns the licenses, one of which owns the operating assets and operates the business, and one of which employs the operating personnel.

 (2) Leap Wireless' interest in Pegaso Telecomunicaciones, S.A. de C.V. is expected to be diluted to approximately 25% through new capital that other investors have committed to contribute, and this will reduce the Equity POPs to 24.8 million.

 (3) Leap Wireless has entered into an agreement to purchase substantially all of the assets of Chase Telecommunications Holdings, Inc., including all of the outstanding equity of Chase Telecommunications, Inc.

 (4) Assumes Leap Wireless completes its pending acquisition of Chase Telecommunications, Inc.

 (5) Leap Wireless' holdings are through a wholly-owned subsidiary, Inversiones Leap Wireless Chile S.A., which in turn owns 100% of Chilesat.

 (6) Leap Wireless' holdings in Russia are through two distinct subsidiaries. Leap Wireless holds a 70% owned subsidiary, QUALCOMM Telecommunications Ltd., a Cayman Islands company, which in turn owns 50% of Metrosvyaz Limited, which plans to own 50% of several operating joint ventures in Russia. See Note 9 below regarding the second subsidiary.

 (7) Licensed POPs (licenses covering a number of potential customers) and Equity POPs (licensed POPs multiplied by equity percentage ownership) are based on the 20 regions that Metrosvyaz currently expects to serve through joint ventures, based upon executed joint venture agreements and letters of intent regarding the formation of joint ventures.

 (8) Total Subscribers and Equity Subscribers are based on subscribers of Petrosvyaz, a Metrosvyaz joint venture that launched service in St. Petersburg in April 1999.

 (9) In addition to the subsidiary discussed in Note 6, Leap Wireless holds a 70% interest in QUALCOMM Telecommunications Ltd., an Isle of Man company, which in turn owns a 50% interest in Orrengrove Investments Limited, which in turn owns a 60% interest in three related companies referred to as the Transworld Companies. Orrengrove is seeking to build a long distance network in Russia through its subsidiaries. Because Orrengrove's subsidiaries intend to provide long distance services to operators and not wireless communications services to subscribers, no figures are listed for Licensed POPs and Equity POPs.


(10) Leap Wireless has agreed to sell all of the shares of OzPhone.


INDUSTRY BACKGROUND

     Telecommunications markets are expanding rapidly as countries seek to increase teledensity and competition among carriers. Often the fastest, most economical and easiest way to meet these demands is through the implementation and operation of wireless systems. The number of wireless licenses and the amount of spectrum allocated to wireless networks are growing rapidly. Awards of multiple licenses for fixed and mobile wireless telecommunications operations to multiple carriers to spur the growth of teledensity and competition are occurring in many markets. Historically, many countries had just one government-owned or government-supported wireless carrier, but many of these nations now have multiple national or regional carriers. These changes have created a need for capital to build out these new (largely wireless) systems and expertise to oversee and manage the entry of these new systems into their competitive markets.

     Significant demand for high-quality wireless telecommunications systems also exists in more developed international markets. Local governments in many of these countries regulate the telecommunications systems, and licenses to provide services have been largely unavailable. Decreased government regulation, and active solicitation of new and better services through auctions of licenses, create opportunities for local and foreign providers to capture market share. These opportunities have been recognized in many countries, including those where Leap Wireless has operations.

     Wireless telecommunications service is currently available using either analog or digital technology. Although analog technology is more widely deployed than digital technology, its use is growing more slowly and analog technology has significant limitations. Digital wireless telecommunications systems overcome the capacity constraints of analog systems by converting voice or data signals into a stream of digits that is compressed before transmission, enabling a single radio channel to carry multiple simultaneous signal transmissions. This increased capacity, along with enhancements in digital protocols, allow digitally based systems to offer new and advanced services including greater call privacy, fraud protection, higher voice quality, single number service, integrated voice and paging, and enhanced wireless data transmission services such as e-mail, facsimile and wireless connections to computer networks.

     The primary digital technologies available for wireless fixed and mobile applications are CDMA and Time Division Multiple Access, known as TDMA. TDMA has been deployed in three predominant variations: (1) Global System for Mobile Communications, known as GSM, a system standardized in Europe and widely exported and deployed throughout the world, including a variant used for PCS in the United States; (2) U.S. TDMA, a standard for cellular and PCS in the U.S. which has had limited success outside the Americas; and (3) PDC, a Japanese standard.

     From an economic standpoint, CDMA technology provides cost savings in initial capital investment and over the life of the network because of its capacity and coverage advantages. CDMA networks cost less to design and engineer than other types of wireless systems, making them easier to reconfigure and expand. CDMA currently provides more than 10 times the capacity of analog wireless technologies in large scale systems, and more than three to five times the capacity of other digital technologies, enabling service providers to support more subscribers and greater volumes of wireless traffic within a given amount of radio frequency spectrum. CDMA networks also require fewer cell sites than other wireless technologies to cover a given area, which can reduce initial capital expenditures as well as ongoing operational and maintenance costs. In addition, CDMA is the only wireless technology that effectively supports both fixed and mobile services from the same platform, supporting two sources of revenue and providing a rapid, cost-effective means to respond to dynamic market requirements. From a performance standpoint, consumers benefit from improved voice and call quality, longer phone battery life, better coverage and fewer dropped calls, and the security afforded by digital coding techniques.

     CDMA is an open standard with over 50 manufacturers who are licensed to produce CDMA network equipment, subscriber handsets, and test equipment, providing a wide choice in suppliers, competitive equipment pricing and continued product developments.

CORPORATE STRATEGY

     Leap Wireless' strategy is to provide management and project expertise to, and selectively invest in and manage, joint ventures and other collaborative efforts to provide cdmaOne wireless telecommunications services in markets with significant growth potential. Leap Wireless believes its experience, technical and commercial expertise, and access to equipment and technology will benefit Leap Wireless and the entities in which it invests. Elements of Leap Wireless' strategy include:

     Focus on National/International Growth Markets. Leap Wireless expects to continue to invest in entities that serve or intend to serve markets in which Leap Wireless' contributions could result in added value and contribute to an enterprise that captures significant market share. The launch of "Cricket"(SM) service in Tennessee is an example of its strategy of providing unlimited local calls to the mass consumer market for a low, flat-rate. Leap Wireless' equity interests in Chile and its joint venture interest in Mexico reflect Leap Wireless' strategy of obtaining licenses in markets where these licenses were previously unavailable or more limited in number and scope. Leap Wireless' equity interests in Russia are examples of Leap Wireless' plan to invest in developing countries and provide wireless service to markets without significant wireline penetration.

     Actively Participate in Operating Companies' Management. Leap Wireless exercises (to varying degrees) significant management influence and oversight over the businesses in which it invests. Leap Wireless believes its experience, business relationships and other factors enable it to add value to its joint ventures and equity interests and increase its operating companies' performance and likelihood of success. Leap Wireless has the right to appoint or nominate management personnel for, and has representation on the Boards of Directors of, the operating companies in which it holds significant equity positions. Moreover, Leap Wireless has entered into contractual arrangements with its operating companies to provide financing and services. Leap Wireless has played a significant role in the development of its operating companies' business plans and objectives.

     Leverage Strategic Alliances. In securing investment partners, Leap Wireless seeks entities that can provide familiarity with local markets, an ability to facilitate development in a particular market, or other necessary features of a successful network-building enterprise. Leap Wireless intends to cultivate its existing relationships with its co-investors in various markets in order that each investor can contribute to the success of a particular operating company. Leap Wireless also intends to continue to search for strategic partners with whom it can invest in new enterprises supported by a wide range of expertise and available resources. Leap Wireless seeks to ensure that its strategic alliances enable it to better prepare and equip its operating companies for successful development.

     Build Industry-Leading Networks. The wireless networks of Leap Wireless are designed to utilize cdmaOne technology. Leap Wireless intends that its operating companies will build high-quality, industry-leading networks that provide state-of-the-art services and sophistication. Leap Wireless believes cdmaOne technology will allow its operating companies to offer cost-effective, high quality telecommunications services, integrate advanced feature functionality, and provide advanced services that make their offerings attractive to end-users. Leap Wireless believes its use of CDMA technology will give it an advantage over competitors utilizing competing technologies in terms of the costs to deploy and operate networks, spectral efficiencies, improved service offerings to customers, enhanced voice quality, privacy and fraud protection and fewer dropped calls.

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OPERATING COMPANIES OF LEAP WIRELESS

     Leap Wireless' operating companies consist of joint ventures and other entities around the world, each of which is described below.

PEGASO TELECOMUNICACIONES, S.A. DE C.V. AND PEGASO COMUNICACIONES Y SISTEMAS, S.A. DE C.V., MEXICO

     General. Leap Wireless holds an interest in Pegaso Telecomunicaciones, S.A. de C.V., a joint venture formed to construct and operate a wireless telecommunications network in Mexico. In October of 1998, Pegaso Comunicaciones y Sistemas, S.A. de C.V., a wholly-owned subsidiary of Pegaso Telecomunicaciones, acquired nationwide PCS licenses in the 1.9GHz frequency bands in Mexico for approximately US $221 million (based on exchange rates in effect on the dates the license payments were made -- averaging 9.86 Mexican pesos per U.S. dollar). Pegaso launched operations in Tijuana in February 1999 and expects to begin commercial service in Mexico City, Monterrey and Guadalajara later in 1999. Pegaso hopes to eventually construct and operate wireless telecommunications systems in up to 63 additional cities. In bidding for its licenses, Pegaso Telecomunicaciones agreed to provide coverage by October 2001 to municipalities containing at least 20% of the total population of most of the licensed regions and to provide service to at least 50% of the total population of most of the licensed regions by October 2003. We cannot assure you that Pegaso Telecomunicaciones can complete these construction projects for the amount budgeted or on a timely basis.

     Pegaso Telecomunicaciones and Sprint PCS have signed a roaming agreement that will enable Pegaso customers to use Sprint PCS's nationwide wireless network in the U.S., and will allow Sprint PCS customers to roam on Pegaso's network in Mexico.

     The opportunity to assist in the license acquisition, financing, design, construction and operation of a new wireless cdmaOne system in an area previously underserved makes Leap Wireless' Mexico operation a blueprint for future Leap Wireless joint venture opportunities.

     Market Opportunity. In early 1998, the Mexican government auctioned four additional licenses in each region of Mexico to allow additional competition in the mobile wireless market. Pegaso Telecomunicaciones acquired nationwide PCS licenses in these auctions. Mexico's population of approximately 99 million people is approximately 70% urban with approximately 50% living in Mexico City, Monterrey and Guadalajara, the country's three largest cities. In 1998, Mexico's teledensity was approximately 10.4% and its cellular penetration was approximately 3.5%.


     Strategic Partners. In addition to Leap Wireless, Pegaso Comunicaciones y Servicios, S.A. de C.V. and Corporativo del Valle de Mexico, S.A. de C.V., an affiliate of Grupo Televisa, have interests in Pegaso Telecomunicaciones. Grupo Televisa is the largest media company in the Spanish-speaking world and is a major participant in the international entertainment business. Pegaso Comunicaciones y Servicios, S.A. de C.V., a Mexican company 96%-owned by Alejandro Burillo Azcarraga, a member of the Leap Wireless board of directors, is affiliated with Grupo Pegaso, a private investment group with investments in various industries including cable television, communications, retail electronics, real estate, sports and entertainment. Leap Wireless management believes that Pegaso Comunicaciones y Servicios' and Corporativo del Valle de Mexico's strong financing resources, as well as their political access in Mexico, provide Pegaso


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Telecomunicaciones critical skills and relationships for assisting the network build-out and in marketing and distributing Pegaso Telecomunicaciones' wireless services.

     Leap Wireless Rights and Interests. Leap Wireless, through a wholly-owned subsidiary, currently owns a 33% interest in Pegaso Telecomunicaciones and has invested $100 million of the $300 million of capital that has been contributed by the members of the joint venture. Once all $400 million of capital committed to the venture by the members has been contributed, Leap Wireless, Pegaso Comunicaciones y Servicios and Grupo Televisa will hold approximately 25%, 29% and 15% of the voting shares, respectively, with several other investors holding the balance of the shares. Under the joint venture agreement with Pegaso Telecomunicaciones, Leap Wireless has a contractual right to elect two of nine directors for so long as Leap Wireless owns 15% or more of the equity. Leap Wireless has agreed to provide operator services to Pegaso Telecomunicaciones and in turn has generally subcontracted those services to a subsidiary of GTE. GTE is one of the world's largest publicly traded international telecommunications operators, with investments and operations in the United States and many other parts of the world.

     Capital Requirements and Projected Investments. Leap Wireless expects that Pegaso will be required to raise approximately $1.6 billion to build-out, launch and operate its planned network. To date, the members of the joint venture have contributed $300 million of equity, and members other than Leap Wireless have committed an additional $100 million of equity contributions. In addition, QUALCOMM and another equipment vendor have agreed to provide approximately $580 million of secured equipment financing to the venture. In May 1999, Pegaso Telecomunicaciones entered into a $100 million working capital facility. Leap Wireless expects that the facility and the $50 million of capital that is committed to be contributed this year will finance Pegaso Telecomunicaciones' capital and operating requirements through the end of 1999.

     Regulatory Environment. After the passage of the Ley Federal de Telecomunicaciones (Federal Telecom Law), which came into effect on June 8, 1995, Mexican PCS/ WLL auctions started on November 17, 1997. The Comision Federal de Telecomunicaciones offered four licenses in the 1.9GHz band (PCS) and four licenses in the 3.4GHz band (WLL). Pegaso Telecomunicaciones successfully purchased nationwide PCS licenses in the auctions, each with a term of 20 years. The Secretaria de Comunicaciones y Transportes, known as the SCT, is the government ministry responsible for regulating the telecommunications sector and licensing new competitors, while the Comision Federal de Telecomunicaciones is the independent authority specifically charged with promoting and supervising the deregulation of Mexico's telecom sector. Modeled after the U.S. Federal Communications Commission, the Comision Federal de Telecomunicaciones was created by the Federal Telecom Law. The Federal Telecom Law provides the underlying basis for telecommunications competition in Mexico. The Federal Telecom Law is designed to provide a pro-competitive regulatory environment in the Mexican wireless services market. It is also intended to outlaw cross subsidization of concessionary and competitive services and provides that concession and permit holders for public wireless service may not receive subsidies or preferential treatment from other telecommunications concessions.

     Telmex, the government telecommunications operator, is required by Mexico's Federal Telecom Law to interconnect competing cellular operators to the landline public switch telephone network. Interconnect agreements are supervised and approved by the SCT. While cellular tariffs are no longer regulated by the SCT, rates must still be registered with the SCT. Mexico currently restricts foreign voting ownership of telecommunications networks and services to 49%.

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

     Competition. Mexico's current cellular market is divided into nine regions which operated with a regulated duopoly in each region prior to the recent auction of additional wireless licenses. Prior to the auction, seven operators provided cellular telephone service to one or more regions in Mexico: Telcel (which is a subsidiary of Telmex and which held the only nationwide license prior to the recent auctions), Iusacell, Norcel, Portatel, Baja Cellular Mexican, Movitel and Cedetel. As a result of the auction, Pegaso Telecomunicaciones and the following wireless operators won the right to purchase licenses to operate in the Mexican PCS market: Unefon, Midicell, Grupo Hermes, Dipsa (a subsidiary of Telmex), and Iusacell. Furthermore, the local access market has been liberalized and new providers of local service are in the process of being licensed.

     Currently, Telcel, the largest cellular operator, is the Band A national cellular operator and covers all nine regions with a subscriber base of approximately 1.1 million subscribers. In the auctions, Telmex, through its subsidiary Dipsa, acquired an additional nationwide 10MHz PCS license. Iusacell is the second largest cellular operator in Mexico, covering four regions, including Mexico City and Guadalajara. However, even after acquiring two 10MHz PCS licenses at the auctions, Iusacell does not have licenses in all regions and thus does not have nationwide coverage. The license purchased by Grupo Hermes covers only 1 of the 9 regions in Mexico. Unefon and Midicell did not pay the 80% balance of their license payments due on September 30, 1998. The Mexican regulatory authorities granted these delinquent bidders six additional months to make final payment, plus interest, with the restriction that they could not launch service until six months after payment. At the end of March, the Mexican Regulatory Authorities granted Unefon and Midicell an additional payment extension to June 15, 1999 provided that they made an interim interest payment. Unefon made the required payment; Midicell failed to make the interim interest payment and forfeited its right to the licenses it acquired in the auctions. Axtel (formerly named Telenor), a company developing licenses for wireless local loop telephone service in Mexico, has filed suit against the Mexican government challenging its right to provide additional time to Unefon and Midicell to make license payments. The other existing cellular operators, primarily those bordering the U.S., are run by operators significantly owned by Motorola.

     In summary, in the Mexican cellular and PCS bands there is one existing nationwide operator, Telemex, which operates through its subsidiaries Telcel and Dipsa; one carrier, Iusacell, with a large mixed band footprint (four 800 MHz licenses and two 1900 MHz licenses); and Pegaso Telecomunicaciones, which holds a nationwide PCS license. In addition, Unefon has been granted nationwide licenses, but cannot launch service until December 1999. As noted above, the award of licenses to Unefon is being challenged in court. Other competitors hold regional licenses.

QUALCOMM TELECOMMUNICATIONS LTD., RUSSIA

     Leap Wireless holds a 70% interest in two companies which both have the name QUALCOMM Telecommunications Ltd. The first of these companies, which is organized under the laws of Cayman Islands, is referred to as QUALCOMMTel Cayman, and is a joint venture partner in Metrosvyaz Limited. Metrosvyaz develops joint ventures with local Russian telecommunications operators for the formation, development, financing and operation of wireless telephone services in the Russian Federation. Many local operators are currently licensed to operate wireless systems in Russia. Partnerships are being used to facilitate the implementation of these operations. As of May 1999, Metrosvyaz was in various stages of negotiations with 25 local partners to offer the regional telephone companies and other licensed telecommunications operators a local solution, including

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

financing, for the delivery of wireless telecommunications systems in their regions. Fourteen Russian joint ventures have been formed as of June 1999. Metrosvyaz's goal is to obtain approximately 10 million new wireless local loop lines through the Metrosvyaz Russian joint ventures over the next 10 years. We cannot assure you that Metrosvyaz will successfully obtain these wireless local loop lines. Metrosvyaz expects to own 50% of each joint venture in which it participates. Three of QUALCOMM's original customers who are in the process of implementing CDMA wireless local loop services with equipment provided by QUALCOMM have agreed to transfer their current operations, including their telecommunications licenses, to a joint venture with Metrosvyaz. Long distance and international traffic will likely be carried by Tass Loutch Telecom, a company organized under the laws of the Russian Federation and the holder of licenses for international and long distance telephone services in Russia. Tass Telecom, a 50% owner of Tass Loutch Telecom, agreed to represent Metrosvyaz as its agent in connection with establishing the Russian joint ventures and is being paid a commission based upon subscriber lines sold to the joint venture.

     In April 1999, a joint venture formed by Metrosvyaz launched its first wireless local loop telephone service in St. Petersburg.

     In addition, Leap Wireless holds an interest in QUALCOMM Telecommunications Ltd., an Isle of Man company, known as QUALCOMMTEL Isle of Man, which in turn owns a 50% interest in Orrengrove Investments Limited. Orrengrove currently holds a 60% interest in three related companies, known as the Transworld Companies, one of which is the 50% owner of Tass Loutch Telecom. One of the Transworld Companies, through a subsidiary, intends to implement a long distance network in Russia and launched initial long distance service between Moscow and Perm in December 1998. The long distance network has been designed to work in conjunction with satellite and terrestrial services being provided by another Transworld Company to Tass Loutch Telecom. This network is intended to be used by Tass Loutch Telecom to offer long distance and international telephone services in Russia to local operators.

     In April 1999, the Transworld Companies learned that third party satellite equipment they used to provide commercial long distance service had experienced thermal-related damage. Leap Wireless does not expect that this satellite equipment can be repaired. The Transworld Companies have begun using fiber lines to provide long distance service as a short-term alternative to the satellite transmission option they previously used. The Transworld Companies are exploring long-term alternative transmission sources for their long distance services.

     Leap Wireless contemplates that the Transworld Companies and the Russian joint ventures may enter into cooperative arrangements in the future, under which Tass Loutch Telecom will carry long distance and international traffic generated by the joint venture's wireless operations.

     Market Opportunity. Leap Wireless believes that the Russian Federation market represents a significant CDMA service market opportunity. Russia currently has a population of approximately 149 million people with a teledensity of only 19%. Recently, the Russian telecommunications authorities announced that they intend to add 30 million additional subscriber lines of fixed service over the next 10-year period. To that end, more than 50 CDMA licenses have been granted to existing Russian PTT's and some private carriers. Russia's current population is approximately 73% urban. The cellular penetration was only 0.5% at the end of 1998 with very little wireless local loop service.

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     Strategic Partners. The 50% of Metrosvyaz and the 50% of Orrengrove not
owned by the respective QUALCOMMTel organizations are owned by Teletal Limited, a holding company affiliated with Itar Tass, the official news agency of the Russian Federation. The 30% of each of the QUALCOMMTel entities not owned by Leap Wireless are held by Tiller International Ltd., a private investment company with telecommunications interests in Russia and significant contacts with Russian telecommunications regulators and regional operators.

     Leap Wireless Rights and Interests. Leap Wireless holds a 70% interest in each of the QUALCOMMTEL entities. QUALCOMMTel Cayman owns a 50% interest in Metrosvyaz, organized in 1997, a joint venture with Teletal Limited. Leap Wireless holds a 70% interest in QUALCOMMTel Isle of Man, which in turn owns a 50% interest in Orrengrove. Orrengrove was organized in 1998 and also is a joint venture with Teletal Limited. In each of Metrosvyaz and Orrengrove, the applicable QUALCOMMTel entity has a right to elect four of nine directors, with Teletal Limited also having a right to elect four directors. The ninth director is jointly elected by the respective QUALCOMMTel entity and Teletal Limited. Each of the QUALCOMMTel entities agreed to elect a representative of Tiller as one of the directors. Leap Wireless has a right to elect four of seven directors of each of the QUALCOMMTel entities and Tiller has the right to elect the remaining three directors.

     Leap Wireless intends to play a significant role in the operation of Metrosvyaz as the implementation and rollout of the joint venture companies are initiated. Leap Wireless intends to provide oversight and direct support for the services in areas including marketing, distribution, customer care, billing and service initiation. The expertise of Leap Wireless' management will be applied (through Metrosvyaz) to assist the joint venture operators in managing successful system launches. Leap Wireless also intends to play a significant role in the implementation and rollout of the operations of the Transworld Companies, including construction, marketing, distribution, customer care, billing and service implementation.

     Capital Requirements and Project Investments. QUALCOMM has committed to provide $102.5 million of equipment financing to Metrosvyaz and Leap Wireless has committed to provide $72.5 million in working capital to Metrosvyaz. Leap Wireless intends to fund its loan to Metrosvyaz, which is subordinated to QUALCOMM's loan to Metrosvyaz, through borrowings under its credit agreement with QUALCOMM. Leap Wireless expects that the $175 million available to Metrovyaz under these two facilities will provide Metrosvyaz with sufficient liquidity to fund its deployment and operations through the end of 1999. The operating plans of Metrosvyaz are to raise another $325 million over the next two years to build out portions of the joint ventures it has under consideration. Metrosvyaz expects to require approximately $4 billion of capital over a 10-year period in order to provide the 10 million lines targeted by Metrosvyaz's management.

     In response to restricted capital markets and economic difficulties in Russia, Metrosvyaz reduced the capacity of the networks it planned to construct or procure in 1999. Petrosvyaz, a Metrosvyaz joint venture in St. Petersburg, launched commercial service in April 1999. Metrosvyaz plans to launch commercial operations in several additional Russian cities through joint ventures in 1999.

     Leap Wireless has invested $51.8 million in Orrengrove in the form of a promissory note. Orrengrove, in turn, invested this amount in the Transworld Companies. At May 31, 1999, the Transworld Companies retained approximately $30 million of this amount for

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further development of their businesses. As a result of the third party satellite failure discussed above, the Transworld Companies are reevaluating their business plans for the Russian long distance market. Further development of their business will require substantial additional financing.

     We cannot assure you that required financing for either Metrosvyaz or the Transworld Companies will be obtained.

     Regulatory Environment. The Russian Ministry of Communications is responsible for regulation and oversight of the telecommunications sector. Improving and maintaining the installed infrastructure are principal objectives of the Ministry of Communications in Russia. Deregulation and privatization of the telecommunications industry is occurring throughout the country. One company, Svyazinvest, a partially state-owned company with foreign investors, controls the majority of the voting interest in Russia's 89 regional PTT's. The CDMA licenses that have been granted in Russia are restricted to fixed wireless communication. These restrictions are consistent with Leap Wireless' current strategy in Russia, which is to provide fixed wireless services to homes and businesses.

     Competition. Most of the targeted operators with whom Metrosvyaz expects to enter into joint venture agreements are established, government-owned, telecommunications companies in the various regions of Russia. The competition with the joint venture in most of the regions is primarily with wireline services operated by the local partner of the joint venture. In some larger cities, however, including Moscow and St. Petersburg, there is meaningful competition from private cellular operators. In the long distance area, the principal competition is from Rostelecom, the established long distance and international carrier in Russia.

CHILESAT TELEFONIA PERSONAL, S.A., CHILE

     General. Chilesat Telefonia Personal, S.A. is a wireless telecommunications provider in which Leap Wireless holds a 100% interest. In 1997, Chilesat acquired a nationwide license to offer PCS services in Chile. Chilesat has deployed a nationwide cdmaOne system provided and financed by QUALCOMM. The system began operation in September 1998 and had approximately 30,600 subscribers in late May 1999. In April 1999, Leap Wireless increased its ownership of Chilesat from 50% to 100%; Leap Wireless' Chilean subsidiary purchased 50% of Chilesat from Telex-Chile, a Chilean telecommunications company, and an affiliate of Telex-Chile, for $28 million and a $22 million interest-free note payable in three years.

     Market Opportunity. Chile is considered by many to be a technology leader in Latin America. It has a stable economy and a regulatory environment that is friendly to foreign investors. Chile has a population of approximately 15 million people. In excess of 70% of the population is concentrated in the center of the country in the Santiago and Valparaiso regions. Current teledensity is approximately 21.1%. Current wireless penetration in Chile is approximately 6.5%.

     Capital Requirements and Projected Investments. During the third quarter of fiscal 1999, Leap Wireless loaned Chilesat $7.0 million. At May 31, 1999, working capital loans to Chilesat totaled approximately $23 million. Leap Wireless estimates that, as of May 31, 1999, Chilesat needed approximately $109 million of additional working capital, infrastructure and handset financing to fund its activities and to expand its networks and businesses as currently contemplated through the end of 1999. As of May 31, 1999, Leap Wireless had approximately $23 million available to loan to Chilesat under its credit agreement with

                                       56
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QUALCOMM, and Chilesat had approximately $8 million of additional handset funding committed from QUALCOMM. In addition, Leap Wireless is currently in late stage discussions to obtain additional vendor financing for Chilesat, and Chilesat will seek additional equity and debt financing to satisfy the balance of its desired financing through 1999. If Chilesat does not obtain all of the funds it requires to operate and expand as currently anticipated through the end of 1999, Chilesat will restrict or postpone its expansion until additional funds are available. The preceding estimates of Chilesat's financing needs assume that Chilesat will not be required to make debt repayments to QUALCOMM throughout the remainder of 1999. Chilesat is currently in discussions with QUALCOMM to restructure the terms of a deferred payment agreement with QUALCOMM and is currently delinquent in payments of $10.9 million.

     Regulatory Environment. The Subsecretaria Telecomunicaciones regulates the basic telecommunications network in Chile. In April 1997, Subsecretaria Telecomunicaciones awarded three licenses for PCS (1900MHz) mobile operations in Chile -- one to Chilesat and two to affiliates of Entel Cellular. In addition, three major cellular operators, including Entel Cellular, were previously licensed by the government and are operating in Chile. The regulatory environment in Chile is considered to be stable, reliable and neutral to foreign investment. Leap Wireless believes that the regulatory environment will not present obstacles to an effective marketing plan, pricing or operations in Chile. Licenses and interconnections have been received and are in place.

     Competition. In addition to Chilesat, there are three major operators of wireless services in Chile, each of which effectively provides nationwide service. CTC/Startel operates a nationwide cellular system. Bell South operates in central Chile, but has acquired the cellular license for the regions outside of Santiago from Entel Cellular. Bell South has an existing roaming agreement with Entel Cellular that will allow it to effectively provide nationwide coverage while it builds out its own nationwide network. In addition to these cellular services, Entel launched a commercial PCS service using GSM technology in March 1998 and currently has approximately 210 base stations deployed throughout Chile. A second PCS license, also controlled by Entel, has not been built out or put into operation.

CHASE TELECOMMUNICATIONS, UNITED STATES

     General. Chase Telecommunications, Inc., a Delaware corporation, was the winning bidder for 11 wideband PCS C-Block licenses in the FCC's 1996 C-Block spectrum auction. Chase Telecommunications now holds 15MHz of spectrum covering approximately 6.3 million POPs in a region which includes approximately 98% of Tennessee. Major markets include Nashville, Memphis, Knoxville and Chattanooga. Leap Wireless currently owns 7.2% of Chase Telecommunications Holdings, Inc., the parent of Chase Telecommunications. In December 1998, Leap Wireless agreed to purchase substantially all the assets of Chase Telecommunications Holdings, including all of the stock of Chase Telecommunications. Because the acquisition involves the transfer of telecommunications licenses, it is subject to approval by the FCC.

     Chase Telecommunications began offering wireless service in Chattanooga in October 1998. On February 1, 1999, in anticipation of the launch of Cricket(SM), Chase Telecommunications ceased selling conventional wireless service to new subscribers. Chase Telecommunications had approximately 4,900 subscribers at that time. In March 1999, Leap Wireless' concept of providing flat-rate local area service targeted at the mass consumer market was launched in Chattanooga, Tennessee. The service, advertised as the

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"around town phone"(SM) and "comfortable wireless"(SM), and marketed under the name "Cricket"(SM), was introduced using Chase Telecommunications' existing infrastructure. Cricket(SM) provides customers with a simple and affordable wireless communication option by allowing them to make unlimited local calls for a flat rate. The service was launched under an agreement that requires the management of Chase Telecommunications to control the business until Leap Wireless' proposed acquisition of Chase Telecommunications receives all necessary governmental approvals and is completed. Leap Wireless and Chase Telecommunications also entered into a trademark license agreement relating to the use of the name "Cricket"(SM).

     Chase Telecommunications has begun efforts to expand the Cricket(SM) service to other markets in Tennessee.

     Market Opportunity. Chase Telecommunications' Nashville, Memphis, Knoxville and Chattanooga markets account for approximately 4.6 million of Chase Telecommunications' approximately 6.3 million POPs. The state of Tennessee is situated in the heart of the growing Southeast with a diverse economic base including manufacturing, services, retail and wholesale trade, transportation, finance and agriculture. Tennessee has experienced strong population and economic growth over the period from 1991 to 1996. In addition, Tennessee's median household income grew at the second highest rate in the United States between 1992 and 1994 and at 129% of the national average from 1991 to 1996. Tennessee continues to attract people and businesses due to its low state excise and franchise taxes and lack of both personal income tax on earned income and property tax. Tennessee's job growth was 125% of the U.S. average from 1991 to 1996 and continues to present strong growth for small and mid-sized business.

     Strategic Partners. Chase Telecommunications was founded by Tony Chase, formerly the chairman and CEO of Faith Broadcasting Corporation which operates radio communications licenses in several major markets in Texas. Leap Wireless expects to continue to maintain and benefit from its relationship with Mr. Chase after the licenses are transferred.

     Leap Wireless Rights and Interests. Leap Wireless does not have a right to representation on the board of Chase Telecommunications Holdings or the board of Chase Telecommunications, although it participates in the management and operation of Chase Telecommunications under the terms of the management agreement described above. If the FCC does not approve the transfer of the Chase Telecommunications license, Leap Wireless has the right to continue in its role as manager until December 2005.

     Capital Requirement and Project Investments. Chase Telecommunications' business plan for building-out and launching in the four largest cities in Tennessee requires it to raise approximately $250 million. Leap Wireless and Chase Telecommunications are among the parties to a credit facility under which Leap Wireless has agreed, at its discretion, to provide working capital to Chase Telecommunications. The parties have agreed in principle to increase the maximum principal amount that may be drawn under the facility to $45 million. Borrowings under the facility bear interest at prime plus 4.5%. The borrowings are collateralized by substantially all of the assets of Chase Telecommunications, and are subordinated in right of payment to amounts Chase Telecommunications owes to QUALCOMM under an equipment financing agreement. At May 31, 1999, borrowings under the working capital facility totaled $26.8 million, plus approximately $2.2 million of accrued interest. Chase Telecommunications is seeking an equipment vendor for further build-out of its system and expects to obtain substantial additional financing from the vendor that is eventually selected.

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     Regulatory Environment. In order to maintain its PCS licenses, Chase
Telecommunications is required to comply with numerous FCC requirements. To close its pending acquisition of Chase Telecommunications, Leap Wireless must qualify as a designated entity. If the FCC recognizes Leap Wireless as a designated entity, Leap Wireless would be entitled to benefit from the favorable government financing extended to Chase Telecommunications with respect to its purchase of the licenses.

     Competition. Chase Telecommunications faces and expects to face competition in its markets from current and potential market entrants including, among others, Sprint Spectrum, Power Telecom, AT&T, Bell South and Alltel. Leap Wireless believes that these competitors currently are or will soon begin operating networks in the territories served or to be served by Chase Telecommunications. Additionally, FCC rules allow licensees to partition or disaggregate their spectrum. If other licensees create partitioned or disaggregated licenses, this could increase the number of competitors and the types of competition in Chase Telecommunications' markets.

UNITED STATES WIRELESS OPPORTUNITIES

     General. Leap Wireless' domestic strategy is to offer consumers a wireless service plan that provides them with unlimited local calls for a low, flat monthly fee. Aimed at the mass consumer market, the service is marketed under the name "Cricket"(SM) and is identified as the "around town phone"(SM) and "comfortable wireless."(SM) This strategy is different from the existing model used by most current wireless operators in the United States. Leap Wireless believes this approach may also be appropriate in selected foreign markets.

     As described above, Leap Wireless' "Cricket"(SM) concept was launched in Chattanooga, Tennessee in March 1999 using existing infrastructure of Chase Telecommunications. Leap Wireless has agreed to acquire Chase Telecommunications and its wireless licenses which cover 98% of Tennessee. The completion of the transaction, however, is subject to the FCC's approval of the transfer of the Chase Telecommunications' licenses to Leap Wireless.


     Leap Wireless has also agreed to acquire spectrum in North and South Carolina from AirGate Wireless, L.L.C. and Leap Wireless was the winning bidder for 36 licenses of C-Block spectrum in the federal government's recent re-auction of broadband PCS spectrum. In July 1999, the FCC issued an opinion and order that had the effect of granting Leap Wireless status as a designated entity qualified to hold C-Block and F-Block PCS spectrum licenses and that approved Leap Wireless' acquisition of F-Block spectrum licenses from AirGate Wireless, L.L.C. and C-Block licenses in connection with the government's recent spectrum re-auction. The approval is subject to several specified conditions and is also subject to appeal. For a description of these conditions and a possible appeal, see "Risk Factors -- Leap Wireless' Failure to Maintain its Existing Licenses and Obtain New Licenses Could Affect its Competitive Position." Leap Wireless has not yet filed an application with the FCC for the acquisition of Chase Telecommunications' C-Block licenses.



     Leap Wireless is also considering the purchase of additional spectrum in the United States.



     If Leap Wireless is not able to directly or indirectly acquire spectrum licenses, it may enter into reseller agreements with PCS operators for minutes of use, with Leap Wireless making equity investments in the operators in accordance with applicable law.

     Market Opportunity. Wireless telephony penetration is currently approximately 26% of the potential U.S. market. A market convergence is beginning to occur between the development of wireless and wireline services as wireless costs rapidly drop below traditional wireline costs for comparable services. This has resulted in the introduction of new wireless services that have penetrated new markets. In the U.S. market, incumbent wireline operators are preparing to offer long distance services to their customers, while at the same time the traditional long distance carriers are trying to effect entry into the local loop arena. Wireless carriers have made efforts to offer more competitively priced services, but have focused on high mobility customers that generate higher revenues.

     Without the economies of scale that volume affords, current wireless marketing models suffer with the loss of any portion of the traditional business market segment. Wireless companies operating on these models are likely to continue to compete for the same customer base and for increasingly diminishing economic returns. In contrast, Leap Wireless' intended strategy is to provide a high-quality, low cost, flat fee service offering unlimited local calls targeted at the mass consumer market.

     Strategic Partners. Leap Wireless expects to implement its United States wireless opportunities through a strategic consortium of companies and investors.

     Capital Requirements and Projected Investments. Leap Wireless estimates that it will require approximately $250 million of financing to build-out and launch wireless telecommunications networks in the first 10 markets in which it deploys Cricket(SM) service (other than markets in Tennessee). Leap Wireless has approximately $81 million available to it under the QUALCOMM credit agreement for development of Cricket(SM) networks in the United States. A portion of this amount has already been spent as a bid deposit in the federal government's reauction of broadband PCS spectrum licenses and for continued development of the Cricket(SM) model. Leap Wireless expects to obtain a majority of the remaining financing that is required to develop these 10 markets through equipment vendor financing, and to satisfy the remaining requirements through additional debt or equity financing. Leap Wireless' actual financing needs for the development of Cricket(SM) networks will vary depending on the number of these networks that are developed and the speed at which these networks are constructed and launched.

     Regulatory Environment. In this effort, Leap Wireless operates in the complex United States FCC regulatory scheme. Leap Wireless must maintain compliance with all of the requirements for conducting wireless operations in the United States and, if it enters into the reseller agreements, all of the requirements applicable to reseller agreements with United States operators, including the requirements applicable to designated entities to the extent the relevant wireless spectrum is in the C-Block or F-Block. PCS license grants are for a 10 year period, at the end of which the licensee must apply for renewal. Licensees face the possibility of revocation by the FCC at any time for cause, including failure to comply with the terms of the licenses or failure to qualify for the licenses, malfeasance or other misconduct. Construction regulations and moratoria are in effect in some markets which can create risks and costs associated with the construction of a network. The licensing, construction, operation, sale and interconnection agreements of wireless telecommunications systems face regulation to varying degrees by the FCC and state regulatory agencies. This regulation is continually evolving and there are a number of issues on which regulation has been or in the future may be suggested. The Telecommunications Act of 1996 mandates significant changes in existing regulations of the telecommunications industry to promote competitive development of new service offerings, to expand the availability of telecommunications services and to streamline the regulation of the industry.

     Competition. The U.S. wireless industry is characterized by intense competition between PCS, cellular and other wireless service providers. We cannot assure you that Leap Wireless will compete successfully or that new technologies and products that are more commercially effective than Leap Wireless' technologies and products will not be developed. In addition, most of Leap Wireless' prospective competitors have substantially greater financial, technical, marketing, sales and distribution resources than those of Leap Wireless. Some competitors will likely market and bundle other services, such as cable television access, long distance, landline telephone service and Internet access with their wireless telecommunications service offerings. Leap Wireless plans to enter into agreements with others that will allow it to offer some or all of these services, but it has not yet entered into any of these agreements and it cannot provide assurances that it will enter into any of these agreements. A limited number of Leap Wireless' prospective competitors are operating, or planning to operate, through joint ventures and affiliation arrangements, wireless telecommunications networks that cover most of the United States.

     Leap Wireless' planned service would compete with some or all of the services offered by (1) the historic landline operators and other local exchange carriers, (2) PCS carriers, and (3) cellular carriers. Landline and local exchange carrier operators have established market positions which put Leap Wireless at a significant market disadvantage. Other PCS providers in the U.S. include major competitors such as PrimeCo, Sprint and AT&T, all of which have large coverage systems and entered the PCS market earlier than Leap Wireless. We cannot assure you that the time-to-market advantage will not have a material adverse effect on Leap Wireless' ability to successfully implement its strategy in the United States. Furthermore, PCS licensees may also divide their licenses in a service area into two or more licenses, each of which covers the same area but have less capacity than the original license. After receiving approval from the FCC, the original licensee may transfer one or more of the new licenses to new entrants in the service area, thus increasing competition. Leap Wireless also believes that the two incumbent cellular providers who operate in each of Leap Wireless' planned United States markets, all of whom have infrastructure in place, a customer base and a brand name, and have been operational for five to 10 years or more, will continue to upgrade their networks. Leap Wireless further expects to compete with other telecommunications technologies such as paging, enhanced specialized mobile radio and global satellite networks.

OZPHONE PTY. LTD., AUSTRALIA


     Leap Wireless holds a 100% equity interest in OzPhone Pty. Ltd., an Australian corporation formed to participate in Australia's personal communication services auctions. OzPhone has been awarded 10 800MHz licenses covering approximately 6.4 million POPs to provide digital mobile and wireless local loop services in major metropolitan and rural areas throughout Australia. The licenses cover the Tasmania, Perth and the Brisbane/ Cairns regions as well as some remote regions.



     In August 1999, Leap Wireless agreed to sell all of the shares of OzPhone for approximately $16.3 million. Leap Wireless expects to complete the sale in the near future.



GOVERNMENT REGULATION


     The construction, operation, sale and interconnection arrangements of wireless telecommunications systems and the grant, maintenance and renewal of applicable licenses in each of the countries outside the United States in which Leap Wireless has operations are regulated by governmental authorities in each country. In some cases, the regulatory authorities also operate or control the operations of the competitors of the operating companies. Changes in the current regulatory environment of these markets or future judicial intervention, or regulations affecting the pricing of the operating companies' services, could have a material adverse effect on Leap Wireless. In addition, the regulatory framework and authorities in the countries where Leap Wireless operates are relatively recent and, therefore, the enforcement and interpretation of regulations, the assessment of compliance, and the degree of flexibility of regulatory authorities are uncertain. Further, changes in the regulatory framework may limit the ability to add subscribers to developing systems. An operating company's failure to comply with applicable governmental regulations or operating requirements could result in the loss of licenses, penalties and fines or otherwise could have a material adverse effect on Leap Wireless. For a more detailed description of the regulatory environment in the United States and each of the other countries in which Leap Wireless operates, see the "Regulatory Environment" discussion for each of Leap Wireless' operating companies under "Business -- Operating Companies of Leap Wireless."

     The construction, operation, sale and interconnection arrangements of wireless telecommunications systems and the grant, maintenance and renewal of applicable licenses in the United States are regulated to varying degrees by state regulatory agencies, the FCC, the United States Congress and the courts. Leap Wireless' operating companies doing business in the United States, and Leap Wireless, must maintain compliance with all of the requirements for conducting wireless operations in the United States and the requirements for entering into reseller agreements with United States operators. This regulation is continually evolving and there are a number of issues on which regulation has been or in the future may be suggested. The Telecommunications Act of 1996 mandates significant changes in existing regulations of the telecommunications industry to promote competitive development of new service offerings to expand the availability of telecommunications services and to streamline the regulation of the industry. We cannot assure you that the FCC, Congress, the courts or state agencies having jurisdiction over the business of any of Leap Wireless' United States operating companies will not adopt or change regulations or take other actions that would adversely affect Leap Wireless' financial condition or results of operations. Many of the FCC's rules relating to the businesses of Leap Wireless' United States operating companies have not been tested by the courts and are subject to being changed by Congressional action. In addition, FCC licenses are subject to renewal and revocation. We cannot assure you that the licenses of Leap Wireless' United States operating companies will be renewed or not be revoked.

EMPLOYEES

     On July 1, 1999, Leap Wireless had approximately 70 full time employees, including temporary employees but excluding employees of Leap Wireless' operating companies. It also had several consultants under contract to work on specific projects.

FACILITIES

     Leap Wireless has leased approximately 50,000 square feet of office space in San Diego, California, U.S.A.

LEGAL PROCEEDINGS

     Neither Leap Wireless nor any of its operating companies is a party to any litigation that Leap Wireless believes would, individually or in the aggregate, have a significant negative effect on Leap Wireless and its operating companies, taken as a whole, and Leap Wireless is not aware that any such litigation is threatened.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information concerning the directors and executive officers of Leap Wireless:

          NAME             AGE                         POSITION
          ----             ---                         --------
Harvey P. White..........  65    Chairman, Chief Executive Officer and Director
Thomas J. Bernard........  67    Vice Chairman, President-International Business
                                 Division and Director
James E. Hoffmann........  49    Senior Vice President, General Counsel and Secretary
Daniel O. Pegg...........  53    Senior Vice President, Public Affairs
Leonard C. Stephens......  42    Senior Vice President, Human Resources
Susan G. Swenson.........  51    President and Director
Thomas D. Willardson.....  48    Senior Vice President, Finance and Treasurer
Alejandro Burillo          47    Director
  Azcarraga..............
Robert C. Dynes..........  56    Director
Scott B. Jarvis..........  38    Director
John J. Moores...........  55    Director
Michael B. Targoff.......  55    Director
Jeffrey P. Williams......  48    Director

     Additional information concerning the directors and executive officers is set forth below:

     Harvey P. White has served as Chairman of the Board, Chief Executive Officer, and a Director of Leap Wireless since its formation in June 1998. He is one of the founders of QUALCOMM, and served as Vice Chairman of the Board of QUALCOMM from June 1998 to September 1998. From May 1992 until June 1998 he served as President of QUALCOMM and from February 1994 to August 1995 as Chief Operating Officer of QUALCOMM. Prior to May 1992, he was Executive Vice President and Chief Operating Officer, and was also a Director of QUALCOMM since it began operations in July 1985 until he resigned in September 1998 when Leap Wireless became an independent, publicly-traded company. From March 1978 to June 1985, Mr. White was an officer of LINKABIT (M/A-COM LINKABIT after August 1980), where he was successively Chief Financial Officer, Vice President, Senior Vice President and Executive Vice President. Mr. White became Chief Operating Officer of LINKABIT in July 1979 and a Director of LINKABIT in December 1979. Mr. White is currently a director of Solana Technology Development Corp, a privately held multimedia technology start-up company, and Applied Micro Circuits Corporation, a supplier of high-bandwidth silicon connectivity. He holds a B.A. degree in Economics from Marshall University.

     Thomas J. Bernard has served as a Director of Leap Wireless since its formation in June 1998. He is also the Vice Chairman and President-International Business Division. From June 1998 to July 1999, he served as Executive Vice President of Leap Wireless. Prior to joining Leap Wireless, Mr. Bernard served as a Senior Vice President of QUALCOMM from April 1996 through June 1998. From April 1996 until June 1998, he was also General Manager of the Infrastructure Products Division of QUALCOMM. He had retired in April 1994, but returned to QUALCOMM in August 1995 as Executive Consultant and became Senior Vice President, Marketing, in December 1995. Mr. Bernard first joined QUALCOMM in September 1986. He served as Vice President and General

Manager for the OmniTRACS division and in September 1992 was promoted to Senior Vice President. From March 1982 to September 1986, Mr. Bernard held various positions at M/A-COM LINKABIT. Prior to joining QUALCOMM in September 1986, Mr. Bernard was Executive Vice President and General Manager, M/A-COM Telecommunications Division, Western Operations. Mr. Bernard served on the Board of Directors of Sigma Circuits, Inc., a circuit board manufacturing company, from April 1995 to July 1998.

     James E. Hoffmann has served as Senior Vice President, General Counsel and Secretary of Leap Wireless since its formation in June 1998. Prior to joining Leap Wireless, he served as Vice President, Legal Counsel of QUALCOMM from June 1998 to September 1998. From February 1995 until June 1998, he served as Vice President of QUALCOMM and Division Counsel for the Infrastructure Products Division, having joined QUALCOMM as Senior Legal Counsel in June 1993. Prior to joining QUALCOMM, Mr. Hoffmann was a partner in the law firm of Gray, Cary, Ames & Frye, where he practiced transactional corporate law. He holds a B.S. degree from the United States Naval Academy, an M.B.A. degree from Golden Gate University and a J.D. degree from University of California, Hastings College of the Law.

     Daniel O. Pegg, Leap Wireless' Senior Vice President, Public Affairs, served as Senior Vice President, Public Affairs of QUALCOMM from March 1997 to September 1998. Prior to joining QUALCOMM, Mr. Pegg was President and Chief Executive Officer of the San Diego Economic Development Corporation for 14 years. Mr. Pegg served on the Board of Directors of Gensia Pharmaceuticals from 1986 to 1996. Mr. Pegg holds a B.A. degree from California State University at Los Angeles.

     Leonard C. Stephens, Leap Wireless' Senior Vice President, Human Resources, served as Vice President, Human Resources Operations for QUALCOMM from December 1995 to September 1998. Prior to joining QUALCOMM, Mr. Stephens was employed by Pfizer Inc., where he served in a number of human resources positions over a 14 year career. He holds a B.A. degree in Political Science from Howard University.

     Susan G. Swenson joined Leap Wireless as President and as a Director in July 1999. From March 1994 until July 1999, she served as President and Chief Executive Officer of Cellular One, a joint venture between Air Touch and AT&T Wireless that provided wireless telecommunications services to regions covering approximately 10 million potential subscribers. From 1979 to 1994, Ms. Swenson held various operating positions with Pacific Telesis Group, including Vice President and General Manager of Pacific Bell's San Francisco Bay Area operating unit for one year and President and Chief Operating Officer of PacTel Cellular for two and one-half years. Ms. Swenson also serves as a director of Wells Fargo & Company, General Magic, Inc., and Working Assets Funding Service. Ms. Swenson holds a B.A. degree from San Diego State University.

     Thomas D. Willardson joined QUALCOMM in July 1998 to serve as Senior Vice President, Finance and Treasurer of Leap Wireless. From July 1995 to July 1998, Mr. Willardson was Vice President and Associate Managing Director of Bechtel Enterprises, Inc., a wholly-owned investment and development subsidiary of Bechtel Group, Inc. From January 1986 to July 1995, Mr. Willardson served as a principal at The Fremont Group, an investment company. Mr. Willardson was re-elected in June 1998 to serve as a Director of Cost Plus, Inc. where he has served as a Director since March 1991. He holds an M.B.A. degree from the University of Southern California and a B.S. degree in Finance from Brigham Young University.

     Alejandro Burillo Azcarraga has served as a Director of Leap Wireless since September 1998. He has more than 30 years experience working for, and holds 14% of the controlling interest in, Grupo Televisa. Mr. Burillo presently serves as Vice-Chairman of the Board of Directors and President of International Affairs of Grupo Televisa, positions to which he was appointed in 1997. Previously and since 1991, Mr. Burillo served as Vice-Chairman of the Board and Chief Operating Officer of Grupo Televisa. Mr. Burillo also holds a controlling interest in Grupo Pegaso, a private investment group with interests in various industries including cable television, communications, retail electronics, real estate, sports and entertainment. Mr. Burillo also serves as a Board Member of Grupo Desc, an NYSE-listed company and one of Mexico's main industrial groups.

     Robert C. Dynes was elected as a Director of Leap Wireless in July 1999. He has served as the Chancellor of the University of California, San Diego since 1996 and as a Professor of Physics at UCSD since 1991. He was Senior Vice Chancellor -- Academic Affairs from 1995 to 1996. Prior to 1991, Chancellor Dynes held numerous research science positions at AT&T Bell Laboratories. He holds a B.Sc. in Mathematics and Physics from the University of Western Ontario and a M.Sc. and Ph.D. in Physics from McMaster University in Hamilton, Ontario. Chancellor Dynes is a member of the National Academy of Sciences and a Fellow of the American Academy of Arts and Sciences, the Canadian Institute of Advanced Research and the American Physical Society. He serves on numerous scientific and educational boards and committees.

     Scot B. Jarvis is a cofounder and managing member of Cedar Grove Partners, LLC, a privately owned company formed to make investments in telecommunications ventures. From 1994 to 1996, Mr. Jarvis was a Vice President of Operations for Eagle River, Inc., a telecommunications investment company owned by Craig O. McCaw. While at Eagle River, Mr. Jarvis was the cofounder and acting President of Nextlink Communications, Inc., now a publicly traded competitive local exchange company (CLEC) controlled by Mr. McCaw. Mr. Jarvis was also responsible for certain operations and sat on the board of NEXTEL Communications, a nationwide provider of specialized mobile radio service. From 1985 to 1994, Mr. Jarvis held a number of executive positions at McCaw Cellular Communications which was sold to AT&T in August 1994. His responsibilities included Acquisitions and Development, International Development, and he operated two separate Cellular One Districts in California from 1990 to 1993. Including Leap Wireless and Nextlink, Mr. Jarvis serves on the Board of Directors of PulsePoint Communications, Inc., Metawave Communications Corp., and XYPoint Corporation.

     John J. Moores was elected as a Director of Leap Wireless in June 1999. Since December 1994, Mr. Moores has served as owner and Chairman of the Board of the San Diego Padres Baseball Club, L.P., and since September 1991 as Chairman of the Board of JMI Services, Inc., a private investment company. In 1980, Mr. Moores founded BMC Software, Inc. and served as its President and Chief Executive Officer from 1980 to 1986 and as Chairman of its Board of Directors from 1980 to 1992. Mr. Moore also serves as a director of Bindview Development Corporation, NEON Systems, Inc., and Peregrine Systems, Inc. and several privately-held corporations. Mr. Moores holds a B.S. in Economics and a J.D. from the University of Houston.

     Michael B. Targoff has served as a Director of Leap Wireless since September 1998. He is founder and CEO of Michael B. Targoff and Co., a company that seeks controlling investments in telecommunications and related industry companies. From its formation in January 1996 through January 1998, Mr. Targoff was President and Chief Operating Officer of Loral Space & Communications Limited. Prior to that, Mr. Targoff was Senior

Vice President of Loral Corporation. From 1991, Mr. Targoff was a Director and a principal Loral executive responsible for Loral's satellite manufacturing joint venture with Alcatel, Aerospatiale, Alenia and Daimler Benz Aerospace. Mr. Targoff was also the President and is a Director of Globalstar Telecommunications Limited, the company that is the public owner of Globalstar, Loral's global mobile satellite system. Mr. Targoff is also a Director of Foremost Corporation of America. Prior to joining Loral Corporation in 1981, Mr. Targoff was a Partner in the New York law firm of Willkie Farr and Gallagher. Mr. Targoff attended Brown University where he received a B.A. degree in 1966. From Columbia University School of Law, he earned a J.D. degree in 1969 and was a Hamilton Fisk Scholar and Editor of the Columbia Journal of Law and Social Problems.

     Jeffrey P. Williams has served as a Director of Leap Wireless since September 1998. He has been a Managing Partner at Greenhill & Co., LLC, an investment banking firm, since 1998. From September 1996 to January 1998, Mr. Williams was Executive Vice President, Strategic Development and Global Markets for McGraw-Hill Companies, and from 1984 through 1996 he was an investment banker with Morgan Stanley and Company in their Telecommunications and Media Group. Mr. Williams has a Bachelor of Architecture from the University of Cincinnati and an M.B.A. degree with distinction from Harvard University Graduate School of Business Administration.

CLASSIFIED BOARD OF DIRECTORS

     Leap Wireless' Charter provides for a classified Board of Directors consisting of three classes as nearly equal in number as possible with the directors in each class serving staggered three-year terms. The terms of the Class I, Class II and Class III directors will expire in 2002, 2000 and 2001, respectively. Messrs. Moores and Targoff and Ms. Swenson are Class I directors, Messrs. Bernard, Burillo and Dynes are Class II directors, and Messrs. Jarvis, White and Williams are Class III directors. At each annual meeting of the stockholders of Leap Wireless, the successors to the class of directors whose term expires will be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following their election. For a more detailed discussion see "Description of Leap Wireless Capital Stock."

COMMITTEES OF THE BOARD OF DIRECTORS

     For the two months that Leap Wireless was in existence during the 1998 fiscal year, Leap Wireless' Board of Directors acted solely through written consents. In September 1998, the Board of Directors of Leap Wireless established standing Audit and Compensation Committees.

     The Audit Committee will, among other things, recommend independent certified public accountants; review the scope of the audit examination, including fees and staffing; review the independence of the auditors; review and approve non-audit services provided by the auditors; review findings and recommendations of auditors and management's response; review the internal audit and control function; and review compliance with Leap Wireless' ethical business practices policy. The members of the Audit Committee are Messrs. Targoff and Williams.

     The Compensation Committee will review management compensation programs, approve compensation changes for senior executive officers, review compensation changes for senior management, and administer management stock plans. The members of the Compensation Committee are Messrs. Burillo and Targoff.

COMPENSATION OF DIRECTORS

     Directors of Leap Wireless do not receive any compensation for their services as director except that each non-employee director receives an option to purchase 20,000 shares of Leap Wireless common stock when he or she first serves as a non-employee director and an option to purchase 10,000 additional shares of Leap Wireless common stock at the time of each subsequent annual meeting that occurs while he or she continues to serve as a non-employee director.

     The exercise price for each option is the fair market value of Leap Wireless' common stock on the date the option is granted. Each option becomes exercisable over five years according to the following schedule: as long as the optionee continues to serve as a non-employee director, employee or consultant to Leap Wireless, 20% of the shares subject to the option first become exercisable on each of the first five anniversaries of the date of grant. Each option has a term of 10 years, except that the options terminate 30 days after the optionee ceases to be a non-employee director, employee or consultant to Leap Wireless. Special exercise and termination rules apply if the optionee's relationship with Leap Wireless is terminated as a result of retirement at age 70 after at least nine years of service on the Board, permanent and total disability, or death.

     Leap Wireless also reimburses directors for their travel expenses incurred in connection with attendance at Board and Board committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

     Leap Wireless first hired employees on September 23, 1998. Prior to that date, all of Leap Wireless' executive officers were employees of QUALCOMM. As a result, the information provided in the following tables reflects compensation earned by Leap Wireless' Chief Executive Officer and the four other most highly compensated executive officers of Leap Wireless for services they rendered to QUALCOMM as QUALCOMM employees during QUALCOMM's last three fiscal years.

     The services rendered by these individuals to QUALCOMM were, in some instances, in capacities not equivalent to the positions they currently hold with Leap Wireless. Therefore, these tables do not necessarily reflect the compensation that will be paid to the executive officers of Leap Wireless.

                           SUMMARY COMPENSATION TABLE
                        (COMPENSATION PAID BY QUALCOMM)

                                                    ANNUAL COMPENSATION(1)
                                           ----------------------------------------    LONG-TERM
                                                                           OTHER      COMPENSATION
                                                                           ANNUAL      SECURITIES    ALL OTHER
                                                                          COMPEN-      UNDERLYING     COMPEN-
       NAME AND PRINCIPAL POSITION         YEAR    SALARY      BONUS     SATION(2)      OPTIONS      SATION(4)
       ---------------------------         ----   --------    --------   ----------   ------------   ---------
Harvey P. White..........................  1998   $477,853    $320,000    $      0       75,000      $108,902
  Chairman of the Board and                1997   $395,713    $250,000    $      0            0      $ 37,011
  Chief Executive Officer                  1996   $354,963    $100,000    $      0       85,000      $ 34,437
Thomas J. Bernard........................  1998   $287,509    $120,000    $      0            0      $ 34,545
  Vice Chairman,
    President -- International             1997   $245,142    $ 65,000    $      0            0      $  6,086
  Business Division and Director           1996   $186,976    $ 40,000    $      0       60,000      $      0
James E. Hoffmann........................  1998   $178,930    $ 60,000    $      0        4,000      $ 13,899
  Senior Vice President,                   1997   $149,283    $ 50,000    $      0        3,000      $ 10,048
  General Counsel and Secretary            1996   $131,646    $ 20,000    $      0        4,000      $  9,418
Leonard C. Stephens......................  1998   $176,930    $ 55,000    $104,947        6,000      $  2,258
  Senior Vice President,                   1997   $146,828    $ 45,000    $ 42,268        3,000      $  1,816
  Human Resources                          1996   $112,711    $ 25,000    $ 43,644       15,000      $      0
Daniel O. Pegg...........................  1998   $209,868    $ 68,000    $      0            0      $ 41,475
  Senior Vice President,                   1997   $111,174(3) $ 55,000    $      0       50,000      $  3,463
  Public Affairs                           1996   $      0    $      0    $      0            0      $      0

-------------------------
(1) As permitted by rules established by the SEC, no amounts are shown regarding "perquisites" where such amounts do not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus.

(2) In December 1995, Leonard C. Stephens joined QUALCOMM as Vice President of Human Resources. QUALCOMM made payments related to his relocation as shown above and in its 1998 fiscal year reimbursed Mr. Stephens in the amount of $50,705 for income taxes arising from the relocation payment.

(3) Mr. Pegg joined QUALCOMM in March 1997. If he had been employed by QUALCOMM during the entire 1997 fiscal year at the same annual base salary rate, his salary for fiscal 1997 would have been $212,000.

(4) Includes QUALCOMM matching 401(k) contributions, executive benefits payments, executive retirement stock matching and financial planning services as follows:

                                        QUALCOMM
                                        MATCHING      EXECUTIVE       EXECUTIVE       FINANCIAL      TOTAL
                                         401(K)        BENEFITS       RETIREMENT      PLANNING       OTHER
            NAME               YEAR   CONTRIBUTIONS    PAYMENTS    CONTRIBUTIONS(1)   SERVICES    COMPENSATION
            ----               ----   -------------   ----------   ----------------   ---------   ------------
Harvey P. White..............  1998      $ 2,313        $2,520         $48,919         $38,070      $108,902(2)
                               1997      $ 2,145        $2,520         $32,346         $     0      $ 37,011
                               1996      $ 2,191        $2,520         $29,726         $     0      $ 34,437
Thomas J. Bernard............  1998      $ 2,659        $4,270         $26,532         $ 1,084      $ 34,545
                               1997      $ 1,816        $4,270         $     0         $     0      $  6,086
                               1996      $     0        $    0         $     0         $     0      $      0
James E. Hoffmann............  1998      $ 2,659        $    0         $ 8,916         $ 2,324      $ 13,899
                               1997      $ 2,145        $    0         $ 7,903         $     0      $ 10,048
                               1996      $ 2,191        $    0         $ 7,227         $     0      $  9,418
Leonard C. Stephens..........  1998      $ 2,258        $    0         $     0         $     0      $  2,258
                               1997      $ 1,816        $    0         $     0         $     0      $  1,816
                               1996      $     0        $    0         $     0         $     0      $      0
Daniel O. Pegg...............  1998      $14,048        $4,475         $ 9,174         $14,048      $ 41,745
                               1997      $     0        $    0         $ 3,463         $     0      $  3,463
                               1996      $     0        $    0         $     0         $     0      $      0

-------------------------
(1) QUALCOMM has a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pre-tax basis. The participants receive 50% company stock match on a maximum deferral of 15% of income payable only upon eligible retirement. Participants become fully vested in the stock benefit at age 65, with partial vesting beginning after the participant reaches the age of 61 and has at least three years of employment with QUALCOMM, or has participated in the plan for more than 10 years. The employee contributions and the stock benefit are unsecured and subject to the general creditors of QUALCOMM. At September 28, 1998, 2,167 shares were vested on behalf of Harvey P. White and 536 shares were vested on behalf of Thomas J. Bernard.

(2) Also includes $17,080, the dollar value of the benefit or premiums paid for a split-dollar life insurance policy (unrelated to term life insurance coverage) reflecting the present value of the economic benefit of the premiums paid by QUALCOMM during its fiscal year 1998.

     Effective September 23, 1998, Leap Wireless assumed QUALCOMM's obligation to pay premiums under an existing split dollar life insurance policy for the benefit of Harvey P. White and his wife. The initial annual premiums are approximately $600,000, and the policy's death benefit is initially $9,800,000. Upon the death of the second to die of Mr. White and his wife, Leap Wireless will receive out of the policy's proceeds a full reimbursement of any premiums paid under the policy. The value of the premium paid by QUALCOMM in its fiscal 1998 is reflected in the Summary Compensation Table above.

     The following table shows the specified information with respect to options to purchase QUALCOMM common stock granted to Leap Wireless' officers named in the Summary Compensation Table above during QUALCOMM's fiscal 1998:

                   QUALCOMM OPTION GRANTS IN LAST FISCAL YEAR

                                NUMBER OF                                            POTENTIAL REALIZABLE VALUE
                                SECURITIES    % OF TOTAL                             AT ASSUMED ANNUAL RATES OF
                                UNDERLYING     OPTIONS                              STOCK PRICE APPRECIATION FOR
                                 OPTIONS      GRANTED TO                                   OPTION TERM(2)
                                 GRANTED     EMPLOYEES IN   EXERCISE   EXPIRATION   -----------------------------
             NAME                 (#)(1)     FISCAL YEAR     PRICE        DATE           5%              10%
             ----               ----------   ------------   --------   ----------   -------------   -------------
James E. Hoffmann.............     4,000         0.07%       $64.18     12/04/07    $  161,393.93   $  408,971.71
Leonard C. Stephens...........     6,000         0.10%       $64.18     12/04/07    $  242,090.90   $  613,457.57
Harvey P. White...............    75,000         1.23%       $62.35     11/13/07    $2,939,850.37   $7,449,571.43

-------------------------
(1) These QUALCOMM options become exercisable according to the following schedule: 20% first become exercisable on each of the first, second, third, fourth and fifth anniversaries of the date of grant.

(2) Calculated on the assumption that the market value of the underlying QUALCOMM common stock increases at the stated values, compounded annually. Options granted under QUALCOMM's Option Plan generally have a maximum term of 10 years. The total appreciation of the options over their 10 year terms at 5% and 10% is 63% and 159%, respectively.

                    QUALCOMM AGGREGATED OPTION EXERCISES IN
                   LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                                                  VALUE OF UNEXERCISED
                                                    NUMBER OF SECURITIES              IN-THE-MONEY
                                                   UNDERLYING UNEXERCISED           OPTIONS AT FY-END
                          SHARES       VALUE        OPTIONS AT FY-END(#)                 ($)(1)
                        ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
         NAME            EXERCISE       ($)      EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ----           -----------   --------   -----------   -------------   -----------   -------------
Harvey P. White.......     6,000      $132,540     202,000        162,000      $3,950,860     $1,154,850
Thomas J. Bernard.....         0      $      0      18,000         42,000      $  136,500     $  374,700
James E. Hoffmann.....         0      $      0      19,400         12,600      $  509,560     $  141,310
Daniel O. Pegg........         0      $      0      10,000         40,000      $        0     $        0
Leonard C. Stephens...         0      $      0       3,600         20,400      $   45,276     $  181,104

-------------------------
(1) Represents the closing price per share of the underlying shares on the last day of the fiscal year less the option exercise price multiplied by the number of shares. The closing price per share was $51.00 on the last trading day of the fiscal year as reported on the Nasdaq National Market.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The businesses to be conducted by Leap Wireless have in the past engaged in transactions with QUALCOMM and its businesses. QUALCOMM has a significant relationship with Leap Wireless as a result of the agreements entered into by QUALCOMM and Leap Wireless in connection with the distribution of Leap Wireless common stock in September 1998, and due to QUALCOMM's warrant to purchase 4,500,000 shares of Leap Wireless. QUALCOMM's relationships as equipment vendor to Leap Wireless and its operating companies and as lender under the credit facility will give QUALCOMM significant influence over Leap Wireless and may create conflicts of interest with Leap Wireless. In addition, QUALCOMM is not restricted from competing with Leap Wireless or its operating companies or pursuing directly wireless telecommunications businesses or interests which would also be attractive to Leap Wireless. For a more detailed discussion see "Risk Factors -- Leap Wireless' Operating Companies are Heavily Dependent on QUALCOMM and Ericsson" and "Relationship Between Leap Wireless and QUALCOMM After the Distribution."

     In late September 1998, Leap Wireless provided a $17.5 million loan to Pegaso Comunicaciones y Servicios, a Mexican company 96%-owned by Alejandro Burillo Azcarraga, a member of Leap Wireless' Board of Directors. The Pegaso Comunicaciones y Servicios loan bore interest at the rate of 13% per annum and was repayable in installments of $7.5 million on or before October 31, 1998 and $10 million on or before December 31, 1998. The purpose of the Pegaso Comunicaciones y Servicios loan was to facilitate investment by Pegaso Comunicaciones y Servicios in Pegaso Telecomunicaciones, the joint venture in which Leap Wireless has an interest, and to ensure that all capital contributions required for the acquisition of the Mexican licenses on September 30, 1998 were made by the respective investors. The Pegaso Comunicaciones y Servicios loan was guaranteed by Mr. Burillo and was secured by a pledge of all of the shares of Pegaso Comunicaciones y Servicios and Mr. Burillo's interest in an unrelated joint venture with QUALCOMM to operate a satellite tracking, management and two-way communications systems for the trucking industry in Mexico. As scheduled, the first principal installment of $7.5 million, plus accrued interest, was repaid in the first quarter of fiscal 1999, and the second and final installment of $10 million, plus accrued interest, was repaid in the second quarter of fiscal 1999.


     Prior to the spin-off of Leap Wireless, Scot Jarvis and Jeffrey Williams worked with QUALCOMM to develop the "Cricket"(SM) unlimited local calling strategy that Leap Wireless has adopted and refined for use in domestic wireless markets. In June 1999, Cricket Communications, Inc., a wholly-owned subsidiary of Leap Wireless that is expected to implement the Cricket strategy, granted Messrs. Jarvis and Williams options for 795,000 shares and 410,000 shares, respectively, of Cricket Communications, Inc. common stock, exercisable at $1.00 per share. Messrs. Jarvis and Williams have exercised these options in full. As a result, they own approximately 1.6% and 0.8%, respectively, of the outstanding common stock of Cricket Communications, Inc.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth the beneficial ownership of Leap Wireless common stock as of July 1, 1999, by (1) all those known by Leap Wireless to be beneficial owners of more than 5% of its common stock; (2) each director of Leap Wireless; (3) each executive officer named in the Summary Compensation Table; and (4) all directors and officers of Leap Wireless as a group.

                                                                LEAP WIRELESS
                                                              SHARES PROJECTED
                                                                    TO BE
                                                            BENEFICIALLY OWNED(1)
                                                           -----------------------
                                                           NUMBER OF    PERCENT OF
         DIRECTORS, OFFICERS AND 5% SHAREHOLDERS           SHARES(2)      TOTAL
         ---------------------------------------           ---------    ----------
QUALCOMM Incorporated(3).................................  4,500,000       19.8%
Harvey P. White(4)(5)(6).................................    458,040        2.5%
Thomas J. Bernard(5)(6)(7)...............................     18,721          *
James E. Hoffmann(5)(6)..................................     15,619          *
Daniel O. Pegg(5)(6)(8)..................................     10,610          *
Leonard C. Stephens(6)...................................      4,165          *
Susan G. Swenson.........................................          0          *
Thomas D. Willardson.....................................          0          *
Alejandro Burillo Azcarraga..............................          0          *
Robert C. Dynes..........................................          0          *
Scot B. Jarvis(9)........................................        700          *
John J. Moores...........................................          0          *
Michael B. Targoff.......................................          0          *
Jeffrey P. Williams......................................          0          *
All Officers and Directors as a group (13 persons).......    507,855        2.7%

-------------------------
 *  Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders of QUALCOMM and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to marital property laws where applicable, each of the stockholders named in this table has sole voting and investment power regarding the shares indicated as beneficially owned and has a business address care of Leap Wireless International, Inc., 10307 Pacific Center Court, San Diego, California 92121. Applicable percentages are based on 18,221,595 shares of Leap Wireless common stock outstanding on July 1, 1999, adjusted as required by rules promulgated by the SEC.

(2) In addition to shares held in the individual's sole name, this column includes shares held by the spouse and other members of the named person's immediate household who share that household with the named person, and shares held in family trusts.

(3) Consists entirely of a warrant to purchase shares of Leap Wireless common stock, fully exercisable immediately, which expires 10 years following the distribution of Leap Wireless. QUALCOMM Incorporated's business address is 6455 Lusk Blvd., San Diego, California 92121.

(4) Includes 2,500 shares held in a foundation of which Mr. White disclaims beneficial ownership. Also, includes 50,500 shares held in trust for Mr. White's grandchildren, 358,343 shares held in family trusts, 7,500 held in a Family Limited Partnership,

    250 shares held in a charitable remainder trust, and 27,947 shares held in trusts for the benefit of other relatives.

(5) Includes shares issuable upon exercise of options exercisable within 60 days of July 1, 1999 as follows: Mr. Bernard, 5,458 shares (including 3,950 shares subject to options held by Mr. Bernard's wife); Mr. Hoffmann, 5,650 shares; Mr. Pegg, 5,000 shares; and Mr. White, 11,000 shares.

(6) Does not include shares issuable upon exercise of QUALCOMM stock options. The officers hold options to purchase shares of QUALCOMM exercisable within 60 days following July 1, 1999 in the following amounts: Mr. Bernard, 13,600 shares (including 1,600 shares subject to options held by Mr. Bernard's wife); and Mr. White, 492,000 shares.

(7) Includes 60 shares held by Mr. Bernard's spouse.

(8) Includes 5,000 shares held in a family trust, 25 shares held in a custodial account for the benefit of Mr. Pegg, 500 shares held in a custodial account for the benefit of Mr. Pegg's spouse and 25 shares held by Mr. Pegg's minor son.

(9) Includes 150 shares held in by Mr. Jarvis for the account of his children and 50 shares held in a custodial retirement account.

                   DESCRIPTION OF LEAP WIRELESS CAPITAL STOCK

     Under the charter, the total number of shares of all classes of stock that Leap Wireless has authority to issue is 85,000,000, consisting of 10,000,000 shares of preferred stock and 75,000,000 shares of common stock.

COMMON STOCK

     As of July 1, 1999, Leap Wireless had 18,221,595 shares of common stock outstanding. The holders of Leap Wireless common stock are entitled to one vote for each share on all matters voted on by stockholders. The holders of our shares of common stock possess all voting power, except as otherwise required by law or provided in any resolution adopted by the Board of Directors of Leap Wireless regarding any series of preferred stock. Subject to any preferential or other rights of any outstanding series of Leap Wireless preferred stock that may be designated by the Board of Directors of Leap Wireless, the holders of Leap Wireless common stock will be entitled to such dividends as may be declared from time to time by the Board of Directors of Leap Wireless from available funds and upon liquidation will be entitled to receive pro rata all assets of Leap Wireless available for distribution to the holders. For a more detailed discussion see "Dividend Policy."

PREFERRED STOCK

     The Board of Directors of Leap Wireless is authorized to issue shares of preferred stock, in one or more series, and to determine, regarding any series, the terms and rights of the series, including the following: (1) the designation of the series; (2) the rate and time of, and conditions and preferences regarding, dividends, and whether the dividends are cumulative; (3) the voting rights, if any, of shares of the series; (4) the price, timing and conditions regarding the redemption of shares of the series and whether a sinking fund should be established for the series; (5) the rights and preferences of shares of the series in the event of voluntary or involuntary dissolution, liquidation or winding up of the affairs of Leap Wireless; and (6) the right, if any, to convert or exchange shares of the series into or for stock or securities of any other series or class.

     Leap Wireless believes that the availability of the preferred stock will provide Leap Wireless with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise. Having authorized shares available for issuance will allow Leap Wireless to issue shares of preferred stock without the expense and delay of a special stockholders' meeting. The authorized shares of preferred stock, as well as shares of Leap Wireless common stock, will be available for issuance without further action by Leap Wireless' stockholders, unless action is required by applicable law or the rules of any stock exchange on which Leap Wireless' securities may be listed or unless Leap Wireless is restricted by the preferred stock.

     On September 9, 1998, the Board of Directors adopted a Rights Plan. For a more detailed discussion see "Description of Rights Agreement." In connection with the Rights Plan, the Board of Directors of Leap Wireless declared a dividend of one preferred stock purchase right for each outstanding share of common stock of Leap Wireless. Each preferred stock purchase right will entitle the registered holder after the preferred stock purchase rights become exercisable and until September 10, 2008 (or the earlier redemption, exchange or termination of the preferred stock purchase rights), to purchase from Leap Wireless one one-thousandth (1/1000) of a share of Series A Preferred Stock, par value $.0001 per share, at a price of $90.00 per one one-thousandth
(1/1000) of a share of

Series A Preferred Stock, subject to anti-dilution adjustments. Each share of Series A Preferred Stock purchasable upon exercise of the preferred stock purchase rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of Leap Wireless, the holders of the Series A Preferred Stock will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each share of Series A Preferred Stock will have 1,000 votes and will vote together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Leap Wireless common stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. Shares of Series A Preferred Stock will not be redeemable. Leap Wireless has reserved for issuance 75,000 shares of Series A Preferred Stock issuable upon exercise of the preferred stock purchase rights.

WARRANTS

     In connection with the distribution of Leap Wireless, Leap Wireless issued a warrant to purchase 5,500,000 shares of Leap Wireless common stock to QUALCOMM at an exercise price of approximately $6.11 per share. In March 1999, in exchange for consideration valued at $5.4 million, QUALCOMM agreed to amend the warrant to reduce the number of shares which may be acquired upon exercise to 4,500,000. The warrant is exercisable during the 10 years following the spin-off of Leap Wireless. Upon exercise in full of this warrant, QUALCOMM would hold approximately 14% of the outstanding Leap Wireless common stock, assuming exercise of all outstanding options and convertible securities.

LEAP WIRELESS COMMON STOCK RESERVED FOR ISSUANCE

     Future sales of substantial amounts of Leap Wireless common stock in the public market could adversely affect the trading price of the Leap Wireless common stock. As of July 1, 1999, Leap Wireless had 18,221,595 shares of common stock outstanding, the large majority of which were freely tradable without restriction or further registration under the Securities Act. Also, as of July 1, 1999, in addition to the 2,270,573 shares of common stock reserved for issuance upon conversion of outstanding Trust Convertible Preferred Securities, 12,543,912 shares of common stock were reserved for issuance as follows:
4,500,000 shares reserved for issuance upon exercise of a warrant held by QUALCOMM; 3,259,006 shares reserved for issuance to employees, officers, directors and consultants under Leap Wireless equity incentive plans; and 4,784,906 reserved for issuance upon exercise of options granted in connection with the spin-off of Leap Wireless to holders of options for QUALCOMM common stock (including Leap Wireless employees who were former employees of QUALCOMM).

RECENT SALES OF UNREGISTERED SECURITIES

     In June 1998, Leap Wireless sold 1,000 shares of common stock to QUALCOMM for $.10 in a transaction exempt from the registration requirements of the Securities Act of 1933 under Section 4(2). In connection with the distribution of Leap Wireless, each outstanding share of Leap Wireless common stock was converted and split into the number of shares of Leap Wireless common stock necessary to provide QUALCOMM with all shares to be transferred in the distribution of Leap Wireless. In connection with the distribution of Leap Wireless, Leap Wireless also issued a warrant to purchase 5,500,000, shares of common stock to QUALCOMM in a transaction exempt from the registration requirements of the Securities Act of 1933 under Section 4(2). The warrant was subsequently amended to reduce the number of shares which may be acquired upon exercise of the warrant to 4,500,000.

NO PREEMPTIVE RIGHTS

     No holder of any stock of Leap Wireless of any class authorized at the date of distribution of Leap Wireless will then have any preemptive right to subscribe to any securities of Leap Wireless of any kind or class.

TRANSFER AGENT AND REGISTRAR

     The Transfer Agent and Registrar for the Leap Wireless common stock is Harris Trust Company of California.

DELAWARE LAW AND CHARTER PROVISIONS

     Leap Wireless must comply with the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior, did own) 15% or more of the corporation's voting stock.

     Leap Wireless' charter also requires that any required or permitted action by stockholders of Leap Wireless must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing. In addition, special meetings of stockholders of Leap Wireless may be called only by a majority of the authorized number of directors, the Chairman of the Board or the President of Leap Wireless. The charter also provides for a classified Board of Directors consisting of three classes of directors. In addition, the charter provides that the authorized number of directors may be changed only by resolution of the Board of Directors. Leap Wireless' bylaws require advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at the annual meeting of stockholders. Leap Wireless' charter and bylaws also require that the holders of at least
66 2/3% of the voting stock of Leap Wireless must approve any amendment to either the charter or bylaws affecting certain provisions. These provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of Leap Wireless.

                        DESCRIPTION OF RIGHTS AGREEMENT

     On September 9, 1998, the Board of Directors of Leap Wireless adopted a Rights Plan. The following description of the Rights Plan is intended as a summary only and is qualified in its entirety by reference to the Rights Agreement dated as of September 14, 1998 between Leap Wireless and Harris Trust Company of California, a form of which is filed as an exhibit to Leap Wireless' registration statement on Form S-1, of which this prospectus is a part.

     In connection with the Rights Plan, the Board of Directors of Leap Wireless declared a dividend of one preferred share purchase right for each outstanding share of our common stock outstanding at the close of business on September 11, 1998. Each preferred stock purchase right will entitle the registered holder after the preferred stock purchase rights become exercisable and until September 10, 2008 (or the earlier redemption, exchange or termination of the preferred stock purchase rights), to purchase from Leap Wireless one one-thousandth (1/1000) of a share of Series A Preferred Stock, par value $.0001 per share, at a price of $90.00 per one one-thousandth (1/1000) of a share of Series A Preferred Stock, subject to anti-dilution adjustments. Until the earlier to occur of (1) 10 days following a public announcement that a person or group of affiliated or associated persons (other than an Existing Holder (as defined below)) has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Leap Wireless common stock (an "Acquiring Person") or (2) 10 business days (or a later date as may be determined by action of the Board of Directors before such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding common stock (the earlier of (1) and (2) being called the "preferred stock purchase rights distribution date"), the preferred stock purchase rights will be evidenced, regarding any of the common stock certificates outstanding as of the record date, by the common stock certificate. "Existing Holder" means QUALCOMM, together with its affiliates and associates (but excluding individual officers, directors and employees of QUALCOMM) unless and until the Existing Holder has acquired beneficial ownership of one or more additional shares of common stock. The preferred stock purchase rights will be transferred with and only with our common stock until the preferred stock purchase rights distribution date or earlier redemption or expiration of the preferred stock purchase rights. As soon as practicable following the preferred stock purchase rights distribution date, separate certificates evidencing the preferred stock purchase rights will be mailed to holders of record of our outstanding common stock as of the close of business on the preferred stock purchase rights distribution date and such separate certificates of preferred stock purchase rights alone will evidence the preferred stock purchase rights. The preferred stock purchase rights will at no time have any voting rights.

     Each share of Series A Preferred Stock purchasable upon exercise of the preferred stock purchase rights will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $10.00 per share but will be entitled to an aggregate dividend of 1,000 times the dividend, if any, declared per share of common stock. In the event of liquidation, dissolution or winding up of Leap Wireless, the holders of the Series A Preferred Stock will be entitled to a preferential liquidation payment of $1,000 per share plus any accrued but unpaid dividends but will be entitled to an aggregate payment of 1,000 times the payment made per share of common stock. Each share of Series A Preferred Stock will have 1,000 votes and will vote together with the shares of common stock. Finally, in the event of any merger, consolidation or other transaction in which outstanding shares of Leap Wireless common stock are exchanged, each share of Series A Preferred Stock will be entitled to receive 1,000 times the amount received per share of common stock. Shares of Series A Preferred Stock will not be redeemable. These preferred stock purchase rights are protected by customary anti-dilution provisions. Because of the nature of the Series A Preferred Stock's dividend, liquidation and voting rights, the value of one one-thousandth of a share of Series A Preferred Stock purchasable upon exercise of each preferred stock purchase right should approximate the value of one share of common stock.

     If a person or group becomes an Acquiring Person or if Leap Wireless were the surviving corporation in a merger with an Acquiring Person or any affiliate or associate of an and the outstanding shares of Leap Wireless common stock were not changed or exchanged, each holder of a preferred stock purchase right, other than preferred stock purchase rights that are or were acquired or beneficially owned by the Acquiring Person (which preferred stock purchase rights will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of common stock having a market value of two times the then current purchase price of one preferred stock purchase right. If, after a person or group has become an Acquiring Person, Leap Wireless were acquired in a merger or other business combination transaction or more than 50% of its assets or earning power were sold, proper provision will be made so that each holder of a preferred stock purchase right will thereafter have the right to receive, upon the exercise at the then current purchase price of the preferred stock purchase right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the then current purchase price of one preferred stock purchase right.

     At any time after a person or group becomes an Acquiring Person and before the earlier of one of the events described in the last sentence in the previous paragraph or the acquisition by the Acquiring Person of 50% or more of the then outstanding shares of Leap Wireless common stock, the Board of Directors may cause Leap Wireless to exchange the preferred stock purchase rights (other than preferred stock purchase rights owned by an Acquiring Person which have become void), in whole or in part, for shares of common stock at an exchange rate equal to that number of shares of common stock having an aggregate value equal to the difference between the value of the shares of common stock issuable upon exercise of a preferred stock purchase right and the purchase price therefor (with such values being based on the current per share market price, as determined under the Rights Agreement) per preferred stock purchase right (subject to adjustment).

     The preferred stock purchase rights may be redeemed in whole, but not in part, at a price of $.01 per preferred stock purchase right by the Board of Directors at any time before the time that an Acquiring Person the entity or group. The redemption of the preferred stock purchase rights may be made effective at this time, on the basis and with the conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the preferred stock purchase rights, the right to exercise the preferred stock purchase rights will terminate and the only right of the holders of preferred stock purchase rights will be to receive the redemption price of a preferred stock purchase right.

     The preferred stock purchase rights will expire on September 10, 2008 (unless earlier redeemed, exchanged or cancelled). Harris Trust Company of California is the Rights Agent.

     The purchase price payable, and the number of one one-thousandths of a share of Series A Preferred Stock or other securities or property issuable, upon exercise of the preferred stock purchase rights are subject to adjustment from time to time to prevent dilution (1) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Series A Preferred Stock,
(2) upon the grant to holders of the Series A Preferred Stock of rights or warrants to subscribe for or purchase shares of

Series A Preferred Stock or convertible securities at less than the current market price of the Series A Preferred Stock or (3) upon the distribution to holders of the Series A Preferred Stock of evidences of debt, cash, securities or assets (excluding regular periodic cash dividends at a rate not in excess of 125% of the rate of the last regular periodic cash dividend paid or, in case regular periodic cash dividends have not been paid, at a rate not in excess of 50% of the average net income per share of Leap Wireless for the four quarters ended immediately before the payment of such dividend, or dividends payable in shares of Series A Preferred Stock (which dividends will be subject to the adjustment described in clause (1) above)) or of subscription rights or warrants (other than those referred to above).

     Until a preferred stock purchase right is exercised, the holder will have no rights as a stockholder of Leap Wireless beyond those as an existing stockholder, including, without limitation, the right to vote or to receive dividends.

     Any of the provisions of the Rights Agreement may be amended by the Board of Directors of Leap Wireless for so long as the preferred stock purchase rights are then redeemable, and after the preferred stock purchase rights are no longer redeemable, Leap Wireless may amend or supplement the Rights Agreement in any manner that does not negatively affect the interests of the holder of the preferred stock purchase rights.

     One preferred stock purchase right was distributed to stockholders of Leap Wireless for each share of Leap Wireless common stock owned of record by them on September 11, 1998. As long as the preferred stock purchase rights are attached to the shares of common stock, Leap Wireless will issue one preferred stock purchase right with each new share of common stock (including, without limitation, the shares of Leap Wireless common stock that will be distributed in the distribution of Leap Wireless) so that all shares will have attached preferred stock purchase rights. Leap Wireless agrees that, from and after the preferred stock purchase rights distribution date, Leap Wireless will reserve 75,000 shares of Series A Preferred Stock initially for issuance upon exercise of the preferred stock purchase rights.

     The preferred stock purchase rights may have some anti-takeover affects. The rights are designed to assure that all of Leap Wireless' stockholders receive fair and equal treatment in the event of any proposed takeover of Leap Wireless and to guard against partial tender offers, open market accumulations and other abusive tactics to gain control of Leap Wireless without paying all stockholders a control premium. The preferred stock purchase rights will cause substantial dilution to a person or group (other than an Existing Holder) that acquires 15% or more of Leap Wireless' stock on terms not approved by Leap Wireless' Board of Directors. The preferred stock purchase rights should not interfere with any merger or other business combination approved by the Board of Directors at any time before the first date that a person or group has become an Acquiring Person.

            LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Officers and directors of Leap Wireless are covered by the provisions of the DGCL, the charter, the bylaws, individual indemnification agreements with Leap Wireless and insurance policies which serve to limit, and, in some instances, to indemnify them against, liabilities which they may incur in such capacities. None of such provisions would have retroactive effect for periods before the distribution of Leap Wireless, and Leap Wireless is not aware of any claim or proceeding in the last three years, or any threatened claim, which would have been or would be covered by these provisions. These various provisions are described below.

     Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of directors to Leap Wireless or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of Leap Wireless will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability: (1) for any breach of the director's duty of loyalty to Leap Wireless or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

     Indemnification and Insurance. As a Delaware corporation, Leap Wireless has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to Leap Wireless' best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of Leap Wireless, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of Leap Wireless' directors and officers to the full extent provided by Delaware corporate law. In addition, Leap Wireless intends to enter into indemnification agreements with its directors and officers which generally provide for mandatory indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law.

     Leap Wireless intends to purchase and maintain insurance on behalf of any person who is or was a director or officer of Leap Wireless, or is or was a director or officer of Leap Wireless serving at the request of Leap Wireless as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Leap Wireless would have the power or obligation to indemnify him against such liability under the provisions of the bylaws.

                        SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of common stock in the public market could negatively affect market prices prevailing from time to time. As of July 1, 1999, Leap Wireless had outstanding 18,221,595 shares of common stock, substantially all of which are freely tradeable without further registration under the Securities Act of 1933. In addition, approximately 14,814,485 shares of common stock were reserved for issuance in connection with currently outstanding warrants, options and convertible securities. For a more detailed discussion see "Description of Leap Wireless Capital Stock."

                                    EXPERTS

     The consolidated financial statements as of August 31, 1998 and 1997 and for each of the three years in the period ended August 31, 1998 and for the period from September 1, 1995 (inception) to August 31, 1998 of Leap Wireless International, Inc., as restated, and the consolidated financial statements as of December 31, 1998 and for the period from July 28, 1998 (inception) to December 31, 1998 of Orrengrove Investments Ltd. included in this registration statement have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements as of December 31, 1998 and 1997 and for the year ended December 31, 1998, for the period from March 3, 1997 (inception) to December 31, 1997 and for the period from March 3, 1997 (inception) to December 31, 1998 of Chilesat Telefonia Personal S.A. included in this registration statement have been so included in reliance on the report of Price Waterhouse, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The financial statements as of December 31, 1998 and for the period from June 24, 1998 (date of incorporation) to December 31, 1998 of Pegaso Telecomunicaiones, S.A. de C.V. included in this registration statement have been so included in reliance on the report of PricewaterhouseCoopers, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                 LEGAL MATTERS

     Certain legal matters regarding the issuance of the Leap Wireless common stock have been passed upon for Leap Wireless by Latham & Watkins, San Diego, California.

                      WHERE TO FIND ADDITIONAL INFORMATION

     Leap Wireless files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials Leap Wireless has filed with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. Leap Wireless' SEC filings also are available to the public on the SEC's Internet site at http://www.sec.gov. In addition, you may obtain a copy of Leap Wireless' SEC filings at no cost by writing or telephoning Leap Wireless' General Counsel at:

                       Leap Wireless International, Inc.
                       10307 Pacific Center Court
                       San Diego, CA 92121
                       (858) 882-6000

     Leap Wireless has filed with the SEC a "shelf" registration statement on Form S-1 under the Securities Act of 1933, relating to the securities that may be offered by this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information in the registration statement. For more detail concerning Leap Wireless and any securities offered by this prospectus, you may examine the registration statement and the exhibits filed with it at the locations listed in the first paragraph under this heading.

     You should only rely on the information provided or incorporated by reference in this prospectus or in the applicable supplement to this prospectus. Readers should not assume that the information in this prospectus and the applicable supplement is accurate as of any date other than the date on the front cover of the document.

     Leap Wireless intends to furnish to its stockholders annual reports containing consolidated financial statements prepared in accordance with generally accepted accounting principles and audited by an independent public accounting firm accompanied by an opinion expressed by the independent public accounting firm.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
LEAP WIRELESS INTERNATIONAL, INC. (A DEVELOPMENT STAGE
  COMPANY)
Pro Forma Financial Statements..............................   F-3
  Unaudited Pro Forma Statement of Operations for the nine
     months ended May 31, 1999..............................   F-4
  Unaudited Pro Forma Statement of Operations for year ended
     August 31, 1998........................................   F-5
  Notes to the Pro Forma Financial Statements (unaudited)...   F-6

LEAP WIRELESS INTERNATIONAL, INC. (A DEVELOPMENT STAGE
  COMPANY)
Consolidated Financial Statements:
  Consolidated Balance Sheets at May 31, 1999 (unaudited),
     and August 31, 1998 (restated).........................   F-9
  Consolidated Statements of Operations and Comprehensive
     Loss (unaudited) for the nine months ended May 31, 1999
     and 1998 (restated), and for the period September 1,
     1995 (inception) to May 31, 1999 (restated)............  F-10
  Consolidated Statements of Cash Flows (unaudited) for the
     nine months ended May 31, 1999 and 1998 (restated), and
     for the period September 1, 1995 (inception) to May 31,
     1999 (restated)........................................  F-11
  Consolidated Statement of Stockholders' Equity (unaudited)
     for the period September 1, 1995 (inception) to May 31,
     1999...................................................  F-12
  Notes to Consolidated Financial Statements (unaudited)....  F-13

LEAP WIRELESS INTERNATIONAL, INC. (A DEVELOPMENT STAGE
  COMPANY)
Consolidated Financial Statements:
  Report of Independent Accountants.........................  F-27
  Consolidated Balance Sheets at August 31, 1998 (restated)
     and 1997 (restated)....................................  F-28
  Consolidated Statements of Operations and Comprehensive
     Loss for the fiscal years ended August 31, 1998
     (restated), 1997 (restated) and 1996 and for the period
     from September 1, 1995 (inception) to August 31, 1998
     (restated).............................................  F-29
  Consolidated Statements of Cash Flows for the fiscal years ended August 31, 1998 (restated), 1997 (restated) and
     1996 and for the period from September 1, 1995
     (inception) to August 31, 1998 (restated)..............  F-30
  Consolidated Statements of Stockholders' Equity for each
     of the fiscal years in the Period from September 1,
     1995 (inception) to August 31, 1998....................  F-31
  Notes to Consolidated Financial Statements................  F-32

CHILESAT TELEFONIA PERSONAL S.A. (COMPANY IN THE DEVELOPMENT
  STAGE)
Financial Statements:
  Report of Independent Accountants.........................  F-52
  Balance Sheet at March 31, 1999 (unaudited), December 31,
     1998 and 1997..........................................  F-53
  Statement of Income and Comprehensive Income for the three months ended March 31, 1999 (unaudited) and March 31,
     1998 (unaudited), for the year ended December 31, 1998
     and for the periods from inception (March 3, 1997) to
     December 31, 1997, to March 31, 1999 (unaudited) and to
     December 31, 1998......................................  F-54

                                                              PAGE
                                                              ----
  Statement of Cash Flows for the three months ended March
     31, 1999 (unaudited) and March 31, 1998 (unaudited),
     for the year ended December 31, 1998 and for the
     periods from inception (March 3, 1997) to December 31,
     1997, to March 31, 1999 (unaudited) and to December 31,
     1998...................................................  F-55
  Statement of Shareholders' Equity for the period from
     inception (March 3, 1997) to December 31, 1998 and for
     the period from January 1, 1999 to March 31, 1999
     (unaudited)............................................  F-57
  Notes to the Financial Statements.........................  F-58

ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES (A DEVELOPMENT
  STAGE COMPANY)
Consolidated Financial Statements:
  Report of Independent Accountants.........................  F-75
  Consolidated Balance Sheet at December 31, 1998...........  F-76
  Consolidated Statement of Operations for the period from
     July 27, 1998 (inception) to December 31, 1998.........  F-77
  Consolidated Statement of Cash Flows for the period from
     July 27, 1998 (inception) to December 31, 1998.........  F-78
  Consolidated Statement of Stockholders' Deficit for the
     period from July 27, 1998
     (inception) to December 31, 1998.......................  F-79
  Notes to the Financial Statements.........................  F-80

PEGASO TELECOMUNICACIONES, S.A. DE C.V. (DEVELOPMENT STAGE
  ENTERPRISE)
Consolidated Financial Statements:
  Report of Independent Accountants.........................  F-89
  Consolidated Balance Sheet at December 31, 1998...........  F-90
  Consolidated Statement of Income for the period from June
     24, 1998 (date of incorporation) to December 31,
     1998...................................................  F-91
  Consolidated Statement of Cash Flows for the period from
     June 24, 1998 (date of incorporation) to December 31,
     1998...................................................  F-92
  Statement of Stockholders' Equity for the period from June
     24, 1998 (date of incorporation) to December 31,
     1998...................................................  F-93
  Notes to the Consolidated Financial Statements............  F-94

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         PRO FORMA FINANCIAL STATEMENTS

     The Pro Forma Financial Statements are based on the historical consolidated financial statements of Leap Wireless International, Inc. and its subsidiaries ("Leap Wireless" or the "Company"), as restated, for the nine months ended May 31, 1999 and for the year ended August 31, 1998, adjusted to give effect to the Company's acquisition of 50% of the shares of Chilesat Telefonia Personal S.A. ("Chilesat") on April 19, 1999 and the acquisition of an indirect investment in the Transworld Companies on August 4, 1998. As a result of the acquisition of the 50% of the shares of Chilesat on April 19, 1999, the Company now owns 100% of the outstanding shares of Chilesat.

     The Unaudited Pro Forma Statements of Operations for the nine months ended May 31, 1999 and the year ended August 31, 1998 give effect to the acquisition of the remaining 50% interest in Chilesat and the acquisition of the indirect investment in the Transworld Companies as if they had occurred as of September 1, 1997. The Pro Forma Financial Statements include the historical results of operations of Chilesat and the Company's share of equity losses of the Transworld Companies for the nine months ended March 31, 1999 and for the year ended June 30, 1998, a two-month lag from Leap Wireless. The acquisition and related adjustments are described in the accompanying notes.

     The Pro Forma Financial Statements are based upon available information and certain assumptions that management believes are reasonable. The Pro Forma Financial Statements are provided for illustrative purposes only and do not purport to represent what the Company's results of operations would actually have been had the acquisition of 50% of the shares of Chilesat and the acquisition of the indirect investment in the Transworld Companies in fact occurred on such date or to project the Company's results of operations for any future period or date. The Pro Forma Financial Statements and accompanying notes should be read in conjunction with the historical financial statements of the Company and Chilesat.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   NINE MONTHS ENDED MAY 31, 1999
                               ----------------------------------------------------------------------
                                              PRO FORMA
                                             ADJUSTMENTS                   PRO FORMA         LEAP
                                  LEAP       RELATED TO                   ADJUSTMENTS      WIRELESS
                                WIRELESS     TRANSWORLD      CHILESAT     RELATED TO     CONSOLIDATED
                               HISTORICAL     COMPANIES     HISTORICAL     CHILESAT       PRO FORMA
                               ----------    -----------    ----------    -----------    ------------
Operating revenues...........   $     --        $  --        $  3,670       $    --       $   3,670
                                --------        -----        --------       -------       ---------
Operating expenses:
Cost of operating revenues...         --           --          (2,843)          940(2)       (1,903)
Selling, general &
  administrative expenses....    (14,357)          --         (10,566)           --         (24,923)
Depreciation and
  amortization...............       (408)          --          (7,895)       (2,128)(2)     (10,431)
                                --------        -----        --------       -------       ---------
     Total operating
       expenses..............    (14,765)          --         (21,304)       (1,188)        (37,257)
                                --------        -----        --------       -------       ---------
  Net operating loss.........    (14,765)          --         (17,634)       (1,188)        (33,587)
Equity in net loss of
  unconsolidated wireless
  operating companies........    (78,917)        (626)(1)          --        14,479(3)      (65,064)
Interest income..............      7,901           --             383        (3,057)(4)       5,227
Interest expense.............     (4,238)          --          (5,997)       (1,497)(4)     (11,732)
Foreign currency transaction
  losses.....................         --           --          (4,199)           --          (4,199)
Other income
  (expense) -- net...........         --           --            (272)           --            (272)
                                --------        -----        --------       -------       ---------
  Net loss...................   $(90,019)       $(626)       $(27,719)      $ 8,737       $(109,627)
                                ========        =====        ========       =======       =========
Pro forma basic and diluted
  net loss per common
  share......................   $  (5.06)                                                 $   (6.16)
                                ========                                                  =========
Shares used to calculate pro
  forma basic and diluted net
  loss per common share......     17,794                                                     17,794
                                ========                                                  =========

See Notes to the Pro Forma Financial Statements.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         YEAR ENDED AUGUST 31, 1998
                                     ------------------------------------------------------------------
                                                   PRO FORMA
                                        LEAP      ADJUSTMENTS                 PRO FORMA        LEAP
                                      WIRELESS    RELATED TO                 ADJUSTMENTS     WIRELESS
                                     HISTORICAL   TRANSWORLD     CHILESAT    RELATED TO    CONSOLIDATED
                                     (RESTATED)    COMPANIES    HISTORICAL    CHILESAT      PRO FORMA
                                     ----------   -----------   ----------   -----------   ------------
Operating revenues.................   $     --      $    --      $    --       $    --       $     --
                                      --------      -------      -------       -------       --------
Operating expenses:
Cost of operating revenues.........         --           --           --            --             --
Selling, general & administrative
  expenses.........................    (23,888)          --       (4,380)           --        (28,268)
Depreciation and amortization......         --           --           --            --             --
                                      --------      -------      -------       -------       --------
     Total operating expenses......    (23,888)          --       (4,380)           --        (28,268)
                                      --------      -------      -------       -------       --------
  Net operating loss...............    (23,888)          --       (4,380)           --        (28,268)
Equity in net loss of
  unconsolidated wireless operating
  companies........................    (23,688)      (5,126)(1)       --         3,148(3)     (25,666)
Interest income....................        843           --        2,110          (428)(4)      2,525
Interest expense...................         --           --         (239)       (5,126)(4)     (5,365)
Foreign currency transaction
  losses...........................         --           --       (3,970)           --         (3,970)
Other income (expense) -- net......         --           --          (56)           --            (56)
                                      --------      -------      -------       -------       --------
  Net loss.........................   $(46,733)     $(5,126)     $(6,535)      $(2,406)      $(60,800)
                                      ========      =======      =======       =======       ========
Pro forma basic and diluted net
  loss per common share............   $  (2.65)                                              $  (3.45)
                                      ========                                               ========
Shares used to calculate pro forma
  basic and diluted net loss per
  common share.....................     17,648                                                 17,648
                                      ========                                               ========

See Notes to the Pro Forma Financial Statements.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

            NOTES TO THE PRO FORMA FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. BASIS OF PRESENTATION

     On September 23, 1998, QUALCOMM Incorporated ("QUALCOMM") distributed all of the outstanding Common Stock of the Company to QUALCOMM's stockholders (the "Distribution"). The historical consolidated financial statements of the Company, which have been used to prepare the Pro Forma Financial Statements, reflect periods during which the Company did not operate as a separate, independent company, and certain assumptions have been made in preparing such statements. Therefore, such Pro Forma Financial Statements may not reflect the results of operations that would have been achieved had the Company been a separate, independent company for all periods presented.

     On August 4, 1998, prior to the Distribution, the Company became a 70% common owner in a start-up joint venture, QUALCOMM Telecommunications Ltd. ("QUALCOMMTel Isle of Man"), an Isle of Man corporation. QUALCOMMTel Isle of Man holds a 50% investment in Orrengrove Investments Limited ("Orrengrove"). On August 4, 1998, Orrengrove purchased 60% of the common stock of Transworld Communications, Inc., Transworld Communications Services, Inc. and Transworld Communications (Bermuda), Ltd. (the "Transworld Companies") for an aggregate purchase price of $51.8 million. As a result of QUALCOMMTel Isle of Man's 50% interest in Orrengrove, the Company has a 21% indirect interest in the Transworld Companies and accounts for the investment under the equity method of accounting.

     The Pro Forma Financial Statements give effect to the acquisition of the shares of the Transworld Companies by Orrengrove as if the acquisition had occurred on September 1, 1997.

     On April 19, 1999, a wholly owned subsidiary of Leap Wireless acquired all of the shares of Chilesat that it did not already own from Telex-Chile S.A. and its operating affiliate, Chilesat S.A. (collectively "Telex-Chile"). Chilesat, a Chilean corporation that holds a license to offer wireless telephone services, has deployed and is operating a nationwide wireless telephone system in Chile. Prior to the acquisition, the Company's wholly owned subsidiary, Inversiones Leap Wireless Chile S.A. ("Inversiones"), owned 50% of the shares of Chilesat. The Company has previously accounted for its initial 50% interest in Chilesat under the equity method.

     Inversiones acquired the remaining 50% of the shares of Chilesat from Telex-Chile for $28 million in cash and a $22 million, non-interest bearing note payable to Telex-Chile due on May 11, 2002. The present value of the $22 million non-interest bearing note payable to Telex-Chile is approximately $15.7 million. Therefore, the total estimated fair value of the acquisition was $43.7 million, of which approximately $41 million has been allocated under the purchase method of accounting to intangible assets, primarily telecommunications licenses and rights to telecommunications network systems. The Company obtained $28 million for the cash payment to Telex-Chile through additional borrowings under its credit agreement with QUALCOMM.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

      NOTES TO THE PRO FORMA FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

     The Pro Forma Financial Statements give effect to the acquisition of the remaining 50% interest in Chilesat as if it had occurred on September 1, 1997.

     To accommodate the different fiscal periods of the Company and its operating companies, including the Transworld Companies and Chilesat, the Company has adopted a two-month lag for the recognition of the Company's share of net earnings or losses of such investments.

     The historical financial statements of Chilesat have been converted to U.S. dollars using the period end exchange rate for the assets and liabilities, historical exchange rates for stockholders' equity and the average exchange rate for the statements of operations for the respective periods. In addition, certain reclassifications have been made to the historical consolidated financial statements of Leap Wireless, as restated, to conform to the pro-forma financial statement presentation.

NOTE 2. RESTATEMENT

     In the third quarter of fiscal 1999, the Company adopted the equity method of accounting for its existing investment in a United States telecommunications operator. Under generally accepted accounting principles, a change from the cost method to the equity method of accounting requires retroactive adjustment to all prior period financial statements. Accordingly, the Leap Wireless August 31, 1998 historical financial statements presented in these Pro Forma Financial Statements have been restated to give effect to this accounting change.

NOTE 3. PRO FORMA ADJUSTMENTS RELATED TO THE TRANSWORLD COMPANIES

     (1) To record the Company's share of net losses of the Transworld Companies under the equity method of accounting.

NOTE 4. PRO FORMA ADJUSTMENTS RELATED TO CHILESAT

     (2) (a) Additional amortization of $1.2 million for the Chilesat telecommunications licenses (amortized on a straight-line basis over a 28.7 year remaining expected useful life) resulting from the purchase price allocation and (b) reclassification of amortization of the rights to telecommunications network systems of $0.9 million (amortized on a straight-line basis over a 11.5 year expected useful life) from cost of operating revenues to depreciation and amortization. Consistent with the application of generally accepted accounting principles applied to the historical financial statements of Chilesat, amortization of the telecommunications licenses and rights to telecommunications network systems began in September 1998 when telephone traffic commenced.

     (3) Elimination of the Company's share of the net loss of Chilesat for the relevant period previously recognized under the equity method of accounting.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

      NOTES TO THE PRO FORMA FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

     (4) (a) Elimination of interest income recorded by Leap Wireless on inter-company loans advanced to Chilesat, (b) elimination of interest expense recorded by Chilesat on inter-company loans advanced by Leap Wireless to Chilesat, (c) additional interest expense for the periods reflecting $28.0 million of borrowings by the Company under its credit agreement with QUALCOMM to fund the cash portion of the purchase price and (d) recognition as interest expense the present value discount on the $22 million, non-interest bearing three-year note payable to Telex-Chile, calculated using an imputed interest rate of 11.73% commencing September 1, 1997.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                    MAY 31, 1999    AUGUST 31, 1998
                                                    ------------    ---------------
                                                    (UNAUDITED)       (RESTATED)
ASSETS
Cash and cash equivalents.........................   $  23,527         $     --
Accounts receivable -- net........................       1,523               --
Inventories.......................................       1,421               --
Recoverable taxes.................................       3,308               --
Other current assets..............................       1,770               --
                                                     ---------         --------
       Total current assets.......................      31,549               --
                                                     ---------         --------
Property, plant and equipment -- net..............     125,761               --
Investments in unconsolidated wireless operating
  companies.......................................     123,254           97,719
Loans receivable from unconsolidated wireless
  operating company...............................          --           27,968
Other loans receivable............................       7,768           25,227
Intangible assets.................................      66,621            6,838
Deposits and other assets.........................      11,151               --
                                                     ---------         --------
       Total assets...............................   $ 366,104         $157,752
                                                     =========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued liabilities..........   $  10,270         $  5,789
Loans payable to banks............................      16,657            9,000
Current portion of long-term debt.................      33,727               --
                                                     ---------         --------
       Total current liabilities..................      60,654           14,789
                                                     ---------         --------
Long-term debt....................................     152,306               --
Other liabilities.................................       9,207               --
                                                     ---------         --------
       Total liabilities..........................     222,167           14,789
                                                     ---------         --------
Commitments (Note 8)
Stockholders' equity:
  Preferred stock -- authorized 10,000,000 shares
     $.0001 par value, no shares issued and
     outstanding..................................          --               --
  Common stock -- authorized 75,000,000 shares;
     $.0001 par value, 18,098,984 shares issued
     and outstanding..............................           2               --
  Additional paid-in capital......................     288,953               --
  Former parent company's investment..............          --          197,598
  Deficit accumulated during the development
     stage........................................    (142,302)         (52,283)
  Accumulated other comprehensive loss............      (2,716)          (2,352)
                                                     ---------         --------
       Total stockholders' equity.................     143,937          142,963
                                                     ---------         --------
       Total liabilities and stockholders'
          equity..................................   $ 366,104         $157,752
                                                     =========         ========

See accompanying notes to consolidated financial statements.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                                  (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              NINE MONTHS ENDED        FOR THE PERIOD
                                                   MAY 31,            SEPTEMBER 1, 1995
                                            ----------------------     (INCEPTION) TO
                                              1999         1998         MAY 31, 1999
                                            --------    ----------    -----------------
                                                        (RESTATED)       (RESTATED)
Equity in net loss of unconsolidated
  wireless operating companies............  $(78,917)    $(11,132)        $(106,398)
General and administrative expenses.......   (14,765)      (5,577)          (40,410)
Interest income...........................     7,901           --             8,744
Interest expense..........................    (4,238)          --            (4,238)
                                            --------     --------         ---------
  Net loss................................   (90,019)     (16,709)         (142,302)
Other comprehensive loss:
  Cumulative translation adjustment.......      (364)      (1,858)           (2,716)
                                            --------     --------         ---------
Comprehensive loss........................  $(90,383)    $(18,567)        $(145,018)
                                            ========     ========         =========
Basic and diluted net loss per common
  share (Note 2)..........................  $  (5.06)    $  (0.95)        $   (8.05)
                                            ========     ========         =========
Shares used to calculate basic and diluted
  net loss per common share (Note 2)......    17,794       17,648            17,677
                                            ========     ========         =========

See accompanying notes to consolidated financial statements.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)
                                 (IN THOUSANDS)


                                                                NINE MONTHS ENDED
                                                                     MAY 31,           SEPTEMBER 1, 1995
                                                              ----------------------    (INCEPTION) TO
                                                                1999         1998        MAY 31, 1999
                                                              ---------   ----------   -----------------
                                                                          (RESTATED)      (RESTATED)
Operating activities:
  Net loss..................................................  $ (90,019)   $(16,709)       $(142,302)
    Adjustments to reconcile net loss to net cash used in
      operating activities:
       Depreciation and amortization........................        408          --              408
       Equity in net loss of unconsolidated wireless
       operating companies..................................     78,917      11,132          106,398
       Interest accrued to loans receivable and
       payable -- net.......................................     (3,083)         --           (3,926)
       Changes in assets and liabilities, net of effects
       from acquisition:
         Deposits and other assets..........................     (9,452)         --           (9,452)
         Accounts payable and accrued liabilities...........      1,151          --            6,940
         Other liabilities..................................     (1,712)      2,897           (1,712)
                                                              ---------    --------        ---------
Net cash used in operating activities.......................    (23,790)     (2,680)         (43,646)
                                                              ---------    --------        ---------
Investing activities:
  Purchase of property, plant and equipment.................     (3,060)         --           (3,060)
  Investments in unconsolidated wireless operating
    companies...............................................    (78,984)    (14,703)        (194,428)
  Loans to unconsolidated wireless operating companies......    (28,625)    (11,633)         (93,085)
  Loan receivable to related party..........................    (17,500)         --          (17,500)
  Repayment of loan receivable from related party...........     17,500          --           17,500
  Acquisitions, net of cash acquired........................    (26,942)       (564)         (27,506)
  Purchase of wireless telecommunications licenses..........       (689)         --           (6,963)
                                                              ---------    --------        ---------
Net cash used in investing activities.......................   (138,300)    (26,900)        (325,042)
                                                              ---------    --------        ---------
Financing activities:
  Proceeds from loans payable to banks......................      6,720          --           15,720
  Borrowings under credit agreement.........................     99,721          --           99,721
  Repayment of borrowings under credit agreement............    (17,500)         --          (17,500)
  Issuance of common stock..................................      1,408          --            1,408
  Former parent company's investment........................     95,268      29,580          292,866
                                                              ---------    --------        ---------
Net cash provided by financing activities...................    185,617      29,580          392,215
                                                              ---------    --------        ---------
Net increase in cash and cash equivalents...................     23,527          --           23,527
Cash and cash equivalents at beginning of period............         --          --               --
                                                              ---------    --------        ---------
Cash and cash equivalents at end of period..................  $  23,527    $     --        $  23,527
                                                              =========    ========        =========
Supplemental disclosure of non-cash investing and financing
  activities:
  Loans to unconsolidated wireless operating companies
    converted to equity investment..........................  $  50,196    $     --        $  50,196
  Deferred charge for credit agreement fee due on long-term
    debt....................................................  $   5,300    $     --        $   5,300
  Repurchase of stock purchase warrant......................  $   5,355    $     --        $   5,355
Supplemental disclosure of cash used for acquisitions:
  Total purchase value......................................  $  43,699    $    564        $  44,263
  Note payable issued at present value......................    (15,699)         --          (15,699)
  Cash acquired.............................................     (1,058)         --           (1,058)
                                                              ---------    --------        ---------
  Cash used for acquisitions................................  $  26,942    $    564        $  27,506
                                                              =========    ========        =========


See accompanying notes to consolidated financial statements.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                     ACCUMULATED
                                     COMMON                         FORMER          DEFICIT             OTHER
                                      STOCK          ADDITIONAL     PARENT     ACCUMULATED DURING   COMPREHENSIVE
                               -------------------    PAID-IN     COMPANY'S     THE DEVELOPMENT        INCOME
                                 SHARES     AMOUNT    CAPITAL     INVESTMENT         STAGE             (LOSS)        TOTALS
                               ----------   ------   ----------   ----------   ------------------   -------------   --------
Balance at September 1, 1995
  (inception)................          --    $ --     $     --    $      --        $      --           $    --      $     --
  Transfers from former
    parent...................          --      --           --          285               --                --           285
  Net loss...................          --      --           --           --             (396)               --          (396)
                               ----------    ----     --------    ---------        ---------           -------      --------
Balance at August 31, 1996...          --      --           --          285             (396)               --          (111)
  Transfer from former
    parent...................          --      --           --       47,193               --                --        47,193
  Net loss (restated)........          --      --           --           --           (5,154)               --        (5,154)
  Foreign currency
    translation adjustment...          --      --           --           --               --                60            60
                               ----------    ----     --------    ---------        ---------           -------      --------
Balance at August 31, 1997...          --      --           --       47,478           (5,550)               60        41,988
  Transfers from former
    parent...................          --      --           --      150,120               --                --       150,120
  Net loss (restated)........          --      --           --           --          (46,733)               --       (46,733)
  Foreign currency
    translation adjustment...          --      --           --           --               --            (2,412)       (2,412)
                               ----------    ----     --------    ---------        ---------           -------      --------
Balance at August 31, 1998...          --      --           --      197,598          (52,283)           (2,352)      142,963
September 1, 1998 to May 31,
  1999 (Unaudited):..........                                                                                             --
  Transfers from former
    parent...................          --      --           --       95,268               --                --        95,268
  Distribution by former
    parent...................  17,647,685       2      292,864     (292,866)              --                --            --
  Repurchase of warrant......          --      --       (5,355)          --               --                --        (5,355)
  Issuance of common stock...     451,299      --        1,444           --               --                --         1,444
  Net loss...................          --      --           --           --          (90,019)               --       (90,019)
  Foreign currency
    translation adjustment...          --      --           --           --               --              (364)         (364)
                               ----------    ----     --------    ---------        ---------           -------      --------
Balance at May 31, 1999
  (Unaudited):...............  18,098,984    $  2     $288,953    $      --        $(142,302)          $(2,716)     $143,937
                               ==========    ====     ========    =========        =========           =======      ========

See accompanying notes to consolidated financial statements.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1. THE COMPANY

The Company

     Leap Wireless International, Inc. (the "Company" or "Leap Wireless"), a Delaware corporation, was incorporated on June 24, 1998 as a wholly owned subsidiary of QUALCOMM Incorporated ("QUALCOMM"). On September 23, 1998 (the "Distribution Date"), QUALCOMM distributed all of the outstanding shares of common stock of the Company to QUALCOMM's stockholders as a taxable dividend (the "Distribution"). In connection with the Distribution, one share of the Company's common stock was issued for every four shares of QUALCOMM common stock outstanding on September 11, 1998. Following the Distribution, the Company and QUALCOMM operate as independent companies.

     The Company's business strategy is to manage, support, operate and otherwise participate in Code Division Multiple Access ("CDMA") based wireless telecommunications businesses and ventures in emerging international markets and in the United States.

The Distribution

     In connection with the Distribution, QUALCOMM transferred to the Company its equity interests in the following domestic and international emerging wireless telecommunications operating companies: Pegaso Telecomunicaciones, S.A. de C.V. (Mexico), Metrosvyaz Limited (Russia), Orrengrove Investments Limited (Russia), Chilesat Telefonia Personal, S.A. (Chile), Chase Telecommunications Holdings, Inc. (United States), OzPhone Pty. Ltd. (Australia), and certain other development stage businesses (collectively, the "Leap Wireless Operating Companies"). The Company and QUALCOMM also agreed that, if certain events occur within 18 months after the Distribution, QUALCOMM will transfer to the Company its equity interests and working capital loan related to Telesystems of Ukraine ("TOU"), a wireless telecommunications company in Ukraine. To date, these conditions have not been satisfied. In connection with the Distribution, QUALCOMM also transferred to the Company cash and certain indebtedness of the Leap Wireless Operating Companies owed to QUALCOMM, as well as certain miscellaneous assets and liabilities. The aggregate net tangible book value of the assets transferred by QUALCOMM to the Company in connection with the Distribution was approximately $236 million.

     In May 1999, QUALCOMM sold its CDMA wireless infrastructure division to Telefonaktiebolaget LM Ericsson (pbl) ("Ericsson"). As a result, Ericsson and its subsidiaries will become primary suppliers of network infrastructure equipment to Leap Wireless and its operating companies. In connection with the sale, Ericsson assumed most of QUALCOMM's obligations to Leap Wireless and its operating companies under existing infrastructure supply agreements.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

Basis of Presentation

     The financial statements have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the Company's business, as restated. Certain prior period amounts have been reclassified to conform to the current period presentation. In the second quarter of fiscal 1999, to accommodate the different fiscal periods of the Company and its foreign operating companies, the Company extended the lag for recognition of its share of net earnings or losses of such foreign companies from one month to two months. The effect of this change on previously reported amounts was not significant.

Restatement

     The Company adopted the equity method of accounting for its investment in Chase Telecommunications Holdings, Inc., a development stage company, in the third quarter of fiscal 1999. Accordingly, all prior periods presented in these financial statements have been adjusted retroactively in accordance with generally accepted accounting principles to give effect to the equity method of accounting. See Note 4.

Interim Financial Statements

     The interim consolidated financial statements have been prepared by Leap Wireless without audit, in accordance with the instructions under Rule 10-1 of Regulation S-X and, therefore, do not include all information and footnotes necessary for a fair presentation of its financial position, results of operations, cash flows and stockholders' equity in accordance with generally accepted accounting principles. In the opinion of management, the unaudited financial information for the interim periods presented reflects all adjustments (which include only normal, recurring adjustments) necessary for a fair presentation. These interim consolidated financial statements and notes thereto should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Registration Statement for the fiscal year ended August 31, 1998, as restated. Operating results for interim periods are not necessarily indicative of operating results for an entire fiscal year. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     The interim financial data as of May 31, 1999, and for the nine months ended May 31, 1999 and 1998, and for the period September 1, 1995 (inception) to May 31, 1999 is unaudited; however, in the opinion of the Company, the interim data includes all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of the results for the interim period.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash equivalents

     The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. The cost of these investments approximates fair value.

Accounts Receivable

     The Company records an allowance for uncollectable accounts receivable with respect to those amounts estimated not to be recoverable.

Inventories

     Inventories are comprised of handsets and accessories not yet placed into service which are stated at the lower of historical cost, determined under a first-in, first-out unit flow assumption, or market.

Recoverable Taxes

     Recoverable taxes relate to value added taxes (VAT) incurred on the supply of goods and services which are eventually borne by the final consumer. VAT payments made by the Company on the buildout of its wireless telecommunications networks are recovered in cash from customers as service is provided.

Property, plant and equipment

     Property, plant and equipment are recorded at acquisition cost. Constructed assets are recorded at cost plus capitalized interest and direct costs incurred during the construction phase. Depreciation is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service, ranging from two to ten years. Leasehold improvements are amortized over the shorter of their estimated useful lives or the remaining term of the related lease. Repairs and maintenance costs are expensed as incurred.

Intangible Assets

     Intangible assets, primarily telecommunications licenses and rights to telecommunications network systems, are recorded at cost and amortized over their estimated useful lives upon commencement of commercial service, which currently range from ten to twenty-eight years.

Basic and Diluted Net Loss Per Common Share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("FAS 128"), "Earnings per Share", which the

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

Company has adopted to compute the basic and diluted net loss per common share amount for the three and nine months ended May 31, 1999 and 1998, respectively.

     The basic and diluted net loss per common share for the nine months ended May 31, 1999 was calculated by dividing the net loss by the weighted average number of common shares outstanding of 17,794,358. The weighted average number of common shares outstanding assumes that the 17,647,685 shares issued at Distribution were outstanding for the periods prior to Distribution. Stock options for 5,926,945 common shares, the conversion of QUALCOMM's Trust Convertible Preferred Securities which are convertible into 2,271,060 shares of the Company's Common Stock, and the exercise of a warrant issued to QUALCOMM for 4,500,000 shares of the Company's Common Stock have not been considered in calculating basic and diluted net loss per common share because their effect would be anti-dilutive. As a result, the Company's basic and diluted net loss per common share are the same.

Reporting Comprehensive Income (Loss)

     Effective September 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income". This statement requires the Company to report in the financial statements, in addition to net income (loss), comprehensive income (loss) and its components. Prior period financial statements have been adjusted to conform to the requirements of FAS 130.

NOTE 3. ACQUISITION OF CHILESAT TELEFONIA PERSONAL, S.A.

     On April 19, 1999, a wholly owned subsidiary of Leap Wireless acquired all of the shares of Chilesat Telefonia Personal, S.A. ("Chilesat") that it did not already own from Telex-Chile S.A. and its operating affiliate, Chilesat S.A. (collectively "Telex-Chile"). Chilesat, a Chilean corporation that holds a license to offer wireless telephone services, has deployed and is operating a nationwide wireless telephone system in Chile. Prior to the acquisition, the Company's wholly owned subsidiary, Inversiones Leap Wireless Chile S.A. ("Inversiones"), owned 50% of the shares of Chilesat.

     Inversiones acquired the remaining 50% of the shares of Chilesat from Telex-Chile for $28 million in cash and a $22 million, non-interest bearing note payable to Telex-Chile due on May 11, 2002. The present value of the $22 million non-interest bearing note payable to Telex-Chile is approximately $15.7 million. Therefore, the total estimated fair value of the acquisition was $43.7 million, of which approximately $41 million has been allocated to intangible assets, primarily telecommunications licenses and rights to telecommunications network systems. The Company obtained $28 million for the cash payment to Telex-Chile through additional borrowings under its credit agreement with QUALCOMM.

     The Company consolidated the balance sheet of Chilesat as of May 31, 1999 due to its acquisition of the remaining 50% of the shares of Chilesat in April 1999. The Company has adopted a two-month lag for the recognition of the Company's share of net earnings

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

and losses of Chilesat. As such, the Company will fully consolidate Chilesat's results of operations commencing July 1, 1999.

     The following unaudited pro forma information presents the results of operations of the Company as if the acquisition had taken place on September 1, 1997 (in thousands):

                                                            NINE MONTHS ENDED
                                                                 MAY 31,
                                                          ---------------------
                                                            1999         1998
                                                          ---------    --------
Revenues................................................  $   3,670    $     --
                                                          =========    ========
Net loss................................................  $(109,001)   $(22,229)
                                                          =========    ========
Pro forma basic and diluted net loss per common share...  $   (6.13)   $  (1.26)
                                                          =========    ========

     These unaudited pro forma results of operations have been prepared for comparative purposes only and do not purport to be indicative of the results of operations which actually would have resulted had the acquisition occurred on the date indicated, or which may result in the future.

NOTE 4. INVESTMENTS AND LOANS TO LEAP WIRELESS OPERATING COMPANIES

     The Company and its consolidated subsidiaries have equity interests in companies that directly or indirectly hold wireless telephone licenses. Its participation in each company differs and, except for Chilesat, the Company does not have majority interests in such companies. The Company's ability to withdraw funds, including dividends, from its participation in such investments is dependent in many cases on receiving the consent of lenders and the other participants, over which the Company has no control. The Company and its consolidated subsidiaries have investments in the Leap Wireless Operating Companies consisting of the following:

                                                                PERCENTAGE OF
                                                                  OWNERSHIP
                                                            ---------------------
                                                            MAY 31,    AUGUST 31,
                                                             1999         1998
                                                            -------    ----------
  EQUITY INVESTEE
  Chase Telecommunications Holdings, Inc. (U.S.)..........    7.2%        7.2%
  Chilesat Telefonia Personal, S.A. (Chile)...............    100%         50%
  Pegaso Telecomunicaciones, S.A. de C.V. (Mexico)........     33%         49%
  Metrosvyaz Limited (Russia).............................     50%         50%
  Orrengrove Investments Limited (Russia).................     50%         50%

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

     Condensed financial information for the unconsolidated Leap Wireless Operating Companies accounted for under the equity method is summarized as follows (in thousands):

                                                       MAY 31, 1999
                                        -------------------------------------------
                                          U.S.       MEXICO     RUSSIA      TOTAL
                                        ---------   --------   --------   ---------
Current assets........................  $   6,020   $ 26,526   $ 39,857   $  72,403
Non-current assets....................     79,770    387,379     33,077     500,226
Current liabilities...................     (6,630)   (67,448)    (8,601)    (82,679)
Non-current liabilities...............   (135,583)   (96,752)   (23,512)   (255,847)
                                        ---------   --------   --------   ---------
          Total stockholders'
             capital..................    (56,423)   249,705     40,821     234,103
Other stockholders' share of
  capital.............................    (56,423)   167,222         50     110,849
                                        ---------   --------   --------   ---------
Company's share of capital............         --     82,483     40,771     123,254
Excess cost of investment.............         --         --         --          --
                                        ---------   --------   --------   ---------
  Equity investments in unconsolidated
     wireless operating companies.....  $      --   $ 82,483   $ 40,771   $ 123,254
                                        =========   ========   ========   =========

                                                  AUGUST 31, 1998
                               ------------------------------------------------------
                                 U.S.       MEXICO     CHILE     RUSSIA      TOTAL
                               ---------   --------   --------   -------   ----------
                                                                           (RESTATED)
Current assets...............  $   7,776   $  9,783   $ 24,140   $40,876   $  82,575
Non-current assets...........     81,215     63,526    100,474    18,328     263,543
Current liabilities..........     (6,070)   (57,142)   (30,180)   (5,742)    (99,134)
Non-current liabilities......   (117,436)        --    (61,055)       --    (178,491)
                               ---------   --------   --------   -------   ---------
          Total stockholders'
             capital.........    (34,515)    16,167     33,379    53,462      68,493
Other stockholders' share of
  capital....................    (34,515)     7,455     16,690     1,162      (9,208)
                               ---------   --------   --------   -------   ---------
Company's share of capital...         --      8,712     16,689    52,300      77,701
Excess cost of investment....         --         --     20,018        --      20,018
                               ---------   --------   --------   -------   ---------
  Equity investments in
     unconsolidated wireless
     operating companies.....  $      --   $  8,712   $ 36,707   $52,300   $  97,719
                               =========   ========   ========   =======   =========

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

                                           NINE MONTHS ENDED MAY 31, 1999
                                -----------------------------------------------------
                                  U.S.      MEXICO     CHILE      RUSSIA      TOTAL
                                --------   --------   --------   --------   ---------
Revenues......................  $  1,917   $    514   $  3,670   $     22   $   6,123
                                ========   ========   ========   ========   =========
Operating expenses............   (12,686)   (45,331)   (21,304)   (33,095)   (112,416)
Other income (expense), net...    (6,518)       545     (5,864)       706     (11,131)
Foreign currency transaction
  loss........................        --     (1,231)    (4,199)        --      (5,430)
                                --------   --------   --------   --------   ---------
  Net loss....................   (17,287)   (45,503)   (27,697)   (32,367)   (122,854)
Other stockholders' share of
  net loss....................      (374)   (30,345)   (13,848)        --     (44,567)
                                --------   --------   --------   --------   ---------
Company's share of net loss...   (16,913)   (15,158)   (13,849)   (32,367)    (78,287)
Amortization of excess cost of
  investment..................        --         --       (630)        --        (630)
                                --------   --------   --------   --------   ---------
  Equity in net loss of
     unconsolidated wireless
     operating companies......  $(16,913)  $(15,158)  $(14,479)  $(32,367)  $ (78,917)
                                ========   ========   ========   ========   =========

                                         NINE MONTHS ENDED MAY 31, 1998
                                -------------------------------------------------
                                  U.S.     MEXICO     CHILE    RUSSIA     TOTAL
                                --------   -------   -------   -------   --------
Revenues......................  $     --   $    --   $    --   $    --   $     --
                                ========   =======   =======   =======   ========
Operating expenses............    (3,865)   (4,700)   (2,724)   (3,632)   (14,921)
Other income (expense), net...   (18,869)       --     1,991        --    (16,878)
Foreign currency transaction
  loss........................        --        --    (2,337)       --     (2,337)
                                --------   -------   -------   -------   --------
  Net loss....................   (22,734)   (4,700)   (3,070)   (3,632)   (34,136)
Other stockholders' share of
  net loss....................   (19,072)   (2,397)   (1,535)       --    (23,004)
                                --------   -------   -------   -------   --------
Company's share of net loss...    (3,662)   (2,303)   (1,535)   (3,632)   (11,132)
Amortization of excess cost of
  investment..................        --        --        --        --         --
                                --------   -------   -------   -------   --------
  Equity in net loss of
     unconsolidated wireless
     operating companies......  $ (3,662)  $(2,303)  $(1,535)  $(3,632)  $(11,132)
                                ========   =======   =======   =======   ========

     As of May 31, 1999, the Leap Wireless Operating Companies had not commenced significant commercial revenue generating operations

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

Chase Telecommunications Holdings, Inc.

     In December 1996, the Company purchased $4 million of Class B Common Stock of Chase Telecommunications Holdings, Inc., a development stage company ("Chase"), representing 7.2% of the outstanding capital stock of Chase. In June 1998, the Company agreed to provide a $25 million working capital facility to Chase. Borrowings under the facility are subject to interest at an annual rate of prime plus 4.5%. Semi-annual principal payments are to be made ratably over a six year period commencing June 2000, with accrued interest payable on maturity. Borrowings are collateralized by substantially all of the assets of Chase and are subordinated to Chase's equipment vendor loans from QUALCOMM. The Company and Chase have agreed in principle to increase the maximum principal amount that may be drawn under the working capital facility to $45 million. At May 31, 1999, borrowings under the facility totaled $29.0 million, including $2.2 million of accrued interest. However, because the working capital facility is the only source of working capital for Chase, the carrying value of the loans under the facility have been reduced to zero as Leap Wireless has recognized 100% of the net losses of Chase to the extent of its investment and loans.

     In December 1998, the Company agreed to purchase substantially all the assets of Chase for $6.3 million; a warrant to purchase 1% of the common stock in a wholly-owned subsidiary of the Company exercisable at $1.0 million; the Company's existing stock ownership and warrants to purchase stock in Chase; and certain contingent earn-outs. This acquisition involves the transfer of wireless telecommunication licenses, which is subject to approval by the Federal Communications Commission ("FCC"). The acquisition will not occur unless the FCC approves the transfer of the licenses.

     In March 1999, Leap Wireless' concept for a flat-rate local area service targeted at the mass consumer market was launched under an agreement that requires the management of a subsidiary of Chase to control the business until Leap Wireless' proposed acquisition of substantially all of the assets of Chase receives all necessary governmental approvals and is complete. As a result of this launch and the satisfaction of certain contingencies to the parties' obligation under the purchase agreement, the Company adopted the equity method of accounting for its investment in Chase in the third quarter of fiscal 1999. Accordingly, all prior periods presented in these financial statements have been adjusted retroactively in accordance with generally accepted accounting principles to give effect to the equity method of accounting. The Company recorded equity losses from this investment of $16.9 million and $3.7 million during the nine months ended May 31, 1999 and 1998, respectively. Equity losses from this investment totaled $33 million during the period from September 1, 1995 (inception) to May 31, 1999.

Chilesat Telefonia Personal, S.A.

     On April 19, 1999, a wholly-owned subsidiary of the Company acquired all of the shares of Chilesat that it did not already own from Telex-Chile. See Note 3. The Company consolidated the balance sheet of Chilesat on May 31, 1999. The Company has adopted a two-month lag for the recognition of the Company's share of net earnings and

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

losses of Chilesat. Accordingly, the Company will begin fully consolidating Chilesat's results of operations commencing July 1, 1999.

     The Company recorded equity losses resulting from this investment of $14.5 million and $1.5 million during the nine months ended May 31, 1999 and 1998, respectively.

Pegaso Telecomunicaciones, S.A. de C.V.

     The Company, through a wholly-owned subsidiary, Leap PCS Mexico, Inc., formerly named QUALCOMM PCS Mexico, Inc., had a 49% ownership interest in a development stage company, Pegaso Telecomunicaciones, S.A. de C.V. ("Pegaso"), a Mexican corporation. During fiscal 1998, the Company advanced a portion of Pegaso's working capital requirements and provided a loan of $27.4 million to Pegaso. The purpose of the loan was to fund a portion of Pegaso's first PCS license payment. Interest on the loan accrued at a rate of 10% and was added to the principal amount of the loan outstanding. In September 1998, the Company provided $60.7 million of funding and converted its advances and loan, with accrued interest, into common stock of Pegaso. The Company's total investment in Pegaso after these transactions was $100 million. On the same date, other investors also subscribed for and purchased common stock of Pegaso such that, after these transactions, the total par value of the common equity of Pegaso was $300 million. As a result, the Company's ownership interest in Pegaso was diluted from 49% to 33%. As a result of start-up expenses incurred by Pegaso, the Company recorded equity losses of $15.2 million and $2.3 million during the nine months ended May 31, 1999 and 1998, respectively. See Note 8.

Metrosvyaz Limited

     The Company has a 70% interest in QUALCOMM Telecommunications Ltd. ("QUALCOMMTel Cayman"), a Cayman Islands corporation, and QUALCOMMTel Cayman has a 50% interest in Metrosvyaz Limited ("Metrosvyaz"). The Company has agreed to provide a $72.5 million loan facility to Metrosvyaz to support its business plan and working capital needs. Metrosvyaz also has a $102.5 million equipment loan facility from QUALCOMM. The Company has pledged its equity interest in Metrosvyaz as collateral for amounts owed under QUALCOMM's loan facility to Metrosvyaz, and has subordinated its $72.5 million loan facility to QUALCOMM's $102.5 loan facility. Borrowings under the $72.5 million facility are subject to interest at 13% and are due in August 2007. Interest will be payable semi-annually beginning August 2000 and, prior to such time, added to the principal amount outstanding. At May 31, 1999, borrowings under the Company's loan facility to Metrosvyaz totaled $27.4 million, including $0.8 million of accrued interest, with a remaining loan commitment of $45.9 million. As a result of start-up expenses incurred by Metrosvyaz, the Company recorded equity losses of $11.5 million and $3.6 million during the nine months ended May 31, 1999 and 1998, respectively.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

Orrengrove Investments Limited

     The Company has a 70% interest in QUALCOMM Telecommunications Ltd. ("QUALCOMMTel Isle of Man"), an Isle of Man corporation, and QUALCOMMTel Isle of Man holds a 50% investment in Orrengrove Investments Limited ("Orrengrove"). In August 1998, Orrengrove acquired a 60% interest in Transworld
Telecommunications, Inc., Transworld Communications Services, Inc., and Transworld Communications (Bermuda), Ltd. (collectively the "Transworld Companies").

     The Transworld Companies obtained, through a number of agreements, the rights to utilize the capacity on certain Russian satellites in order to provide commercial long-distance voice, video and data services to the Russian Federation. In April 1999, the Transworld Companies were notified by Mercury Telesat ("Mercury"), provider of the satellite signal transmission capacity, that the satellite equipment used to provide their long distance service had failed. Mercury's prognosis indicates that the satellite's operational status will not be restored. The Transworld Companies have already identified and put into operation a short-term terrestrial transmission solution by leasing fiber capacity and are exploring long-term alternatives to the lost satellite transmission capacity. As a result of these events, Orrengrove and the Transworld Companies have recognized an impairment loss of approximately $16.9 million in the third quarter ending May 31, 1999 to write-off certain satellite related assets and to write-down to fair value its license to carry long-distance traffic. The value of the license was determined to have been impaired in part due to the current financial conditions in Russia.

     As a result of start-up expenses incurred by the Transworld Companies, write-off of the satellite related assets and impairment of the license, the Company recorded equity losses of $20.9 million during the nine months ended May 31, 1999.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment is summarized as follows (in thousands):

                                                              MAY 31,
                                                                1999
                                                              --------
Land........................................................  $    332
Buildings and infrastructure................................   113,849
Machinery and equipment.....................................    13,033
Other.......................................................     6,734
                                                              --------
                                                               133,948
Accumulated depreciation and amortization...................    (8,187)
                                                              --------
                                                              $125,761
                                                              ========

NOTE 6. LOANS PAYABLE TO BANKS

     Between July and November 1998, Inversiones borrowed $15.7 million under notes payable to banks in Chile. In February 1999, Inversiones was granted a one-year extension

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

for the payment of the loans. The renewed loans of $9.0 million and $6.7 million, along with capitalized interest and fees, bear interest at rates of 8.1% and 8.5% per annum, respectively, and are due to be repaid in February 2000.

NOTE 7. LONG-TERM DEBT

     Long-term debt is summarized as follows (in thousands):

                                                              MAY 31,
                                                                1999
                                                              --------
QUALCOMM Credit Agreement...................................  $ 93,281
QUALCOMM Deferred Payment Agreement.........................    77,053
Note payable to Telex-Chile at present value................    15,699
                                                              --------
                                                               186,033
Less current portion........................................   (33,727)
                                                              --------
                                                              $152,306
                                                              ========

QUALCOMM Credit Agreement

     The Company entered into a secured credit facility with QUALCOMM (the "Credit Agreement") on September 23, 1998. The Credit Agreement consists of two sub-facilities. The first sub-facility enables the Company to borrow up to $35.2 million from QUALCOMM. The proceeds from this sub-facility may be used by the Company solely to meet the normal working capital and operating expenses of the Company, including salaries and overhead, but excluding, among other things, strategic capital investments in wireless operators, substantial acquisitions of capital equipment, and/or the acquisition of telecommunications licenses. The other sub-facility enables the Company to borrow up to $229.8 million from QUALCOMM. The proceeds from this second sub-facility may be used by the Company solely to make certain identified investments.

     At May 31, 1999, the Company had borrowed $8.6 million under the working capital sub-facility, including $5.3 million to pay QUALCOMM a 2% facility fee. At May 31, 1999, the Company had borrowed $82.0 million under the investment capital sub-facility to make further loans to and investments in the Leap Wireless Operating Companies.

     Amounts borrowed under the Credit Agreement are due September 23, 2006. QUALCOMM has a security interest in substantially all of the assets of the Company as long as any amounts are outstanding under the Credit Agreement. The Credit Agreement requires the Company to meet certain financial and operating covenants. Amounts borrowed under the Credit Agreement bear interest at either a prime or LIBOR rate, plus an applicable margin. At May 31, 1999, the rate of interest was generally 10.25%. Interest will be payable quarterly beginning September 30, 2001 and, prior to such time, accrued interest shall be added to the principal amount outstanding. At May 31, 1999, $2.8 million of capitalized and accrued interest had been added to the Credit Agreement.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

QUALCOMM Deferred Payment Agreement

     Chilesat and QUALCOMM are parties to a Deferred Payment Agreement related to Chilesat's purchase of equipment, software and services from QUALCOMM. The assets of Chilesat collateralize its obligations under the Deferred Payment Agreement. The Company has also pledged its shares in Chilesat as guaranty for Chilesat's obligation to QUALCOMM.

     Under the terms of the agreement, QUALCOMM has agreed to defer collection of amounts up to a maximum of $84.5 million. The deferred payments bear interest at either a prime or LIBOR rate, plus an applicable margin. At May 31, 1999, the rate of interest was generally 9.75%. Accrued interest is added monthly to the outstanding principal amount of the applicable borrowing until its first due date, at which time interest is payable with principal. Chilesat is currently in discussions with QUALCOMM to restructure the terms of the agreement and is currently delinquent on payments of $10.9 million.

NOTE 8. COMMITMENTS

     The Company has made commitments to invest additional working capital into certain of the Leap Wireless Operating Companies. As of May 31, 1999, these commitments totaled approximately $45.9 million. The Company expects to fund its commitments with borrowings under the Credit Agreement.

     In May 1999, Pegaso entered into a $100 million loan agreement. The Company has agreed to pay 33% of Pegaso's obligations under this loan agreement in the event of Pegaso's default.


     In April 1999, the Company was the successful bidder at $18.7 million on 36 wireless telecommunications licenses in the U.S. government's re-auction of PCS spectrum, paying a deposit of $3.7 million on these licenses. The purchase of the licenses is subject to approval of the FCC. See Note 10.



     In October 1998, the Company agreed to purchase four telecommunications licenses from AirGate Wireless, L.L.C. for $19.5 million, paying an escrow deposit of $0.6 million. The purchase is subject to the approval of the FCC. See
Note 10.


NOTE 9. STOCKHOLDERS' EQUITY

Stockholder Rights Plan

     On September 9, 1998, the Company's Board of Directors adopted a Stockholder Rights Plan (the "Rights Plan"). Pursuant to the Rights Plan, the Board of Directors declared a dividend, payable on September 16, 1998, of one preferred purchase right (a "Right") for each share of Common Stock, $.0001 par value, of the Company outstanding at the close of business on September 11, 1998. Similar Rights will generally be issued in respect to Common Stock subsequently issued. Each Right entitles the registered holder to purchase from the Company a one one-thousandth share of Series A

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

Junior Participating Preferred Stock, $0.0001 par value per share, at a purchase price of $90 (subject to adjustment). The Rights are exercisable only if a person or group (an "Acquiring Person"), other than QUALCOMM with respect to its exercise of the warrant granted to it in connection with the Distribution, acquires beneficial ownership of 15% or more of the Company's outstanding shares of Common Stock. Upon exercise, holders other than an Acquiring Person, will have the right (subject to termination) to receive the Company's Common Stock or other securities having a market value (as defined) equal to twice the purchase price of the Right. The Rights, which expire on September 10, 2008, are redeemable in whole, but not in part, at the Company's option at any time for a price of $0.01 per Right.

     In conjunction with the distribution of the Rights, the Company's Board of Directors designated 75,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock and reserved such shares for issuance upon exercise of the Rights. At May 31, 1999, no shares of Preferred Stock were outstanding.

Stock Purchase Warrant

     In connection with the Distribution, the Company issued to QUALCOMM a warrant to purchase 5,500,000 shares of the Company's Common Stock. In March 1999, QUALCOMM agreed to reduce the number of shares to 4,500,000 for consideration of $3.0 million in cash. The Company also recorded $2.4 million related to a handset purchase commitment. The Company borrowed $3.0 million under the Credit Agreement to satisfy the cash obligation. This warrant is currently exercisable and remains exercisable until September 2008.


NOTE 10. SUBSEQUENT EVENTS


Adoption of Cricket Communications Stock Option Plan

     In June 1999, the Company's wholly-owned subsidiary, Cricket Communications, Inc. ("Cricket Communications") adopted the Cricket Communications 1999 Stock Option Plan ("the Cricket Plan") that allows the Cricket Communications Board of Directors to grant options to selected employees, directors and consultants to purchase shares of Cricket Communication's common stock. The Cricket Plan provides for the grant of both incentive and non-qualified stock options. Incentive stock options are exercisable at a price not less than 100% of the fair market value of the common stock on the date of grant. Non-qualified stock options are exercisable at a price not less than 85% of the fair market value of the common stock on the date of grant. Generally, options vest over a five year period and are exercisable for up to ten years from the grant date.


Purchase of Wireless Telecommunications Licenses



     In July 1999, the FCC issued an opinion and order that had the effect of granting the Company status as a designated entity qualified to hold licenses of C-Block and F-Block PCS spectrum in the United States and that approved the Company's application for the transfer of four wireless telecommunications licenses from AirGate Wireless, L.L.C. and

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

       NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)


the Company's purchase of 36 wireless telecommunications licenses in the U.S. government's re-auction of PCS spectrum. The approval was subject to several conditions, including the Company taking steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations.



Sale of OzPhone Pty Limited



     In August 1999, the Company agreed to sell all of the shares of its wholly-owned subsidiary, OzPhone Pty Limited, for approximately $16.3 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF LEAP WIRELESS INTERNATIONAL, INC.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of stockholder's equity present fairly, in all material respects, the financial position of Leap Wireless International, Inc. (a development stage company) at August 31, 1998 and 1997, and the results of its operations and its cash flows for the fiscal years ended August 31, 1998, 1997 and 1996 and for the period from September 1, 1995 (inception) through August 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     As discussed in Note 2 to the consolidated financial statements, the Company adopted the equity method of accounting for its investment in Chase Telecommunications Holdings, Inc. during the three months ended May 31, 1999. The accompanying financial statements have been restated to reflect the adoption of the equity method retroactive to the initial date of the Company's investment in Chase Telecommunications Holdings, Inc.

PRICEWATERHOUSECOOPERS LLP

San Diego, California
November 19, 1998, except for Note 2 which is as of July 15, 1999

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                          CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                 AUGUST 31,
                                                          ------------------------
                                                             1998          1997
                                                          ----------    ----------
                                                          (RESTATED)    (RESTATED)
ASSETS
Current assets..........................................   $     --      $    --
Investments in unconsolidated wireless operating
  companies.............................................     97,719       42,267
Loans receivable from unconsolidated wireless operating
  companies.............................................     53,195           --
Other assets............................................      6,838           --
                                                           --------      -------
     Total assets.......................................   $157,752      $42,267
                                                           ========      =======
LIABILITIES AND STOCKHOLDER'S EQUITY
Accounts payable and accrued liabilities................   $  5,789      $   279
Loan payable to bank....................................      9,000           --
                                                           --------      -------
     Total liabilities..................................     14,789          279
                                                           --------      -------
Commitments (Note 8)
Stockholder's equity:
  Former parent company's investment....................    197,598       47,478
  Deficit accumulated during the development stage......    (52,283)      (5,550)
  Accumulated other comprehensive income (loss).........     (2,352)          60
                                                           --------      -------
     Total stockholder's equity.........................    142,963       41,988
                                                           --------      -------
     Total liabilities and stockholder's equity.........   $157,752      $42,267
                                                           ========      =======

See accompanying notes.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

          CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      YEARS ENDED                    FOR THE PERIOD
                                       AUGUST 31,                FROM SEPTEMBER 1, 1995
                           ----------------------------------        (INCEPTION) TO
                              1998          1997        1996        AUGUST 31, 1998
                           ----------    ----------    ------    ----------------------
                           (RESTATED)    (RESTATED)                    (RESTATED)
Equity in net loss of
  unconsolidated wireless
  operating companies....   $(23,688)     $(3,793)     $   --           $(27,481)
General and
  administrative
  expenses...............    (23,888)      (1,361)       (396)           (25,645)
Interest income..........        843           --          --                843
                            --------      -------      ------           --------
     Net loss............   $(46,733)     $(5,154)     $ (396)          $(52,283)
Other comprehensive
  income (loss):
  Cumulative transaction
     adjustment..........     (2,412)          60          --             (2,352)
                            --------      -------      ------           --------
     Comprehensive
       loss..............   $(49,145)     $(5,094)     $ (396)          $(54,635)
                            ========      =======      ======           ========
Basic and diluted net
  loss per common share
  (Note 1)...............   $  (2.65)     $ (0.29)     $(0.02)          $  (3.10)
                            ========      =======      ======           ========
Shares used to calculate
  pro forma basic and
  diluted net loss per
  common share (Note
  1).....................     17,648       17,648      17,648             17,648
                            ========      =======      ======           ========

See accompanying notes.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                        FOR THE PERIOD
                                               YEARS ENDED                   FROM
                                               AUGUST 31,              SEPTEMBER 1, 1995
                                     -------------------------------    (INCEPTION) TO
                                        1998         1997      1996     AUGUST 31, 1998
                                     ----------   ----------   -----   -----------------
                                     (RESTATED)   (RESTATED)              (RESTATED)
Operating activities:
  Net loss.........................  $ (46,733)    $ (5,154)   $(396)      $ (52,283)
  Adjustments to reconcile net loss
     to net cash used by operating
     activities:
     Equity in net loss of
       unconsolidated wireless
       operating companies.........     23,688        3,793       --          27,481
     Interest accrued to loans
       receivable..................       (843)          --       --            (843)
     Change in accounts payable and
       accrued liabilities.........      5,510          168      111           5,789
                                     ---------     --------    -----       ---------
Net cash used in operating
  activities.......................    (18,378)      (1,193)    (285)        (19,856)
                                     ---------     --------    -----       ---------
Investing activities:
  Investments in unconsolidated
     wireless operating
     companies.....................    (69,444)     (46,000)      --        (115,444)
  Loans to unconsolidated wireless
     operating companies...........    (64,460)          --       --         (64,460)
  Acquisition of consolidated
     wireless operating company....       (564)          --       --            (564)
  Purchase of wireless
     communication Licenses........     (6,274)          --       --          (6,274)
                                     ---------     --------    -----       ---------
Net cash used in investing
  activities.......................   (140,742)     (46,000)      --        (186,742)
                                     ---------     --------    -----       ---------
Financing activities:
  Proceeds from bank loan..........      9,000           --       --           9,000
  Former parent company's
     investment....................    150,120       47,193      285         197,598
                                     ---------     --------    -----       ---------
Net cash provided by financing
  activities.......................    159,120       47,193      285         206,598
                                     ---------     --------    -----       ---------
Net change in cash and cash
  equivalents......................         --           --       --              --
Cash and cash equivalents at
  beginning of period..............         --           --       --              --
                                     ---------     --------    -----       ---------
Cash and cash equivalents at end of
  period...........................  $      --     $     --    $  --       $      --
                                     =========     ========    =====       =========

See accompanying notes.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                  FORMER          DEFICIT         ACCUMULATED
                                  PARENT        ACCUMULATED          OTHER
                                COMPANY'S       DURING THE       COMPREHENSIVE
                                INVESTMENT   DEVELOPMENT STAGE   INCOME (LOSS)    TOTAL
                                ----------   -----------------   -------------   --------
Balance at September 1, 1995
  (inception).................   $     --        $     --           $    --      $     --
  Transfers from former
     parent...................        285              --                --           285
  Net loss....................         --            (396)               --          (396)
                                 --------        --------           -------      --------
Balance at August 31, 1996....        285            (396)               --          (111)
  Transfers from former
     parent...................     47,193              --                --        47,193
  Net loss (restated).........         --          (5,154)               --        (5,154)
  Cumulative translation
     adjustment...............         --              --                60            60
                                 --------        --------           -------      --------
Balance at August 31, 1997....     47,478          (5,550)               60        41,988
  Transfers from former
     parent...................    150,120              --                --       150,120
  Net loss (restated).........         --         (46,733)               --       (46,733)
  Cumulative translation
     adjustment...............         --              --            (2,412)       (2,412)
                                 --------        --------           -------      --------
Balance at August 31, 1998....   $197,598        $(52,283)          $(2,352)     $142,963
                                 ========        ========           =======      ========

See accompanying notes.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. THE COMPANY AND ITS SIGNIFICANT ACCOUNTING POLICIES

The Company

     Leap Wireless International, Inc. (the "Company" or "Leap Wireless"), a Delaware corporation, was incorporated on June 24, 1998 as a wholly owned subsidiary of QUALCOMM Incorporated ("QUALCOMM"). On September 23, 1998 (the "Distribution Date"), QUALCOMM distributed all of the outstanding shares of common stock of the Company to QUALCOMM's stockholder as a taxable dividend (the "Distribution"). In connection with the Distribution, one share of the Company's common stock was issued to every four shares of QUALCOMM common stock outstanding on September 11, 1998. Following the Distribution, QUALCOMM and the Company operate as independent companies.

     The Company's business strategy is to manage, support, operate and otherwise participate in Code Division Multiple Access ("CDMA") based wireless telecommunications businesses and ventures in emerging international markets and in the United States.

The Distribution

     In connection with the Distribution, QUALCOMM transferred to the Company its joint venture and equity interests in the following domestic and international emerging terrestrial based wireless telecommunications operating companies: Pegaso Telecomunicaciones, S.A. de C.V. (Mexico), Metrosvyaz Limited (Russia), Orrengrove Investments Limited (Russia), Chilesat Telefonia Personal, S.A. (Chile), Chase Telecommunications, Inc. (United States), OzPhone Pty. Ltd. (Australia), and certain other development stage businesses (the "Leap Wireless Operating Companies"). QUALCOMM and the Company also agreed that, if certain events occur within 18 months after the Distribution, QUALCOMM will transfer to the Company its equity interests and working capital loan related to Telesystems of Ukraine ("TOU"), a wireless telecommunications company in Ukraine. In connection with the Distribution, QUALCOMM also transferred to the Company cash and certain indebtedness of the Leap Wireless Operating Companies owed to QUALCOMM, as well as certain miscellaneous assets. The aggregate net tangible book value of the assets transferred by QUALCOMM to the Company in connection with the Distribution was approximately $236 million.

     The Company has agreed to assume certain of QUALCOMM's obligations to manage operations of and finance costs relating to ongoing build-outs of the wireless telecommunications systems being deployed by the Leap Wireless Operating Companies, including approximately $75 million of funding obligations to such operating companies, as well as certain miscellaneous liabilities. QUALCOMM will continue to be a supplier of CDMA equipment and is expected to provide significant vendor financing to the Company's wireless telecommunications businesses and ventures.

     The Company entered into a secured credit agreement with QUALCOMM (the "Credit Agreement"). The Credit Agreement consists of two sub-facilities. The first sub-facility enables the Company to borrow up to $35.2 million from QUALCOMM. The

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

proceeds from this sub-facility may be used by the Company solely to meet the normal working capital and operating expenses of the Company, including salaries and overhead, but excluding, among other things, strategic capital investments in wireless operators, substantial acquisitions of capital equipment, and/or the acquisition of telecommunications licenses. The other sub-facility enables the Company to borrow up to $229.8 million from QUALCOMM. The proceeds from this second sub-facility may be used by the Company solely to make certain identified investments.

     Amounts borrowed under the Credit Agreement will be due and payable approximately eight years following the Distribution Date. QUALCOMM has a first priority security interest in, subject to some exceptions, substantially all of the assets of the Company for so long as any amounts are outstanding under the Credit Agreement. Amounts borrowed under the Credit Agreement will bear interest at a variable rate equal to LIBOR plus 5.25% per annum. Interest will be payable quarterly beginning September 30, 2001 and, prior to such time, accrued interest shall be added to the principal amount outstanding.

Basis of Presentation

     The consolidated financial statements reflect the financial position, results of operations, cash flows and changes in stockholder's equity of the business that was transferred to the Company from QUALCOMM as if: (i) the Company were a separate entity for all periods presented, and (ii) the historical investments in the Leap Operating Wireless Operating Companies as of August 31, 1998 and significant agreements entered into with such companies prior to the Distribution were owned or entered into by the Company. However, for the periods covered by the financial statements, such investments were directly or indirectly legally owned by QUALCOMM. All significant intercompany transactions and balances have been eliminated. Additionally, the results of the Company's unconsolidated Leap Wireless Operating Companies have been included as of and for the twelve months ended July 31, a one month lag. The financial statements have been presented as if the Company were a development stage company with an inception date of September 1, 1995. The financial statements have been prepared using the historical basis in the assets and liabilities and historical results of operations related to the Company's business. The businesses attributed to the Company did not engage in any significant activity prior to fiscal 1996 and, as of August 31, 1998, neither the Company nor the businesses in which it was deemed to own an equity investment had generated any revenues from their planned principal operations. The Company had no cash balances as of August 31, 1998 and 1997 as no specific cash accounts had been designated by QUALCOMM for the Company. When Company liabilities were paid or investments made, it is assumed that the cash used by the Company was funded by a stockholder cash contribution. Changes in stockholder's equity represent QUALCOMM's contribution after giving effect to the net operating cash used by the Company and amounts necessary to finance the acquisition of ownership interests in the Leap Wireless Operating Companies.

     The Company had no employees nor were any QUALCOMM employees wholly dedicated to its business during the fiscal periods presented. QUALCOMM departmental

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

labor and other direct costs have been allocated to the Company based on estimates of incremental efforts expended and incremental costs incurred related to the Company's business. General corporate overhead related to QUALCOMM's corporate headquarters and common support divisions have been allocated to the Company generally based on the proportion of the Company's costs and expenses to QUALCOMM's costs and expenses.

     Management believes these allocations reasonably approximate costs incurred by QUALCOMM on behalf of the Company's operations. However, the costs as allocated to the Company are not necessarily indicative of the costs that would have been incurred if the Company had performed these functions as a stand-alone entity. Following the Distribution, the Company hired its own staff to perform necessary functions using its own resources or purchased resources and is responsible for the costs and expenses associated with the management of a public corporation.

     The financial information included herein may not necessarily reflect the financial position, results of operations, cash flows and changes in stockholder's equity of the Company in the future or what they would have been had it been a separate, stand-alone entity during the periods presented.

Developmental Stage Activities and Additional Capital Needs

     The Company has only operated as an independent public company since the Distribution and is at an early stage of development. As such, the Company is subject to the risks inherent in the establishment of a new business enterprise and its prospects must be considered in light of the risks, expenses and difficulties encountered by companies in their early stage of development, particularly companies in new and rapidly evolving markets and companies experiencing rapid growth. To date, the Company has generated no revenue from its ownership interests in or management roles with the Leap Wireless Operating Companies. The Company's ability to generate revenues will be dependent on a number of factors, including the future operations and profitability of its operating companies. The Leap Wireless Operating Companies are expected to incur substantial losses for the foreseeable future and are subject to substantial risks. The Company will be required to recognize a share of these companies' start-up operating losses as a result of the Company's ownership interests in these companies. The industry in which the operating companies operate is highly competitive and is subject to a number of significant project, market, political, credit and exchange risks, among others. The Company may be required to provide substantial funding to these entities to finance completion of their wireless operating systems. The build-out of the operating companies' wireless systems may take a number of years to complete. There can be no assurance that any of the existing operating companies or any other companies in which the Company may acquire a joint venture or equity interest will be able to obtain sufficient financing to build-out their systems, meet their payment obligations to the Company or others, including the Federal Communications Commission ("FCC") and other regulatory agencies, or become profitable. The failure of these companies to build-out their systems, meet their payment obligations or become profitable would adversely affect the value of the Company's assets and its future profitability. The time required for the Company to reach or sustain

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

profitability is highly uncertain, and there can be no assurance that the Company will be able to achieve or maintain profitability. Moreover, if profitability is achieved, the level of such profitability cannot be predicted and may vary significantly from quarter to quarter.

     The Company expects to have significant future capital requirements relating to funding of the Leap Wireless Operating Companies and other operating companies in which the Company may acquire joint venture or equity interests and to general working capital needs and other cash requirements. The magnitude of these capital requirements will depend on a number of factors, including the specific capital needs of the Leap Wireless Operating Companies, additional capital needed to acquire or maintain other joint venture or equity interests, competing technological and market developments and changes in existing and future relationships.

     The Company expects to obtain much of its required near term financing through borrowings under the Credit Agreement. The Company expects, however, that it will reach its borrowing limit under both sub-facilities of the Credit Agreement on or about the end of fiscal 1999. The Company had no other agreements for working capital or financing. In addition, the Company is subject to restrictive covenants and other obligations under the Credit Agreement. There can be no assurance that the Company will have continued access to borrowings under the Credit Agreement when required.

     There can be no assurance that the Company will be able to obtain additional required financing on favorable terms or at all. The terms of the Credit Agreement include security interests in favor of QUALCOMM and other restrictive covenants, and may significantly limit or prevent the Company from obtaining additional debt financing. If additional funds are raised through equity financings, dilution to the Company's existing stockholders would result. To the extent that such additional financing is raised by the sale or other transfer of any of the Company's equity interests in the Leap Wireless Operating Companies, the Company will be diluted or relinquish ownership of such interests. As fiscal 1999 progresses if management comes to believe that it will be unable to obtain working capital or financing in addition to the Credit Agreement, management expects to reduce the Company's capital requirements by slowly or discontinuing the funding of uncommitted investments. In addition, to the extent necessary, management will consider other strategic modifications to its operational plans, including reducing corporate activities and possibly selling portions of its interests in one or more of the Leap Wireless Operating Companies. The failure to obtain adequate additional financing may have a material adverse effect on the Company's business, results of operations, liquidity and financial position.

     As a result of its capital requirements, including expected borrowings under the Credit Agreement, the Company expects that it will be highly leveraged. The degree to which the Company is leveraged could have important consequences, including: (i) the Company's ability to obtain additional financing in the future may be impaired; (ii) a substantial portion of the Company's future cash flows from operations may be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available for operations; (iii) the Company may be hindered in its ability to adjust rapidly to changing market conditions; and (iv) the Company's substantial degree of leverage may

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

make it more vulnerable in the event of a downturn in general economic conditions or in its business. There can be no assurance that the Company's future cash flows will be sufficient to meet the Company's debt service requirements or that the Company will be able to refinance any of its indebtedness at maturity.

     The Company experienced net losses for the years ended August 31, 1998, 1997 and 1996 of $46.7 million, $5.2 million and $396,000, respectively. Following the Distribution, the Company is responsible for the additional costs associated with being an independent public company, including costs related to corporate governance, listed and registered securities and investor relations issues. Further, the Leap Wireless Operating Companies are in the early stages of developing and deploying their respective telecommunications systems. Such systems require significant expenditures, a substantial portion of which are incurred before corresponding revenues are generated. In addition, the degree to which the Company and its operating companies are expected to be leveraged will lead to significant interest expense and principal repayment obligations with respect to outstanding indebtedness. The Company therefore expects to incur significant expenses in advance of generating revenues, and as a result, to incur substantial additional losses in the foreseeable future. There can be no assurance that the Company or any of the Leap Wireless Operating Companies will achieve or sustain profitability in the near term or at all.

International Risks

     The Company is subject to numerous risks as a result of its international activities. The Leap Wireless Operating Companies are dependent, in large part, on the economies of the markets in which they have operations. Those markets and other markets in which the Company may operate are in countries with economies in various stages of development or structural reform, some of which are subject to rapid fluctuations in currency exchange rates, consumer prices, inflation, employment levels and gross domestic product. The Company and the Leap Wireless Operating Companies are exposed to market risk from changes in foreign currency exchange rates and interest rates, and are subject to other currency, economic and political risks, which could impact their results of operations and financial condition.

Financial Statement Preparation

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Investments in the Leap Wireless Operating Companies

     The Company uses the equity method to account for investments in corporate entities in which it has less than 50% voting interest. Under the equity method, the investment is originally recorded at cost and adjusted to recognize the Company's share of net earnings

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

or losses of the investee, limited to the extent of the Company's investment in, advances to and financial guarantees for the investee. Such earnings or losses of the Company's investees are adjusted to reflect the amortization of any differences between the carrying value of the investment and the Company's equity in the net assets of the investee. For those unconsolidated subsidiaries where Leap Wireless and its wholly owned subsidiaries are the only contributors of assets, equity in net losses of wireless operating companies includes 100% of the losses of the equity investee. To accommodate the reporting of the unconsolidated Leap Wireless Operating Companies, the Company has adopted a one-month lag for the recognition of the Company's share of net earnings or losses of such investments.

Long-Lived Assets

     The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the total amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

Foreign Currency

     Results of operations for international investments are translated using average exchange rates during the period, while assets and liabilities are translated using end-of-period rates. The resulting exchange gains or losses are accumulated in the "cumulative translation adjustment" account, a component of stockholder's equity. The functional currency of the Company's foreign investees that operate in highly inflationary economies is the U.S. Dollar. The monetary assets and liabilities of these foreign investees are translated into U.S. Dollars at the exchange rate in effect at the balance sheet date. Revenues, expenses, gains and losses are translated at the average exchange rate for the period, and non-monetary assets and liabilities are translated at historical rates. Resulting remeasurement gains or losses of these foreign investees are recognized in the combined results of operations. The effects of translating the financial position and results of operations of local currency operations have not been significant to the Company's financial statements. Gains and losses resulting from the Company's foreign currency transactions have not been significant in relation to its operations.

Income Taxes

     Historically, the Company's operations have been included in the consolidated income tax returns filed by QUALCOMM. Income tax expense in the Company's financial statements has been calculated on a separate tax return basis.

     Current income tax benefit is the amount expected to be receivable for the current year. A deferred tax asset and/or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be "more likely than not" realized in future tax returns. Tax rate changes are reflected in income in the period such changes are enacted.

Basic and Diluted Net Loss Per Common Share

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128 ("FAS 128"), "Earnings per Share," which the Company has adopted to compute the basic and diluted net loss per common share ("EPS") amount for each of the periods presented.

     The Company had no shares of common stock outstanding prior to September 23, 1998. The basic and diluted net loss per common share was calculated by dividing the net loss for each of the periods presented by the 17,647,685 shares of Common Stock the Company issued at Distribution. Stock options for 5,542,740 shares issued subsequent to the Distribution Date, the conversion of QUALCOMM's Trust Convertible Preferred Securities which are convertible into shares of QUALCOMM Common Stock and 2,271,060 shares of the Company's Common Stock, and the exercise of a warrant to be issued to QUALCOMM for approximately 5,500,000 shares of common stock (See Note 11) have not been considered in calculating the basic and diluted net loss per common share because their effect would be anti-dilutive. As a result, the Company's basic and diluted net loss per common share are the same.

Reporting Comprehensive Income

     Effective September 1, 1998, the Company adopted Statement of Financial Accounting Standards No. 130 ("FAS 130"), "Reporting Comprehensive Income." These financial statements have been adjusted to reflect the adoption of FAS 130 as of September 1, 1995. FAS 130 requires the Company to report in the financial statements, in addition to net income (loss), comprehensive income (loss) and its components including, as applicable, foreign currency items, minimum pension liability adjustments and unrealized gains and losses on certain investments in debt and equity securities.

Future Accounting Requirements

     In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131 ("FAS 131"), "Disclosures about Segments of an Enterprise and Related Information," which the Company will be required to adopt for fiscal year 1999. This statement establishes standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to shareholders. It also establishes standards for related disclosures about products and services, geographic areas and major customers. Under FAS 131, operating segments are to be determined consistent with the way that management organizes and evaluates financial information internally for making operating decisions and assessing performance. The Company has not determined the impact of the adoption of this new accounting standard on its financial statement disclosures.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133 ("FAS 133"), "Accounting for Derivative Instruments and Hedging Activities," which the Company will be required to adopt for fiscal year 2001. This statement establishes a new model for accounting for derivatives and hedging activities. Under FAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. The Company has not determined the impact of the adoption of this new accounting standard on its consolidated financial position or results of operations.

NOTE 2. RESTATEMENT

Chase Telecommunications Holdings, Inc.

     In March 1999, Leap Wireless' concept for a flat-rate local area service targeted at the mass consumer market was launched under an agreement that requires the management of a subsidiary of Chase Telecommunications Holdings, Inc.'s ("Chase") to control the business until Leap Wireless' proposed acquisition of substantially all of the assets of Chase receives all necessary governmental approvals and is complete. As a result of this launch and the satisfaction of certain contingencies to the parties' obligation under the asset purchase agreement between the Company and Chase, the Company adopted the equity method of accounting for its investment in Chase in the third quarter of fiscal 1999 (see Note 11). Accordingly, all prior periods presented in these financial statements have been adjusted retroactively in accordance with generally accepted accounting principles to give effect to the equity method of accounting. The Company recorded equity losses from this investment of $12.1 million and $4 million during the years ended August 31, 1998 and 1997, respectively.

NOTE 3. INVESTMENTS AND LOANS TO UNCONSOLIDATED LEAP WIRELESS OPERATING
        COMPANIES

     The Company and its consolidated subsidiaries have equity interests in companies that directly or indirectly hold wireless telephone licenses or are seeking such licenses. Its participation in each company differs and the Company does not have majority interests in such companies. The Company's ability to withdraw funds, including dividends, from its participation in such investments is dependent in many cases on receiving the consent of lenders and of the other participants, over which the Company has no control. The

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Company and its consolidated subsidiaries have investments in Leap Wireless Operating Companies consisting of the following:

                                                           PERCENTAGE OF OWNERSHIP
                                                                  AUGUST 31,
                                                           ------------------------
                                                            1998              1997
                                                           ------            ------
EQUITY INVESTEE
Chase Telecommunications, Inc (U.S.).....................    7.2%              7.2%
Chilesat Telefonia Personal S.A. (Chile).................     50%               50%
Pegaso Telecomunicaciones, S.A. de C.V. (Mexico).........     49%               --
Metrosvyaz Limited (Russia)..............................     50%               --
Orrengrove Investments Limited (Russia)..................     50%               --

     Condensed financial information for the Leap Wireless Operating Company during the period under which the Company accounted for the investment under the equity method is summarized as follows (in thousands):

                                                                AUGUST 31,
                                                         ------------------------
                                                            1998          1997
                                                         ----------    ----------
                                                         (RESTATED)    (RESTATED)
Current assets.........................................  $  82,575     $  38,550
Non-current assets.....................................    263,543       144,493
Current liabilities....................................    (99,134)      (14,123)
Non-current liabilities................................   (178,491)     (149,303)
                                                         ---------     ---------
     Total partners' and stockholders' capital.........     68,493        19,617
Other partners' and stockholders' share of capital.....      9,208         2,631
                                                         ---------     ---------
Company's share of capital.............................     77,701        22,248
Goodwill and other intangible items....................     20,018        20,019
                                                         ---------     ---------
  Equity investments in unconsolidated wireless
     operating companies...............................  $  97,719     $  42,267
                                                         =========     =========

                                                                YEARS ENDED
                                                                 AUGUST 31,
                                                          ------------------------
                                                             1998          1997
                                                          ----------    ----------
                                                          (RESTATED)    (RESTATED)
Revenue.................................................   $     22      $     --
Operating expenses......................................    (20,739)       (5,234)
Other income (expense), net.............................    (22,373)      (18,108)
                                                           --------      --------
  Net loss..............................................    (43,090)      (23,342)
Other partners' and stockholders' share of net loss.....    (19,402)      (19,549)
                                                           --------      --------
Company's share of net loss.............................    (23,688)       (3,793)
Amortization of goodwill and other intangible items.....         --            --
                                                           --------      --------
  Equity in net loss of unconsolidated wireless
     Operating companies................................   $(23,688)     $ (3,793)
                                                           ========      ========

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

     As of August 31, 1998, the Leap Wireless Operating Companies had not commenced commercial revenue generating operations. Any income derived resulted principally from earnings on investments and cash.

Chase Telecommunications, Inc.

     In December 1996, the Company purchased $4 million of Chase Class B Common Stock, representing 7.2% of the outstanding capital stock of Chase. The Company is accounting for its investment under the cost method of accounting. It is not practicable to estimate the fair value of the investment as Chase is a closely held domestic corporation and is not publicly traded.

     In June 1998, the Company agreed to provide a $25 million working capital facility to Chase. Borrowings under the facility are subject to interest at prime plus 4 1/2% and are to be repaid by June 2006. Borrowings are collateralized by substantially all of the assets of Chase. At August 31, 1998, borrowings under the facility totaled $12.1 million, including $307,000 of accrued interest. The Company has committed, subject to certain conditions and exceptions, to convert the facility into $25 million of redeemable preferred stock in Chase. The Company received warrants, in connection with this financing, to acquire up to an additional 8.5% of the currently outstanding Chase equity.

     Although Chase has commenced limited commercial operations, it is a development stage company that will require significant financing to expand its Personal Communications Services ("PCS") network build-out and to meet its payment obligations relating to the purchase of PCS licenses covering the Tennessee region from the FCC. Chase's failure to obtain sufficient financing or to meet its obligations to the FCC could adversely affect the value of the Company's investment in Chase. There can be no assurance that Chase will be successful in obtaining sufficient financing for its network build-out or in meeting its payment obligations to the FCC. See Note 11.

Chilesat Telefonia Personal, S.A.

     In February 1997, the Company entered into a subscription and shareholders agreement to purchase $42 million of voting preferred shares representing a 50% ownership interest in a privately held corporate joint venture, Chilesat Telefonia Personal, S.A. ("Chilesat"), a development stage company. The Company holds its shares in Chilesat via a wholly-owned subsidiary, Inversiones Leap Wireless Chile, S.A. ("Inversiones"), formerly named Inversiones QUALCOMM Chile, S.A., which held no other assets and had no liabilities as of August 31, 1998. The remaining 50% ownership interest represented by voting common shares is owned by Telex-Chile S.A. and its subsidiary Chilesat S.A. (together "Telex-Chile"). See Note 11. The preferred shares are entitled to a liquidation preference equal to the original purchase price per share if Chilesat is liquidated by April 2003. The Company accounts for its investment under the equity method of accounting. As of August 31, 1998, Chilesat had completed its initial network build-out, but operational activity was not significant. The Company recorded $3.1 million in equity losses

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

resulting from this investment during fiscal 1998 and $207,000 in equity income during fiscal 1997

     During June 1998, the Company and Inversiones entered into agreements with Chilesat to provide $35 million in short-term loans, convertible into common equity if not repaid on or before January 31, 1999. If converted, the Company and Inversiones would hold voting shares of approximately 65% of Chilesat. This conversion is available to the Company and Inversiones only if the loans are not repaid on or before January 31, 1999. Chilesat currently contemplates that it will issue a $35 million capital call by January 1999 which may be used to repay the convertible loan or to provide for additional operating expenses. If Telex-Chile makes at least a $17.5 million cash contribution before January 31, 1999 pursuant to such capital call, the Company and Inversiones have committed to convert $17.5 million of the short-term loans to equity. At August 31, 1998, borrowings under the loan totaled $25.2 million.

     Telex-Chile has been unable to make principal repayments on its outstanding loans and is under standstill agreements with many of its significant lenders. However, Telex-Chile has informed the Company that it has the intention to, and will have the ability to, fund its $17.5 million portion of the capital call prior to January 31, 1999.

     Under its licensing agreement with the Chilean government, Chilesat is obligated to meet certain network build-out milestones by December 1998 and has provided a $58 million letter of credit to support the payment of government fines if the build-out milestones are not met. The Company has guaranteed reimbursement to the issuing bank of the Company's proportional share, based on its ownership interest, of any government fines paid under the letter of credit. Additionally, the Company has pledged its shares in Chilesat to the issuing bank as collateral for the letter of credit agreement. In the event the failure to meet the network build-out milestones are the direct result of QUALCOMM's failure to supply and install equipment under its existing supply contract, QUALCOMM may be required to reimburse the Company its portion of the fine.

Pegaso Telecomunicaciones, S.A. de C.V.

     In April 1998, the Company, through a wholly-owned subsidiary, QUALCOMM PCS Mexico, Inc., entered into a joint venture agreement pursuant to which it obtained a 49% ownership interest in a newly formed development stage company, Pegaso Telecomunicaciones, S.A. de C.V. ("PEGASO"), a Mexico corporation. In May of 1998, PEGASO obtained the right to acquire PCS licenses throughout Mexico.

     During 1998, the Company advanced a portion of PEGASO's start-up working capital requirements, including expenses incurred during the PCS spectrum auction. At August 31, 1998, advances totaled $11.1 million. As a result of start-up expenses incurred by PEGASO, the Company reported $2.4 million in equity losses during fiscal 1998. In addition to the advances of working capital, in June 1998, the Company provided a loan of $27.4 million to PEGASO. The purpose of the loan was to fund a portion of the first PCS license payment. Interest on the loan will accrue at a rate of 10% and has been added to the principal amount of the loan outstanding. The Company converted the advances and

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

the loan including accrued interest into common stock in September 1998 (see Notes 9 and 11).

Metrosvyaz Limited

     During October 1997, the Company became a 70% common owner in a start-up joint venture, QUALCOMM Telecommunications Ltd. ("QUALCOMMTel Cayman"), a Cayman Islands corporation. Upon its formation, QUALCOMMTel Cayman had no significant assets or liabilities. The 30% minority interest is held by Tiller International Limited ("Tiller"), a private investment company. In the event that QUALCOMMTel Cayman makes a capital call on its stockholders to provide equity contributions, at the request of Tiller, the Company is required to fund 100% of Tiller's share of the equity contributions. Such advances by the Company for Tiller are collateralized by Tiller's shares in QUALCOMMTel Cayman and carry an interest rate of LIBOR plus 3% with principal and interest to be repayable from 80% of future net earnings of QUALCOMMTel Cayman. QUALCOMMTel Cayman is intended to be an intermediate holding company to facilitate the Company's business prospects for wireless local loop (fixed) telephone service in the Russian Federation.

     In August 1998, QUALCOMMTel Cayman became a 50% owner and partner in Metrosvyaz Limited ("Metrosvyaz"), a newly-formed joint venture with Teletal Limited ("Teletal"). As of the formation, Metrosvyaz had no assets or liabilities and no historical operating activity. Concurrent with the formation of Metrosvyaz, QUALCOMM entered into a $175 million, eight year, multiple drawdown loan facility under which Metrosvyaz would be able to borrow funds, subject to certain terms and conditions, to support its business plan, including equipment purchases, and working capital needs. The $175 million facility is related to a $500 million financing commitment entered into by QUALCOMM in February 1998. As of the Distribution Date, QUALCOMMTel Cayman has assumed $72.4 million of the $175 million financing obligation from QUALCOMM. Furthermore, of the original $500 million commitment, the Company expects that $150 million of financing will be provided by QUALCOMMTel Cayman, with the remaining $350 million to be provided by QUALCOMM as vendor financing.

     The $175 million facility carries a 13% interest rate and borrowings are generally repayable approximately four years from the date of the draw subject to a final repayment in August 2006 of any outstanding draws then outstanding. Borrowings under the facility are collateralized by substantially all the assets of Metrosvyaz. During 1998, QUALCOMMTel Cayman paid $6.6 million of start-up related costs on behalf of Metrosvyaz. These advances were later converted to a draw under the $72.4 million loan facility. Because the loan facility from QUALCOMMTel Cayman is the only source of working capital for Metrosvyaz at this time, and because the equity of QUALCOMMTel Cayman is 100% funded by the Company, the Company will fully consolidate the net earnings and losses of Metrosvyaz until such time the Company recoups its investment. Accordingly, and as a direct result of these start-up costs, the Company recorded $6.1 million in equity losses resulting from its investment during fiscal 1998.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Orrengrove Investments Limited

     In August 1998, the Company became a 70% common owner in a start-up joint venture, QUALCOMM Telecommunications Ltd. ("QUALCOMMTel Isle of Man"), an Isle of Man corporation. QUALCOMMTel Isle of Man holds a 50% investment in Orrengrove Investments Limited ("Orrengrove"). The 30% minority interest of QUALCOMMTel Isle of Man not owned by the Company is held by Tiller and the 50% of Orrengrove not held by QUALCOMMTel Isle of Man is held by Teletal.

     In August 1998, Orrengrove purchased 60% of the common stock of Transworld Telecommunications, Inc., Transworld Communications Services, Inc., and Transworld Communications (Bermuda), Ltd. (the "Transworld Companies") for an aggregate purchase price of $51.8 million. The Transworld Companies together are telecommunications companies in the development stage formed in part to help create a modern telecommunications infrastructure for the Russian Federation and the countries of the former East Bloc. The Transworld Companies have developed and are completing the installation of a satellite-based communications system for long-distance voice, video and data services using their exclusive rights to Russian Loutch II satellite capacity. Orrengrove will account for the acquisition under the purchase method of accounting. Because the Company funded the acquisition of the Transworld Companies in the form of a promissory note with Orrengrove, and because the equity of QUALCOMMTel Isle of Man is 100% funded by the Company, the Company will fully consolidate the net earnings and losses of Orrengrove until such time the Company recoups its investment. See
Note 11.

NOTE 4. OTHER ASSETS

     In June 1998, the Company purchased all the shares of OzPhone Pty Limited ("OzPhone"), an Australian company, for $564,000. OzPhone then acquired several wireless communication licenses to provide digital mobile and wireless local loop services in Australia. The total cost of the licenses was approximately $6.2 million.

NOTE 5. EMPLOYEE BENEFIT PLANS

     Prior to August 31, 1998, the Company did not have any employees dedicated solely to its affairs. QUALCOMM employees who expended efforts on behalf of the Company participated in QUALCOMM employee benefit plans. The Company has formed employee benefit plans including an equity incentive plan which will provide for the grant of various types of equity-based compensation to employees of the Company, an incentive stock option plan, a non-qualified stock option plan and a non-employee directors' stock option plan to provide for the grant of options to purchase shares of the Company's Common Stock to non-employee directors of the Company (See Notes 10 and 11).

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

NOTE 6. INCOME TAXES

     The Company has not recorded provisions for federal and state income taxes for fiscal 1998, 1997 and 1996 due to net operating losses ("NOL") during those years. The Company will not be able to utilize NOL carryforwards generated prior to the Distribution, as such NOLs will remain with QUALCOMM.

     At August 31, 1998, 1997 and 1996, the Company had total deferred tax assets of approximately $14.5 million, $0.6 million and $0.2 million, respectively, which consisted of NOL carryforwards. Due to the uncertainty surrounding the ultimate realization of such deferred tax assets, the Company has provided a valuation allowance for the entire balance.

     At August 31, 1998, the Company had NOL carryforwards available to offset future income for federal income tax reporting purposes of approximately $10.7 million, $0.4 million and $0.1 million, which expire in years 2017, 2011 and 2010, respectively. State NOL carryforwards of approximately $3.2 million and $0.1 million at August 31, 1998 expire in years 2002 and 2001, respectively.

NOTE 7. LOAN PAYABLE TO BANK

     In July 1998, Inversiones borrowed $9.0 million under a note payable to a bank in Chile. The note bears interest at a rate of 8.56% per annum and all amounts borrowed are due to be repaid by February 1999. See Note 11.

NOTE 8. COMMITMENTS

     The Company has made guarantees and commitments to invest additional equity and working capital into certain of the Leap Wireless Operating Companies. As of August 31, 1998, these commitments totaled approximately $150.3 million. Prior to the Distribution, these commitments were funded by QUALCOMM. Upon Distribution, the Company expects to fund its commitments with borrowings under the Credit Agreement.

     The Company has entered into an agreement to lease its facility and certain equipment under non-cancelable operating leases, with terms ranging from five to seven years. Future minimum lease payments in each of the next five years from fiscal 1999 through 2003 are approximately $700,000 each year, and $1.3 million cumulative thereafter.

NOTE 9. SUBSEQUENT EVENTS, PRIOR TO THE DISTRIBUTION

Loans Payable to Banks

     In September 1998, Inversiones QUALCOMM funded an additional $3.4 million under its loan agreement with Chilesat utilizing additional bank debt. As of the Distribution Date, the Company and Inversiones QUALCOMM had loans totaling $28.6 million to Chilesat, with remaining commitments to fund $6.4 million. See Note 11.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Pegaso Telecomunicaciones, S.A. de C.V.

     In September 1998, the Company provided $60.7 million of funding and converted its advances and loan, with accrued interest, into common stock of PEGASO. The Company's total investment in PEGASO after these transactions was $100 million. On the same date, other investors also subscribed for and purchased common stock of PEGASO such that, after these transactions, the total par value of the common equity of PEGASO was $300 million. As a result, the Company's ownership interest in PEGASO has been diluted from 49% to 33%.

Loan to Related Party

     In September 1998, the Company provided a $17.5 million loan (the "Pegaso Loan") to Pegaso Comunicaciones y Servicios, S.A. de C.V., a Mexican company 96%-owned by Mr. Alejandro Burillo Azcarraga, a member of the Company's Board of Directors. The Pegaso Loan bears interest at the rate of 13% per annum. The first principal installment of $7.5 million, plus accrued interest, was repaid on October 29, 1998 as scheduled, and the second principal installment of $10 million, plus accrued interest, is due on or before December 31, 1998. The purpose of the Pegaso Loan was to facilitate investment by Pegaso Comunicaciones y Servicios, S.A. de C.V. in PEGASO, the joint venture in which the Company has an interest, and to ensure that the investors in PEGASO made all capital contributions to PEGASO that were required for the acquisition of the Mexican licenses on September 30, 1998. The Pegaso Loan is guaranteed by Mr. Burillo and is secured by a pledge of all of the shares of Pegaso Comunicaciones y Servicios, S.A. de C.V. and Mr. Burillo's interest in an unrelated joint venture with QUALCOMM to operate a satellite tracking, management and two-way communications systems for the trucking industry in Mexico.

Metrosvyaz Limited

     In September 1998, QUALCOMTel Cayman invested $3.1 million of equity in Metrosvyaz. In addition, the Company made an additional loan of $10.7 million under its loan facility with Metrosvyaz. As of the Distribution Date, QUALCOMMTel Cayman had loans totaling $17.3 million to Metrosvyaz, with a remaining commitment of $55.1 million.

NOTE 10. SUBSEQUENT EVENTS, POST DISTRIBUTION

Chase Telecommunications Holdings, Inc.

     During October and November 1998, Chase borrowed an additional $8.6 million under the working capital facility it has with the Company. Borrowings by Chase to date total $20.4 million, with a remaining loan commitment of $4.6 million.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Chilesat Telefonia Personal, S.A.

     In November 1998, Inversiones QUALCOMM funded the remaining $3.3 million under its loan agreement with Chilesat utilizing additional bank debt. The Company has a remaining commitment of $3.1 million under its loan agreement with Chilesat.

Credit Agreement

     The Company has made borrowings under the Credit Agreement with QUALCOMM subsequent to the Distribution Date. In September 1998, the Company borrowed $5.3 million under the working capital sub-facility to pay QUALCOMM the 2% fee on the $265 million facility. The Company also borrowed a net total of $15.8 million under the investment capital sub-facility to make further investment and loans to certain of the Leap Wireless Operating Companies.

Adoption of Employee Benefit Plans

     Employee Savings and Retirement Plan. In September 1998, the Company adopted a 401(k) plan that allows eligible employees to contribute up to 15% of their salary, subject to annual limits. The Company matches a portion of the employee contributions and may, at its discretion, make additional contributions based upon earnings.

     Stock Option Plans. In September 1998, the Company adopted the 1998 Stock Option Plan (the "Plan") that allows the Board of Directors to grant options to selected employees, directors and consultants to the Company to purchase shares of the Company's common stock. The Plan provides for the grant of both incentive and non-qualified stock options. Incentive stock options are exercisable at a price not less than 100% of the fair market value of the common stock on the date of grant. Non-qualified stock options are exercisable at a price not less than 85% of the fair market value of the common stock on the date of grant. Generally, options vest over a five year period and are exercisable for up to ten years from the grant date. The Company also adopted a Non-Employee Directors Stock Option Plan, under which options to purchase common stock are granted to non-employee directors on an annual basis. The options are exercisable at a price equal to the fair market value of the common stock on the date of grant, vest over a five year period and are exercisable for up to ten years from the grant date.

     Employee Stock Purchase Plan. In September 1998, the Company adopted an employee stock purchase plan for all eligible employees to purchase shares of common stock at 85% of the lower of the fair market value of such stock on the first or the last day of each offering period. Employees may authorize the Company to withhold up to 15% of their compensation during any offering period, subject to certain limitations.

     Executive Retirement Plan. In September 1998, the Company adopted a voluntary retirement plan that allows eligible executives to defer up to 100% of their income on a pretax basis. On a quarterly basis, participants receive up to a 10% match of their deferral in the form of the Company's common stock based on the then current market price, to be

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

issued to the participant upon eligible retirement. The income deferred and the Company match are unsecured and subject to the claims of general creditors of the Company.

Purchase of Wireless Telecommunications License.

     In October 1998, the Company agreed to purchase four telecommunications licenses from AirGate Wireless, L.L.C. for $19.5 million, paying an escrow deposit of $0.6 million. The purchase is subject to approval of the Federal Communications Commission ("FCC").

NOTE 11. SUBSEQUENT EVENTS (UNAUDITED)

Chase Telecommunications, Inc.

     In December 1998, the Company agreed to purchase substantially all the assets of Chase for $6.3 million, plus a warrant to purchase 1% of the common stock in a wholly-owned subsidiary of the Company for $1.0 million, transfer of the Company's stock ownership and warrants to purchase stock in Chase and certain contingent earn outs. This acquisition involves the transfer of licenses which are subject to approval by the FCC, therefore the final closing of the transaction will not occur unless approval by the FCC is obtained.

     The Company and Chase have agreed in principle to increase the maximum principal amount that may be drawn under the working capital facility to Chase to $45 million.

Chilesat Telefonia Personal, S.A.

     On April 19, 1999, Inversiones acquired all of the shares of Chilesat that it did not already own from Telex-Chile. Prior to the acquisition, Inversiones owned 50% of the shares of Chilesat. The remaining 50% of the shares of Chilesat were owned by Telex-Chile. Inversiones acquired the remaining 50% of the shares of Chilesat from Telex Chile for $28 million in cash and a $22 million, non-interest bearing note payable to Telex-Chile due on May 11, 2002. The Company obtained $28 million for the cash payment to Telex-Chile through additional borrowings under its credit agreement with QUALCOMM. The Company intends that Chilesat continue to operate its wireless telephone system in Chile and work to expand its network capacity and increase its business.

Orrengrove Investments Ltd.

     The Transworld Companies obtained, through a number of agreements, the rights to utilize the capacity on certain Russian satellites in order to provide commercial long-distance voice, video and data services to the Russian Federation. In April 1999, the Transworld Companies were notified by Mercury Telesat ("Mercury"), provider of the satellite signal transmission capacity, that the satellite equipment used to provide their long distance service had failed. Mercury's prognosis indicates that the satellite's operational status will not be restored. The Transworld Companies have already identified and put into operation a short-term terrestrial transmission solution by leasing fiber capacity and are

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

exploring long-term alternatives to the lost satellite transmission capacity. As a result of these events, Orrengrove and the Transworld Companies have recognized an impairment loss of approximately $16.9 million in the third quarter ending May 31, 1999 to write-off certain satellite related assets and to write-down to fair value its license to carry long-distance traffic. The value of the license was determined to have been impaired in part due to the current financial conditions in Russia.

Pegaso Telecomunicaciones, S.A. de C.V.

     In May 1999, Pegaso entered into a $100 million loan agreement. The Company has agreed to pay 33% of Pegaso's obligations under this loan agreement in the event of Pegaso's default.

Purchase of Wireless Telecommunications Licenses


     In April 1999, the Company was the successful bidder at $18.7 million on 36 wireless telecommunications licenses in the U.S. government's re-auction of PCS spectrum, paying a deposit of $3.7 million on these licenses.



     In July 1999, the FCC issued an opinion and order that had the effect of granting the Company status as a designated entity qualified to hold licenses of C-Block and F-Block PCS spectrum in the United States and that approved the Company's application for the transfer of four wireless telecommunications licenses from AirGate Wireless, L.L.C. and the Company's purchase of 36 wireless telecommunications licenses in the U.S. government's re-auction of PCS spectrum. The approval was subject to several conditions, including the Company taking steps so that by January 2001, QUALCOMM holds no more than 50% of Leap Wireless' outstanding debt obligations.


Loans Payable to Banks

     Between July and November 1998, Inversiones borrowed a further $3.3 million from a bank in Chile. In February 1999, Inversiones was granted a one-year extension for the payment of the loans totaling $15.7 million. The renewed loans of $9 million and $6.7 million, along with capitalized interest and fees, bear interest at rates of 8.1% and 8.5% per annum, respectively, and are due to be repaid in February 2000.

QUALCOMM Credit Agreement

     At May 31, 1999, the Company had borrowed $8.6 million under the working capital sub-facility, including $5.3 million to pay QUALCOMM a 2% facility fee. At May 31, 1999, the Company had borrowed $82.0 million under the investment capital sub-facility to make further loans to and investments in the Leap Wireless Operating Companies. At May 31, 1999, the rate of interest was generally 10.25%. Interest will be payable quarterly beginning September 30, 2001 and, prior to such time, accrued interest shall be added to the principal amount outstanding. At May 31, 1999, $2.8 million of capitalized and accrued interest had been added to the Credit Agreement.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Stockholder Rights Plan

     On September 9, 1998, the Company's Board of Directors adopted a Stockholder Rights Plan (the "Rights Plan"). Pursuant to the Rights Plan, the Board of Directors declared a dividend, payable on September 16, 1998, of one preferred purchase right (a "Right") for each share of Common Stock, $.0001 par value, of the Company outstanding at the close of business on September 11, 1998. Similar Rights will generally be issued in respect to Common Stock subsequently issued. Each Right entitles the registered holder to purchase from the Company a one one-thousandth share of Series A Junior Participating Preferred Stock, $0.0001 par value per share, at a purchase price of $90 (subject to adjustment). The Rights are exercisable only if a person or group (an "Acquiring Person"), other than QUALCOMM with respect to its exercise of the warrant granted to it in connection with the Distribution, acquires beneficial ownership of 15% or more of the Company's outstanding shares of Common Stock. Upon exercise, holders other than an Acquiring Person, will have the right (subject to termination) to receive the Company's Common Stock or other securities having a market value (as defined) equal to twice the purchase price of the Right. The Rights, which expire on September 10, 2008, are redeemable in whole, but not in part, at the Company's option at any time for a price of $0.01 per Right.

     In conjunction with the distribution of the Rights, the Company's Board of Directors designated 75,000 shares of Preferred Stock as Series A Junior Participating Preferred Stock and reserved such shares for issuance upon exercise of the Rights. At May 31, 1999, no shares of Preferred Stock were outstanding.

Stock Purchase Warrant

     In connection with the Distribution, the Company issued to QUALCOMM a warrant to purchase 5,500,000 shares of the Company's Common Stock. In March 1999, QUALCOMM agreed to reduce the number of shares to 4,500,000 for consideration of $3.0 million in cash. The Company also recorded $2.4 million related to a handset purchase commitment. The Company borrowed $3.0 million under the Credit Agreement to satisfy the cash obligation. This warrant is currently exercisable and remains exercisable until September 2008.

Adoption of Cricket Communications Stock Option Plan

     In June 1999, the Company's wholly-owned subsidiary, Cricket Communications, Inc. ("Cricket Communications") adopted the Cricket Communications 1999 Stock Option Plan ("the Cricket Plan") that allows the Cricket Communications Board of Directors to grant options to selected employees, directors and consultants to purchase shares of Cricket Communication's common stock. The Cricket Plan provides for the grant of both incentive and non-qualified stock options. Incentive stock options are exercisable at a price not less than 100% of the fair market value of the common stock on the date of grant. Non-qualified stock options are exercisable at a price not less than 85% of the fair market value of the common stock on the date of grant. Generally, options vest over a five year period and are exercisable for up to ten years from the grant date.

                       LEAP WIRELESS INTERNATIONAL, INC.
                         (A DEVELOPMENT STAGE COMPANY)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

Change in Infrastructure Supplier

     In May 1999, QUALCOMM sold its CDMA wireless infrastructure division to Telefonaktiebolaget LM Erricsson (pbl) ("Ericsson"). As a result, Ericsson and its subsidiaries are likely to become primary suppliers of network infrastructure equipment to Leap Wireless and its operating companies. In connection with the sale, Ericsson assumed most of QUALCOMM's obligations to Leap Wireless and its operating companies under existing infrastructure supply agreements.


Sale of OzPhone



     In August 1999, the Company agreed to sell all of the shares of OzPhone for approximately $16.3 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholders of Chilesat Telefonia Personal S.A.
(Company in the development stage)

     In our opinion, the accompanying balance sheets and the related statements of income and comprehensive income, of cash flows and of changes in shareholders' equity present fairly, in all material respects, the financial position of Chilesat Telefonia Personal S.A. (Company in the development stage) at December 31, 1998 and 1997, and the results of its operations and cash flows for year ended December 31, 1998, for the period from inception (March 3, 1997) to December 31, 1997, and for the period from inception (March 3, 1997) to December 31, 1998, in conformity with generally accepted accounting principles of the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards of the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

     At December 31, 1998, the Company had negative working capital of US$49.7 million. At that date, US$36.6 million of the current liabilities relate to debt payable to related parties who have the option to convert such debt into shares should Chilesat Telefonia Personal S.A. be unable to meet its obligations. As a result of its negative working capital, the Company has not complied with certain financial conditions of the credit agreement described in Note 8.

PRICE WATERHOUSE

Santiago, Chile,
February 25, 1999 except as to Note 14 b) which is as of March 16, 1999

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                                 BALANCE SHEET
                      EXPRESSED IN THOUSANDS OF US DOLLARS

                                                                     AS OF DECEMBER 31,
                                                   AS OF MARCH 31,   ------------------
                                                        1999           1998      1997
                                                   ---------------   --------   -------
                                                     (UNAUDITED)
ASSETS
CURRENT ASSETS
  Cash and cash equivalents......................     $  1,058       $    942   $24,875
  Accounts receivable -- trade...................        1,404          1,017        --
  Accounts receivable from related company.......           --             --        10
  Other accounts receivable......................          119            134       133
  Recoverable taxes..............................        3,308          6,480     6,228
  Inventories....................................        1,421          4,419        --
  Other current assets...........................        1,348            779       695
                                                      --------       --------   -------
     Total current assets........................        8,658         13,771    31,941
PROPERTY, PLANT AND EQUIPMENT, NET...............      123,061        124,800    40,093
OTHER ASSETS.....................................          641            712         4
                                                      --------       --------   -------
     Total assets................................     $132,360       $139,283   $72,038
                                                      ========       ========   =======
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
  Interest payable...............................     $  6,962       $     --   $    --
  Interest payable to related companies..........        2,603          6,957       543
  Accounts and note payable......................       27,033          1,804       380
  Accounts and notes payable to related
     companies...................................       37,167         52,572       247
  Accrued liabilities and withholdings...........          911          2,160       960
                                                      --------       --------   -------
     Total current liabilities...................       74,676         63,493     2,130
                                                            --             --        --
LONG-TERM LIABILITIES
  Note payable...................................       43,326             --        --
  Note payable to related company................           --         49,807    23,655
  Other long-term liabilities....................        8,491          8,496     4,579
                                                      --------       --------   -------
     Total long-term liabilities.................       51,817         58,303    28,234
                                                            --             --        --
COMMITMENTS AND CONTINGENCIES....................           --             --        --
SHAREHOLDERS' EQUITY
  Preferred stock (8,400,000 shares authorized,
     issued and outstanding, with no par value;
     liquidation preference up to stated
     value)......................................       42,000         42,000    42,000
  Common stock (8,400,000 shares authorized,
     issued and outstanding, with no par
     value)......................................        1,964          1,964     1,964
  Other capital contributions....................          940            493        --
  (Deficit) surplus accumulated during the
     development stage...........................      (33,601)       (21,943)       55
  Accumulated other comprehensive losses.........       (5,436)        (5,027)   (2,345)
                                                      --------       --------   -------
     Total shareholders' equity..................        5,867         17,487    41,674
                                                            --             --        --
     Total liabilities and shareholders'
       equity....................................     $132,360       $139,283   $72,038
                                                      ========       ========   =======

The accompanying Notes 1 to 14 form an integral part of these financial statements.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                  STATEMENT OF INCOME AND COMPREHENSIVE INCOME
                      EXPRESSED IN THOUSANDS OF US DOLLARS

                               FOR THE THREE MONTH                    FOR THE PERIOD        FROM THE PERIOD FROM
                                  PERIOD ENDED           FOR THE      FROM INCEPTION    INCEPTION (MARCH 3, 1997) TO
                             -----------------------    YEAR ENDED    (MARCH 3, 1997)   -----------------------------
                              MARCH 31,    MARCH 31,   DECEMBER 31,   TO DECEMBER 31,    MARCH 31,      DECEMBER 31,
                                1999         1998          1998            1997             1999            1998
                             -----------   ---------   ------------   ---------------   ------------    -------------
                                   (UNAUDITED)                                          (UNAUDITED)
OPERATING RESULTS
  Sales....................   $  2,386      $    --      $  1,284         $    --         $  3,670        $  1,284
  Cost of sales............     (1,273)          --        (1,570)             --           (2,843)         (1,570)
                              --------      -------      --------         -------         --------        --------
    Gross margin...........      1,113           --          (286)             --              827            (286)
  Remunerations and other
    staff costs............     (1,408)        (735)       (3,916)             --           (5,324)         (3,916)
  Sales commissions........       (600)          --          (882)             --           (1,482)           (882)
  Marketing expenses.......       (196)        (352)       (3,619)             --           (3,815)         (3,619)
General and administrative
  expenses.................     (1,204)         (81)       (2,736)           (659)          (4,599)         (3,395)
  Depreciation and
    amortization...........     (4,148)         (14)       (3,743)             (4)          (7,895)         (3,747)
                              --------      -------      --------         -------         --------        --------
    Net operating loss.....     (6,443)      (1,182)      (15,182)           (663)         (22,288)        (15,845)
                              --------      -------      --------         -------         --------        --------
NON-OPERATING RESULTS
  Interest income..........         46          623         1,058           2,022            3,126           3,080
  Interest expense.........     (2,702)          (7)       (3,295)             --           (5,997)         (3,295)
  Currency exchange
    losses.................     (2,649)      (1,242)       (4,186)         (1,280)          (8,115)         (5,466)
  Other income
    (expenses).............         90           (4)         (393)            (24)            (327)           (417)
                              --------      -------      --------         -------         --------        --------
    Non-operating (loss)
      income...............     (5,215)        (630)       (6,816)            718          (11,313)         (6,098)
                              --------      -------      --------         -------         --------        --------
    Net (loss) income......    (11,658)      (1,812)      (21,998)             55          (33,601)        (21,943)
OTHER COMPREHENSIVE INCOME
  Currency translation
    adjustment.............       (409)      (1,390)       (2,682)         (2,345)          (5,436)         (5,027)
                              --------      -------      --------         -------         --------        --------
  Comprehensive loss.......   $(12,067)     $(3,202)     $(24,680)        $(2,290)        $(39,037)       $(26,970)
                              ========      =======      ========         =======         ========        ========

The accompanying Notes 1 to 14 form an integral part of these financial statements.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS
                      EXPRESSED IN THOUSANDS OF US DOLLARS

                                          FOR THE THREE MONTH                   FOR THE PERIOD        FROM THE PERIOD FROM
                                             PERIOD ENDED          FOR THE      FROM INCEPTION    INCEPTION (MARCH 3, 1997) TO
                                         ---------------------    YEAR ENDED    (MARCH 3, 1997)   ----------------------------
                                         MARCH 31,   MARCH 31,   DECEMBER 31,   TO DECEMBER 31,    MARCH 31,     DECEMBER 31,
                                           1999        1998          1998            1997             1999           1998
                                         ---------   ---------   ------------   ---------------   ------------   -------------
                                              (UNAUDITED)                                         (UNAUDITED)
CASH FLOW FROM OPERATING
  ACTIVITIES
    Net (loss) income..................  $(11,658)   $ (1,812)     $(21,998)       $     55         $(33,601)      $(21,943)
    Adjustments to reconcile to net
      cash used in operating
      activities:
        Depreciation and
          amortization.................     4,148          14         3,743               4            7,895          3,747
        Use of the network and signal
          distribution services........       447          --           493              --              940            493
    Changes in working capital:
        Accounts receivable -- trade...      (387)       (880)       (1,017)             --           (1,404)        (1,017)
        Accounts receivable from
          related companies............        --          --            10             (10)              --             --
        Other accounts receivable......        15          --            (1)           (133)            (119)          (134)
        Recoverable taxes..............     3,172       1,520          (252)         (6,171)          (3,251)        (6,423)
        Inventories....................     3,161          --            --              --            3,161             --
        Other current assets...........      (569)     (5,269)         (118)           (695)          (1,382)          (813)
        Accounts and note payable......     3,403         494         1,424             380            5,207          1,804
        Accrued interest and accounts
          payable to related
          companies....................       972          --         7,168             511            8,651          7,679
        Accrued liabilities and
          withholdings.................    (1,249)       (890)        1,200             957              908          2,157
                                         --------    --------      --------        --------         --------       --------
        Cash flow used in operating
          activities...................     1,455      (6,823)       (9,348)         (5,102)         (12,995)       (14,450)
                                         --------    --------      --------        --------         --------       --------
CASH FLOW FROM INVESTING
  ACTIVITIES
    Acquisitions of property, plant and
      equipment........................    (4,033)    (22,349)      (37,766)        (14,383)         (56,182)       (52,149)
    Other..............................        71           4          (708)             (4)            (641)          (712)
                                         --------    --------      --------        --------         --------       --------
        Cash flow used in investing
          activities...................    (3,962)    (22,345)      (38,474)        (14,387)         (56,823)       (52,861)
                                         --------    --------      --------        --------         --------       --------
CASH FLOW FROM FINANCING
  ACTIVITIES
    Notes payable to related
      companies........................        --      13,207        20,271              --           20,271         20,271
    Capital increase...................        --          --            --          42,000           42,000         42,000
    Other long-term liabilities........        --       1,377         3,917           4,579            8,496          8,496
                                         --------    --------      --------        --------         --------       --------
        Cash flow provided by financing
          activities...................        --      14,584        24,188          46,579           70,767         70,767
                                         --------    --------      --------        --------         --------       --------
Net (decrease) increase in cash........    (2,507)    (14,584)      (23,634)         27,090              949          3,456
Effect of exchange rate changes on
  cash.................................     2,623         (52)         (299)         (2,215)             109         (2,514)
                                         --------    --------      --------        --------         --------       --------
(Decrease) increase in cash and cash
  equivalents..........................       116     (14,636)      (23,933)         24,875            1,058            942
Cash and cash equivalents at the
  beginning of the period..............       942      24,875        24,875              --               --             --
                                         --------    --------      --------        --------         --------       --------
CASH AND CASH EQUIVALENTS AT
  THE END OF THE PERIOD................  $  1,058    $ 10,239      $    942        $ 24,875         $  1,058       $    942
                                         ========    ========      ========        ========         ========       ========

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                            STATEMENT OF CASH FLOWS
                      EXPRESSED IN THOUSANDS OF US DOLLARS

SUPPLEMENTAL CASH FLOW INFORMATION

                                  FOR THE THREE MONTH                   FOR THE PERIOD        FROM THE PERIOD FROM
                                     PERIOD ENDED          FOR THE      FROM INCEPTION    INCEPTION (MARCH 3, 1997) TO
                                 ---------------------    YEAR ENDED    (MARCH 3, 1997)   ----------------------------
                                 MARCH 31,   MARCH 31,   DECEMBER 31,   TO DECEMBER 31,    MARCH 31,     DECEMBER 31,
                                   1999        1998          1998            1997             1999           1998
                                 ---------   ---------   ------------   ---------------   ------------   -------------
                                      (UNAUDITED)                                         (UNAUDITED)
Interest paid..................     $4         $ --          $695            $923            $1,622         $1,618

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES

     The following non-cash transactions occurred during the periods presented:

                                                                        FOR THE PERIOD        FROM THE PERIOD FROM
                                   FOR THE THREE MONTH     FOR THE      FROM INCEPTION    INCEPTION (MARCH 3, 1997) TO
                                      PERIOD ENDED        YEAR ENDED    (MARCH 3, 1997)   ----------------------------
                                        MARCH 31,        DECEMBER 31,   TO DECEMBER 31,    MARCH 31,     DECEMBER 31,
                                          1999               1998            1997             1999           1998
                                   -------------------   ------------   ---------------   ------------   -------------
                                       (UNAUDITED)                                        (UNAUDITED)
Long-term financing received from
  related company to purchase
  fixed assets and inventories...        $    --           $ 14,745        $ 23,655         $ 38,400       $ 38,400
Short-term financing received
  from related company to
  purchase fixed assets and
  inventories....................             --             42,707              --           42,707         42,707
Long-term financing to purchase
  fixed assets and inventories...          1,578                 --              --            1,578             --
Purchase of fixed assets from
  party providing financing......         (1,415)           (53,067)        (23,655)         (78,137)       (76,722)
Purchase of inventories from
  party providing financing......           (163)            (4,385)             --           (4,548)        (4,385)
                                         -------           --------        --------         --------       --------
                                         $    --           $     --        $     --         $     --       $     --
                                         =======           ========        ========         ========       ========

     As indicated in Note 1, Chilesat S.A. contributed non-cash assets and liabilities to the joint venture on March 3, 1997. The net assets contributed at that date are summarized as follows:

Current assets..............................................  $   57
Property, plant and equipment...............................   2,189
Current liabilities.........................................    (282)
                                                              ------
    Net assets contributed..................................  $1,964
                                                              ======

The accompanying Notes 1 to 14 form an integral part of these financial statements.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                       STATEMENT OF SHAREHOLDERS' EQUITY
                      EXPRESSED IN THOUSANDS OF US DOLLARS

                                                                                            (DEFICIT)
                                                                                             SURPLUS
                                                                                           ACCUMULATED    ACCUMULATED
                              NUMBER OF   NUMBER OF                            OTHER       DURING THE        OTHER
                              PREFERRED    COMMON     PREFERRED   COMMON      CAPITAL      DEVELOPMENT   COMPREHENSIVE
                               SHARES      SHARES       STOCK     STOCK    CONTRIBUTIONS      STAGE         LOSSES        TOTAL
                              ---------   ---------   ---------   ------   -------------   -----------   -------------   --------
Capital increase at
  inception on March 3,
  1997......................  8,400,000   8,400,000   $ 42,000    $1,964         --               --             --      $ 43,964
Share subscriptions
  receivable................        --          --     (42,000)       --         --               --             --       (42,000)
Payment of share
  subscriptions
  receivable................        --          --      42,000        --         --               --             --        42,000
Net income for the period...        --          --          --        --         --         $     55             --            55
Currency translation
  adjustment................        --          --          --        --         --               --        $(2,345)       (2,345)
                                    --          --          --        --         --               --             --            --
Balance at December 31,
  1997......................  8,400,000   8,400,000   $ 42,000    $1,964         --         $     55        $(2,345)     $ 41,674
                              =========   =========   ========    ======       ====         ========        =======      ========
Balance at January 1,
  1998......................  8,400,000   8,400,000   $ 42,000    $1,964         --         $     55        $(2,345)     $ 41,674
Other contributed capital...        --          --          --        --       $493               --             --           493
Net loss for the period.....        --          --          --        --         --          (21,998)            --       (21,998)
Currency translation
  adjustment................        --          --          --        --         --               --         (2,682)       (2,682)
                                    --          --          --        --         --               --             --            --
Balance at December 31,
  1998......................  8,400,000   8,400,000   $ 42,000    $1,964       $493         $(21,943)       $(5,027)     $ 17,487
                              =========   =========   ========    ======       ====         ========        =======      ========
Balance at January 1,
  1999......................  8,400,000   8,400,000   $ 42,000    $1,964       $493         $(21,943)       $(5,027)     $ 17,487
Other contributed capital
  (unaudited)...............                    --          --        --        447               --             --           447
Net loss for the period
  (unaudited)...............        --          --          --        --         --          (11,658)            --       (11,658)
Currency translation
  adjustment (unaudited)....        --          --          --        --         --               --           (409)         (409)
                              ---------   ---------   --------    ------       ----         --------        -------      --------
Balance at March 31, 1999
  (unaudited)...............  8,400,00    8,400,000   $ 42,000    $1,964       $940         $(33,601)       $(5,436)     $  5,867
                              =========   =========   ========    ======       ====         ========        =======      ========

The accompanying Notes 1 to 14 form an integral part of these financial statements.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

NOTE 1. THE COMPANY

     Chilesat Telefonia Personal S.A. (the "Company") is a joint venture created on March 3, 1997 by Telex-Chile S.A. and its subsidiary Chilesat S.A. (together "Chilesat") and Inversiones Leap Wireless Chile S.A. ("Inversiones", formerly Inversiones Qualcomm S.A.) for the purpose of building and operating a mobile PCS telephone system (personal communication system) in Chile. Inversiones is a wholly-owned subsidiary of Leap Wireless International, Inc.

     Pursuant to the terms of the Subscription and Shareholders' Agreement ("Shareholders' Agreement"), Chilesat and Inversiones hold all of the outstanding common and preferred shares of the Company, respectively. Each partner has a 50% ownership in the joint venture. Each partner has the right to elect two representatives to the Board of Directors and a fifth independent director is elected by a vote of at least 75% of the shareholders. Approval of 4/5 of the directors is required for a number of significant operating and management decisions. The common directors are entitled to nominate the general manager, and the preferred directors are entitled to nominate the CFO. However, approval of the nominations requires approval by 4/5 of the directors.

     During 1998, an amendment was made to the Shareholders' Agreement and Qualcomm Incorporated transferred and assigned its interest in Inversiones to Leap Wireless International, Inc. All terms and conditions of the shareholders agreement are now binding on Leap Wireless International Inc.

     Because Chilesat's contributions to the joint venture were non-cash assets and liabilities whose fair values were not readily determinable, the non-cash assets and liabilities contributed were recorded at their predecessor basis.

     As one of the non-cash assets contributed, Chilesat provided a contract entitling the Company to the right to use a part of Chilesat's network for a period of 11.5 years and the right to receive signal distribution services for the same period. The contract is for the Company's sole and exclusive use of signal transmissions. Chilesat is responsible for meeting the Company's transmission requirements as well as the supervision, control, maintenance and repair of the network. Chilesat also contributed the already existing entity Chilesat Telefonia Personal S.A., among whose assets was the PCS license to operate in Chile.

     The Company is the holder of one of three national licenses to provide PCS services in Chile. These services were required to be ready for operations under the conditions of the license by June 23, 1998 in the case of the geographical area covered by Chile's Fourth to Tenth regions and by December 23, 1998 for the remainder of the country. The Company completed construction of its mobile PCS telephone system infrastructure by the required dates. The Company entered into a System Equipment Purchase Agreement with Qualcomm Incorporated whereby Qualcomm Incorporated will provide manufacturing, engineering, equipping, integrating, installing, testing and technical assistance for the mobile PCS telephone system.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

     Under the terms of the Shareholders' Agreement, the Company will purchase from Qualcomm Incorporated all network hardware and software marketed by Qualcomm Incorporated and at least 50% of all mobile and fixed handsets purchased by the Company for a period expiring in September 2000. Similarly, until the later of five years following the formation of the joint venture or the date on which Inversiones ceases to hold preferred shares representing more than 24% of the capital stock of the Company, the Shareholders agree to cause the Company to use only IS95 CDMA technology.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) General

     Chilesat Telefonia Personal S.A. is a development stage company as defined in accordance with Statement of Financial Accounting Standards No. 7 due to the fact that the Company has not yet generated significant revenues from commercial operations. As indicated in Note 1, the Company has completed the construction of its mobile PCS telephone system infrastructure and testing of the installations between Chile's Fourth and Tenth regions with friendly users commenced in July 1998. The mobile PCS telephone system began operations in September 1998. The infrastructure necessary to cover the remainder of Chile was operational in December 1998.

     The financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("US GAAP"). The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts and disclosures in the financial statements. Actual results could differ from those estimates.

(b) Period of financial statements

     The financial statements for the Company are presented for the year ended December 31, 1998 with comparative amounts for the period from the date of formation of the joint venture on March 3, 1997 through December 31, 1997. The unaudited financial statements for three months ended March 31, 1999 are presented.

(c) Translation of the Chilean peso financial statements

     The financial statements give effect to the translation of the Chilean peso financial statements of the Company (not submitted herewith) to United States dollars. All asset and liability accounts have been translated (after eliminating the effects of accounting for inflation in Chile) at the Observed Exchange Rates determined by the Central Bank of Chile at March 31, 1999, December 31, 1998 and 1997 of Ch$484.08, Ch$472.41 and Ch$439.18 per US$1,
respectively. Capital stock has been translated at historic Observed Exchange Rates. Income and expense accounts have been translated at average monthly Observed Exchange Rates. The net effects of translation are recorded in the cumulative

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

translation adjustment account as a component of Accumulated other comprehensive losses in the Company's equity.

(d) Monetary assets and liabilities in other currencies

     Monetary assets and liabilities denominated in foreign currency have been translated at year-end exchange rates. The effects of such translation have been recorded as exchange gains or losses in the statement of income. Certain assets and liabilities are denominated in UFs (Unidades de Fomento). The UF is a Chilean inflation-indexed, peso-denominated monetary unit which is set daily in advance based on changes in the Consumer Price Index. The adjustment to the closing value of UF-denominated assets and liabilities have also been recorded as part of Currency exchange losses in the statement of income.

(e) Revenue recognition

     Revenue has been accrued at year end for the portion of fixed charge services earned to date. The Company also recognizes revenues for traffic in excess of the amounts attributable to the fixed charge contracts in the month such revenues are billed. The effects of the unbilled revenues at period end not recognized are not significant.

(f) Uncollectable accounts

     The Company records an allowance for uncollectable accounts receivable with respect to those amounts estimated not to be recoverable.

(g) Inventory

     Inventory is comprised of handsets and accessories not yet placed into service which are stated at the lower of historical cost, determined under a first-in, first-out unit flow assumption, or market.

(h) Property, plant and equipment

     Property, plant and equipment are recorded at acquisition cost plus capitalized interest and direct costs incurred during the construction phase of the mobile PCS telephone system. Depreciation is applied using the straight-line method over the estimated useful lives of the assets once the assets are placed in service. Depreciation with respect to the infrastructure of the mobile PCS telephone system was applied beginning in September 1998.

(i) Advertising

     It is the Company's policy to record the cost of advertising as it is incurred. For the year ended December 31, 1998, the Company recorded US$3,619,000 (US$338,000 in

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

1997) as advertising expense. For the three months ended March 31, 1999 (unaudited), the Company recorded US$197,000 as advertising expense.

(j) Income taxes

     Income taxes have been recorded in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109). Income taxes payable for the current year are recorded in current liabilities, if applicable. Future taxes arising from differences between the amounts shown for assets and liabilities in the balance sheet and the tax basis of those assets and liabilities at the balance sheet date have been recorded as deferred income taxes. Deferred income tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred income tax assets will not be realized.

(k) Long-lived assets

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the total amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount.

(l) Network use and signal distribution services

     It is the Company's policy to systematically recognize expense for the use of the network and signal distribution services provided by a related party as per an independent valuation on a straight-line basis over the remaining life of the contract as other capital contributions (Note 11c).

(m) Cash equivalents

     The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents, including securities purchased under resale agreements. Securities purchased under agreements to resell include investments in instruments issued by the Central Bank of Chile acquired under resale agreements, and are stated at cost plus accrued interest.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

     Cash and cash equivalents are summarized as follows:

                                                                        AS OF
                                                                    DECEMBER 31,
                                                AS OF MARCH 31,    ---------------
                                                     1999          1998     1997
                                                ---------------    ----    -------
                                                  (UNAUDITED)
Cash and bank deposits........................      $  586         $452    $   899
Time deposits.................................          --          490     10,195
Securities purchased under agreements to
  resell......................................          --           --     13,736
Other.........................................         472           --         45
                                                    ------         ----    -------
                                                    $1,058         $942    $24,875
                                                    ======         ====    =======

(n) Recent accounting pronouncements

     Statement of Financial Accounting Standards No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities, is effective for fiscal years beginning after June 15, 1999. This standard establishes accounting and reporting standards for derivatives instruments, and for hedging activities. It requires that an entity recognize all derivatives on the balance sheet at fair value. Generally, changes in the fair value of derivatives must be recognized in income when they occur, the only exception being derivatives that qualify as hedges in accordance with the Standards. If a derivative qualifies as a hedge, a company can elect to use "hedge accounting" to eliminate or reduce the income-statement volatility that would arise from reporting changes in a derivative's fair value in income. The type of accounting to be applied varies depending on the nature of the exposure that is being hedged. In some cases, income-statement volatility is avoided by an entity's recording changes in the fair value of the derivative directly in shareholders' equity. In other cases, changes in the fair value of the derivative continue to be reported in earnings as they occur, but the impact is counterbalanced by the entity adjusting the carrying value of the asset or liability that is being hedged. This standard is not expected to have an effect on the reporting of the Company for the three months ended March 31, 1999 (unaudited), the year ended December 31, 1998 and period ended December 31, 1997 as it did not hold derivative instruments during such periods. The effects of FAS 133 in future periods will depend upon whether the Company enters into transactions in such periods involving derivative instruments.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

NOTE 3. SECURITIES PURCHASED UNDER AGREEMENTS TO RESELL

     At December 31, 1998 and March 31, 1999 (unaudited), the Company held no securities purchased under agreements to resell. Securities purchased under agreements to resell at December 31, 1997 are summarized as follows:

                                  UNDERLYING
FINANCIAL INSTITUTION        FINANCIAL INSTRUMENT         AMOUNT      MATURITY DATE
---------------------  --------------------------------   -------   -----------------
Banco de A. Edwards..  Central Bank of Chile Debentures   $ 6,417   February 10, 1998
Banco de A. Edwards..  Central Bank of Chile Debentures     6,491   February 12, 1998
Banco de A. Edwards..  Central Bank of Chile Debentures       828   February 19, 1998
                                                          -------
          Total.....                                      $13,736
                                                          =======

     At December 31, 1997, the underlying financial instruments were in the custody of the counter party to the agreements. Central Bank of Chile Debentures are generally considered to be low-risk securities and are generally not subject to significant market volatility.

NOTE 4. RECOVERABLE TAXES

     Recoverable taxes at December 31, 1998 relate to value added taxes (VAT) of US$6,480,000 (US$6,228,000 in 1997), incurred on the purchases of property, plant and equipment required for the Company's mobile PCS telephone system and goods and services. Recoverable taxes at March 31, 1999 (unaudited) were US$3,308,000. VAT relating to the purchases of capital goods may be recovered in cash by the Company in accordance with Chilean law. Other VAT is recovered by offset against VAT raised on services rendered.

NOTE 5. INVENTORY

     Inventory is summarized as follows:

                                                AS OF MARCH 31,    AS OF DECEMBER 31,
                                                     1999                 1998
                                                ---------------    ------------------
                                                  (UNAUDITED)
Handsets......................................      $  749               $3,137
Accessories...................................         672                1,282
                                                    ------               ------
                                                    $1,421               $4,419
                                                    ======               ======

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

NOTE 6. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are summarized as follows:

                                                                  AS OF DECEMBER 31,
                                                AS OF MARCH 31,   ------------------
                                                     1999           1998      1997
                                                ---------------   --------   -------
                                                  (UNAUDITED)
Land..........................................     $    332       $    340   $   140
Buildings and infrastructure..................      113,849        114,926    39,771
Machinery and equipment.......................       13,033         10,138        88
Other.........................................        3,637          3,100        98
Less: Accumulated depreciation................       (7,790)        (3,704)       (4)
                                                   --------       --------   -------
          Total net...........................     $123,061       $124,800   $40,093
                                                   ========       ========   =======

     Estimated useful lives of assets are:

                                                              YEARS
                                                              -----
Machinery and equipment.....................................  2-10
Other.......................................................  5-10

     For the year ended December 31, 1998, the Company capitalized US$4,830,000 (US$1,508,000 in 1997) of interest as part of the cost of construction of the mobile PCS Telephone System. The was no interest capitalized for the three month period ended March 31, 1999.

NOTE 7. ACCRUED LIABILITIES AND WITHHOLDINGS

     Accrued liabilities and withholdings are summarized as follows:

                                                                  AS OF DECEMBER 31,
                                               AS OF MARCH 31,    ------------------
                                                    1999           1998        1997
                                               ---------------    -------      -----
                                                 (UNAUDITED)
Construction in progress.....................       $ --          $1,365       $597
Advertising and marketing expenses...........        167             321        278
Employee vacations...........................        152             203         33
Other........................................        592             271         52
                                                    ----          ------       ----
          Total..............................       $911          $2,160       $960
                                                    ====          ======       ====

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

NOTE 8. RELATED COMPANY TRANSACTIONS

(a) Balances with related companies and Qualcomm Incorporated

                                                                             AS OF DECEMBER 31,
                                                         AS OF MARCH 31,    --------------------
                COMPANY                  RELATIONSHIP         1999            1998        1997
                -------                  ------------    ---------------    --------    --------
                                                           (UNAUDITED)
Accounts receivable from related
  company:
Chilesat Servicios
  Empresariales S.A. ..................  Affiliate          $     --        $     --    $     10
                                                            ========        ========    ========
Interest payable to related companies:
Qualcomm Incorporated(1)...............  --                 $     --        $ (5,326)   $   (543)
Leap Wireless International, Inc.......  Affiliate            (1,042)           (528)         --
Inversiones Leap Wireless Chile
  S.A. ................................  Shareholder          (1,561)         (1,103)         --
                                                            --------        --------    --------
                                                            $ (2,603)       $ (6,957)   $   (543)
                                                            ========        ========    ========
Accounts and notes payable to related
  companies:
Chilesat Servicios Empresariales
  S.A. ................................  Affiliate              (170)       $   (134)   $     --
Chilesat S.A...........................  Shareholder          (1,869)           (733)       (196)
Qualcomm Incorporated(1)...............  --                       --         (16,555)         --
Leap Wireless International, Inc.......  Affiliate           (14,745)        (14,745)         --
Inversiones Leap Wireless Chile
  S.A. ................................  Shareholder         (20,271)        (20,271)         --
Telex-Chile S.A........................  Shareholder             (35)            (29)        (12)
Telsys S.A.............................  Affiliate               (77)           (105)        (39)
                                                            --------        --------    --------
                                                            $(37,167)       $(52,572)   $   (247)
                                                            ========        ========    ========
Note payable to related company --long-
  term:
Qualcomm Incorporated(1)...............  --                 $     --        $(49,807)   $(23,655)
                                                            ========        ========    ========

-------------------------
(1) Qualcomm Incorporated ceased to be an affiliate on September 23, 1998.

(b) Related company transactions

                                                              FOR THE THREE MONTH       AMOUNT OF
                                                                 PERIOD ENDED         TRANSACTIONS
                                                                   MARCH 31,        -----------------
       COMPANY          RELATIONSHIP       TRANSACTION               1999            1998      1997
       -------          ------------       -----------        -------------------   -------   -------
                                                                  (UNAUDITED)
Chilesat Servicios      Affiliate     Reimbursement of costs         $ --           $    --   $    47
  Empresariales S.A.                    incurred on their
                                        behalf
                                      Reimbursement of costs           42               130        --
                                        incurred in
                                        connection with
                                        construction
Chilesat S.A.           Shareholder   Reimbursement of costs          646               586       589
                                        incurred in
                                        connection with
                                        construction
                                      Rental of office space          533               171        30

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

                                                              FOR THE THREE MONTH       AMOUNT OF
                                                                 PERIOD ENDED         TRANSACTIONS
                                                                   MARCH 31,        -----------------
       COMPANY          RELATIONSHIP       TRANSACTION               1999            1998      1997
       -------          ------------       -----------        -------------------   -------   -------
                                                                  (UNAUDITED)
Leap Wireless           Affiliate     Financing of purchases           --            14,745        --
  International, Inc.                   from Qualcomm Inc.
                                      Accrued interest on             514               528        --
                                        note payable
Inversiones Leap        Shareholder   Financing                        --            20,271        --
  Wireless Chile S.A.                 Accrued interest on             458             1,103        --
                                        note payable
Telex-Chile S.A.        Shareholder   Reimbursement of costs            9                29        49
                                        incurred in
                                        connection with
                                        construction
Telsys S.A.             Affiliate     Computer services                15               965        39

(c) Transactions with Qualcomm Incorporated

Qualcomm                             Purchase of equipment          $ --           $57,452   $23,655
  Incorporated(1)                      and inventory
                                     Financing of purchases           --            42,707    23,655
                                     Accrued interest on              --             4,783       543
                                       note payable

-------------------------
(1) Qualcomm Incorporated ceased to be an affiliate on September 23, 1998.

(d) Notes payable to Qualcomm Incorporated and related companies

     As a means of financing the purchase of infrastructure equipment from Qualcomm Incorporated, the Company entered into a Deferred Payment Agreement whereby Qualcomm Incorporated defers collection for the equipment subject to the terms and conditions set forth in the Agreement. The assets of the Company collateralize the obligation. The shares of the Company have also been pledged by Telex-Chile and Chilesat in guaranty of the note payable to Qualcomm Incorporated.

     Under the terms of the agreement, Qualcomm Incorporated will make loans for the equipment, software and services it provides to the Company up to a maximum of US$59.5 million. The original Deferred Payment Agreement was amended on June 24, 1998 to allow for an additional commitment of US$14.7 million of principal as a means of financing of goods and services relating to the PCS system and US$25.0 million of principal as a means of financing the acquisition of subscriber equipment. The rest of the terms and conditions outlined in the original Deferred Payment Agreement remain unchanged. Loans bear interest based either upon a LIBOR or Base Rate or the Eurodollar. The obligation to repay these loans and interest is evidenced by promissory notes. Interest accrues on the principal but remains unpaid, with accrued interest added monthly to the outstanding principal amount of the applicable loan until the first principal payment, at which time interest is payable on the same dates as the principal payments.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

     Principal and interest on the US$14.7 million is due in full on January 31, 1999. In addition, a conversion right, discussed below, was added to the agreement relating to this amount. This commitment was subsequently transferred by Qualcomm Incorporated, as allowed by the Deferred Payment Agreement, to Leap Wireless International, Inc.

     In addition, a Working Capital Loan agreement was entered into on June 24, 1998 with Inversiones for US$20.3 million of principal for the purpose of financing the final phase of construction, working capital requirements and operating expenses during the start-up and early operation phase of the PCS system. Principal and accrued interest is due in full on January 31, 1999 (Note
14). Interest rates and other terms and conditions of this agreement match those of the Deferred Payment Agreement, including the conversion right described below.

     In the event that the Company fails to pay the outstanding principal balance plus any accrued interest thereon, or Chilesat fails to contribute to the Company an aggregate amount of not less than fifty percent of the aggregate outstanding balance of the additional commitment and the Working Capital Loan on or before January 31, 1999 pursuant to a capital call by the Company, then, at any time after January 31, 1999 and on or before July 31, 1999, at Leap Wireless International, Inc.'s sole option in the case of the additional commitment and Inversiones' sole option in the case of the Working Capital Loan, the outstanding balance shall be convertible into shares of the Company's common stock (Note 14). This option expires in the event that the outstanding balance is paid in full prior to the conversion date.

     The notes payable at December 31, 1998 are comprised of LIBOR loans and bear interest at LIBOR + 3%. The scheduled principal repayments are as follows:

                            DEFERRED PAYMENT    ADDITIONAL      WORKING
                               AGREEMENT        COMMITMENT    CAPITAL LOAN      1998
                            ----------------    ----------    ------------    --------
1999......................      $16,555          $14,745        $20,271       $ 51,571
2000......................       18,361                                         18,361
2001......................       16,646               --             --         16,646
2002......................       14,199               --             --         14,199
2003......................          601               --             --            601
                                -------          -------        -------       --------
          Total...........      $66,362          $14,745        $20,271       $101,378
                                =======          =======        =======       ========

     At March 31, 1999 (unaudited), the scheduled repayments for the deferred payment agreement increased by US$1,578,000. There was no change in the additional commitment and working capital loan.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

     The terms of the financing arrangements with Qualcomm Incorporated, Inversiones and Leap Wireless International, Inc. include certain positive and negative covenants, the most significant of which are as follows:

     The Company shall not

          (i) Incur any additional encumbrances or liens

          (ii) Create any indebtedness other than indebtedness incurred for the purposes of partial or full repayment of the notes payable.

          (iii) Incur operating lease obligations greater than one year and exceeding US$1 million for any twelve month period.

          (iv) Consolidate or merge with another entity.

          (v) Guarantee any indebtedness.

          (vi) Acquire stock or the assets of any other person.

          (vii) Advance funds.

          (viii) Become liable for a capital lease obligation exceeding US$1 million.

          (ix) Enter into transactions with affiliates, except arm's length transactions in the ordinary course of business.

          (x) Invest in other than investment grade instruments.

          (xi) Declare or pay cash dividends or make distributions in excess of 30% of excess cash flows during the third and fourth annual periods of operations of the Company, increasing to 50% after period 4.

          (xii) Maintain funded debt to total capitalization greater than 0.65,
     0.71 and 0.75 in annual periods 1, 2 and 3 and thereafter, respectively.

          (xiii) Permit Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") to be less than US$1.

          (xiv) Permit funded debt to EBITDA to exceed 23.91, 4.74, 3.32 and 2.4 in annual periods 2, 3, 4 and 5, respectively.

          (xv) Permit EBITDA to interest expense to be less than 0.47, 2.38,
     3.00 and 3.00 in annual periods 2, 3, 4 and 5, respectively.

          (xvi) Incur capital expenditures greater than US$116 million until the Company has more than 50,000 subscribers, at which time the threshold increases.

          The Company is not in compliance with some of these covenants (Note
     14).

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

NOTE 9. OTHER LONG-TERM LIABILITIES

     This balance is mainly comprised of deferred customs duties of US$8.4 million at December 31, 1998 (US$4.6 million at December 31, 1997).

     Under Chilean law, the payment of customs duties levied on machinery and equipment can be deferred over a period of up to seven years. The balance at December 31, 1998 represents amounts owing at maturity including accrued interest. The scheduled repayments are as follows:

2000........................................................  $1,337
2001........................................................   1,081
2002........................................................   1,555
2003........................................................   1,266
2004 and thereafter.........................................   3,206
                                                              ------
          Total.............................................   8,445
Other.......................................................      51
                                                              ------
          Total other long-term liabilities.................  $8,496
                                                              ======

     At March 31, 1999 (unaudited), the deferred customs duties and other long-term liabilities were US$8,454,000 and US$37,000, respectively.

NOTE 10. INCOME TAXES

     The Company has not made a provision for current income taxes payable as it incurred tax losses for the year ended December 31, 1998.

     At December 31, 1998, income tax loss carryforwards of approximately US$24.3 million (US$5.2 million at December 31, 1997), were available to apply against income tax liabilities in future years. Under Chilean law, such income tax loss carryforwards never expire.

     At March 31, 1999 (unaudited), income tax loss carryforwards were approximately US$35.1 million.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

     Deferred income taxes are summarized as follows:

                                                                   AS OF DECEMBER 31,
                                                 AS OF MARCH 31,   ------------------
                                                      1999           1998       1997
                                                 ---------------   --------    ------
                                                   (UNAUDITED)
Assets:
Provisions.....................................      $   132       $    71     $  --
Tax loss carryforwards.........................        5,259         3,649       785
Allowance for income tax loss carryforwards....       (5,391)       (3,720)     (655)
                                                     -------       -------     -----
          Deferred income tax assets...........           --            --       130
                                                     -------       -------     -----
Liabilities:
Other..........................................           --            --      (130)
                                                     -------       -------     -----
  Deferred income tax liabilities..............           --            --      (130)
                                                     -------       -------     -----
  Net deferred income taxes....................      $    --       $    --     $  --
                                                     =======       =======     =====

     Because the Company has only recently begun commercial operations and has no history of generating taxable income against which tax loss carryforwards would be applied, an allowance was recorded at December 31, 1998 with respect to those tax loss carryforwards which, based on the weight of available evidence, are not likely to be realized.

NOTE 11. SHAREHOLDERS' EQUITY

(a) Authorized capital

     Authorized capital stock of the Company is comprised of 8,400,000 Series A preferred shares and 8,400,000 Series B ordinary shares. Inversiones holds all the outstanding preferred shares whereas Chilesat holds all the ordinary shares. The preference with respect to the preferred shares consists of the right to be paid before any other series of shares in the event of liquidation of the Company up to the amount of the stated value of the preferred shares. The preference has a duration of 6 years as from April 10, 1997, after which all shareholders shall have equal rights with respect to the liquidation of the Company.

(b) Dividends

     Chilean law permits the payment of dividends only in Chilean pesos and these are limited to the retained earnings balances in the Company's statutory financial statements at each calendar year end. As the Company has an accumulated deficit at December 31, 1998 and 1997 in its statutory financial statements, it is prohibited from declaring and paying dividends until such time that it generates sufficient retained earnings.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

(c) Capital increase

     Pursuant to the terms of the Shareholders' Agreement, Inversiones agreed to subscribe for 8,400,000 Series A preferred shares in exchange for its cash contribution of US$42 million and Chilesat agreed to subscribe for 8,400,000 Series B ordinary shares for its contribution of a contract for the right to use a part of Chilesat's network and signal distribution services, the PCS license and certain net assets. Inversiones contributed the funds into an escrow account on March 3, 1997 and a receivable balance for share subscriptions was recorded. With the exception of US$1.5 million of funds made available to the Company, the funds were not to be distributed to it until official publication of the awarding of the PCS license. The awarding of the PCS license was published and the Company received the funds in June, 1997, at which time the share subscription receivable was settled. An independent valuation of the contract for the right to use a part of Chilesat's network and signal distribution services was undertaken and the appraised valued is being systematically recognized as capital contributions on a straight-line basis over the remaining life of the contract commencing on September 20, 1998, the date operations began. Other capital contributions in 1998 amounted to US$493,000 (none in 1997).

     At the Extraordinary Meeting held on June 24, 1998, the shareholders agreed to an increase in the Company's capital from Ch$26.638 million (US$56.4 million) divided into 8,400,000 Series A preferred shares and 8,400,000 Series B common shares, to Ch$44.498 million (US$94.2 million) divided into 8,400,000 Series A preferred shares and 16,000,000 Series B common shares, with no par value, which will be offered to existing shareholders in proportion to their shareholdings, and which must be totally subscribed and paid within a period of three years from the date of the meeting.

     Should Telex-Chile S.A. and Chilesat S.A. not subscribe their proportion of the new issue, they will cede their subscription rights to Inversiones.

     At their Extraordinary meeting held on December 30, 1998, the shareholders agreed to increase the company's capital by the equivalent in Chilean pesos of US$254 million by the issue of 32,987,013 Series B common shares to be subscribed and paid, within a maximum period of three years, at a price equivalent to US$7.70 per share on the date of payment. On agreeing to issue the shares, the Board of Directors must set the price for their subscription and payment at an amount equivalent to the US$7.70 per share mentioned previously plus a restatement of 10% per annum, or 5% per quarter, for the period elapsed between this date and the date of payment. The excess over the US$7.70 per share is to be credited to the "Share Premium Account".

(d) Call and put options

     As part of an amendment to the Shareholders' Agreement, Chilesat and Inversiones, each have an option to require the issuance by the Company of shares of common stock at the Exercise Price to be subscribed by Chilesat and Inversiones in proportion to their holdings in the capital stock of the Company. This option may be exercised for common stock with an aggregate value at the Exercise Price of up to US$35 million. The Exercise

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

Price shall be determined as of the exercise date and shall be the sum of (i) $5.00 per share plus (ii) 10% per annum plus an increasing premium on the original $5.00 price thereof equal to 5% additional for each quarter after the calendar quarter ending June 30, 1997. The option expires upon the exercise of the conversion rights (Note 8 c).

     If either Chilesat or Inversiones do not subscribe the shares of stock to which it is entitled as a result of the exercise of the capital call option, it shall be subject to dilution. Such shares of common stock as are not exercised by Chilesat or Inversiones shall be subject to subscription at the Exercise Price by the other party (or such third party investor as a party may propose), subject to the non-subscribing party's written consent, which may not be unreasonably withheld and which may not be withheld with the purpose of preventing the capital increase.

     If Chilesat answers such capital call by making a cash capital contribution to the Company of not less than fifty percent of the balance due on the convertible loans on or before January 31, 1999, Inversiones will make its portion of the capital call by converting fifty percent of the balance due on the convertible loans into capital equity of the Company at the same price as paid by Chilesat for equity in the capital call.

     Inversiones has an option to sell its preferred shares to Chilesat in the event that the Company is no longer using Qualcomm technology in its mobile PCS telephone system.

NOTE 12. FAIR VALUE

     The following methods and assumptions were used to estimate the fair value of each class of financial instruments at December 31, 1998 and 1997, when the estimate of such value is practicable:

     - Cash and cash equivalents, recoverable taxes and accrued liabilities and withholdings have been stated at carrying value which is equivalent to fair value.

     - The fair values of the note payable to related company and other long-term liabilities were based on interest rates currently available to the Company for debt with similar terms and remaining maturities. The carrying value of the note payable to related company approximates fair value because the terms of the loan agreement require that the stated rate of interest be periodically adjusted to the market rate.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

     The estimated fair value of the Company's financial instruments are summarized as follows:

                               AT MARCH 31,           AT DECEMBER 31,         AT DECEMBER 31,
                                   1999                    1998                    1997
                           ---------------------   ---------------------   ---------------------
                           CARRYING                CARRYING                CARRYING
                           AMOUNTS    FAIR VALUE   AMOUNTS    FAIR VALUE   AMOUNTS    FAIR VALUE
                           --------   ----------   --------   ----------   --------   ----------
                                (UNAUDITED)
Assets:
  Cash and cash
     equivalents.........  $ 1,058     $ 1,058     $   942     $   942     $24,875     $24,875
  Recoverable taxes......    3,308       3,308       6,480       6,480       6,228       6,228
                           -------     -------     -------     -------     -------     -------
          Total..........  $ 4,366     $ 4,366     $ 7,422     $ 7,422     $31,103     $31,103
                           =======     =======     =======     =======     =======     =======
Liabilities:
  Accrued liabilities and
     withholdings........  $   911     $   911     $ 2,160     $ 2,160     $   960     $   960
  Note payable...........   43,326      43,326          --          --          --          --
  Note payable to related
     company.............       --          --      49,807      49,807      23,655      23,655
  Other long-term
     liabilities.........    8,491       6,121       8,496       6,013       4,579       3,117
                           -------     -------     -------     -------     -------     -------
          Total..........  $52,728     $50,358     $60,463     $57,980     $29,194     $27,732
                           =======     =======     =======     =======     =======     =======

NOTE 13. COMMITMENTS AND CONTINGENCIES

(a) Operating leases

     At December 31, 1998, the Company had entered into operating leases relating to the rental of sites for towers and antennas required for the operation of its mobile PCS telephone system. The following is a schedule by year of future minimum rental payments required under operating leases that have initial or remaining noncancelable lease terms in excess of one year at December 31, 1998:

1999...................................................  $1,068
2000...................................................   1,066
2001...................................................   1,082
2002...................................................   1,063
2003...................................................   1,040
2004 to 2008...........................................   3,457
2009...................................................     526
                                                         ------
          Total........................................  $9,302
                                                         ======

     Rental expense for the year ended December 31, 1998 was US$602,000 (US$91,000 in 1997). Rental expense for the three months ended March 31, 1999 (unaudited) was US$267,000.

                        CHILESAT TELEFONIA PERSONAL S.A.
                       (COMPANY IN THE DEVELOPMENT STAGE)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)
                               DECEMBER 31, 1998

(b) Security for debt

     The Company has pledged it PCS license as security against the notes payable to Qualcomm Incorporated.

     Telex-Chile S.A. and Chilesat S.A. have pledged 83,920 and 8,316,080 Series B common shares of the Company, respectively, as security for 50% of the notes payable to Qualcomm Incorporated.

NOTE 14. SUBSEQUENT EVENTS

     (a On February 15, 1999, Inversiones communicated to the Company that it had incurred an Event of Default as a result of its failure to repay a US$20.3 million short-term Working Capital Loan plus interest accrued thereon granted on June 24, 1998 (Note 8) and noncompliance with certain loan covenants. At the time of granting the loan, Inversiones subscribed to a capital increase and reserved its right to capitalize the loan, an option that, in addition to other potential actions to obtain repayment, is still open.

     Similarly, on February 15, 1999, Leap Wireless International, Inc. informed both the Company and Telex-Chile S.A. that the former has incurred an Event of Default with respect to the Deferred Payment Agreement, as a result of which the amount of US$14.7 million plus interest accrued thereon is due and payable. Telex-Chile S.A. is guarantor of 50% of this amount. As in the previous case, the creditor has an option to capitalize this debt or to pursue payment through other means.

     (b) Subsequently on March 2, 1999, Leap Wireless International, Inc. and Inversiones indicated their withdrawal of the above-mentioned communications reserving the right to notify the defaults again in the future. On March 16, 1999, Leap Wireless International, Inc. and Inversiones communicated defaults on the short-term Working Capital Loan of US$20.3 million plus interest accrued thereon and the Deferred Payment Agreement of US$14.7 million plus interest accrued thereon on the same terms as expressed above.

     (c) (Unaudited) On April 12, 1999, an agreement was entered into between the shareholders whereby Chilesat sold its ownership interest in the Company to Inversiones for US$28 million in cash and US$22 million, three year, non-interest bearing debt. On April 19, 1999, the Company agreed to pay Inversiones' obligation to Chilesat S.A. and, in return, the Company was relieved of the obligation to pay certain amounts to Inversiones.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Orrengrove Investments Ltd.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statement of operations, of cash flows and of stockholders' deficit present fairly, in all material respects, the financial position of Orrengrove Investments Ltd. and its subsidiaries (the Company) (a development stage company) at December 31, 1998, and the results of their operations and their cash flows for the period from July 27, 1998 (inception) to December 31, 1998, in conformity with generally accepted accounting principles in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards in the United States of America which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As explained in Note 10 to the consolidated financial statements, the Company has been notified of an operational failure of certain third party equipment used to provide satellite transmission capacity to its customers. If the Company is not able to replace the satellite transmission capacity or implement a long-term alternative, this operational failure may have a material adverse effect on the Company's financial position, results of operations, and cash flows.

PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
April 30, 1999

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
ASSETS
Current assets:
  Cash and cash equivalents.................................    $35,659
  Other current assets......................................        202
                                                                -------
       Total current assets.................................     35,861
Property and equipment, net.................................      5,279
Intangible assets, net......................................     14,402
Other assets................................................          8
                                                                -------
       Total assets.........................................    $55,550
                                                                =======
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
  Accounts payable and accrued liabilities..................    $ 5,389
                                                                -------
       Total current liabilities............................      5,389
Note payable to related party...............................     54,758
                                                                -------
       Total liabilities....................................     60,147
                                                                -------
Commitments and contingencies (Notes 9 and 10)
Minority interest...........................................        679
                                                                -------
Stockholders' deficit:
  Common stock, no par value per share; authorized, issued
     and outstanding 1,000 shares...........................          2
  Deficit accumulated during the development stage..........     (5,278)
                                                                -------
       Total stockholders' deficit..........................     (5,276)
                                                                -------
       Total liabilities and stockholders' deficit..........    $55,550
                                                                =======

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                               PERIOD FROM
                                                              JULY 27, 1998
                                                              (INCEPTION) TO
                                                               DECEMBER 31,
                                                                   1998
                                                              --------------
Loss on investment in joint venture.........................     $  (670)
General and administrative expenses.........................      (3,624)
Interest expense............................................      (2,958)
Interest income.............................................         791
                                                                 -------
  Loss before minority interest.............................      (6,461)
Minority interest...........................................      (1,183)
                                                                 -------
  Net loss..................................................     $(5,278)
                                                                 =======

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                PERIOD FROM
                                                               JULY 27, 1998
                                                              (INCEPTION) TO
                                                               DECEMBER 31,
                                                                   1998
                                                              ---------------
Cash flows from development activities:
  Net loss..................................................      $(5,278)
  Adjustments to reconcile net loss to net cash used in
     development activities:
       Depreciation and amortization........................        1,145
       Minority interest....................................       (1,183)
       Loss on investment in joint venture..................          670
       Changes in assets and liabilities:
          Increase in current and other assets..............         (228)
          Decrease in accounts payable and accrued
             liabilities....................................       (2,483)
          Increase in accrued interest -- note payable to
             related party..................................        2,958
                                                                  -------
          Net cash used in development activities...........       (4,399)
                                                                  -------
Cash flow from investing activities:
  Purchases of property and equipment.......................       (2,741)
  Acquisition of Transworld Companies, net of cash
     acquired...............................................        5,997
                                                                  -------
          Net cash provided by investing activities.........        3,256
                                                                  -------
Cash flows from financing activities:
  Issuance of note payable to related party.................       36,800
  Issuance of common stock..................................            2
                                                                  -------
          Net cash provided by financing activities.........       36,802
                                                                  -------
Net increase in cash and cash equivalents...................       35,659
Cash and cash equivalents, beginning of period..............           --
                                                                  -------
Cash and cash equivalents, end of period....................      $35,659
                                                                  =======
Supplemental disclosure of non-cash investing and financing
  activities:
  Issuance of note payable to related party to convert
     short-term note payable converted upon acquisition of
     Transworld Companies...................................      $15,000
                                                                  =======

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                 JULY 27, 1998 (INCEPTION) TO DECEMBER 31, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                              DEFICIT
                                                            ACCUMULATED
                                          COMMON STOCK      DURING THE
                                        ----------------    DEVELOPMENT
                                        SHARES    AMOUNT       STAGE       TOTALS
                                        ------    ------    -----------    -------
Balance at July 27, 1998
  (inception).........................     --       $--       $    --      $    --
  Issuance of common stock for cash...  1,000        2                           2
  Net loss............................                         (5,278)      (5,278)
                                        -----       --        -------      -------
Balance at December 31, 1998..........  1,000       $2        $(5,278)     $(5,276)
                                        =====       ==        =======      =======

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                       NOTES TO THE FINANCIAL STATEMENTS

1. THE COMPANY

     Orrengrove Investments Ltd. ("Orrengrove"), was incorporated in the Republic of Cyprus on July 27, 1998 as a wholly owned subsidiary of QUALCOMM Telecommunications Ltd. ("QUALCOMMTel"), an Isle of Man company. In August 1998, Orrengrove acquired a 60% interest in Transworld Telecommunications, Inc., Transworld Communications Services, Inc. and Transworld Communications (Bermuda), Ltd. (collectively the "Transworld Companies"). The Transworld Companies were created to build and operate a modern long distance telecommunications business that provides domestic long distance, backhaul, and broadband services such as high speed internet access to the Commonwealth of Independent States ("CIS"), formerly known as the Soviet Union. In October 1998, QUALCOMMTel, a majority owned subsidiary of Leap Wireless International, Inc. ("Leap Wireless") entered into an agreement with Teletal Limited, a company affiliated with ITAR-TASS, the Russian government's prime news agency and a party with certain rights granted to it by the Russian government to assist in the privatization and expansion of telecommunications in Russia. QUALCOMMTel transferred to Teletal Limited a 50% ownership in Orrengrove under the terms of the agreement to the joint venture in exchange for Teletal Limited's commitment to assist in the development of the Transworld Companies long distance telecommunications business. Orrengrove and its majority owned subsidiaries (the "Company") operates in emerging economies, which by nature have an uncertain economic, political and regulatory environment. The general risks of conducting business in the Russian Federation and other CIS developing countries include the possibility for rapid changes in government policies and regulations, economic conditions, the tax regime and foreign currency regulations.

     The Company is the holder of certain licenses to provide telecommunication services in 48 regions of the CIS as well as exclusive rights to the signal transmission capacity on each of two Russian Loutch II satellites. The first satellite was launched into orbit in October 1995 to serve an area containing over 85% of the population of the Russia Federation plus major portions of the Baltic States, Ukraine, Byelorussia and other CIS countries (see Note 10 for subsequent event). The Company is currently evaluating whether to exercise its rights to the capacity on the second satellite which will require the Company to share in the cost of its launch. Limited service between Moscow and Perm, a region of 3 million people 1,200 km west of Moscow, began in December 1998. Further expansion plans are being evaluated.

2. DEVELOPMENT STAGE ACTIVITIES AND DEPENDENCY ON ADDITIONAL FINANCING

     The Company is a development stage enterprise which has incurred operating losses and negative cash flows from network development and operations since inception. To date, the Company has focused primarily on the development of its telecommunications network, including the construction of its system hub in Moscow and its earth station network, and the implementation of its sales and marketing strategy. Before the Company can begin significant revenue generating operations, it must first enter into agreements with either long-distance companies, in order to carry some of their long-distance traffic, and/or the local phone companies throughout the CIS. The Company is currently in such

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

negotiations. The extent to which this is or is not accomplished and the terms and timing of executing these contracts may have a significant impact on the business, financial conditions and results of operations.

     The Company's principal license agreement to provide telecommunication services within the Russian Federation expires in April 2002, and is subject to certain services related obligations standard for the industry. Although no assurance can be given that such license will be renewed beyond its expiration date, the Company believes that such license can be renewed routinely.

     The Company is dependent on the signal transmission capacity of the Loutch II satellite in orbit and satellite communication earth stations to provide its satellite based communication services. The Company may encounter problems, delays and expenses, many of which may be beyond the Company's control. These may include, but are not limited to, in-orbit failures (see Note 10 for subsequent event), launch delays and launch failures of additional or replacement signal transmission capacity, problems related to technical developments of the system, and regulatory compliance. Any interruption or delays in service caused by any of the foregoing matters would adversely affect the Company.

     The development of the Company's business and the deployment of its services and systems will require significant additional capital expenditures, a substantial portion of which will need to be incurred before the realization of significant revenues. Together with associated start-up operating expenses, these capital expenditures will result in substantial negative cash flow until an adequate revenue-generating customer base is established.

     The Company expects to meet its cash requirements for existing operations and network construction through fiscal 1999 from available cash balances. The Company will be seeking additional sources of financing to fund activities after 1999. Alternatives under consideration include additional debt, equity financing or other sources. There can be no assurance that the Company will be successful in raising additional capital in sufficient amounts to fund its strategic objectives, or that such funds, if available, will be available on terms that the Company will consider acceptable. Failure to raise sufficient funds may require the Company to modify, delay or abandon some of its planned future expansion or expenditures, which could have a material adverse effect on the Company's business, financial condition and results of operations.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

     The Company's consolidated financial statements reflect the financial position, results of operations, cash flows and changes in stockholders' deficit of Orrengrove and its majority-owned subsidiaries prepared in accordance with generally accepted accounting principles in the United States of America. The ownership of the other interest holder is reflected as minority interest. All significant inter-company accounts and transactions have

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

been eliminated. The financial statements of the Company have been presented for the period since its inception on July 27, 1998.

FINANCIAL STATEMENT PREPARATION

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

INVESTMENT IN JOINT VENTURE

     The Company has a 50% equity investment in Tass Loutch Telecom (TLT), a joint venture. The Company uses the equity method to account for investments in corporate entities in which it has voting interest of 20% to 50% or in which it otherwise exercises significant influence. Under the equity method, the investment is originally recorded at cost and adjusted to recognize the Company's share of net earnings or losses of TLT, limited to the extent of the Company's investment in, advances to and financial guarantees for TLT. The Company is the only contributor of assets, and therefore loss on investment in joint venture included in the statement of operations includes 100% of the losses of TLT. To date, TLT has incurred recurring losses which have reduced the Company's investment in TLT to zero.

CASH EQUIVALENTS

     The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment is stated at cost. Depreciation is calculated on a straight-line basis over the lesser of the estimated useful lives, generally ranging from five to ten years for telecommunications equipment and three to seven years for furniture, fixtures and equipment and other property. Construction in process reflects amounts incurred for the configuration and build-out of telecommunications equipment not yet placed in service.

INTANGIBLE ASSETS

     Intangible assets, resulting primarily from the acquisition of the Transworld Companies (see Note 4), comprising of telecommunications licenses of $8,061,000 and rights to satellite signal transmission capacity of $7,327,000, are being amortized on a straight-line basis over their estimated remaining useful lives ranging from three to five years. For the period ended December 31, 1998, amortization expense of $986,000 was recorded on the rights to satellite capacity (see Note 10 for subsequent event). The telecommunications licenses begin amortizing upon commencement of service.

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

LONG-LIVED ASSETS

     The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the total amount of an asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition are less than its carrying amount. No such impairment losses have been recognized to December 31, 1998.

INCOME TAXES

     The Company accounts for income taxes in accordance with the liability method. Deferred income taxes are recognized for tax consequences in future years for differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end, based on enacted laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce net deferred tax assets to the amount expected to be realized. The provision for income taxes consists of the current tax provision and the change during the period in deferred tax assets and liabilities.

FOREIGN CURRENCY

     The functional currency of the Company's foreign operations is United States dollars. The Company maintains most of the cash balances in dollar denominated bank accounts and has no significant foreign currency monetary assets and liabilities at December 31, 1998. Gains and losses resulting from the Company's foreign currency transactions are included in the consolidated statement of operations, and to date have been minimal.

     The Company does not currently hedge against foreign currency fluctuations although the Company may take such steps in the future. Under current practices, the Company's results of operations could be adversely affected by fluctuations in exchange rates.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     At December 31, 1998, the carrying amounts of the Company's cash and cash equivalents, accounts payable , and notes payable approximate fair value due to the short-term maturities of these balances.

RECENT ACCOUNTING PRONOUNCEMENTS

     As of December 31, 1998, Statement of Financial Accounting Standards No. 130, ("SFAS 130"), Reporting Comprehensive Income, has been adopted by the Company. SFAS 130 establishes standards for the reporting and display of comprehensive income (loss) and its components (revenues, expenses, gains and losses) in a full set of general-purpose financial statements. "Comprehensive income (loss)" is defined in this statement as the change in equity (net assets) of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. It includes all changes in equity during a period (including net income (loss)) except those resulting

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

from investments by owners and distributions to owners. The adoption of this new standard did not impact the Company's financial statements because there were no differences between net loss and comprehensive loss.

     In addition, during 1998, Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133) was issued. This statement establishes a new model for accounting for derivatives and hedging activities. Under SFAS 133, all derivatives must be recognized as assets and liabilities and measured at fair value. SFAS 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company has not determined the impact of the adoption of this new accounting standard on its consolidated financial position or results of operations.

4. ACQUISITION OF THE TRANSWORLD COMPANIES

     On August 4, 1998, the Company acquired a 60% common ownership interest in the Transworld Companies for an aggregate purchase price of $51,800,000, consisting of a $36,800,000 cash payment to the Transworld Companies and the conversion to equity of a $15,000,000 short-term loan payable to Leap Wireless, which was previously issued by the former parent of the Transworld Companies. The acquisition was recorded under the purchase method of accounting, and accordingly, the results of operations of the Transworld Companies are included in the consolidated financial statements since the date of acquisition. The sum of the fair values of the identifiable assets acquired, which include telecommunications licenses and rights to satellite capacity, less liabilities assumed, exceeded the cost of the acquisition. The fair values of those identifiable assets acquired were reduced by a proportionate part of the excess to determine their assigned values.

     The purchase price has been allocated to the assets acquired and the liabilities assumed based upon the fair values on the date of acquisition as follows (in thousands):

Current assets, other than cash.............................  $     41
Property and equipment......................................     2,697
Intangible assets...........................................    15,388
Other assets................................................       611
Accounts payable and other expenses.........................    (7,872)
Note payable to related party...............................   (15,000)
Minority interest...........................................    (1,862)
                                                              --------
Net cash received from acquisition..........................  $ (5,997)
                                                              ========

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

5. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                            DECEMBER 31,
                                                                1998
                                                            ------------
Telecommunications equipment..............................     $1,448
Construction-in-progress..................................      3,524
Leasehold improvements....................................         81
Furniture, fixtures and office equipment..................        385
                                                               ------
                                                                5,438
Accumulated depreciation..................................       (159)
                                                               ------
                                                               $5,279
                                                               ======

     The Company's telecommunications equipment and construction-in-progress are primarily maintained in a foreign country. Construction in progress consists of earth stations, not yet completed and operational as of December 31, 1998. See
Note 10 for subsequent event.

6. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

     Accounts payable and accrued liabilities consist of the following (in thousands):

                                                            DECEMBER 31,
                                                                1998
                                                            ------------
Accounts payable and other................................     $  299
Consulting fee-related party (Note 7).....................      2,500
Consulting fee-third party................................      2,590
                                                               ------
                                                               $5,389
                                                               ======

7. RELATED PARTY TRANSACTIONS

NOTE RECEIVABLE FROM A RELATED PARTY

     Since inception, the Company has advanced certain amounts to another investor in TLT for the investor's share of TLT's expenses in exchange for a note receivable. The Company has advanced approximately $400,000 to the related party through

     December 31, 1998. The note receivable was written off prior to December 31, 1998 since the related party was unable to fund it's share of the losses in the joint venture.

PAYABLE TO RELATED PARTY

     The Company was required to pay a consulting fee, bonus, and severance totaling $2,500,000 to the majority shareholder of the former parent of the Transworld Companies.

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

The $2,500,000 was included in the purchase price allocation (See Note 4) and payment was made in March 1999.

NOTE PAYABLE TO RELATED PARTY

     On July 29, 1998, the Company entered into a $51,800,000 collateralized Promissory Note agreement with Leap Wireless, for the purpose of purchasing the Transworld Companies. Terms of the Promissory Note provide for repayment of principal and accrued interest by paying Leap the greater of 1) 70% of the cash or other assets received by the Company from any sources, including the Transworld Companies, 2) 70% of the cash or other assets available for distribution to the Company's stockholders or 3) in the event of a final distribution from the Transworld Companies, 100% of the cash or other assets available for distribution to the Company's stockholders until principal and accrued interest is paid in full. Interest accrues quarterly in arrears at the rate of 13%, per annum, with any unpaid interest being added to the outstanding principal. For the period ended December 31, 1998, interest of $2,958,000 has been accrued, but not paid. This amount is included in note payable to related party on the consolidated balance sheet as of December 31, 1998. The Promissory Note provides for certain restrictions related to dividends, redemptions and merger, and is collateralized by substantially all the assets of the Company.

8. INCOME TAXES

     The Company has not recorded provisions for income taxes for the period from July 27, 1998 (inception) to December 31, 1998 due to net operating losses during the period.

     The following is a reconciliation from the statutory Cyprus income tax rate to the Company's effective rate of income tax expense for the period ended:

                                                             PERIOD FROM
                                                            JULY 27, 1998
                                                            (INCEPTION) TO
                                                             DECEMBER 31,
                                                                 1998
                                                            --------------
Cyprus tax at statutory rate..............................        25%
Minority interest.........................................        (4)%
Net change in valuation allowance.........................       (24)%
Effect of foreign operations..............................         3%
                                                                 ---
Effective tax rate........................................        --%
                                                                 ===

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

     The tax effect of temporary differences which gives rise to significant portions of the deferred tax assets as of December 31, 1998, are as follows (in thousands):

                                                            DECEMBER 31,
                                                                1998
                                                            ------------
Net operating loss carryforwards..........................    $ 2,968
Net capitalized start-up costs............................        717
                                                              -------
                                                                3,685
Less: valuation allowance.................................     (3,685)
                                                              -------
                                                              $    --
                                                              =======

     Realization of net deferred tax assets is dependent on the Company's ability to generate taxable income, which is uncertain. Accordingly, a full valuation allowance was recorded against these assets as of December 31, 1998.

     As of December 31, 1998, the Company had net operating loss carryforwards of approximately $8.5 million for income tax purposes that begin to expire in various years between 2003 and 2017.

     There may be limitations on the annual utilization amount of these net operating losses as a result of certain changes in ownership that have occurred since the Company's inception.

9. COMMITMENTS AND CONTINGENCIES

TRANSPONDER AGREEMENTS

     The Company obtained, through a number of agreements, the rights to utilize certain Russian Loutch I and Loutch II satellite capacity. The agreements give the Company rights to the capacity on satellites under the Loutch I and Loutch II programs for up to 20 years.

     The Company has an agreement with Commercial Company Mercury Ltd. ("Mercury"), the commercial subsidiary of a Russian satellite provider, for the sole and exclusive use of two transponders on each of the first two Loutch II satellites. At December 31, 1998, approximately $5,300,000 had been paid to Mercury to modify the transponders on the first Loutch II satellite for commercial use. A remaining commitment of approximately $1,700,000 due under this contract is contingent upon Mercury completing certain milestones related to the launch of the second satellite.

CONSTRUCTION-IN-PROGRESS

     The Company has ordered the construction of six earth stations, plus certain upgrades and spares, under an agreement with a third party. The agreement established a price guarantee until September 1999 at approximately $1,000,000 per earth station. In accordance with this agreement, approximately $3,500,000 has been paid to December 31, 1998.

                  ORRENGROVE INVESTMENTS LTD. AND SUBSIDIARIES
                         (A DEVELOPMENT STAGE COMPANY)

                 NOTES TO THE FINANCIAL STATEMENTS (CONTINUED)

LEASE COMMITMENTS

     The Company leases certain office space in the United States and internationally under non-cancelable operating lease agreements. Rent expense for the period July 27, 1998 (inception) to December 31, 1998 was approximately $200,000. Future minimum lease payments under all non-cancelable operating lease arrangements as of December 31, 1998 are as follows:

1999.......................................................  $  404,000
2000.......................................................     414,000
2001.......................................................     327,000
2002.......................................................       1,000
2003.......................................................          --
                                                             ----------
          Total............................................  $1,146,000
                                                             ==========

LEGAL MATTERS

     The Company is a party to various legal actions and administrative proceedings arising in the normal course of business. In the opinion of Company's management, disposition of these matters is not expected to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

10. SUBSEQUENT EVENT

     On April 5, 1999, the Company was notified by Mercury Telesat ("Mercury"), provider of the satellite signal transmission capacity, that there was an operational failure of all transponders on the Loutch II satellite. Mercury's prognosis indicates that the transponders' operational status will not be restored. The Transworld Companies have already identified and put into operation a short-term terrestrial transmission solution by leasing fiber capacity and are exploring long-term alternatives to the lost satellite transmission capacity.

11. SUBSEQUENT EVENT (UNAUDITED)

     As a result of the operational failure of the transponder, Orrengrove and the Transworld Companies recognized in June 1999 an impairment loss of approximately $16.9 million for the write-off of certain satellite related assets and write-down to fair value the book value of the license to carry long-distance traffic.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Mexico City, February 15, 1999

To the Board of Directors and Shareholders of Pegaso Telecomunicaciones, S. A. de C. V.

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, of cash flows and of stockholders' equity present fairly, in all material respects, the financial position of Pegaso Telecomunicaciones, S. A. de C. V. and its subsidiaries at December 31, 1998 and the results of their operations, their cash flows and the changes in their stockholders' equity for the period from June 24, 1998 (date of incorporation) to December 31, 1998, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United Sates of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As stated in Note 1 to the consolidated financial statements, Pegaso Telecomunicaciones, S. A. de C. V. was incorporated on June 24, 1998, and at the date of issuance of this report, was in the development stage.

PricewaterhouseCoopers

Guillermo Pineda M.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31,1998
                           THOUSANDS OF U.S. DOLLARS

ASSETS
CURRENT ASSETS:
Cash and cash equivalents...................................  $ 30,313
Recoverable value added tax.................................     9,531
Other accounts receivable...................................       344
Prepaid advertising.........................................     6,256
Other current assets........................................       219
                                                              --------
Total current assets........................................    46,663
PROPERTY, FURNITURE AND TELECOMMUNICATIONS
  EQUIPMENT -- Net..........................................   132,296
PUBLIC TELECOMMUNICATIONS NETWORK CONCESSION................   233,530
                                                              --------
     Total assets...........................................  $412,489
                                                              ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables..............................................  $113,209
Notes payable to affiliated company.........................     5,941
Other accounts payable and accrued expenses.................     5,256
Income tax payable..........................................       321
                                                              --------
     Total current liabilities..............................   124,727
LONG-TERM BANK LOANS........................................    19,090
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
Capital stock...............................................   300,000
Accumulated deficit incurred in development stage...........   (31,328)
                                                              --------
                                                               268,672
                                                              --------
     Total liabilities and stockholders' equity.............  $412,489
                                                              ========

The accompanying notes are an integral part of these financial statements.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                CONSOLIDATED STATEMENT OF INCOME FOR THE PERIOD
                   FROM JUNE 24, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998
                           THOUSANDS OF U.S. DOLLARS

General and administrative expenses.........................  $(30,168)
Interest income.............................................     1,194
Other income................................................       441
Foreign exchange loss on remeasurement of financial
  statements................................................    (2,474)
                                                              --------
Loss before income tax......................................   (31,007)
Current income tax..........................................      (321)
                                                              --------
Loss for the period.........................................  $(31,328)
                                                              ========

The accompanying notes are an integral part of these financial statements.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
           FOR THE PERIOD FROM JUNE 24, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998
                           THOUSANDS OF U.S. DOLLARS

CASH FLOWS FROM OPERATING ACTIVITIES:
Loss for the period.........................................  $ (31,328)
                                                              ---------
Adjustment to reconcile loss to net cash used in operating
  activities:
Not affecting resources:
Depreciation and amortization...............................         78
Foreign exchange loss on remeasurement of financial
  statements................................................      2,474
Recoverable value added tax.................................     (9,443)
Other accounts receivable...................................       (341)
Prepaid advertising.........................................        (67)
Other current assets........................................       (217)
Other accounts payable and accrued expenses.................      5,432
Income tax payable..........................................        321
                                                              ---------
Total adjustments...........................................     (1,763)
                                                              ---------
Net cash used in operating activities.......................    (33,091)
                                                              ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, furniture and telecommunications
  equipment.................................................        (77)
Public telecommunications network concession................   (233,530)
                                                              ---------
Net cash used in investing activities.......................   (233,607)
                                                              ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital stock issued........................................    300,000
                                                              ---------
Net cash provided by financing activities...................    300,000
                                                              ---------
Effect of exchange rate change on cash......................     (2,989)
                                                              ---------
Cash and cash equivalents at end of period..................  $  30,313
                                                              =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Income taxes paid...........................................  $      --
Interest paid (net of amount capitalized)...................         14
Prepaid advertising contracted with notes payable...........      5,941
Property, furniture and telecommunications equipment
  acquired through financing................................    132,297

The accompanying notes are an integral part of these financial statements.

                    PEGASO TELECOMUNICACIONES, S.A. DE C.V.
                         (DEVELOPMENT STAGE ENTERPRISE)

                   STATEMENT OF STOCKHOLDERS' EQUITY FOR THE
               PERIOD FROM JUNE 24, 1998 (DATE OF INCORPORATION)
                              TO DECEMBER 31, 1998
                           THOUSANDS OF U.S. DOLLARS

                                                            ACCUMULATED
                                                              DEFICIT
                                                              INCURRED
                                                CAPITAL    IN DEVELOPMENT
                                                 STOCK         STAGE         TOTAL
                                                --------   --------------   --------
Issuance of stock at inception on June 24,
  1998........................................  $     11                    $     11
Additional capital stock issued on June 30 and
  September 28, 1998..........................   299,989                     299,989
Loss for the period...........................                $(31,328)      (31,328)
                                                --------      --------      --------
Balances at December 31, 1998.................  $300,000      $(31,328)     $268,672
                                                ========      ========      ========

The accompanying notes are an integral part of these financial statements.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
                (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS)

NOTE 1. OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES

     Pegaso Telecomunicaciones, S. A. de C. V. (Telecomunicaciones) (a development stage enterprise), a Mexican holding company, was incorporated on June 24, 1998, for a duration of 99 years. At December 31, 1998, the stockholders and their participation in Telecomunicaciones were as follows:

                        STOCKHOLDER                           PARTICIPATION(%)
                        -----------                           ----------------
Mexican stockholders:
Corporativo del Valle de Mexico, S. A. de C. V..............        10.00
Pegaso Comunicaciones y Servicios, S. A. de C. V............         9.66
Alejandro Burillo Azcarraga.................................         5.34
Foreign stockholders:
Qualcomm PCS Mexico, Inc....................................        33.33
International Equity Investments, Inc.......................        18.33
LAIF X, Ltd.................................................        16.67
NI Media Equity, LLC........................................         6.67
                                                                   ------
                                                                   100.00
                                                                   ======

     Up to September 23, 1998, Qualcomm PCS Mexico, Inc. was a wholly owned subsidiary of Qualcomm Incorporated (Qualcomm). On that date, as a consequence of Qualcomm's spin-off of Leap Wireless International (Leap Wireless), Qualcomm transferred the Qualcomm PCS Mexico, Inc. shares to Leap Wireless.

     At December 31, 1998, Telecomunicaciones and its subsidiaries (collectively, the "Company") held 100% of the capital stock of the following Mexican subsidiaries:

                    COMPANY                                    BUSINESS
                    -------                                    --------
Pegaso PCS, S. A. de C. V. (PCS)                    Scheduled to provide telephone
                                                    services to the general public.

Pegaso Recursos Humanos, S. A. de C. V.             Provides administrative
(Recursos Humanos)                                  services to affiliated
                                                    companies.

Pegaso Comunicaciones y Sistemas, S. A. de C. V.    Holds the concessions and the
(Comunicaciones y Sistemas)                         telecommunications equipment
                                                    for telephone services to be
                                                    provided by PCS.

     The Company is engaged in providing nationwide telephone services in Mexico, for which Comunicaciones y Sistemas holds the concessions granted by the Ministry of Communications (Secretaria de Comunicaciones y Transportes) (SCT) on October 7, 1998. At the date of issuance of these consolidated financial statements, the Company was in the development stage.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

     Activities during the development stage are primarily developing the telecommunication network and in organizing the administrative structure to provide telephone services.

     The concession includes the rights to install, operate and exploit a nationwide public telecommunications network for a period of up to 20 years, with an option for the Company to extend the concession at the end of the 20-year period. See Note 5.

     The Company's development from the date of incorporation has been financed by capital contributions made by the stockholders and through two lines of credit with a limit of $590,000. See Note 6. These lines of credit are collateralized by all Company properties, rights and assets. The recoverability of the Company's investment is dependent upon future events, including, but not limited to, the stability of the Mexican economic environment, obtaining adequate financing for the Company's development program and the achievement of a level of operating revenues that is sufficient to support the Company's cost structure.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements include to the adjustment and remeasurement of the Mexican peso consolidated financial statements prepared in conformity with accounting principles generally accepted in Mexico. Such financial statements constitute a suitable basis for adjustment and remeasurement into US Dollars and for purposes of expressing them in conformity with accounting principles generally accepted in the United States of America.

     Following are the significant accounting policies, as adjusted:

a. Consolidation

     The accompanying financial statements include the accounts of Telecomunicaciones and its wholly-owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

b. Cash Equivalents

     Cash equivalents are recorded at cost, which approximates market value, and include all investments purchased with original maturities of three months or less.

c. Property, Furniture and Telecommunications Equipment

     Property, furniture and telecommunications equipment are recorded at cost.

     Depreciation is calculated by the straight-line method, based on the estimated useful lives of said items, ranging from three to ten years. See Note 4.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

     Leasehold improvements are capitalized at cost and the corresponding amortization is calculated by the straight-line method, based on the lease period.

d. Public Telecommunications Network Concession

     The public telecommunications network concession includes the cost of the radio-electric frequency band concession, and is recorded at cost.

e. Income Taxes

     Current income tax is the amount of income tax expected to be payable for the current period. A deferred tax asset or liability is computed for both the expected future impact of differences between the financial statement and tax bases of assets and liabilities and for the expected future tax benefit to be derived from tax loss carryforwards. A valuation allowance is established for deferred tax assets not expected to be realized.

f. Employee Benefits

     Seniority premiums, to which employees are entitled upon termination of employment after fifteen years of service, are recognized as expenses of the years in which the services are rendered. Because the Company is in the development stage, this effect is not significant, and therefore no liability has been recognized.

     Severance obligations to personnel for dismissal or death are charged to income in the period incurred.

g. Translation

     For the purposes of translating its Mexican peso financial statements to U.S. dollars in accordance with Statement of Financial Accounting Standard No. 52, the Company considers its functional currency to be the U.S. dollar, since substantially all its costs and all its financing are incurred in U.S. dollar. Monetary assets and liabilities are translated into U.S. dollars at the exchange rate in effect at the balance sheet date. Revenues, expenses, gains and losses are translated at the average exchange rate for the period, and non-monetary assets are translated at historical rates. The resulting remeasurement gains or losses are included in the statement of income.

     As of January 1, 1999, Mexico is no longer considered a hyperinflationary economy. The Company is currently evaluating the functional currency and a possible change from the U.S. dollar to local currency (the Mexican peso).

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

h. Capitalized Interest Cost

     Property, furniture and telecommunications equipment, as well as the public telecommunications network concession, include the capitalization of the interest costs related to their acquisition.

i. Advertising Costs

     Television advertising time purchased in advance is expensed when the advertising time is used. All other advertising costs are expensed as incurred.

j. Long-lived Assets

     The Company assesses potential impairments of its long-lived assets when there is evidence that events or changes in circumstances have made recovery of the asset's carrying value unlikely. An impairment loss would be recognized when the sum of the expected future net undiscounted cash flows, grouped at the lowest identifiable level where the cash flows are independent of cash flows generated by other groups, is less than the carrying amount of the asset. No such impairment losses have been recorded by the Company.

k. Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

l. New Accounting Requirements

     The Company adopted the provision of Statement of Position 98-5, "Reporting on the Costs of Start-Up Activities", issued by the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AcSEC). In accordance with this pronouncement, all start-up activities and organization costs incurred in 1998 were expensed and are included within general and administrative expenses in the consolidated statement of income.

     The Company adopted the provisions of Statement of Financial Accounting Standards No. 130 "Reporting Comprehensive Income" (SFAS 130) issued by the Financial Accounting Standards Board (FASB). SFAS 130 establishes new rules for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. For the period ended December 31, 1998, the Company has not generated components of other comprehensive income.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

     The AcSEC issued the Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1) in March 1998. The statement is effective for fiscal periods beginning after December 15, 1998, with earlier application encouraged. SOP 98-1 provides authoritative guidance for the capitalization of external direct costs of materials and services, payroll costs for employees devoting time to software projects, and interest costs. The Company does not expect the adoption of SOP 98-1 to significantly impact the financial statements.

     On June 15, 1998, the FASB issued SFAS No 133, "Accounting for Derivative Instruments and Hedging Activities", (SFAS 133). This statement establishes a new model for accounting for derivatives and hedging activities and supercedes and amends a number of existing standards. SFAS 133 is effective for fiscal years beginning after June 15, 1999, but earlier application is permitted as of the beginning of any fiscal quarter subsequent to June 15, 2000. Upon the statement's initial application, all derivatives are required to be recognized in the balance sheet as either assets or liabilities, and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions of SFAS 133. The Company is not currently involved in derivative or hedging activities. As a result, management does not believe that the adoption of this statement will significantly impact the financial statements of the Company.

NOTE 3. TRANSACTIONS AND BALANCES WITH AFFILIATED COMPANIES AND OTHER RELATED PARTIES

     On the next page is a summary of the main transactions and balances with affiliated companies and other related parties for the period ended December 31, 1998.

                                                TRANSACTIONS FOR
                                                THE PERIOD ENDED       BALANCE AT
                                                DECEMBER 31, 1998   DECEMBER 31, 1998
                                                -----------------   -----------------
Equipment purchases from Qualcomm.............       $80,100(1)
Interest on advances from stockholders........         1,697
Professional fees charged by stockholders.....           586
Advertising services from Grupo Televisa, S.
  A...........................................         6,256             $5,941(2)
Rent payments to stockholders.................            40

-------------------------
(1) Qualcomm ceased being an affiliated company on September 23, 1998 (see Note
    1).

(2) This amount is reflected as notes payable to affiliated company in the consolidated balance sheet. Equal principal amounts are payable on a quarterly basis up to September 15, 1999. These notes are non-interest bearing.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

NOTE 4. PROPERTY, FURNITURE AND TELECOMMUNICATIONS EQUIPMENT

                                                                         ANNUAL
                                                                    DEPRECIATION RATE
                                                                           (%)
                                                                    -----------------
Furniture and equipment................................  $    630          10
Computer equipment.....................................       156          30
Transportation equipment...............................       248          25
Leasehold improvements.................................       969          30
                                                         --------
                                                            2,003
Accumulated depreciation and amortization..............       (78)
                                                         --------
                                                            1,925
Land...................................................        85
Telecommunications equipment in the process of
  installation.........................................   104,874
Construction in progress...............................     2,234
Advance payments to Alcatel Indetel Industria de
  Telecomunicaciones, S. A. de C. V. (Alcatel).........    11,478
Advance payments to Qualcomm...........................     9,023
Advance payments to other suppliers....................     2,677
                                                         --------
                                                         $132,296
                                                         ========

     Telecommunications equipment in the process of installation includes $3,114 of capitalized interest.

NOTE 5. PUBLIC TELECOMMUNICATIONS NETWORK CONCESSION

     On October 7, 1998, the Company obtained the concession to frequency bands of the radio-electric spectrum to provide nationwide wireless fixed and mobile access telecommunications services. The cost of the concession shown in the consolidated balance sheet includes $1,278 of capitalized interest.

     Concessions include the rights to provide the following:

     - Fixed or mobile wireless telephone service.

     - Transmission or reception of signals, images, voice, sounds or information of any nature through the network, and additional services authorized by the SCT.

     - Access to data networks, videos, audio and videoconferences.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

     The concession agreements contain the following financial covenants:

          a. The minimum capital stock must be $120,000.

          b. The ratio of total liabilities to stockholders' equity should not exceed 2.78 during the first five years of operations.

     At December 31, 1998, these covenants were satisfactorily complied with.

NOTE 6. FINANCING CONTRACTS

     The Company has entered into certain agreements for the acquisition of telecommunications equipment, services, and installation consultancy. These commitments will be covered through the financing contracts which are summarized on the next page.

    EQUIPMENT SUPPLIER              FINANCING AGENT           MAXIMUM AMOUNT
    ------------------              ---------------           --------------
Qualcomm                     Qualcomm managed by
                             ABN AMRO Bank N. V                  $310,000(1)
Alcatel                      Syndicated loan managed
                             by Citibank International, Plc       280,000(2)
                                                                 --------
                                                                 $590,000
                                                                 ========

-------------------------
(1) This line of credit is to be utilized as follows:

               CREDIT                                TERM                  MAXIMUM AMOUNT
               ------                                ----                  --------------
Credit 1                               From the date of authorization to      $200,000
                                       December 31, 2000
Credit 2                               From January 1, 2001 to                  90,000
                                       December 31, 2002
Additional credit                      From the date of authorization to        20,000
                                       December 31, 2002
                                                                              --------
                                                                              $310,000
                                                                              ========

     Advances under credits 1 and 2 are composed of "A" and "B" tranches. Tranche "A", which is for the financing of equipment purchases, is being provided by the Export Import Bank of the United States (EXIM Bank) and is subject to interest at the LIBOR plus 1.5 points. Tranche "B" is for the financing of customs duties (excluding value added taxes) and transportation costs and is subject to interest at the LIBOR plus 4.5 points. Interest is to be paid at various intervals ranging from monthly to biannually, depending upon which credit and tranche the amount has been disbursed from.

     At December 31, 1998, no advances have been made under this line of credit. The short term trade payables balance shown in the consolidated balance sheet includes

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

     liabilities of $72,521 and $32,868 payable to Qualcomm and Qualcomm Wireless Services (Mexico), S. A. de C. V., respectively. These dollar-denominated amounts are expected to be paid through advances on the line-of-credit facilities.

     (2) This line of credit is to be utilized as follows:

         CREDIT                          TERM                  MAXIMUM AMOUNT
         ------                          ----                  --------------
Credit 1                  From the date of authorization to       $170,000
                          December 31, 2000
Credit 2                  From January 1, 2001 to                  100,000
                          December 31, 2002
Additional Credit         From the date of authorization to         10,000
                          December 31, 2000
                                                                  --------
                                                                  $280,000
                                                                  ========

     These loans are subject to interest at the Eurodollar rate (5.2 % at December 31, 1998) plus 4.5 points, adjusted monthly. The interest is to be paid on a quarterly basis. At December 31,1998, $19,090 was outstanding under this line of credit (Credit 1) and is included in long-term bank loans. This amount will be paid as follows:

                     DECEMBER 31,                       AMOUNT
                     ------------                       -------
2002..................................................  $ 3,818
2003..................................................    5,727
2004..................................................    9,545
                                                        -------
                                                        $19,090
                                                        =======

     Principal payments of "A" and "B" tranches of credit managed by ABM AMRO Bank N. V. will be negotiated in good faith and must be agreed upon by both the parties prior to disbursement. Principal payment for other lines of credit will be made on the dates and in the proportions shown below:

                                    PORTION PAYABLE ON DECEMBER 31,
     YEAR IN WHICH THE        --------------------------------------------
   DISBURSEMENT WAS MADE      2002    2003    2004    2005    2006    2007
   ---------------------      ----    ----    ----    ----    ----    ----
1998 and 1999...............   20%     30%     50%
2000........................           20%     30%     50%
2001........................                   20%     30%     50%
2002........................                           20%     30%     50%

     In order to collateralize the obligations derived from the financing contracts, the Company has pledged all properties, rights and assets, as described in Note 1.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

     The lines of credit establish the following main obligations and restrictions for the Company:

          a. Disbursements from the lines of credit should be utilized only for the acquisition of telecommunication equipment from Qualcomm and Alcatel.

          b. The capital stock should be increased by two contributions of $50,000 each, by July 31, 1999 and on August 30, 2000, respectively.

          c. Neither dividend payments nor capital distributions should be made during the loan periods.

NOTE 7. STOCKHOLDERS' EQUITY

     Telecomunicaciones was incorporated on June 24, 1998, with a contribution of $11 for the subscription of 100,000 common shares, each with a par value of one Mexican peso.

     On June 30, 1998, the Company exchanged the original 100,000 common shares for 1,000 shares with no par value. On the same date, the Company received from its stockholders $1 in exchange for the issuance of an additional 200 common shares.

     On September 28, 1998, the Company received $299,988 in exchange for the issuance of 7,499,388 Series "A", Class II shares, 7,199,412 Series "B", Class II shares, and 15,300,000 Series "N" Class II shares.

     At December 31, 1998, the authorized capital stock is 30,000,000 no-par-value shares, all of which are issued and outstanding, as follows:

NUMBER OF
  SHARES                         DESCRIPTION                     AMOUNT
----------                       -----------                    --------
                Class I (fixed minimum portion):
       612      Series A                                        $      6
       588      Series B                                               6
                Class II (variable portion):
 7,499,388      Series A                                          74,994
 7,199,412      Series B                                          71,994
15,300,000      Series N                                         153,000
----------                                                      --------
30,000,000                                                      $300,000
==========                                                      ========

     Series "N", Class "II"shares have limited voting rights.

     In the event of a capital stock reduction, the portion of capital stock exceeding contributions made is subject to income tax, payable by the Company, equivalent to 53.85% of such excess.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

NOTE 8. INCOME TAX, ASSET TAX AND EMPLOYEES' STATUTORY PROFIT SHARING

     For the period ended December 31, 1998, Telecomunicaciones generated a net tax loss of $4,976 and two of its subsidiaries a net tax loss of $8,394. The other subsidiary, Recursos Humanos, had taxable income of $944 and as a result, the Company has recognized a current tax provision of $321 in the consolidated financial statements. The Company has obtained authorization from the Treasury Ministry (Secretaria de Hacienda y Credito Publico) (SHCP) to determine its income tax and asset tax on a consolidated basis starting in 1999.

     The tax loss carryforwards of $13,370 can be inflation indexed by applying the Mexican National Consumer Price Index from the date on which losses arise through the date of their utilization. Such restated tax loss carryforwards can be offset against future taxable profits, and expire in the year 2008.

     The tax effect of temporary differences that give rise to deferred tax assets and liabilities are as follows:

Interest and consultancy fees capitalized...................  $ (4,978)
Preoperating expenses.......................................    13,706
Tax loss carryforwards......................................    13,370
                                                              --------
                                                              $ 22,098
                                                              ========

     The statutory income tax rate for 1998 was 34%. The following items represent the principal differences between income taxes computed at the statutory tax rate and the Company's provision for income taxes for the period ended December 31, 1998:

Tax at statutory rate.......................................  (34)%
Foreign exchange loss on remeasurement of financial
  statements................................................    3%
Permanent items, including inflationary effects.............    7%
Interest and consultancy fees capitalized...................   (5)%
Preoperating expenses.......................................   15%
Valuation allowance.........................................   15%
                                                              ---
Effective income tax rate...................................    1%
                                                              ===

     Asset tax is determined by applying the rate of 1.8% to the net amount of certain assets and liabilities, and is payable only when asset tax exceeds income tax due. For the period ended December 31, 1998, the Company was not subject to the payment of asset tax.

     For the period ended at December 31, 1998, the Company was not subject to the payment of employees' statutory profit sharing.

           PEGASO TELECOMUNICACIONES, S. A. DE C. V. AND SUBSIDIARIES
                         (DEVELOPMENT STAGE ENTERPRISE)

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1998
          (AMOUNTS EXPRESSED IN THOUSANDS OF U.S. DOLLARS) (CONTINUED)

NOTE 9. COMMITMENTS

     As of December 31,1998, the Company is leasing offices and other spaces related to its activity, under operating agreements expiring through 2003. Future minimum lease payments under such leases amount to approximately $8,158, as follows:

                         YEAR                            AMOUNT
                         ----                            ------
1999...................................................  $2,490
2000...................................................   1,743
2001...................................................   1,429
2002...................................................   1,407
2003...................................................   1,089
                                                         ------
                                                         $8,158
                                                         ======

     Lease payments for the period ended December 31,1998 recorded in the Statement of Income amounted to $824.

NOTE 10. FINANCIAL INSTRUMENTS

     The fair value of the Company's cash and cash equivalents, recoverable taxes, other accounts receivable, trade payables, income taxes and other accounts payable and accrued expenses approximate the carrying value due to the short-maturity of these instruments.

     The estimated fair value and carrying value of other financial instruments at December 31, 1998 are as follows:

                                                      CARRYING     FAIR
                                                       VALUE      VALUE
                                                      --------    ------
Notes payable to affiliated company.................   $5,941     $5,823
Long-term bank loans................................   19,090     19,090

NOTE 11. SUBSEQUENT EVENT (UNAUDITED)

     In May 1999, the Company entered into an agreement with a loan syndicate to borrow up to $100 million for working capital purposes. The loan bears interest at a variable rate equal to the Eurodollar rate plus six percent (6%) or a base rate plus five percent (5%), provided that in each case, the applicable margin shall increase by one-half of one percent (0.5%) on each interest adjustment date. This loan is due for repayment in November 2000.

------------------------------------------------------
------------------------------------------------------

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS. IF ANY PERSON DOES MAKE A STATEMENT THAT DIFFERS FROM WHAT IS IN THIS PROSPECTUS, YOU SHOULD NOT RELY ON IT. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR IS IT SEEKING AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION IN THIS PROSPECTUS IS COMPLETE AND ACCURATE AS OF ITS DATE, BUT THE INFORMATION MAY CHANGE AFTER THAT DATE.

                           -------------------------

                               TABLE OF CONTENTS


                                            PAGE
                                            ----
Prospectus Summary........................    2
Risk Factors..............................    8
Forward-Looking Statements................   20
Relationship Between Leap Wireless and
  QUALCOMM After the Distribution.........   20
QUALCOMM Trust Convertible Preferred
  Securities..............................   25
Use of Proceeds...........................   26
Plan of Distribution......................   26
Price Range of Common Stock...............   26
Dividend Policy...........................   27
Capitalization............................   27
Dilution..................................   27
Selected Consolidated Historical and
  Unaudited Pro Forma Financial Data......   29
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations..............................   31
Business..................................   44
Management................................   64
Certain Relationships and Related
  Transactions............................   71
Security Ownership of Certain Beneficial
  Owners..................................   72
Description of Leap Wireless Capital
  Stock...................................   74
Description of Rights Agreement...........   76
Liability and Indemnification of Directors
  and Officers............................   79
Shares Eligible for Future Sale...........   80
Experts...................................   81
Legal Matters.............................   81
Where to Find Additional Information......   81
Index to Financial Statements.............  F-1


------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                                2,271,060 SHARES

                                 LEAP WIRELESS
                              INTERNATIONAL, INC.
                                  COMMON STOCK
                           -------------------------

                                   PROSPECTUS
                           -------------------------
                                           , 1999
------------------------------------------------------
------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION OF LEAP WIRELESS

     Under the Conversion Agreement, QUALCOMM agreed to pay all expenses of Leap Wireless, including professional fees, incurred in connection with the registration of the issuance of Leap Wireless common stock being registered by this prospectus. The following table sets forth all expenses payable by the Registrant in connection with the initial registration of the issuance of our common stock being registered by this prospectus. Additional expenses will be incurred from time to time to maintain this Registration Statement which will also be paid by QUALCOMM. All the amounts shown are estimates except for the SEC registration fee.

Registration fee...........................................  $ 4,602.40
Printing and engraving expenses............................   50,000.00
Legal fees and expenses....................................   70,000.00
Accounting fees and expenses...............................   65,000.00
Miscellaneous..............................................    5,397.60
                                                             ----------
          Total............................................  $  195,000
                                                             ==========

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Officers and directors of Leap Wireless are covered by certain provisions of the DGCL, the charter, the bylaws and insurance policies which serve to limit, and, in certain instances, to indemnify them against, certain liabilities which they may incur in such capacities. None of such provisions would have retroactive effect for periods before the distribution of Leap Wireless, and Leap Wireless is not aware of any claim or proceeding in the last three years, or any threatened claim, which would have been or would be covered by these provisions. These various provisions are described below.

     Elimination of Liability in Certain Circumstances. In June 1986, Delaware enacted legislation which authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. This duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all significant information reasonably available to them. Absent the limitations now authorized by such legislation, directors are accountable to corporations and their stockholders for monetary damages for conduct constituting negligence or gross negligence in the exercise of their duty of care. Although the statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The charter limits the liability of Directors to Leap Wireless or its stockholders (in their capacity as directors but not in their capacity as officers) to the fullest extent permitted by such legislation. Specifically, the directors of Leap Wireless will not be personally liable for monetary damages for breach of a director's fiduciary duty as director, except for liability: (1) for any breach of the director's duty of loyalty to Leap Wireless or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) for unlawful payments of dividends or unlawful share repurchases or redemptions as provided in Section 174 of the DGCL; or (4) for any transaction from which the director derived an improper personal benefit.

     Indemnification and Insurance. As a Delaware corporation, Leap Wireless has the power, under specified circumstances generally requiring the director or officer to act in good faith and in a manner he reasonably believes to be in or not opposed to Leap Wireless' best interests, to indemnify its directors and officers in connection with actions, suits or proceedings brought against them by a third party or in the name of Leap Wireless, by reason of the fact that they were or are such directors or officers, against expenses, judgments, fines and amounts paid in settlement in connection with any such action, suit or proceeding. The bylaws generally provide for mandatory indemnification of Leap Wireless' directors and officers to the full extent provided by Delaware corporate law. In addition, Leap Wireless has entered into indemnification agreements with its directors and officers which generally provide for mandatory indemnification under circumstances for which indemnification would otherwise be discretionary under Delaware law.

     Leap Wireless intends to purchase and maintain insurance on behalf of any person who is or was a director or officer of Leap Wireless, or is or was a director or officer of Leap Wireless serving at the request of Leap Wireless as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not Leap Wireless would have the power or obligation to indemnify him against such liability under the provisions of the bylaws.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In June 1998, Leap Wireless sold 1,000 shares of common stock to QUALCOMM for $.10 in a transaction exempt from the registration requirements of the Securities Act of 1933 under Section 4(2). In connection with the distribution of Leap Wireless, Leap Wireless also issued a warrant to purchase 5,500,000 shares of common stock to QUALCOMM in a transaction exempt from the registration requirements of the Securities Act of 1933 under Section 4(2). The warrant was subsequently amended to reduce the number of shares which may be acquired upon exercise of the warrant to 4,500,000.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

(a) EXHIBITS.


 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
 3.1(1)     Form of Amended and Restated Charter of the Registrant
 3.2(1)     Form of Amended and Restated Bylaws of the Registrant
 3.3(2)     Form of Certificate of Designation of Series A Junior
            Participating preferred stock of the Registrant
 4.1(1)     Form of Common Stock Certificate
 4.2.1(3)   Letter, dated as of May 5, 1999, from QUALCOMM Incorporated
            ("QUALCOMM") to the Registrant
 4.2.2(8)   Superceding Warrant, dated as of August 9, 1999, issued to
            QUALCOMM
 4.2.3(8)   Form of Voting Agreement, dated as of April 1, 1999, between the Registrant and various officers and directors of
            QUALCOMM Incorporated
 4.2.4(8)   Amended and Restated Agreement Concerning Share Ownership,
            dated as of August 4, 1999, between Registrant and QUALCOMM
            Incorporated

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
 4.3(2)     Rights Agreement, dated as of September 14, 1998, between
            the Registrant and Harris Trust Company of California
 5.1*       Opinion of Latham & Watkins
10.1*       Separation and Distribution Agreement, dated as of September
            23, 1998, between QUALCOMM and the Registrant
10.1.1(8)   First Amendment to Separation and Distribution Agreement,
            dated August 6, 1999, between Registrant and QUALCOMM
10.2*       Credit Agreement, dated as of September 23, 1998, between
            QUALCOMM and the Registrant
10.3*       Tax Matters Agreement, dated as of September 23, 1998,
            between QUALCOMM and the Registrant
10.4*       Interim Services Agreement, dated as of September 23, 1998, between QUALCOMM and the Registrant
10.5*       Master Agreement Regarding Equipment Acquisition, dated as of September 23, 1998, between QUALCOMM and the Registrant
10.5.1(8)   First Amendment to Master Agreement Regarding Equipment
            Procurement, dated as of August 6, 1999, between Registrant and QUALCOMM
10.6*       Employee Benefits Agreement, dated as of September 23, 1998, between QUALCOMM and the Registrant
10.7*       Conversion Agreement, dated as of September 23, 1998,
            between QUALCOMM and the Registrant
10.8*       Assignment and Assumption Agreement, dated as of September
            23, 1998, between QUALCOMM and the Registrant
10.9(7)     1998 Stock Option Plan, as amended through April 13, 1999
10.10(1)    Form of non-qualified/incentive stock option under the 1998
            Stock Option Plan
10.11(1)    Form of non-qualified stock option under the 1998 Stock
            Option Plan to be granted to QUALCOMM option holders in
            connection with the distribution of Registrant's common
            stock
10.12(1)    Form of Registrant's 1998 Non-Employee Directors' Stock
            Option Plan
10.13(1)    Form of non-qualified stock option under the 1998
            Non-Employee Directors' Stock Option Plan
10.14(1)    Form of Registrant's Employee Stock Purchase Plan
10.15(1)    Assignment and Assumption of Lease dated August 11, 1998
            between QUALCOMM and Vaxa International, Inc.
10.16(1)    Form of Indemnity Agreement to be entered into between the
            Registrant and its directors and officers
10.17(4)    Loan Agreement dated September 28, 1998, by and between
            Pegaso Comunicaciones y Servicios, S.A de C.V. and
            Registrant
10.18(4)    Promissory Note dated September 25, 1998, payable to
            Registrant by Pegaso Comunicaciones y Servicios, S.A de C.V.
10.19(4)    Pledge Agreement, dated September 28, 1998, by and among the
            Guarantors, the Issuers and Registrant
10.20(5)    Asset Purchase Agreement dated December 24, 1998, by and
            among Chase Telecommunications Holdings, Inc., Anthony
            Chase, Richard McDugald and Registrant
10.21.1(6)  Stock Purchase Agreement dated April 12, 1999, by and among
            Inversiones Leap Wireless Chile S.A., Telex -- Chile S.A.,
            and Chilesat S.A.

 EXHIBIT
 NUMBER                             DESCRIPTION
 -------                            -----------
10.21.2(7)  Novation and Assumption of Payment Obligation Agreement,
            dated May 11, 1999, by and among Chilesat Telefonia Personal
            S.A., Inversiones Leap Wireless Chile S.A. and Chilesat S.A.
            (In Spanish and accompanied by a translation in English)
10.22(8)    Cricket Communications, Inc. 1999 Stock Option Plan
10.23(8)    Form of non-qualified/incentive stock option under the
            Cricket Communications, Inc. 1999 Stock Option Plan
10.24(8)    Employment offer letter to Susan G. Swenson from Registrant, dated July 9, 1999
21.1*       Subsidiaries of the Registrant
23.1(8)     Consent of PricewaterhouseCoopers LLP, independent
            accountants
23.2(8)     Consent of Price Waterhouse, independent accountants
23.3(8)     Consent of PricewaterhouseCoopers LLP, independent
            accountants
23.4(8)     Consent of PricewaterhouseCoopers, independent accountants
23.5*       Consent of Latham & Watkins. Reference is made to exhibit
            5.1
24.1*       Power of Attorney (included in signature page)


-------------------------
 *  Previously filed.

(1) Filed as an exhibit to Registrant's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(3) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, as filed with the Securities and Exchange Commission on April 14, 1999, and incorporated herein by reference.

(4) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, as filed with the Securities and Exchange Commission on November 30, 1998, as amended, and incorporated herein by reference.

(5) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998, as filed with the Securities and Exchange Commission on January 14, 1999, and incorporated herein by reference.

(6) Filed as an exhibit to Registrant's Current Report on Form 8-K dated May 4, 1999, and incorporated herein by reference.

(7) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1999, as filed with the Securities and Exchange Commission on July 15, 1999, and incorporated herein by reference.

(8) Filed herewith.

(b) SCHEDULES.

     Not applicable.

ITEM 17. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant under provisions described in Item 14 or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned Registrant by this prospectus undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (2) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC under Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (3) To include any significant information regarding the plan of distribution not previously disclosed in the registration statement or any significant change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES


     Under the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, County of San Diego, State of California, on August 9, 1999.


                                          By:       /s/ TOM WILLARDSON
                                             -----------------------------------
                                                       Tom Willardson
                                             Senior Vice President, Finance and
                                                          Treasurer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harvey P. White and James E. Hoffmann and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement and any subsequent registration statement filed by the registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, which relates to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


     Under the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                               TITLE               DATE
                     ---------                               -----               ----
               /s/ HARVEY P. WHITE*                     Chief Executive     August 9, 1999
---------------------------------------------------  Officer and Director
                  Harvey P. White

                /s/ TOM WILLARDSON                        Senior Vice       August 9, 1999
---------------------------------------------------   President, Finance
                  Tom Willardson                         and Treasurer

              /s/ THOMAS J. BERNARD*                    Vice Chairman,      August 9, 1999
---------------------------------------------------      President --
                 Thomas J. Bernard                       International
                                                     Business Division and
                                                           Director

                     SIGNATURE                               TITLE               DATE
                     ---------                               -----               ----
               /s/ SUSAN G. SWENSON*                     President and      August 9, 1999
---------------------------------------------------        Director
                 Susan G. Swenson

                                                           Director
---------------------------------------------------
            Alejandro Burillo Azcarraga

                                                           Director
---------------------------------------------------
                  Robert C. Dynes

                                                           Director
---------------------------------------------------
                  Scot B. Jarvis

                /s/ JOHN J. MOORES                         Director         August 9, 1999
---------------------------------------------------
                  John J. Moores

              /s/ MICHAEL B. TARGOFF*                      Director         August 9, 1999
---------------------------------------------------
                Michael B. Targoff

             /s/ JEFFREY P. WILLIAMS*                      Director         August 9, 1999
---------------------------------------------------
                Jeffrey P. Williams

             *By: /s/ JAMES E. HOFFMAN
   ---------------------------------------------
                 James E. Hoffman
                 Attorney-in-Fact

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                            DESCRIPTION
 -------                            -----------
 3.1(1)     Form of Amended and Restated Charter of the Registrant
 3.2(1)     Form of Amended and Restated Bylaws of the Registrant
 3.3(2)     Form of Certificate of Designation of Series A Junior
            Participating preferred stock of the Registrant
 4.1(1)     Form of Common Stock Certificate
 4.2.1(3)   Letter, dated as of May 5, 1999, from QUALCOMM Incorporated
            ("QUALCOMM") to the Registrant
 4.2.2(8)   Superceding Warrant, dated as of August 9, 1999, issued to
            QUALCOMM
 4.2.3(8)   Form of Voting Agreement, dated as of April 1, 1999, between the Registrant and various officers and directors of
            QUALCOMM Incorporated
 4.2.4(8)   Amended and Restated Agreement Concerning Share Ownership,
            dated as of August 4, 1999, between Registrant and QUALCOMM
            Incorporated
 4.3(2)     Rights Agreement, dated as of September 14, 1998, between
            the Registrant and Harris Trust Company of California
 5.1*       Opinion of Latham & Watkins
10.1*       Separation and Distribution Agreement, dated as of September
            23, 1998, between QUALCOMM and the Registrant
10.1.1(8)   First Amendment to Separation and Distribution Agreement,
            dated as of August 6, 1999, between Registrant and QUALCOMM
10.2*       Credit Agreement, dated as of September 23, 1998, between
            QUALCOMM and the Registrant
10.3*       Tax Matters Agreement, dated as of September 23, 1998,
            between QUALCOMM and the Registrant
10.4*       Interim Services Agreement, dated as of September 23, 1998, between QUALCOMM and the Registrant
10.5*       Master Agreement Regarding Equipment Acquisition, dated as of September 23, 1998, between QUALCOMM and the Registrant
10.5.1(8)   First Amendment to Master Agreement Regarding Equipment
            Procurement, dated as of August 6, 1999, between Registrant and QUALCOMM
10.6*       Employee Benefits Agreement, dated as of September 23, 1998, between QUALCOMM and the Registrant
10.7*       Conversion Agreement, dated as of September 23, 1998,
            between QUALCOMM and the Registrant
10.8*       Assignment and Assumption Agreement, dated as of September
            23, 1998, between QUALCOMM and the Registrant
10.9(7)     1998 Stock Option Plan, as amended through April 13, 1999
10.10(1)    Form of non-qualified/incentive stock option under the 1998
            Stock Option Plan
10.11(1)    Form of non-qualified stock option under the 1998 Stock
            Option Plan to be granted to QUALCOMM option holders in
            connection with the distribution of Registrant's common
            stock
10.12(1)    Form of Registrant's 1998 Non-Employee Directors' Stock
            Option Plan
10.13(1)    Form of non-qualified stock option under the 1998
            Non-Employee Directors' Stock Option Plan
10.14(1)    Form of Registrant's Employee Stock Purchase Plan

 EXHIBIT
  NUMBER                            DESCRIPTION
 -------                            -----------
10.15(1)    Assignment and Assumption of Lease dated August 11, 1998
            between QUALCOMM and Vaxa International, Inc.
10.16(1)    Form of Indemnity Agreement to be entered into between the
            Registrant and its directors and officers
10.17(4)    Loan Agreement dated September 28, 1998, by and between
            Pegaso Comunicaciones y Servicios, S.A de C.V. and
            Registrant
10.18(4)    Promissory Note dated September 25, 1998, payable to
            Registrant by Pegaso Comunicaciones y Servicios, S.A de C.V.
10.19(4)    Pledge Agreement, dated September 28, 1998, by and among the
            Guarantors, the Issuers and Registrant
10.20(5)    Asset Purchase Agreement dated December 24, 1998, by and
            among Chase Telecommunications Holdings, Inc., Anthony
            Chase, Richard McDugald and Registrant
10.21.1(6)  Stock Purchase Agreement dated April 12, 1999, by and among
            Inversiones Leap Wireless Chile S.A., Telex -- Chile S.A.,
            and Chilesat S.A.
10.21.2(7)  Novation and Assumption of Payment Obligation Agreement,
            dated May 11, 1999, by and among Chilesat Telefonia Personal
            S.A., Inversiones Leap Wireless Chile S.A. and Chilesat S.A.
            (In Spanish and accompanied by a translation in English)
10.22(8)    Cricket Communications, Inc. 1999 Stock Option Plan
10.23(8)    Form of non-qualified/incentive stock option under the
            Cricket Communications, Inc. 1999 Stock Option Plan
10.24(8)    Employment offer letter to Susan G. Swenson from Registrant, dated July 9, 1999
21.1*       Subsidiaries of the Registrant
23.1(8)     Consent of PricewaterhouseCoopers LLP, independent
            accountants
23.2(8)     Consent of Price Waterhouse, independent accountants
23.3(8)     Consent of PricewaterhouseCoopers LLP, independent
            accountants
23.4(8)     Consent of PricewaterhouseCoopers, independent accountants
23.5*       Consent of Latham & Watkins. Reference is made to exhibit
            5.1
24.1*       Power of Attorney (included in signature page)


-------------------------
 *  Previously filed.

(1) Filed as an exhibit to Registrant's Registration Statement on Form 10, as amended (File No. 0-29752), and incorporated herein by reference.

(2) Filed as an exhibit to Registrant's Current Report on Form 8-K dated September 14, 1998, and incorporated herein by reference.

(3) Filed as an exhibit to Registrant's Quarterly Report on Form 10-Q for the quarter ended February 28, 1999, as filed with the Securities and Exchange Commission on April 14, 1999, and incorporated herein by reference.

(4) Filed as an exhibit to Registrant's Annual Report on Form 10-K for the fiscal year ended August 31, 1998, as filed with the Securities and Exchange Commission on November 30, 1998, as amended, and incorporated herein by reference.